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As filed with the Securities and Exchange Commission on April 9, 2004.

(S-4) Registration No. 333-107054

(S-3) Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AND

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LTD.* (Exact name of Registrant as specified in its charter)			FOSTER WHEELER LLC (Exact name of Registrant as specified in its charter)
Bermuda (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3802649 (I.R.S. Employer Identification Number)	Delaware (State or other jurisdiction of incorporation or organization)	1600 (Primary Standard Industrial Classification Code)	22-3803814 (I.R.S. Employer Identification Number)

SUBSIDIARY GUARANTORS
LISTED ON SCHEDULE A HERETO
(Exact name of Registrants as specified in their charters)

Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730 4000
Facsimile: (908) 730 5300
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

*
Maintains its registered offices at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, and its principal executive offices at Perryville Corporate Park, Clinton, New Jersey 08809-4000.

Lisa Fries Gardner
c/o Foster Wheeler Inc.
Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730 4000
Facsimile: (908) 730 5300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Copies to: John J. Kelley III Tracy Kimmel King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556 2100

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer and the offering described in the enclosed prospectus have been satisfied or waived.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Shares of Foster Wheeler Ltd.	99,768,838	$2.20(1)	$219,491,309(1)	$27,820

Series B Voting Convertible Preferred Shares of Foster Wheeler Ltd.	1,074,746	$176.06(1)	$189,219,605(1)	$23,975

10.5% Senior Secured Notes due 2011, Series A of Foster Wheeler LLC	$150,000,000	100%	100%	$12,135

Guarantees of 10.5% Senior Secured Notes due 2011, Series A	—	—	—	— (2)

Total	—	—	—	$63,930(3)

(1)
Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the aggregate of (a) the market value of the outstanding 9.00% Preferred Securities, Series I issued by FW Capital Trust I (liquidation amount $25 per trust security), ($5.07 per trust security or $35,490,000 in the aggregate, based on the average of the high and low price of the trust securities on April 6, 2004 as quoted on the Over-the-Counter Bulletin Board), (b) the book value of the outstanding 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd., (c) the book value of the outstanding Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee), and (d) the book value of up to $50 million in aggregate principal amount of the 6 3/4% Notes due 2005 issued by Foster Wheeler LLC, in the case of (b), (c) and (d) for which there is no established market. Also computed in accordance with Rule 457(e) to the extent a portion of the common shares and preferred shares may be offered for cash.

(2)
No separate consideration will be received for the guarantees, and, therefore, no additional registration fee is required.

(3)
$43,448.15 of which was previously paid.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Schedule A

SUBSIDIARY GUARANTOR	JURISDICTION OF INCORPORATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Continental Finance Company Ltd.	Bermuda	Not applicable
Energy Holdings, Inc.	Delaware	32-0100498
Equipment Consultants, Inc.	Delaware	22-1899985
Financial Services S.a.r.l.	Luxembourg	Not applicable
Foster Wheeler Holdings Ltd.	Bermuda	22-3814170
Foster Wheeler Asia Limited	Delaware	22-2428000
Foster Wheeler Capital & Finance Corporation	Delaware	22-3486371
Foster Wheeler Constructors, Inc.	Delaware	22-2749540
Foster Wheeler Development Corporation	Delaware	22-2109044
FW Energie B.V.	Netherlands	Not applicable
Foster Wheeler Energy Corporation	Delaware	22-2023682
Foster Wheeler Energy Manufacturing, Inc.	Delaware	22-3293071
Foster Wheeler Energy Services, Inc.	California	76-0271671
Foster Wheeler Enviresponse, Inc.	Delaware	22-2574074
Foster Wheeler Environmental Corporation	Texas	75-2512450
Foster Wheeler Europe Limited	England	Not applicable
Foster Wheeler Facilities Management, Inc.	Delaware	22-3144074
Foster Wheeler Inc.	Delaware	22-3800664
Foster Wheeler Intercontinental Corporation	Delaware	13-2884486
Foster Wheeler International Corporation	Delaware	13-6152983
Foster Wheeler International Holdings, Inc.	Delaware	22-3800663
Foster Wheeler Middle East Corporation	Delaware	22-3229745
Foster Wheeler North America Corp.	Delaware	22-3248302
Foster Wheeler Power Corporation	Delaware	22-2180356
Foster Wheeler Power Systems, Inc.	Delaware	22-2271893
Foster Wheeler Pyropower, Inc.	New York	95-3565932
Foster Wheeler Real Estate Development Corp.	Delaware	22-2571704
Foster Wheeler Realty Services, Inc.	Delaware	22-3800667
Foster Wheeler USA Corporation	Delaware	22-2023683
Foster Wheeler Virgin Islands, Inc.	Delaware	22-3235076
Foster Wheeler Zack, Inc.	Delaware	22-3388258
FW Hungary Licensing Limited Liability Company	Hungary	12562895-2-18
FW Mortshal, Inc.	Delaware	33-0383026
HFM International, Inc.	Delaware	22-2933225
PGI Holdings, Inc.	Delaware	32-0100496
Process Consultants, Inc.	Delaware	22-1830450
Pyropower Operating Services Company, Inc.	California	33-0249382
Perryville III Trust	New York	Not applicable

EXPLANATORY NOTE

        This filing includes two registration statements that jointly combine their prospectuses in reliance on Rule 429 under the Securities Act of 1933, as amended. Each registration statement is described below.

        The Registration Statement on Form S-4 (File No. 333-107054) covers the registration of common shares and Series B Voting Convertible Preferred Shares (liquidation preference $0.01 per share) (the "preferred shares") of Foster Wheeler Ltd. that may be exchanged for any and all (1) 9.00% Preferred Securities, Series I issued by FW Capital Trust I and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC (the "trust securities"), (2) 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC (the "convertible notes") and (3) Series 1999 C Bonds that mature on October 15, 2009 (the "2009 Series C Robbins bonds"), Series 1999 C Bonds that mature on October 15, 2024 (the "2024 Series C Robbins bonds") and Series 1999 D Bonds (the "Series D Robbins bonds" and together with the 2009 Series C Robbins bonds and the 2024 Series C Robbins bonds, the "Robbins bonds") supported by the Exit Funding Agreement dated as of October 15, 1999 between Foster Wheeler Corporation (as succeeded by Foster Wheeler LLC) and Suntrust Bank, Central Florida, National Association. This registration statement also covers the registration of common shares and preferred shares of Foster Wheeler Ltd. and 10.5% Senior Secured Notes due 2011, Series A of Foster Wheeler LLC (the "new notes") that may be exchanged for any and all 6 3/4% Notes due 2005 of Foster Wheeler LLC (the "2005 notes"), in each case guaranteed by the guarantors described herein. The complete prospectus relating to the exchange offer as it relates to the trust securities, the convertible notes and the Robbins bonds is included in the combined prospectus that follows this explanatory note. Following that combined prospectus are certain pages of the prospectus relating to the exchange offer as it relates to the 2005 notes, including alternate front and back cover pages, an alternate table of contents page, an alternate tax section and an alternate comparison of rights section and additional sections entitled "Summary—Terms of the New Notes", "Risk Factors—Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer" and "Description of the New Notes". All other sections of the combined prospectus that follows this explanatory note will be included in the new notes prospectus.

        The Registration Statement on Form S-3 (File No. 333-            ) covers the offering by Foster Wheeler Ltd. of up to 19,467,000 common shares and 210,000 preferred shares for cash in the following circumstances. To the extent holders of trust securities elect to receive cash for all or any portion of trust securities tendered by them in the exchange offer and not withdrawn, the number of common shares and preferred shares that otherwise would have been available for exchange for such trust securities, had a cash election not been made, will be offered by Foster Wheeler Ltd. for cash to certain holders of the 2005 notes and the convertible notes. The complete prospectus relating to this offer and sale of common shares and preferred shares is included in the combined prospectus that follows this explanatory note.

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer or this offering and issue these securities until the registration statement filed with the Securities and Exchange Commission is operative. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, Preliminary Prospectus dated April 9, 2004

PROSPECTUS
Dated                         , 2004

FOSTER WHEELER LTD.

Offer to Exchange
up to $43,750,000 or up to 19,467,000 Common Shares and 210,000 Series B Voting Convertible Preferred Shares
(Liquidation preference of $0.01 per preferred share)

for

Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, including accrued dividends

and

up to 43,679,370 Common Shares and 470,400 Series B Voting Convertible Preferred Shares
for
Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007
Issued by Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

up to 24,212,268 Common Shares and 260,745.24 Series B Voting Convertible Preferred Shares
for
Any and All Outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement,
and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee)

and

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 9.00% Junior Subordinated Deferrable Interest
Debentures, Series I of Foster Wheeler LLC
and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007
and

Offer of up to 19,467,000 Common Shares and 210,000 Series B Voting Convertible Preferred Shares

        Holders of securities tendered for exchange and not withdrawn will receive the following:

        • Each holder of 9.00% Preferred Securities, Series I (liquidation amount $25 per trust security) issued by FW Preferred Capital Trust I, or the trust securities, will receive, at its option, either 2.781 common shares and 0.03 preferred shares or $6.25 in cash for each trust security (liquidation amount $25). Holders of multiple trust securities will be allowed to elect a combination of cash and common shares and preferred shares, as described in this prospectus. Holders of trust securities who participate in this exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities they exchange.

        • Each holder of 6.50% convertible subordinated notes due 2007 issued by Foster Wheeler Ltd., or the convertible notes, will receive 207.997 common shares and 2.240 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in principal amount of convertible notes.

        • Each holder of Series 1999 C Bonds maturing in 2009, or the 2009 Series C Robbins bonds, will receive 213.759 common shares and 2.302 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in principal amount outstanding as of December 26, 2003, of 2009 Series C Robbins bonds. Each holder of Series 1999 C bonds maturing in 2024, or the 2024 Series C Robbins bonds, will receive 213.759 common shares and 2.302 preferred shares plus accrued and unpaid interest through the date of the exchange for each $1,000 in prinicipal amount outstanding as of December 26, 2003, of 2024 Series C Robbins bonds. Each holder of Series 1999 D Bonds, or the Series D Robbins bonds, will receive 213.759 common shares and 2.302 preferred shares for each $1,000 in accreted principal amount outstanding as of December 26, 2003, of Series D Robbins bonds.

        Foster Wheeler Ltd. is also offering up to 19,467,000 common shares and 210,000 preferred shares to certain holders of the convertible notes and the 2005 notes for cash pursuant to this prospectus to the extent holders of trust securities elect to receive cash in exchange for their trust securities.

        Each preferred share offered hereby will be mandatorily convertible into 80 common shares upon the circumstances described in this prospectus, and will vote with the common shares as a single class and be entitled to dividends and distributions, in each case on an as converted basis except in certain circumstances described in this prospectus.

        By means of a separate prospectus, we are also offering to exchange up to 12,410,200 common shares and up to 133,600 preferred shares of Foster Wheeler Ltd. and up to $150,000,000 in principal amount of 10.5% senior secured notes due 2011, Series A, of Foster Wheeler LLC, referred to herein as the new notes, plus accrued and upaid interest through the date of the exchange, for all of the $200,000,000 in aggregate principal amount of Foster Wheeler LLC's outstanding 6.75% senior notes due 2005, referred to herein as the 2005 notes, as part of this exchange offer.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 19.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on                        , 2004, which we refer to as the expiration date, unless extended by us. You may revoke your tender and, if applicable, your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB" and are subject to penny stock rules. These factors may make it more difficult to buy and sell our shares. On April 8, 2004, the average of the high and low quotations for our common shares on the Over-the-Counter Bulletin Board was $1.78 per share.

        The preferred shares will not be listed on any national securities exchange and, currently, there is no public market for the preferred shares.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offer and consent solicitation is: Rothschild Inc.

Summary	1
Risk Factors	19
Forward Looking Statements	39
Capitalization	40
Unaudited Pro Forma Condensed Consolidated Financial Statements	45
Selected Financial Data	55
Ratio of Earnings to Fixed Charges	58
Use of Proceeds	59
Accounting Treatment for the Exchange Offer	60
The Exchange Offer and the Consent Solicitation	62
The Offering of Common Shares and Preferred Shares	89
Plan of Distribution for the Offering of Common Shares and Preferred Shares	89
The Proposed Amendments	90
The Trust	94
Market Price Information	95
Description of Share Capital	97
Comparison of Rights	108
U.S. Federal Income Tax Considerations	135
Legal Matters	143
Experts	143
Where You Can Find More Information About Us	144
Incorporation of Documents by Reference	145
Enforcement of Civil Liabilities	146

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer or the offering, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letters of transmittal and consent and letter of transmittal. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the dealer manager or any other party involved in the exchange offer or the offering. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

SUMMARY

        This summary represents a summary of all material terms of the exchange offer and consent solicitation and the offering and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus, including the risk factors beginning on page 19, and the documents incorporated by reference in this prospectus to fully understand this exchange offer and consent solicitation, the offering and our business, results of operations and financial condition. Except as the context otherwise requires, the terms "we," "us," "our," and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

Purpose of the Exchange Offer and Consent Solicitation (see page 62)

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer for the 2005 notes is effectively to extend the maturity of a portion of the 2005 notes and to reduce our debt.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  convertible notes that are exchanged,

  •
  Robbins bonds that are exchanged, and

  •
  2005 notes that are exchanged for common shares and preferred shares.

        Foster Wheeler will pay all accrued and unpaid interest through the date the exchange offer is consummated, or the exchange date, on the convertible notes, Robbins bonds and 2005 notes tendered in the exchange offer and not withdrawn. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        In addition, the 10.5% senior secured notes due 2011, Series A, or the new notes, that are issued in exchange for the 2005 notes will have a maturity date that is approximately six years later than the maturity date of the 2005 notes. Consequently, Foster Wheeler will have a significantly longer period in which to repay the new notes.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes, Robbins bonds and 2005 notes that receive shares in the exchange offer will become equity holders of Foster Wheeler and will no longer have the contractual rights previously accorded them in the applicable debt instruments governing their securities. The holders of 2005 notes that receive new notes will not be entitled to be repaid the principal amount of those notes until the new notes' maturity date in 2011. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights".

Principal Terms of the Exchange Offer (see page 71)

        The completion of the exchange offer is conditioned upon, among other things, our receipt of valid tenders from not less than 75% of the aggregate liquidation amount of trust securities, 90% of the aggregate principal amount of convertible notes, 90% of the aggregate principal amount or, if applicable, accreted principal amount, as of December 26, 2003 of outstanding Robbins bonds, and 90% of the aggregate principal amount of 2005 notes.

        In addition, in order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We are currently seeking this consent. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        We expect that we and the holders of approximately    % of the aggregate principal amount of convertible notes, approximately            % of the aggregate principal amount of Robbins bonds and approximately    % of the aggregate principal amount of 2005 notes will enter into a lockup agreement following commencement of the exchange offer, in which we expect they will agree to tender their securities in the exchange offer and consent to the proposed amendments. You should read the section entitled "The Exchange Offer and the Consent Solicitation—Background and Purpose of the Exchange Offer" for more information regarding this expected lockup agreement.

        The following table sets forth information regarding ownership of our securities:

	Title of Security
	Existing common shareholders		Trust securities	Convertible notes	Robbins bonds		2005 notes
Aggregate liquidation or principal amount outstanding at December 26, 2003	N/A		$175 million	$210 million	$113.3 million	(1)	$200 million
Accrued and unpaid dividends or interest through December 26, 2003	N/A		$38 million	$1.1 million	$1.3 million		$1.7 million
Total obligation as of December 26, 2003	N/A		$213 million	$211.1 million	$114.6 million		$201.7 million
% of aggregate principal amount expected to execute lockup agreements	N/A		%	%	%		%
Minimum % required to tender for consummation of exchange offer	N/A		75%	90%	90%		90%
Total number of preferred shares to be issued(2)	N/A		157,500	423,360	234,670		120,240
Total number of common shares to be issued(2)	N/A		14,600,250	39,311,433	21,790,986		11,169,180
% common shares outstanding (assuming conversion of the preferred shares) after exchange offer(2)	23.8	%(3)	12.8%	34.5%	19.1%		9.8%
% of vote after exchange offer

(1)
The 2009 Series C Robbins bonds had a face amount of $17.8 million at issuance. Since issuance, in accordance with the terms of the 2009 Series C Robbins bonds, Foster Wheeler LLC has made principal repayments of $5.7 million. The total amount due as of December 26, 2003 was $12.1 million. The 2024 Series C Robbins bonds had a face amount of $77.2 million at issuance. No principal repayments are scheduled until 2023, and the total amount due under the 2024 Series C Robbins bonds as of December 26, 2003, was $77.2 million. The Series D Robbins bonds had a face amount of $18 million at issuance. The total amount due under the Series D Robbins bonds as of December 26, 2003, which includes $6 million of accreted principal through this date, was $24 million.

(2)
Assuming minimum conditions with respect to percentages tendered into the exchange offer are tendered. The number of common shares and preferred shares and the percentage of common shares and preferred shares will be decreased to as low as 0 and 0%, in respect of trust securities, and correspondingly increased to as high as approximately 37 million and 17.6%, in respect of 2005 notes and approximately 84 million and 39.4%, in respect of convertible notes, to the extent all holders of trust securities elect cash and holders of 2005 notes and convertible notes purchase the number of preferred shares and common shares that were available to the holders of trust securities electing cash.

(3)
Includes 9,800,000 common shares, or 4.6% of the common shares on an as converted basis, to be issued in conjunction with the consummation of the exchange offer under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer to members of Foster Wheeler's senior management and directors. See "The Exchange Offer and Consent Solicitation—Management Participation" for more information about the restricted stock plan. The plan also allows the issuance of an additional 700,000 shares at the discretion of the compensation committee of the board of directors. Excludes approximately 8,960,000 shares reserved for issuance pursuant to employee stock option plans and approximately 1,309,000 shares reserved for issuance upon conversion of convertible notes that remain outstanding.

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to $43,750,000 in cash or up to 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, for any and all of the 7,000,000 outstanding trust securities on the terms and conditions described in this prospectus. Each holder of trust securities tendered in the exchange offer and not withdrawn will be entitled to make an unconditional election specifying the percentage of trust securities to be exchanged for cash and the percentage to be exchanged for shares, in increments of $25 in liquidation amount per trust security. Each holder electing to receive cash for all or any portion of such holder's trust securities will be entitled to receive $6.25 for each trust security (liquidation amount $25) with respect to which a cash election has been made. The holder of each trust security who has either made a share election or has not made any election will be entitled to receive 2.781 common shares and 0.030 preferred shares, or in the aggregate 5.181 common shares on an as converted basis, for each trust security (liquidation amount $25). Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange. You should read "The Exchange Offer and the Consent Solicitation—Terms of the Exchange Offer—Trust Securities Exchange" for further information regarding the election described above.

        Holders may exchange all or any portion of trust securities in the exchange offer in increments of $25 in liquidation amount.

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to 43,679,370 of its common shares and 470,400 of its preferred shares, or in the aggregate 81,311,370 common shares on an as converted basis, for any and all of the $210 million in aggregate principal amount of the convertible notes. Each holder of convertible notes will receive 207.997 common shares and 2.240 preferred shares, or in the aggregate 387.197 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount of convertible notes tendered in the exchange offer and not withdrawn.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to 24,212,268 of its common shares and 260,745.24 of its preferred shares, or in the aggregate 45,071,887 common shares on an as converted basis, plus accrued and unpaid interest for any and all of the $113.269 million in aggregate principal amount as of December 26, 2003 of the Robbins bonds. Each holder of 2009 Series C Robbins bonds will receive 213.759 common shares and 2.302 preferred shares, or in the aggregate 397.919 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount outstanding as of December 26, 2003 of 2009 Series C Robbins bonds tendered in the exchange offer and not withdrawn. Each holder of 2024 Series C Robbins bonds will receive 213.759 common shares and 2.302 preferred shares, or in the aggregate 397.919 common shares on an as converted basis, plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount outstanding as of December 26, 2003 of 2024 Series C Robbins bonds tendered in the exchange offer and not withdrawn. Each holder of Series D Robbins bonds will receive 213.759 common shares and 2.302 preferred shares, or in the aggregate 397.919 common shares on an as converted basis, for each $1,000 in accreted principal amount outstanding as of December 26, 2003 of Series D Robbins bonds tendered in the exchange offer and not withdrawn.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $150 million in aggregate principal amount of its new notes and up to 12,410,200 common shares and 133,600 preferred shares, or in the aggregate 23,098,200 common shares on an as converted basis, for any and all of its $200 million in aggregate principal amount of 2005 notes. Each holder of 2005 notes will receive $750 in principal amount of new notes and 62.051 common shares and 0.668 preferred shares, or in the aggregate 115.491 common shares on an as converted basis, of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date for each $1,000 in principal amount of 2005 notes tendered in the exchange offer and not withdrawn.

Terms of the Preferred Shares

        Each preferred share offered in the exchange offer and the offering is mandatorily convertible into 80.0 common shares, par value $1.00 per share, if, as and when the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 223.3 million, subject to adjustment for certain dilutive events. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect this authorization promptly following the completion of the exchange offer and the offering. The preferred shares will vote on an as converted basis together with the common shares as a single class to effect such authorization which shall be effected upon the affirmative vote of a majority of such votes cast. If the number of authorized shares is so increased, the preferred shares will automatically and mandatorily convert on the date of the shareholder meeting described above. If the number of authorized common shares is not so increased, the preferred shares will not convert into common shares.

        Immediately upon issuance, the preferred shares will vote on an as converted basis with the common shares as a single class, except in the limited circumstances described in this prospectus. That means each preferred share will have the number of votes that the common shares issuable upon conversion of a preferred share would have if the preferred shares were converted. The preferred shares will have a $.01 liquidation preference. The preferred shares will also have the right to receive dividends and other distributions on an as converted basis when, as and if declared by the board of directors of Foster Wheeler Ltd. and paid on the common shares.

Exchange Procedures

        If you wish to participate in the exchange offer, you must validly tender your trust securities, convertible notes, Robbins bonds and 2005 notes, which we refer to collectively as the securities, before 5:00 p.m., New York City time, on                  , 2004, or the expiration date, unless the exchange offer is extended by us. If a holder tenders trust securities and fails to make any election regarding the amount of cash and the amount of shares to be received, the holder will be deemed to have elected to receive 100% shares. Only registered holders of securities can effectively tender securities. If you are a beneficial owner whose securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your securities in the exchange offer, you must first contact the broker, dealer, commercial bank, trust company or other nominee holding on your behalf and instruct it to send the exchange agent an "agent's message" on your behalf or to complete and deliver to the exchange agent a letter of transmittal by facsimile or hand delivery to the facsimile number or address, as the case may be, on the back cover of this prospectus. If an "agent's message" is sent on your behalf, there is no need to also send a letter of transmittal to the exchange agent. You must also instruct that broker, dealer, commercial bank, trust company or other nominee holding on your behalf to tender your securities by effecting a book-entry transfer of the securities into the account of the exchange agent through the Automated Tender Offer Program, or ATOP, of the Depository Trust Company, or DTC. If you cannot complete a book-entry transfer of your securities together with an agent's message or letter of transmittal to the exchange agent prior to the expiration of the exchange offer, you may follow the guaranteed delivery procedures described in this prospectus. After the exchange offer expires, you will no longer be able to tender your securities in the exchange offer, although we reserve the right to have a subsequent offering period, which we would announce as described herein.

Delivery of Consent

        If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities. Your tender of trust securities will be deemed a consent to these proposed amendments.

        If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the 2005 notes. Your tender of 2005 notes will be deemed a consent to these proposed amendments.

        We will accept all validly tendered securities and validly delivered consents that have not been withdrawn or revoked before 5:00 p.m., New York City time, on the expiration date.

        Holders of the securities are not entitled to any dissenter's rights or other rights of appraisal under Bermuda or Delaware law, as applicable.

Common Share and Preferred Share Offering

        To the extent holders of trust securities elect to receive cash for their trust securities in lieu of common shares and preferred shares, Foster Wheeler Ltd. is separately offering to certain holders of 2005 notes and convertible notes, for cash pursuant to this prospectus, that number of common shares and preferred shares that would have been available in exchange for such trust securities tendered and not withdrawn if such cash election had not been made. You should read the section entitled "The Offering of Common Shares and Preferred Shares" for more information about this offering.

Concurrent Private Notes Offering

        Concurrently with the exchange offer and the offering, Foster Wheeler LLC is offering in a separate private transaction up to $120 million in aggregate principal amount of its 10.5% senior secured notes due 2011, Series B, or the upsize notes. See "The Exchange Offer and the Consent Solicitation—Background and Purpose of the Exchange Offer—Upsize Notes Commitment." This private offering is conditional on the consummation of the exchange offer. Foster Wheeler LLC has entered into a commitment letter with some of the holders of the 2005 notes relating to its offering of the upsize notes. For a description of the commitment letter, see "The Exchange Offer and Consent Solicitation—Background and Purpose of the Exchange Offer—Upsize Notes Commitment".

Registration Rights

        We have agreed with certain of the holders of the 2005 notes and the convertible notes that will hold 5% or more of the voting stock of Foster Wheeler Ltd. upon consummation of the proposed exchange offer, that we will, at our cost, use commercially reasonable efforts to cause to become effective a shelf registration statement with respect to resales of such securities, including the notes held by such holders and to keep the registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement, (ii) the date on which none of such holders beneficially own 5% or more of the voting stock of Foster Wheeler Ltd., provided that no voting stock acquired after the issue date (other than as a result of any stock dividend, stock split or other similar event) by such holders shall be counted for this purpose, (iii) the date on which our legal counsel delivers an opinion to each of the holders to the effect that such holders are not an affiliate, as that term is used in Rule 144 under the Securities Act and counsel for the holders shall deliver a concurring opinion; provided that the holders have agreed to use their good faith efforts to obtain such concurring opinion or (iv) the date when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or have otherwise become freely tradable. We have agreed to file the registration statement relating to the shelf within 45 days of the issue date and to use our reasonable best efforts to have it declared effective within 90 days of the issue date. In the event we do not satisfy our registration obligations under this agreement within or for the time periods specified, we have agreed to pay these holders as a group liquidated damages in an aggregate amount of approximately $13,700 per day until such registration default is cured. We will, in connection with the shelf registration, provide copies of the prospectus to each holder that is entitled to include its securities under such shelf registration statement, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit resales of the securities. A holder that sells its securities pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder, including certain indemnification obligations. See "The Exchange Offer and Consent Solicitation—Registration Rights."

Foster Wheeler Ltd.

        Foster Wheeler Ltd., a Bermuda company which was incorporated on December 20, 2000, is the indirect parent of Foster Wheeler LLC. Foster Wheeler Ltd. does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler Ltd. is the issuer of the convertible notes and a guarantor of the trust securities, the 2005 notes and the new notes. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

        Foster Wheeler LLC, which was formed on February 9, 2001, is a Delaware limited liability company that does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler LLC is the successor in interest to Foster Wheeler Corporation, the original issuer of the 2005 notes. Foster Wheeler LLC is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC owns all of the common securities of the trust that issued the trust securities, is a guarantor of the trust securities and the convertible notes, and is the issuer of the Robbins bonds, the 2005 notes and the new notes. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

The Trust (see page 94)

        FW Preferred Capital Trust I is a statutory business trust organized under Delaware law and is the issuer of the trust securities. The trust is a special purpose financing subsidiary of Foster Wheeler LLC that has no operating history or independent operations and is a financial vehicle to issue the trust securities and to hold as trust assets the junior subordinated debentures issued by Foster Wheeler LLC. The executive office of the trust is c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Our Business

        Our business falls within two business groups, the Engineering and Construction Group and the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, LNG receiving terminals and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production. The Engineering and Construction Group also provides ancillary environmental remediation services, together with related technical, design and regulatory services; however, a substantial portion of the domestic U.S. environmental remediation assets were sold in 2003.

        The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

Our Corporate Structure

        Our structure, assuming consummation of the exchange offer, the offering and the private upsize notes offering, will be as follows:

Ranking of New Notes

        The new notes will be the senior secured obligations of Foster Wheeler LLC. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement and its obligations under the upsize notes, subject to certain payment priorities. The new notes will be secured by a first priority lien on the following assets of Foster Wheeler LLC and each of the guarantors of the new notes:

  •
  substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described under the two bullet points below,

  •
  capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries, consisting primarily of Foster Wheeler's operating entities or their immediate parent companies, and

  •
  certain specified existing intercompany notes in addition to rights under Foster Wheeler's intercompany cash management agreement, as well as portions of future intercompany notes.

        Although the new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement, the proceeds held or received by the collateral agent in respect of any sale of collateral securing the new notes will be applied first to all obligations in respect of any letters of credit under the senior secured credit agreement, which were collectively $105.8 million as of December 26, 2003, and all obligations outstanding in respect of letters of credit or revolving loans under any other credit facility permitted under the new notes indenture and thereafter, on a pro rata basis, to all obligations in respect of the new notes, the upsize notes and term loans under any future credit facility, permitted under the new notes indenture. We intend to apply the net proceeds from the upsize notes offering first to reduce in full amounts outstanding under term loans under the senior secured credit agreement, (which were approximately $59.2 million as of December 26, 2003), and second to permanently repay in full outstanding revolving credit borrowings under the senior secured credit agreement (which were approximately $69 million as of December 26, 2003).

        Under the terms of the new notes, subject to meeting certain financial ratios, Foster Wheeler is permitted to incur up to $325 million in senior secured bank obligations including obligations under the senior secured credit agreement, which amount shall increase to $445 million after                        , 2008. See "Description of Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock" for more information regarding this covenant. The indenture and collateral documents governing the new notes will permit Foster Wheeler to grant a first priority lien on the collateral securing the new notes to the lenders under any new credit facility permitted by the indenture that is pari passu with the lien securing the new notes.

Principal Terms of the Trust Securities Consent Solicitation (see page 76)

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the terms of the indenture governing the junior subordinated debentures underlying the trust securities to eliminate the provisions that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying Trust Securities Letter of Transmittal and Consent, in connection with the tender of trust securities, will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least a majority in aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Principal Terms of the Convertible Notes Consent Solicitation (see page 76)

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes to eliminate the provisions that restrict the ability of Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion,

execution and delivery of the accompanying Convertible Notes Letter of Transmittal and Consent in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

Principal Terms of the 2005 Notes Consent Solicitation (see page 76)

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes to eliminate the provisions that restrict the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities, (2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur liens without securing the 2005 notes equally and ratably and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying 2005 Notes Letter of Transmittal and Consent in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer, which will contain similar, as well as additional covenants and be secured.

Consequences of Not Participating in the Exchange Offer (see page 85)

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture governing the junior subordinated debentures underlying the trust securities are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the junior subordinated debentures underlying the trust securities and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the junior subordinated debentures underlying the trust securities that are deleted as a part of the consent solicitation.

        The terms of the indenture prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement relating to the junior subordinated debentures, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments relating to the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007.

        If a large enough number of holders of the trust securities decide to participate in the exchange offer, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are a holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the 2005 notes and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the 2005 notes that are deleted as a part of the consent solicitation. In addition, if the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, you would be deemed to have exchanged your 2005 notes for new 2005 notes. In this regard, please refer to "U.S. Federal Income Tax Considerations" in the new notes prospectus.

        The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Conditions to the Exchange Offer and Consent Solicitation (see page 78)

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon, among other things:

  •
  holders of at least 75% of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

  •
  holders of at least 90% of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

  •
  holders of at least 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds having validly tendered, and not validly withdrawn, those Robbins bonds; and

  •
  holders of at least 90% of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We are currently seeking this consent. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        Subject to the terms of the proposed lockup agreement, we may, in our sole discretion, waive any of the conditions to the exchange offer and consent solicitation prior to the expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any condition will not be a waiver of our rights. In the event that any waiver constitutes a material change in the terms of the exchange offer or consent solicitation, we will extend the expiration date for at least five business days.

Expiration Dates; Subsequent Offering Period (see page 77)

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2004, unless we extend the exchange offer period. We will announce the results of the exchange offer and consent solicitation, including the approximate number and percentage of securities deposited for exchange and whether we have elected to conduct a subsequent offering period, on Foster Wheeler Ltd.'s website (www.fwc.com) and by press release by 9:00 a.m. New York City time on the next business day after the previously scheduled expiration date. In addition, if we waive a material condition to the exchange offer and consent solicitation, we will notify you of such waiver in the same manner as above and will hold the exchange offer and consent solicitation open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition. We may terminate the exchange offer and consent solicitation at any time before we have accepted any trust securities for exchange at our option.

        We may provide a subsequent offering period after the acceptance of securities in the exchange offer, which will be not less than three business days or more than 20 business days. In order to provide a subsequent offering period, we will issue a notice announcing the results of the exchange offer on the website of Foster Wheeler Ltd. (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period. We will offer the same form and amount of consideration to holders of each class of the securities in both the initial exchange offer period and the subsequent offering period. During a subsequent offering period, you will not have the right to withdraw any securities that you have tendered and not previously withdrawn or that you tender during any subsequent offering period.

Withdrawal of Tenders; Revocation of Consents (see page 84)

        Securities tendered on or prior to the expiration date may be withdrawn and the related consents, with respect to the trust securities, the convertible notes and the 2005 notes, may thereby be revoked at any time on or prior to the expiration date. If you are a holder of trust securities and you wish to change your election regarding the amount of common shares and preferred shares and the amount of cash you wish to receive, you must revoke your tender and execute a new letter of transmittal specifying your new election prior to the expiration date. Tenders of securities received on or prior to the expiration date will become irrevocable on the expiration date, if not validly revoked prior to that time. If you hold through a broker, dealer or other agent, you can withdraw your securities from the exchange offer and, with respect to the trust securities, the convertible notes and the 2005 notes, the consent solicitation, by following the instructions provided by your broker, dealer, trust company or other nominee. If we provide for a subsequent offering period after the acceptance of securities in the exchange offer and, with respect to the trust securities, the convertible notes and 2005 notes, the consent solicitation, you will not be permitted to withdraw any securities you tender in the subsequent offering period. In addition, tenders of any and all securities may be validly withdrawn if the exchange offer is terminated by us without any securities being exchanged under the exchange offer. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments relating to the trust securities, the convertible notes, and the 2005 notes will not become effective. See "The Proposed Amendments."

Trust Securities Supplemental Indenture (see page 90)

        The proposed amendments relating to the indenture governing the junior subordinated debentures underlying the trust securities, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, Foster Wheeler Ltd. and the trustee, as the case may be, as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture will become effective when the supplemental indenture is executed. The indenture, governing the junior subordinated debentures underlying the trust securities without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

Convertible Notes Supplemental Indenture (see page 91)

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the convertible notes will become effective when the supplemental indenture is executed. The indenture governing the convertible notes, without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

2005 Notes Supplemental Indenture (see page 92)

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments to the indenture governing the 2005 notes will become effective when the supplemental indenture is executed. The indenture governing the 2005 notes, without giving effect to the proposed amendments, will remain in effect until such time. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective.

Contracts and Relationships among Foster Wheeler Ltd., Foster Wheeler LLC, and FW Preferred Capital Trust I

        You should refer to the chart on page 8 for an illustration of the corporate structure of Foster Wheeler. As of December 26, 2003, Joseph J. Melone and John E. Stuart, two directors of Foster Wheeler Ltd., owned an aggregate of $485,000 in liquidation amount of the trust securities. Such trust securities may be tendered by such directors under the same terms and conditions of the exchange offer. Three of the five administrative trustees of FW Preferred Capital Trust I were appointed by Foster Wheeler LLC in accordance with the terms of the trust.

U.S. Federal Income Tax Considerations (see page 135)

        For a discussion of the material U.S. federal income tax considerations relating to the exchange offer, please refer to "U.S. Federal Income Tax Considerations."

Dealer Manager (see page 87)

        We have engaged Rothschild Inc. to act as dealer manager in connection with the exchange offer and consent solicitation. The address and telephone number of the dealer manager are set forth on the back cover of this prospectus.

Exchange Agent (see page 87)

        The exchange agent for the exchange offer and consent solicitation is The Bank of New York, London branch. The letters of transmittal and consent and/ or letter of transmittal should be sent only to the exchange agent. The address and telephone number of the exchange agent are set forth on the back cover of this prospectus.

Information Agent (see page 88)

        The information agent for the exchange offer and consent solicitation is Georgeson Shareholder Communications Inc. Additional copies of this prospectus, the letter of transmittal and consent and/ or letter of transmittal and other related materials may be obtained from the information agent.

        If you have questions about the exchange offer or consent solicitation, you may contact Georgeson Shareholder Communications Inc., the information agent, at:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, N.Y. 10014
Banks and Brokers call (212) 440-9800
All Other Securityholders call toll free (800) 891-3214

Transmittal Documents (see page 79)

        Letters of transmittal and consent and/or letter of transmittal and other documents required by the instructions to the letters of transmittal and consent and/or letter of transmittal should be sent only to the exchange agent, and not to us, the information agent or the dealer manager.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following summary historical statement of operations and cash flow data for each of the three fiscal years in the period ended December 26, 2003 and the summary historical balance sheet data as of December 26, 2003 have been derived from our audited consolidated financial statements which have been incorporated by reference in this prospectus.

        The summary pro forma financial data (except for the information presented under the heading "Other Data") included on page 16 and page 17 have been derived from the unaudited pro forma condensed consolidated financial statements included elsewhere in this prospectus and give effect to the exchange offer as if it had occurred on December 28, 2002 in the unaudited pro forma income statement and December 26, 2003 in the unaudited pro forma balance sheet, assuming that:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw, those trust securities and elect to receive 100% common shares and preferred shares rather than cash; and

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds validly tender, and do not validly withdraw, those Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

        The summary pro forma financial data also give effect to the concurrent issuance of $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement.

        The exchange of the 2005 notes for equity and new notes will be accounted for in accordance with Emerging Issue Task Force Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments". We will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. You should read "Accounting Treatment for the Exchange Offer" for more information.

        You should read this information together with the consolidated and consolidated financial statements, including the notes contained in the financial statements, and the unaudited pro forma condensed consolidated financial statements, of us and our subsidiaries, which are contained in or incorporated by reference in this prospectus.

							Pro forma for the exchange offer and upsize notes offering Fiscal year ended December 26, 2003(1)(2) (modification method)
	Fiscal year ended								Pro forma for the exchange offer and upsize notes offering Fiscal year ended December 26, 2003(2)(3) (extinguishment method)
	2003		2002		2001
	(in thousands, except ratios)
Statement of Operations Data:
Revenues	$3,801,308		$3,574,537		$3,392,474		$3,801,308		$3,801,308
(Loss)/earnings before income taxes	$(109,637	)(4)	$(360,062	)(5)	$(212,965	)(6)	$(80,657	)(4)	$(82,186	)(5)
Provision/(benefit) for income taxes	$47,426		$14,657		$123,395	(7)	$47,426		$47,426
(Loss)/earnings prior to cumulative effect of a change in accounting principle	$(157,063)		$(374,719)		$(336,360)		(128,083)		(129,612)
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—		$(150,500	)(8)	—		—		—
Net (loss)/earnings	$(157,063)		$(525,219)		$(336,360)		(128,083)		(129,612)
(Loss)/earnings per share: Basic and diluted:
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$(0.98)		$(0.99)
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	$—		$(3.67)		—		$—		$—
Net(Loss)/earnings per share: Basic and diluted:
	$(3.83)		$(12.82)		$(8.23)		$(0.98)		$(0.99)
Shares Outstanding:
Basic:
Weighted average number of shares outstanding	41,045		40,957		40,876		131,183		131,183
Diluted:
Effect of stock options(9)	—		—		—		—		—

Total diluted	41,045		40,957		40,876		131,183		131,183

Other Data:
EBITDA(10)	$21,421		$(219,209)		$(72,731)		$16,096		$16,064
Ratio of total debt to net earnings (loss)	(6.6)		(3.0)		(3.1)		(4.5)		(4.4)
Ratio of earnings to fixed charges(11)	—		—		—		—		—

	As of December 26, 2003
	Actual	Pro Forma for the exchange offer and the upsize notes offering(1)(2) (modification method)	Pro Forma for the exchange offer and the upsize notes offering(2)(3) (extinguishment method)
	(in thousands)
Balance Sheet Data:
Current Assets	$1,174,376	$1,144,725	$1,144,725
Current liabilities	$1,373,760	$1,353,129	$1,353,129
Working capital	$(199,384)	$(208,404)	$(208,404)
Land, building and equipment (net)	$309,615	$309,615	$309,615
Total assets	$2,506,530	$2,454,981	$2,458,230
Bank loans	$121	$121	121
Long-term borrowing (including current installments):
Corporate and other debt	$133,800	$13,800	$13,800
Project debt	$137,177	$137,177	$137,177
Capital lease obligations	$63,695	$63,695	$63,695
Subordinated Robbins Facility exit funding obligations	$113,279	$11,328	$11,328
Convertible subordinated notes	$210,000	$21,000	$21,000
Preferred trust securities	$175,000	$43,750	$43,750
6.75% senior notes due 2005	$200,000	$20,000	$20,000
10.5% senior secured notes due 2011, Series A	—	$144,935	$135,000
10.5% senior secured notes due 2011, Series B(12)	—	$120,000	$120,000

(1)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the modification method.

(2)
In accordance with Emerging Issue Task Force Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments" we will account for the treatment of the 2005 notes in the exchange offer using either the modification method and the extinguishment method, as appropriate. You should read "Accounting Treatment for the Exchange Offer" for more information.

(3)
Assumes the treatment of 2005 notes in the exchange offer is accounted for using the extinguishment method.

(4)
Includes in 2003, a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Environmental and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost $1,500; revisions to project estimates and related receivable allowances $(32,300); provision for asbestos claims $(68,100); performance intervention and restructuring charges $(43,600); charges for severance cost $(15,900); and legal and other $800.

(5)
Includes in 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable allowances ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(6)
Includes in 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable allowances ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(7)
Includes in 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(8)
In 2002, Foster Wheeler Ltd. recognized $150,500 of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets".

(9)
The effect of the stock options was not included in the calculation of diluted earning per share as these options were antidilutive due to the 2003, 2002 and 2001 losses. The effect of the convertible notes was not included in the calculation of diluted earnings per share as these options were anitdilutive due to the 2003, 2002 and 2001 losses.

(10)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss) a GAAP measure, is shown below.

				Pro forma for the exchange offer Fiscal year Ended December 26, 2003(1)(2) (modification method)
	Year ended				Pro forma for the exchange offer Fiscal year ended December 26, 2003(2)(3) (extinguishment method)
	December 26, 2003	December 27, 2002	December 28, 2001
EBITDA	$21,421	$(219,209)	$(72,731)	$16,096	$16,064
Less: Interest expense	95,484	83,028	84,484	61,179	62,676
Less: Depreciation and amortization	35,574	57,825	55,750	35,574	35,574

(Loss)/earnings before income tax	(109,637)	(360,062)	(212,965)	(80,657)	(82,186)
Income tax	47,426	14,657	123,395	47,426	47,426
Net loss prior to cumulative effect of a change in accounting principle of goodwill	(157,063)	(374,719)	(336,360)	(128,083)	(129,612)

Cumulative effect on prior years of a change in accounting principle of goodwill		(150,500)	—

Net (loss) earnings	$(157,063)	$(525,219)	$(336,360)	$(128,083)	$(129,612)

(11)
Includes in years 2001 and 2002 dividends on preferred securities of a subsidiary trust of $15.8 million and $16.6 million, respectively, and includes in the year ended December 26, 2003 $18.1 million. The pro forma results include $13.9 million reduction in dividends on the trust securities, a $13.4 million reduction in interest on the convertible notes, a $0.5 million increase in interest on the 2005 notes and a $7.4 million reduction in interest on the Robbins bonds. The pro forma results also include the issuance of up to $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement. Earnings are inadequate to cover fixed charges by $363.4 million in 2002 and $116.8 million in 2003. The coverage deficiency was $87.8 million for the year ended December 26, 2003 on a pro forma basis under the modification method for the exchange offer. The coverage deficiency is $89.4 million for the year ended December 26, 2003 on a pro forma basis under the extinguishment method for the exchange offer.

(12)
Reflects issuance of $120 million in aggregate principal amount of 10.5% senior secured notes due 2011 or the upsize notes, expected to be issued concurrently with the exchange offer in a separate private transaction to certain holders of 2005 notes and convertible notes. This private offering is conditional on the consummation of the exchange offer. Proceeds from the upsize notes offering will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

RISK FACTORS

        Before deciding whether to participate in the exchange offer and consent solicitation or the offering, you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risk Factors Relating to Security Holders Participating in the Exchange Offer

By tendering your trust securities in the exchange offer, you will be giving up your right to receive the accrued and unpaid dividends on the trust securities tendered in the exchange offer.

        In January 2002, Foster Wheeler LLC exercised its option to defer payments of interest on the junior subordinated debentures held by FW Preferred Capital Trust I. As the junior subordinated debentures are the only asset of FW Preferred Capital Trust I, dividends have been suspended on the trust securities since that date. As of December 26, 2003, total accrued and unpaid dividends were $5.43 for each $25 in aggregate liquidation amount per trust security. For each trust security that you exchange, you will be entitled to receive, at your election, $6.25 in cash or 2.781 common shares and 0.03 preferred shares of Foster Wheeler Ltd. You will not receive any additional consideration for accrued and unpaid dividends on your trust securities.

Dividend income, if any, on common shares and preferred shares will not be exempt from U.S. federal income taxation.

        Interest paid on Robbins bonds is specifically exempt from U.S. federal income taxation. Dividend income, if any, on common shares or preferred shares received by U.S. holders in exchange for Robbins bonds or the other securities that are subject to the exchange offer, generally will be subject to U.S. federal income tax.

Holders of securities who participate in the exchange offer will lose their rights under the indentures and other agreements governing the securities that they tender.

        Upon tendering securities in the exchange offer for our common shares and preferred shares, holders of securities will lose the contractual and legal rights they currently have under the indentures and other agreements governing the securities that they tender and will have different rights as shareholders. For example, the holders of trust securities who tender their trust securities for cash or common shares and preferred shares will lose their right to receive dividends on the trust securities and any other rights they have under the declaration of trust or the indenture governing the underlying debentures.

        Furthermore, under most circumstances, the value of equity issued in the exchange offer will likely react to changes in our business and financial condition with a higher degree of volatility than will the value of a trust security or debt claim. Consequently, as equity holders, the tendering holders of securities may suffer more from future adverse developments relating to our financial condition, results of operations or prospects than they would as holders of their current securities.

SEC rules relating to low-priced or penny stock may make it more difficult for you to buy or sell our common shares and for us to enter into future equity financings or to effect an acquisition or merger with other businesses.

        Our common shares were traded on the NYSE until they were delisted on November 14, 2003. Now our common shares trade on the NASD's Over-the-Counter Bulletin Board under the symbol "FWLRF.OB" and trading in our shares may be adversely affected by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. Accredited investors are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by these rules, a broker-dealer must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These requirements may reduce the potential market for our common shares by reducing the number of potential investors. Additionally, these rules may affect the ability of broker-dealers to sell our common shares and also may affect the ability of holders of our common shares to resell their common shares. In addition, the fact that our common shares remain delisted may make our shares less attractive to third parties, which could adversely affect our ability to enter into future equity financing transactions or to effect an acquisition or merger with other businesses.

In the future, we may acquire any securities that are not tendered in the exchange offer for consideration different than that in the exchange offer.

        In the future, we may acquire securities that are not tendered in the exchange offer through open market purchases, privately negotiated transactions, an exchange offer or such other means as we deem appropriate. Any such acquisitions will occur upon the terms and at the prices as we may determine in our discretion, which may be more or less than the value of the shares being exchanged for the securities under the exchange offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

The preferred shares and the common shares will rank junior to all of our trust securities that remain outstanding, and all of our debt and other obligations, including the convertible notes, Robbins bonds and 2005 notes that remain outstanding, which could limit your ability to recover amounts originally invested by you.

        As of December 26, 2003, the preferred shares and the common shares, of Foster Wheeler Ltd. would have effectively ranked junior to approximately $832 million of debt of Foster Wheeler Ltd. and its subsidiaries, as well as approximately $137 million of limited recourse project debt of special purpose subsidiaries and approximately $64 million of capital lease obligations. The preferred shares and the common shares will also rank junior to the $150 million in aggregate principal amount of new notes, the $120 million in aggregate principal amount of upsize notes being offered concurrently with the exchange offer, amounts outstanding under the senior secured credit agreement and any debt incurred in the future. As of December 26, 2003, after giving effect to the exchange offer and the upsize notes offering (including repayment of approximately $120 million in amounts outstanding under the senior secured credit agreement), the common shares and the preferred shares would have effectively ranked junior to approximately $365 million of debt of Foster Wheeler and its subsidiaries, as well as approximately $137 million of project debt of special purpose subsidiaries and approximately $64 million of capital lease obligations.

On November 14, 2003, our common shares and trust securities were delisted from the NYSE. We intend to seek an alternate listing after the exchange offer is completed, however we cannot assure you that we will be able to successfully list our common shares. Our common shares are currently quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Common shares quoted on the Over-the-Counter Bulletin Board may be less liquid and trade at a lower price than common shares listed on the NYSE.

        As a result of our delisting from the NYSE, the trading price of our common shares may decline substantially and shareholders may experience a significant decrease in the liquidity of the common shares. Securities that trade on the Over-the-Counter Bulletin Board, including our common shares, may also be subject to higher transaction costs for trades and have reduced liquidity compared to securities that trade on the NYSE and other organized markets and exchanges. We cannot assure that we will be able to successfully list our common shares following the exchange offer.

We cannot predict the price at which our common shares will trade following the restructuring.

        We are offering up to approximately 99,768,777 common shares and approximately 1,074,745 preferred shares to the holders of the securities in connection with the exchange offer and in the offering. As of December 26, 2003, there were approximately 40.8 million common shares of Foster Wheeler Ltd. issued and outstanding. After giving effect to the exchange offer and the offering, we estimate that there will be up to approximately 236 million common shares of Foster Wheeler Ltd. issued and outstanding, including 9,800,000 common shares to be issued to members of senior management and the board of directors of Foster Wheeler pursuant to its Management Restricted Stock Plan and excluding approximately 8,960,000 shares allocated for employee options and 1,308,575 shares for non-exchanged convertible notes assuming the preferred shares are converted in full. This means that our existing common shareholders will hold only approximately 17.3% of our common shares following the exchange offer, assuming such conversion and including common shares to be issued to senior management in connection with the exchange offer.

        The issuance of common shares, including common shares upon the conversion of preferred shares, could materially depress the price of our common shares if holders of a large number of common shares attempt to sell all or a substantial portion of their holdings following the exchange offer. We cannot predict what the demand for our common shares will be following the exchange offer, how many common shares will be offered for sale or be sold following the exchange offer, or the price at which our common shares will trade following the exchange offer. There are no agreements or other restrictions that prevent the sale of a large number of our preferred shares or common shares immediately following the exchange offer. The issuance of the common shares and preferred shares offered pursuant to this prospectus has been registered with the SEC. As a consequence, we expect that all of our outstanding common shares, including upon conversion of the preferred shares, will, in general, be freely tradeable under U.S. securities laws.

Foster Wheeler Ltd. is a Bermuda company and it may be difficult for you to enforce judgments against it or its directors and executive officers.

        Foster Wheeler Ltd. is a Bermuda exempted company. As a result, the rights of shareholders will be governed by Bermuda law and the memorandum of association and bye-laws of Foster Wheeler Ltd. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. A substantial portion of the assets of Foster Wheeler Ltd. are located outside the United States. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against Foster Wheeler Ltd. or its directors based on the civil liability provisions of the U.S. securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, under the securities laws of those jurisdictions or entertain actions in Bermuda under the securities laws of other jurisdictions.

Foster Wheeler Ltd.'s bye-laws restrict shareholders from bringing legal action against its officers and directors.

        Foster Wheeler Ltd.'s bye-laws contain a broad waiver by its shareholders of any claim or right of action, both individually and on Foster Wheeler Ltd.'s behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Foster Wheeler Ltd.'s officers and directors unless the act or failure to act involves fraud or dishonesty.

If the exchange offer is consummated, our U.S. federal income tax liability may be significantly higher in the future.

        It is expected that the number of common shares and preferred shares issued pursuant to the exchange offer will be sufficient to cause us to undergo an "ownership change" within the meaning of Section 382 of the Internal Revenue Code (generally, a change of more than 50 percentage points in the ownership of our shares, by value, over the three-year period ending on the date such shares are issued). If we experience an ownership change, our ability to use losses from taxable years or periods ending on or before the date of the ownership change to offset U.S. federal taxable income in any post-change year will be subject to substantial limitations, and our ability to utilize pre-change tax credits in post-change years will be similarly limited. We expect that our U.S. federal income tax liability for post-change years will be higher than it would have been if the exchange offer were not consummated.

If you acquire 10% or more of the total combined voting power of our common shares and preferred shares, controlled foreign corporation rules may apply to you.

        Under U.S. federal income tax law, each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation", or CFC, for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. For these purposes, any U.S. person who owns, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, 10% or more of the total combined voting power of all classes of stock of a foreign corporation entitled to vote will be considered to be a "United States shareholder". In general, we will be treated as a CFC only if such "United States shareholders" collectively own more than 50% of the total combined voting power or total value of our stock. U.S. persons who might, directly, or indirectly through a foreign entity or through applicable constructive ownership rules, acquire or be deemed to acquire 10% or more of the voting power of our common shares and preferred shares should consider the possible application to them of the CFC rules.

Holders of the 2005 notes who do not participate in the exchange offer may be paid the principal amount of their notes before holders who receive new notes in the exchange offer.

        Because the 2005 notes mature in November 2005, the holders of 2005 notes who do not participate in the exchange offer may receive payment of the principal amount of their notes from Foster Wheeler Ltd. or a guarantor when the 2005 notes mature in advance of any payments of principal made on the new notes by Foster Wheeler Ltd. or any guarantors to holders of the new notes.

The U.S. federal income tax consequences to tendering holders of convertible notes are unclear.

        The qualification of the exchange of convertible notes for common shares and preferred shares as a tax-free "recapitalization" will depend upon whether the convertible notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. Based upon an evaluation of various factors relevant to the classification of the convertible notes as securities, Foster Wheeler Ltd. intends to take the position that the convertible notes should be treated as securities for U.S. federal income tax purposes (in which case the exchange of convertible notes for common shares and preferred shares would qualify as a tax-free "recapitalization"). However, due to the lack of clear authority with respect to this issue, the treatment of the convertible notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue. If it is determined that the convertible notes are not securities, the exchange of convertible notes for common shares and preferred shares should be a taxable event (with respect to which gain or loss would be recognized by tendering U.S. holders) for U.S. federal income tax purposes.

The U.S. federal income tax consequences to tendering holders of 2005 notes are unclear.

        The qualification of the exchange of 2005 notes for new notes, common shares and preferred shares as a partially tax-free "recapitalization" will depend in part upon whether the 2005 notes and the new notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. Based upon an evaluation of various factors relevant to the classification of the 2005 notes and the new notes as securities, Foster Wheeler LLC intends to take the position that the 2005 notes and the new notes should be treated as securities for U.S. federal income tax purposes (in which case the exchange of 2005 notes for new notes, common shares and preferred shares would qualify as a partially tax-free "recapitalization"). However, due to the lack of clear authority with respect to this issue, the treatment of the 2005 notes and the new notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue. If it is determined that either the 2005 notes or the new notes are not securities, the exchange of 2005 notes for new notes, common shares and preferred shares will be a taxable event (with respect to which gain or loss would be fully recognized by tendering U.S. holders) for U.S. federal income tax purposes.

New notes received in exchange for 2005 notes may be treated as issued with original issue discount.

        Depending upon the amount and type of trading activity with respect to the 2005 notes or the new notes, the issue price of the new notes would be either (i) the face amount of the new notes (which could exceed their fair market value) or (ii) the fair market value of the new notes on the date of the exchange of 2005 notes for new notes. If the issue price of the new notes is determined based on their fair market value, the new notes would be treated as issued with original issue discount to the extent their stated redemption price at maturity (that is, the sum of all payments to be made on the new notes other than stated interest) exceeds their issue price by more than a de minimis amount. Any such original issue discount would be includible in a U.S. holder's income on a constant yield-to-maturity basis over the term of the new notes (subject to offset in the case of a holder that is treated as having acquired the new notes at an "acquisition premium"). Accordingly, a U.S. holder may be required to recognize taxable income on its new notes without a corresponding receipt of cash.

To the extent a holder of trust securities elects cash in lieu of common shares and preferred shares, the equity ownership of trust security holders as a class after the consummation of the exchange offer will be reduced and representation of the holders of trust securities in the event of a bankruptcy of Foster Wheeler Ltd. or other significant corporate event involving Foster Wheeler Ltd. would likewise be reduced.

        If no holder of trust securities elects to receive cash for all or any portion of such holder's trust securities and assuming the minimum tender conditions are met, after giving effect to the exchange offer, holders of trust securities would own approximately 12.8% of the equity of Foster Wheeler Ltd., assuming conversion of all of the preferred shares. Any election to receive cash in lieu of common shares and preferred shares would reduce this percentage and representation of the holders of trust securities in the event of a bankruptcy of Foster Wheeler Ltd. or other significant corporate event involving Foster Wheeler Ltd. would likewise be reduced. Furthermore, to the extent trust security holders elect cash in lieu of common shares and preferred shares, the common shares and preferred shares that would have been issued to the trust security holders but for such cash election will be offered and sold for cash to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Assuming the maximum number of trust securities holders elect cash and assuming the maximum number of common shares and preferred shares is correspondingly sold, the holders of 2005 notes and convertible notes would own collectively approximately 17.6% of the equity of Foster Wheeler Ltd. and the holders of trust securities would own approximately 39.4%.

Holders of trust securities will not receive any additional consideration if the market value of the trust securities increases.

        The value of the consideration that holders of trust securities receive in the exchange offer is fixed at $6.25 per trust security ($25 liquidation amount) or 2.781 common shares and 0.030 preferred shares per trust security. Holders will not receive any additional consideration if the market value of the trust securities increases after the date of this prospectus.

Risks Factors Relating to the Preferred Shares

The preferred shares issued in the exchange offer may not convert to common shares of Foster Wheeler Ltd.

        The certificate of designation of the preferred shares provides that each preferred share is mandatorily convertible into 80.0 common shares, par value $1.00 per share, if, as and when the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 223.3 million. Foster Wheeler Ltd. intends to hold a general meeting of its voting shareholders to effect this authorization promptly following the completion of the exchange offer. If the number of authorized common shares is not increased, the preferred shares will not convert into common shares but will remain preferred shares.

Our preferred shares are not listed or quoted on any national securities exchange or other market if the preferred shares do not convert on or before October 24, 2004, we intend to seek a listing for the preferred shares, however we cannot assure you that we will be able to successfully list the preferred shares, which may cause the preferred shares to have reduced liquidity compared with securities listed on an organized market or exchange.

        Our preferred shares are not listed or quoted on any national securities exchange or other market. We have agreed to use our commercially reasonable best efforts to facilitate the quotation of the preferred shares on the Over-the-Counter Bulletin Board or, at such time as Foster Wheeler Ltd. meets the applicable criteria, to list the preferred shares on the NYSE or NASDAQ, if the preferred shares are not converted to common shares by October 24, 2004. The preferred shares may have reduced liquidity compared with securities listed on an organized market or exchange and may be subject to higher transaction costs for trades as a result. In addition, because the number of our preferred shares outstanding after the consummation of the exchange offer will be less than the number of our common shares outstanding after the exchange offer, the preferred shares may have reduced liquidity compared with our common shares.

An active trading market for the preferred shares may not develop, which could reduce their value.

        The preferred shares are a new issue of securities for which there is currently no public market. Although the preferred shares carry voting, dividend and other similar rights that are substantially the same as the rights of the number of common shares into which they are convertible, we cannot predict whether an active trading market for the preferred shares will develop or be sustained and we cannot assure that they will trade with or at the same price (on an as converted basis) as the common shares. No market in the preferred shares may develop, and any market that develops may not last. To the extent that an active trading market does not develop, the price at which you may be able to sell the preferred shares may be less than the price at which you acquire them in exchange for other securities.

In some circumstances the holders of common shares are entitled to a separate class vote in which the preferred shareholders will not vote. This could have the effect of providing the common shareholders with a veto power over certain decisions of Foster Wheeler Ltd.

        Although the preferred shares will generally vote on an "as converted" basis together with the common shares as a single class and in all events the preferred shares will vote to increase the number of authorized shares of Foster Wheeler Ltd. as described in the section entitled "Terms of the Preferred Shares" on an as converted basis together with the common shares as a single class which increase shall be authorized upon the affirmative vote of a majority of such votes cast, under Bermuda law, any variation of the rights attached to the common shares, whether by amendment, alteration or repeal of the terms of the memorandum of association or bye-laws of Foster Wheeler Ltd., resulting from any merger, amalgamation or similar business combination, or otherwise would require the approval of at least three-fourths of the issued and outstanding common shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the common shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding common shares is present. This could result in the holders of common shares having the ability in some circumstances, such as a merger, amalgamation or consolidation, to prevent action to be undertaken by or affecting Foster Wheeler Ltd. which the holders of the preferred shares might otherwise approve. For more information, you should read the section entitled "Description of Share Capital."

A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders.

        The bye-laws of Foster Wheeler Ltd. authorize the issuance of up to 1,500,000 shares of "blank check" preferred shares, with such designations, rights, preferences, limitations and voting rights as may be determined upon issuance by Foster Wheeler Ltd.'s board of directors without further shareholder approval, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to payment of dividends, and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Foster Wheeler Ltd. has designated 400,000 shares of such preferred shares as its Series A Junior Participating Preferred Shares, and will designate 1,074,745.24 of such shares as Series B Voting Convertible Preferred Shares which will be offered in the exchange offer and offering. Upon completion of the exchange offer and the offering, there will be up to 1,074,745.24 preferred shares issued and outstanding. Consequently, Foster Wheeler Ltd. will have 425,255 authorized but unissued preferred shares that may be issued in the future 25,254.76 of which can, at the discretion of the board of directors of Foster Wheeler Ltd., be designated as other series of preferred shares with dividend and liquidation preferences that may be senior, and may not be available to, the holders of Foster Wheeler Ltd. common shares. In the event Foster Wheeler Ltd. issues additional preferred shares, the holders of such shares may be entitled to receive dividends and distributions prior to their receipt by the holders of Foster Wheeler Ltd. common shares. Thus, holders of common shares could realize less than the amount of dividends and/or distributions to which they would otherwise be entitled had the new preferred shares not been issued.

Risks to Non-Tendering Holders of Securities

U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income, possibly in substantially greater amounts than the amount of original issue discount income they recognized prior to the exchange offer, and may be deemed to exchange their trust securities in a taxable transaction.

        Foster Wheeler LLC is prohibited by the terms of its senior secured credit agreement from making payments in respect of the trust securities. Therefore, Foster Wheeler LLC will be required to continue to defer payments on the junior subordinated debentures at least until the expiration of the senior secured credit agreement in April 2005 and may at its option defer payments until January 2007. Any credit agreement that replaces Foster Wheeler LLC's current senior secured credit agreement may contain similar restrictions requiring Foster Wheeler LLC to defer payments with respect to the trust securities.

        Under current U.S. federal income tax law, U.S. holders of trust securities who do not participate in the exchange offer will continue to recognize original issue discount income on an economic accrual basis regardless of such holders' method of tax accounting, even though Foster Wheeler LLC will continue to exercise its right to defer payments.

        In addition, if the amendments to the indenture governing the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, such holders will be deemed to exchange their trust securities for new trust securities which, depending on the characterization of such deemed exchange, may result in taxable gain or loss to non-exchanging holders. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. Such a deemed exchange, whether or not taxable, may also result in the creation of a substantial amount of additional original issue discount (based on the difference between the fair market value of the trust securities and their face amount), which U.S. holders generally would be required to include in income over the term of the new trust securities in addition to any original issue discount referred to in the preceding paragraph (relating to the deferral of payments on the junior subordinated debentures and the trust securities). Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of convertible notes who do not participate in the exchange offer may be deemed to exchange their convertible notes for new convertible notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, U.S. holders of convertible notes who do not participate in the exchange offer will be deemed to exchange their convertible notes for new convertible notes in a transaction that will likely be taxable. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. The new convertible notes may be treated as issued with a substantial amount of original issue discount (based on the difference between the fair market value of the notes and their face amount), which U.S. holders would be required to include in income over the term of the new convertible notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

U.S. holders of 2005 notes who do not participate in the exchange offer may be deemed to exchange their 2005 notes for new 2005 notes in a taxable transaction and may be required to recognize original issue discount income.

        If the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, U.S. holders of 2005 notes who do not participate in the exchange offer will be deemed to exchange their 2005 notes for new 2005 notes in a transaction that will likely be taxable. The amount of gain, if any, that would be recognized in such a transaction is uncertain, and may exceed a holder's economic gain. The new 2005 notes may be treated as issued with an amount of original issue discount, based on the difference between the fair market value of the notes and their face amount, which U.S. holders would be required to include in income over the term of the new 2005 notes. Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues.

Holders of trust securities, convertible notes and 2005 notes who do not participate in the exchange offer will be subject to the trust securities indenture, the convertible notes indenture and the 2005 notes indenture, respectively, in each case, as amended, which will significantly limit the rights of these holders.

        Trust Securities.    If adopted, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. corporation. Therefore, if a business combination involving Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. entity which could make it difficult for holders of trust securities to effect service of process on the non-U.S. entity or to enforce liabilities predicated upon U.S. securities laws. In addition, the proposed amendments relating to the trust securities would eliminate from the indenture the requirement that Foster Wheeler LLC deliver to the trustee copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        Convertible Notes.    If adopted, the proposed amendments to the indenture governing the convertible notes would eliminate from the indenture the requirement that Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, be the surviving entity of a merger, asset sale or other conveyance or that in the alternative the surviving entity be a U.S. or Bermuda entity. Therefore, if a business combination involving Foster Wheeler Ltd. or Foster Wheeler LLC were to occur, the surviving entity could be a non-U.S. or non-Bermuda entity which could make it difficult for holders of convertible notes to effect service of process on such entity or to enforce liabilities predicated upon U.S. or Bermuda securities laws. In addition, the proposed amendments would eliminate from the indenture governing the convertible notes the requirement that Foster Wheeler Ltd. deliver copies of all reports and other information that Foster Wheeler Ltd. files with the SEC.

        2005 Notes.    If adopted, the proposed amendments to the indenture governing the 2005 notes would eliminate from the indenture, among other things, restrictions on the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities, (2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur certain liens without securing the 2005 notes equally and ratably and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would also eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

If you do not participate in this exchange offer, the market for your securities may be less liquid than before the exchange offer and the market value of your securities may be lower.

        The exchange of securities in the exchange offer will reduce the number of holders of the class of securities so exchanged and the number of securities that would otherwise be available for trading and, depending upon the number of securities so exchanged, could adversely affect the liquidity and market value of the remaining securities held by the public.

We may be unable to repurchase the convertible notes which remain outstanding after the consummation of the exchange offer upon a change of control as required by the indenture governing the convertible notes.

        Upon the occurrence of certain specific change of control events, we must offer to repurchase all convertible notes which remain after the consummation of the exchange offer. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our senior indebtedness and other indebtedness that would become payable upon a change of control and to repurchase all of the convertible notes at the required prices. Our failure to purchase the convertible notes would be a default under the convertible notes indenture.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.'s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

        The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 26, 2003, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to return to profitability, to continue to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our maintaining credit facilities and bonding capacity adequate to conduct our business. We incurred significant losses in each of the years in the three-year period ended December 26, 2003, and had a shareholder deficit of approximately $872 million at December 26, 2003. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, we amended the new agreement to provide covenant relief of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and also to provide that up to an additional $63 million in pre-tax charges related to specific contingencies could be excluded from the covenant calculation through December 31, 2003, if incurred. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during 2004 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern.

We might not be able to implement our financial restructuring plan and might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

        Our planned restructuring contemplates the exchange offer and the offering of common shares and preferred shares and upsize notes to certain holders of 2005 notes and convertible notes that participate in the exchange offer. We intend to use the proceeds received from the offering of upsize notes to reduce amounts outstanding under our senior secured credit agreement. However, we may not be able to complete the components of our restructuring plan on acceptable terms, or at all. If we do not complete our restructuring plan, there will continue to be substantial doubt about our ability to continue as a going concern. Even if we complete our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to continue to improve our business operations, including our contracting and execution process, to achieve our forecast and continue as a going concern. Even if we successfully complete the exchange offer, we may not be able to continue as a going concern.

Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

        Our U.S. operations, which include Foster Wheeler's corporate center, are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension plans and other expenses related to corporate overhead. As of December 26, 2003, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $1 billion, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. In addition, as of December 26, 2003, Foster Wheeler Ltd. had $609 million of undrawn letters of credit, bank guarantees and surety bonds issued and outstanding, $44.9 million of which were cash collateralized. As of December 26, 2003, we had cash, cash equivalents, short-term investments and restricted cash of approximately $430 million, of which approximately $367 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $61 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdictions of organization, that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern. We may not be able to continue as a going concern even if we successfully complete the exchange offer.

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

        We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 76% of our fiscal year 2003 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

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  uncertain political, legal and economic environments;

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  potential incompatibility with foreign joint venture partners;

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  foreign currency controls and fluctuations;

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  energy prices;

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  terrorist attacks against facilities owned or operated by U.S. companies;

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  war and civil disturbances; and

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  labor problems.

        Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of December 26, 2003, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1 billion, $137 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $128.2 million of outstanding loans under the senior secured credit agreement, $200 million of 2005 notes, $210 million of convertible notes, $175 million of trust securities and $113.3 million of Robbins bonds outstanding. In addition, under our senior secured credit agreement we paid a $13.6 million fee on March 31, 2004 and our annual interest rate on our borrowings thereunder has been increased by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. As of December 26, 2003, on a pro forma basis after giving effect to the exchange offer, the offering and the issuance of the upsize notes (including repayment of approximately $120 million of outstanding loans under the senior secured credit agreement), our total consolidated debt would have been $576 million, assuming the issuance of the new notes in exchange for 2005 notes is accounted for as a modification and $566 million assuming the issuance of new notes in exchange for 2005 notes is accounted for as an extinguishment. You should read "Accounting Treatment for the Exchange Offer" for more information. We will likely not have sufficient funds available to pay any of this long-term debt upon maturity.

        Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness. In addition, certain of our borrowings are at variable rates of interest that expose us to the risk of a rise in interest rates. Based on the rates in effect in 2003, our debt service payment obligations under our currently outstanding debt for 2003 totaled approximately $100 million and will be about the same for 2004. If the interest rate on our variable rate debt were to increase by one percentage point, our annual debt service payment obligations would increase by $1.5 million. After giving effect to the exchange offer and the upsize notes offering (including repayment of approximately $120 million in amounts outstanding under the senior secured credit agreement), based on rates currently in effect in 2004, our debt service payment obligations would be approximately $62.7 million.

Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

        Our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates with respect to such debt. We would not be able to repay such indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern. Our failure to repay such amounts under our senior secured credit agreement and indentures would have a material adverse effect on our financial condition and operations and result in defaults under the terms of our other indebtedness.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business would be materially adversely affected.

        It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide collateral to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

        Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to provide bonds, guarantees, and letters of credit, and to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. As our senior secured credit agreement matures in April 2005, after April 2004, we will no longer have the ability to obtain one-year letters of credit. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

Our current and future lump-sum, or fixed price, contracts and other shared risk contracts may result in significant losses if costs are greater than anticipated.

        Many of our contracts are lump-sum contracts and other shared risk contracts that are inherently risky because we agree to the selling price of the project at the time we enter the contracts. The selling price is based on our estimates of the ultimate cost of the contract and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In 2003 and 2002, we took charges of approximately $30.8 million and $216.7 million, respectively, relating to underestimated costs and post-completion warranty obligations primarily on lump-sum contracts.

        We also assume the project's technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

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  unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

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  changes in the costs of components, materials or labor;

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  difficulties in obtaining required governmental permits or approvals;

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  changes in local laws and regulations;

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  changes in local labor conditions;

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  project modifications creating unanticipated costs;

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  delays caused by local weather conditions; and

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  our suppliers' or subcontractors' failure to perform.

        These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

        In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management performance enhancements. This plan may not be successful, we may record significant charges and our operating costs may increase in the future.

We plan to expand the operations of our engineering and construction group which could negatively impact the group's performance and bonding capacity.

        We plan to expand the operations of our engineering and construction group to increase the size and number of lump-sum turnkey contracts, sometimes in countries where we have limited previous experience. We may bid for and enter into such contracts through partnerships or joint ventures with third parties that have greater bonding capacity than we do. This would increase our ability to bid for the contracts. Entering into these partnerships or joint ventures will expose us to credit and performance risks of those third party partners which could have a negative impact on our business and results of operations if these parties fail to perform under the arrangements.

We have high working capital requirements and will be required to refinance some of our indebtedness in the near term. We may have difficulty obtaining financing which would have a negative impact on our financial condition.

        Our business requires a significant amount of working capital and our U.S. operations, including our corporate center, are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. In some cases, we are contractually obligated to our customers to fund working capital on our projects. Moreover, we may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, our senior secured credit agreement and any 2005 notes and convertible notes that are not exchanged and which remain outstanding after this exchange offer mature in April 2005, November 2005 and June 2007, respectively, and will need to be repaid or refinanced at or prior to such dates. In addition, the new notes and the upsize notes mature in 2011 and will need to be repaid or refinanced at or prior to such date. As a result, we are subject to risks associated with debt financing, including increased interest expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

        Our working capital requirements may increase if we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued

increases in working capital requirements would have a material adverse effect on our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

        The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and/or earnings.

        Backlog at the end of 2003 declined 58% as compared to the year 2002. This decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects that were booked into backlog in 2002 and executed in 2003. Backlog may continue to decline.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

        Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court administrative claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through year end 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

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  the rate at which new claims are filed;

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  the number of new claimants;

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  changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

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  increases in legal fees or other defense costs associated with these claims;

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  increases in indemnity payments as a result of more expensive medical treatments for asbestos related diseases;

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  bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

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  adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

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  changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

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  enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

        The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through year end 2018. We believe that it is likely that there will be new claims filed after 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

        Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment could also be used and might project higher numbers of future claims than our forecast.

        All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We periodically update our forecasts to take into consideration recent claims experience and other developments, such as legislation, that may affect our estimates of future asbestos related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse effect on our financial condition.

        We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of December 26, 2003 includes as an asset an aggregate of approximately $555.4 million in probable insurance recoveries relating to (a) liability for pending and expected future asbestos claims through year end 2018. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred prior to 2002, and a portion of the costs incurred in connection with resolving asbestos claims during 2002 and 2003. The interim funding agreement was terminated in 2003. On February 13, 2001, litigation was commenced against us by certain insurers that were parties to the interim funding agreement seeking to recover from other insurers amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our subsidiaries' insurance policies.

        As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make lump sum payments, as well as payments over time, for use by us to fund asbestos related indemnity and defense costs. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

        Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

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  disputes regarding allocations of liabilities among us and the insurers;

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  the effect of deductibles and policy limits on available insurance coverage; and

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  the characterization of asbestos claims brought against us as product related or non-product related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

        In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least two of our significant insurers which are currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

        Project claims increased as a result of the increase in lump-sum contracts between the years 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

        In 2002, we reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims and poor economic conditions. As of December 26, 2003, we had no outstanding claims. In 2002, we recorded approximately $136.2 million in pre-tax contract related charges as a result of claims reassessment. We continue to pursue claims, but may not recover the full amount of these claims, and any future recoveries of these claims, if any, will be reflected as gains in our consolidated statement of operations. In 2003, Foster Wheeler Ltd. recorded a net gain related to contract claims of $1.5 million.

        We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

        We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

        We operate in more than 55 countries around the world, with approximately 5,400, or 81%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

        We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors' more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure by us to attract and retain qualified personnel, joint venture partners, advisors and subcontractors could have an adverse effect on us.

        Our ability to attract and retain qualified engineers and other professional personnel, as well as joint venture partners, advisors and subcontractors, will be an important factor in determining our future success. The market for these professionals, joint venture partners, advisors and subcontractors is competitive, and we may not be successful in our efforts to attract and retain these professionals, joint venture partners, advisors and subcontractors. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

        Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or

CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Energy Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

        We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

Foster Wheeler Ltd. has anti-takeover provisions in its bye-laws that may discourage a change of control.

        Foster Wheeler Ltd.'s bye-laws contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions provide for:

  •
  The board of directors to be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

  •
  Any amendment to the bye-law limiting the removal of directors to be approved by the board of directors and the affirmative vote of the holders of three-quarters of the issued shares entitled to vote at general meetings.

  •
  The board of directors to consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

  •
  Restrictions on the time period in which directors may be nominated. A shareholder notice to nominate an individual for election as a director must be received not less than 120 calendar days in advance of Foster Wheeler Ltd.'s proxy statement released to shareholders in connection with the previous year's annual meeting.

  •
  Restrictions on the time period in which shareholder proposals may be submitted. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting.

  •
  The board of directors to determine the powers, preferences and rights of preference shares and to issue the preference shares without shareholder approval. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

  •
  A general prohibition on "business combinations" between Foster Wheeler Ltd. and an "interested member." Specifically, "business combinations" between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

      "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

      "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

  •
  Any matter submitted to the shareholders at a meeting called on the requisition of shareholders holding not less than one-tenth of the paid-up voting shares of Foster Wheeler Ltd. to be approved by the affirmative vote of all of the shares eligible to vote at such meeting.

These provisions could make it more difficult for a third party to acquire Foster Wheeler Ltd., even if the third party's offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward looking statements that are based on management's assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading "Risk Factors" and the following, could cause our business conditions and results to differ materially from what is contained in forward looking statements:

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environment;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in estimates made by us of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with debt covenants;

  •
  monetization of certain power systems facilities;

  •
  implementation of our restructuring plan;

  •
  recoverability of claims against customers and others; and

  •
  changes in estimates used in its critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward looking statements that may be made by us.

        We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

CAPITALIZATION

        The following capitalization tables show the consolidated cash, restricted cash and capitalization of Foster Wheeler Ltd. and its subsidiaries as of December 26, 2003, for both the modification method, using a share price of $1.63 (at which price the exchange will be treated as a modification) and for the extinguishment method, using a share price of $1.64 (at which price the exchange will be treated as an extinguishment):

  •
  on an actual historical basis, and

  •
  as adjusted to give effect:

  (1)
  to the completion of the exchange offer and the offering, assuming:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw, those trust securities and elect to receive 100% common shares and preferred shares rather than cash;

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes;

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds validly tender, and do not validly withdraw, those Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

  (2)
  the concurrent issuance to $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. This private offering is conditional on the consummation of the exchange offer. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement.

  (3)
  payment to the lenders under our senior secured credit agreement of a fee of $13.6 million.

  (4)
  the award of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer.

        You should read this information together with the consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus. You should read "Unaudited Pro Forma Condensed Consolidated Financial Statements" for more information, including the sensitivity analysis with regards to the exchange offer found in the notes to the pro forma balance sheet and income statements therein. You should also read "Accounting Treatment for the Exchange Offer" for more information regarding the accounting treatment for the 2005 notes using the modification method and extinguishment method.

Capitalization

Modification Method:

	As of December 26, 2003
	Actual	Adjustments (modification method)	As adjusted (modification method)
	(in thousands
	except share amounts)
Unrestricted cash and cash equivalents(1)	$377,485	$(29,651)	$347,834
Restricted cash and cash equivalents	52,685	—	52,685
Short-term debt:
Current installments on long-term debt	$20,979	$(1,521)	$19,458
Bank loans	121	—	121

Total short-term debt	21,100	(1,521)	19,579

Long-term debt:
Senior secured credit facility(2)	$128,163	$(120,000)	$8,163
Other debt	5,566	—	5,566
6.75% senior notes due 2005(3)	200,000	(180,000)	20,000
10.50% senior secured notes due 2011, Series A(4)	—	144,935	144,935
10.50% senior secured notes due 2011, Series B(2)	—	120,000	120,000
Special-purpose project debt less current installments	119,281	—	119,281
Capital lease obligations less current	62,373	—	62,373
Subordinated Robbins exit funding obligations Series C less current(5)	87,595	(78,836)	8,759
Subordinated Robbins exit funding obligations Series D(5)	23,994	(21,594)	2,400
6.50% convertible subordinated notes due 2007(6)	210,000	(189,000)	21,000
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures(7)	175,000	(131,250)	43,750

Total long-term debt	1,011,972	(455,745)	556,227

Total debt	1,033,072	(457,266)	575,806

Minority interest in equity of consolidated affiliates	24,676	—	24,676
Shareholders' deficit:
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued(9)(10)	40,772	96,671	137,443
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued(9)	—	936	936
Paid-in capital(9)(10)	201,841	347,809	549,650
Retained earnings (deficit)(9)	(811,054)	23,901	(787,153)
Unearned Compensation(10)	—	(15,974)	(15,974)
Accumulated other comprehensive income	(303,999)	—	(303,999)

Total shareholders' deficit	(872,440)	453,344	(419,096)

Total capitalization	185,308	(3,922)	181,386

(1)
Assumes estimated transaction costs of $10.8 million paid in 2004, and reflects the payment of accrued interest of $5.2 million on the 2005 notes, the convertible notes, the Robbins bonds and under our senior secured credit agreement, and payment of a fee of $13.6 million to the lenders under the senior secured credit facility.
(2)
Adjusted to reflect the concurrent offering of $120 million in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer.
(3)
Adjusted to reflect the exchange of 90% of the 2005 notes for new notes, common stock and preferred stock. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.
(4)
Adjusted to reflect the issuance of $135 million of new notes, calculated as follows (in thousands):
Face value of 2005 notes to be exchanged	$180,000
Fair value of common shares and preferred shares	$(33,885)
Fees paid to/on behalf of holders	$(1,180)

Carrying value of the new notes	$144,935

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.
(5)
Adjusted to reflect the exchange of 90% of the aggregate principal amount or, if applicable, aggregate accreted principal amount, of the Robbins bonds for common shares and preferred shares.
(6)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares.
(7)
Adjusted to reflect the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares and preferred shares and not for cash. If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to certain holders of the convertible notes and 2005 notes, there would be no net impact to Foster Wheeler.
(8)
Adjusted to reflect the elimination of 75% of the deferred accrued interest expense on the trust securities as a result of the exchange of 75% of the trust securities for common shares and preferred shares.
(9)
The pro forma capitalization table has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of December 26, 2003 assuming a share price of $1.63 per share. For sensitivities, please refer to the footnotes to the unaudited pro forma condensed consolidated balance sheets on pages 48 and 52.

	Senior Secured Credit Agreement	2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Common shares issued*	$9,800 †	$11,169	$21,791	$39,311	$14,600	$96,671
Preferred shares issued*	$—	$120	$235	$423	$158	$936
Paid in capital*	$6,174 †	$22,596	$44,095	$245,365	$29,579	$347,808
Retained Deficit:
Debt conversion expense	$—	$—	$—	$(101,789)	$—	$(101,789)
Gain on exchange	$—	$—	$35,830	$—	$115,430	$151,650
Write-off issuance and offering cost	$(4,147)	$(3,588)	$(1,700)	$—	$(6,319)	$(15,754)
Write-off accrued interest	$(9,816)	$—	$—	$—	$—	$(9,816)

Total change	$(13,963)	$(3,588)	$34,130	$(101,789)	$109,111	$23,901

  *
  If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to holders of the convertible notes and 2005 notes. There would be no net cash impact to the company. The shareholders' deficit would remain the same, however there would be a change in retained earnings offset by a corresponding change in paid-in-capital.
  †
  Reflects the issuance of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $1.63 per share. Grants under the plan will be expensed over a three year vesting period.

(10)
Reflects the issuance of 9,800,000 shares of common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $1.63 per share. Grants under the plan will be expensed over a three year vesting period.

Capitalization

Extinguishment Method:

	As of December 26, 2003
	Actual	Adjustments (extinguishment method)	As adjusted (extinguishment method)
	(in thousands
	except share amounts)
Unrestricted cash and cash equivalents(1)	$377,485	$(29,651)	$347,834
Restricted cash and cash equivalents	52,685	—	52,685

Short-term debt:
Current installments on long-term debt	$20,979	$(1,521)	$19,458
Bank loans	121	—	121

Total short-term debt	21,100	(1,521)	19,579

Long-term debt:
Senior secured credit facility(2)	$128,163	$(120,000)	$8,163
Other debt	5,566	—	5,566
6.75% senior notes due 2005(3)	200,000	(180,000)	20,000
10.50% senior secured notes due 2011, Series A(4)	—	135,000	135,000
10.50% senior secured notes due 2011, Series B(2)	—	120,000	120,000
Special-purpose project debt less current installments	119,281	—	119,281
Capital lease obligations less current	62,373	—	62,373
Subordinated Robbins exit funding obligations Series C less current(5)	87,595	(78,836)	8,759
Subordinated Robbins exit funding obligations Series D(5)	23,994	(21,594)	2,400
6.50% convertible subordinated notes due 2007(6)	210,000	(189,000)	21,000
Mandatory redeemable preferred securities of subsidiary holding solely junior subordinated deferrable interest debentures(7)	175,000	(131,250)	43,750

Total long-term debt	1,011,972	(465,680)	546,292

Total debt	1,033,072	(467,201)	565,871

Minority interest in equity of consolidated affiliates	24,676	—	24,676
Shareholders' deficit:
Common shares: 160,000,000 shares authorized, $1.00 par value; 40,771,560 shares issued(9)(10)	40,772	96,671	137,443
Preferred shares: 1,500,000 shares authorized; $1.00 par value; none issued(9)	—	936	936
Paid-in capital(9)(10)	201,841	349,406	551,247
Retained earnings (deficit)(9)	(811,054)	35,587	(775,467)
Unearned compensation(10)	—	(16,072)	(16,072)
Accumulated other comprehensive income	(303,999)	—	(303,999)

Total shareholders' deficit	(872,440)	466,528	(405,912)

Total capitalization	185,308	(673)	184,635

(1)
Assumes estimated transaction costs of $10.8 million paid in 2004, and reflects the payment of accrued interest of $5.2 million on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement, and payments of a fee of $13.6 million to the lenders under the senior secured credit facility.

(2)
Adjusted to reflect the concurrent offering of $120 million in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer.

(3)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of 2005 notes for new notes, common shares and preferred shares. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(4)
Adjusted to reflect the issuance of $135 million in aggregate principal amount of new notes. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(5)
Adjusted to reflect the exchange of 90% of the aggregate principal amount or, if applicable, the aggregate accreted principal amount, of the Robbins bonds for common shares and preferred shares.

(6)
Adjusted to reflect the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares.

(7)
Adjusted to reflect the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares and preferred shares and not for cash. If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to certain holders of the convertible notes and 2005 notes, there would be no net impact to Foster Wheeler.

(8)
Adjusted to reflect the elimination of 75% of the deferred accrued interest expense on the trust securities as a result of the exchange of 75% of the trust securities for common shares and preferred shares.

(9)
The pro forma capitalization table has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as of December 26, 2003 assuming a price of $1.64 per share. For sensitivities, please refer to the footnotes to the unaudited pro forma condensed consolidated balance sheets on pages 48 and 52.

	Senior Secured Credit Agreement		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Common shares issued*	$9,800	†	$11,169	$21,791	$39,311	$14,600	$96,671
Preferred shares issued*	—		$120	$235	$423	$158	$936
Paid in capital*	$6,272	†	$22,804	$44,500	$245,979	$29,851	$349,406
Retained Deficit:
Debt on conversion expense	$0		$0	$0	$(102,402)	$0	$(102,402)
Gain on exchange	—		$10,907	$35,425	—	$115,158	$161,490
Write-off issuance and offering cost	$(4,147)		$(1,519)	(1,700)	—	$(6,319)	$(13,685)
Write-off accrued interest and deferred dividends	$(9,816)	**	—	—	—	—	$(9,816)

Total change	$(13,963)		$9,388	$33,725	$(102,402)	$108,839	$35,587

  *
  If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to holders of the convertible notes and 2005 notes. There would be no net cash impact to the company. The shareholders' deficit would remain the same, however there would be a change in retained earnings offset by a corresponding change in paid-in-capital.

  **
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility. The amount of $3,797 was amortized in 2003.

  †
  Reflects the issuance of 9,800,000 common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $1.64 per share. Grants under the plan will be expensed over a three year vesting period.

(10)
Reflects the issuance of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer at a price of $1.64 per share. Grants under the plan will be expensed over a three year vesting period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated income statements for the year ended December 26, 2003 give effect to the events discussed below as if each had occurred on December 28, 2002, the first day of our 2003 fiscal year. The unaudited pro forma condensed consolidated balance sheets as of December 26, 2003 gives effect to the exchange offer as if it had occurred on December 26, 2003. In each case we assume that:

  •
  holders of 75% of the aggregate liquidation amount of trust securities validly tender, and do not validly withdraw, those trust securities and elect to receive 100% common shares and preferred shares rather than cash; and

  •
  holders of 90% of the aggregate principal amount of convertible notes validly tender, and do not validly withdraw, those convertible notes; and

  •
  holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds validly tender, and do not validly withdraw, those Robbins bonds; and

  •
  holders of 90% of the aggregate principal amount of 2005 notes validly tender, and do not validly withdraw, those 2005 notes.

        The unaudited pro forma condensed consolidated financial statements also give effect to the concurrent issuance of $120 million aggregate principal amount of upsize notes. The upsize notes are being offered and sold in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer. This private offering is conditional on the consummation of the exchange offer. It is anticipated that the proceeds from the upsize notes offering will be used to reduce amounts outstanding under our senior secured credit agreement. In addition, the pro forma capitalization table assumes payment to the lenders under our senior secured credit facility of a fee of $13.6 million, and award of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer.

        The exchange of the 2005 Notes for equity and new notes will be accounted for in accordance with Emerging Issue Task Force Issue No. 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments". We will account for the treatment of the 2005 notes in the exchange offer using either the modification method or the extinguishment method, as appropriate. You should read "Accounting Treatment for the Exchange Offer" for more information. The unaudited pro forma condensed consolidated financial statements presented in the tables beginning on page 46 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming the modification method is used and the unaudited pro forma condensed consolidated financial statements in the tables beginning on page 51 reflect pro forma results giving effect to the exchange offer and the upsize notes offering assuming the extinguishment method is used.

        The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

        You should read this information together with the consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet(1)
(In thousands)
(Modification Method)

	December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma December 26, 2003
Cash, cash equivalents and short-term investments(2)	$377,485	$(16,000)	$(6,313)	$(2,914)	$(2,724)	$(1,700)	$347,834
Account and notes receivable, net	556,414	—	—	—	—	—	556,414
Contracts in process and inventories	173,293	—	—	—	—	—	173,293
Prepaid expenses, prepaid, deferred and refundable income taxes	67,184	—	—	—	—	—	67,184

Total current assets	1,174,376	(16,000)	(6,313)	(2,914)	(2,724)	(1,700)	1,144,725

Land, buildings and equipment	622,729	—	—	—	—	—	622,729
Less accumulated depreciation	313,114	—	—	—	—	—	313,114

Net book value	309,615	—	—	—	—	—	309,615

Restricted Cash	52,685	—	—	—	—	—	52,685
Asbestos-related insurance recovery receivable	495,400	—	—	—	—	—	495,400
Other assets	474,454	(13,290)	—	—	(3,989)	(4,618)	452,557

Total assets	$2,506,530	$(29,290)	$(6,313)	$(2,914)	$(6,713)	$(6,318)	$2,454,982

Current installments on long-term debt and bank loans	$21,100	$—	$—	$(1,521)	$—	$—	$19,579
Accounts payable and accrued expenses	686,662	(1,405)	(1,545)	(1,214)	(1,024)	—	681,474
Estimated cost to complete long-term contracts	552,754	—	—	—	—	—	552,754
Other current liabilities	113,244	(13,922)	—	—	—	—	99,322

Total current liabilities	1,373,760	(15,327)	(1,545)	(2,735)	(1,024)	—	1,353,129

Corporate and other debt less current installments	253,010	(120,000)	—	—	—	—	133,010
6.75% senior notes due 2005	200,000	—	(180,000)	—	—	—	20,000
10.50% senior notes due 2011, Series A(8)	—	—	144,935	—	—	—	144,935
10.50% senior notes due 2011, Series B	—	120,000	—	—	—	—	120,000
Pension, post retirement and other employees benefits	295,133	—	—	—	—	—	295,133
Asbestos-related liability	526,200	—	—	—	—	—	526,200
Other liabilities (excluding minority interest)	171,581	—	—	—	—	—	171,581
Subordinated Robbins exit funding obligations Series C less current	87,595	—	—	(78,836)	—	—	8,759
Subordinated Robbins exit funding obligations Series D	23,994	—	—	(21,594)	—	—	2,400
Convertible subordinated notes	210,000	—	—	—	(189,000)	—	21,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures	175,000	—	—	—	—	(131,250)	43,750
Deferred accrued interest expense – mandatory redeemable interest securities	38,021	—	—	—	—	(28,516)	9,505

Total liabilities	3,354,294	(15,327)	(36,610)	(103,165)	(190,024)	(159,766)	2,849,402

Minority interest in equity of consolidated affiliates	24,676	—	—	—	—	—	24,676

Shareholders' Deficit:
Common shares(9)	40,772	9,800	11,169	21,791	39,311	14,600	137,443
Preferred Shares(9)	—	—	120	235	423	158	936
Paid-in capital	201,841	6,174	22,596	44,095	245,365	29,579	549,650
Retained earnings (deficit)	(811,054)	(13,963)	(3,588)	34,130	(101,789)	109,111	(787,153)
Unearned Compensation†	—	(15,974)	—	—	—	—	(15,974)
Accumulated other comprehensive loss	(303,999)	—	—	—	—	—	(303,999)

Total shareholders' deficit(1),(10),(11),(12),(13),(14),(15)	(872,440)	(13,963)	30,297	100,251	183,311	153,448	(419,096)

Total liabilities and shareholders' deficit	$2,506,530	$(29,290)	$(6,313)	$(2,914)	$(6,713)	$(6,318)	$2,454,982

Notes to the unaudited pro forma condensed balance sheet:

(1)
The unaudited pro forma condensed consolidated balance sheet has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of December 26, 2003.

	Senior Secured Credit Agreement		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)		(in thousands)	(in thousands)	(in thousands)	(in thousands)	(in thousands)
Common shares issued*	$9,800	†	$11,169	$21,791	$39,311	$14,600	$96,671
Preferred shares issued*	$—		$120	$235	$423	$158	$936
Paid in capital*	$6,174	†	$22,596	$44,095	$245,365	$29,579	$347,809
Retained Deficit:
Debt on conversion expense	$—		$—	$—	$(101,789)	$—	$(101,789)
Gain on exchange and offering	—		—	$35,830	—	$115,430	$151,260
Write-off issuance cost	$(4,147)		(3,588)	(1,700)	—	$(6,319)	$(15,754)
Write-off accrued interest and deferred dividends	$(9,816	)**	—	—	—	$—	$(9,816)

Total change	$(13,963)		$(3,588)	$34,130	$(101,789)	$109,111	$23,901

  *
  If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to holders of the convertible notes and 2005 notes. There would be no net cash impact to the company. The shareholders' deficit would remain the same, however there would be a change in retained earnings offset by a corresponding change in paid-in-capital.
  **
  Reflects the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under the our senior secured credit facility. The amount of $3,797 was amortized in 2003.

  †
  Reflects the issuance of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and board of directors, under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price of $1.63 per share. Grants under the plan will be expensed over a three year vesting period. These awards are contingent upon all transactions contemplated by this prospectus being completed.

(2)
Assumes estimated transaction costs of $10.8 million paid in 2004, and reflects the payment of accrued interest of $5.2 million on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement and payment of a $13.6 million fee to the lenders under Foster Wheeler LLC's senior secured credit agreement.

(3)
Adjusted to reflect the concurrent offering of $120 million in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(4)
Assumes the exchange of 90% of the aggregate principal amount of the 2005 notes for new notes, common shares and preferred shares, payment of transaction costs of $4.8 million and payment of interest of $1.5 million. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(5)
Assumes the exchange of 90% of the aggregate principal amount, or if applicable, aggregate accreted principal amount, of the Robbins bonds for common shares and preferred shares, and payment of transaction costs of $1.7 million and payment of accrued interest of $1.2 million.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of 90% of the unamortized issuance costs for $4 million against paid-in capital.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares and preferred shares (and not for cash) and the resulting elimination of 75% of the deferred accrued interest and the write-off of 75% of the unamortized issuance costs for $4.6 million.

(8)
Adjusted to reflect the issuance of $135 million of new notes, calculated as follows (in thousands):

Face value of 2005 notes to be exchanged	$180,000
Fair value of common shares and preferred shares	$(33,885)
Fees paid to/on behalf of holders	$(1,180)

Carrying value of the new notes	$144,935
(9)
The pro forma balance sheet does not reflect the conversion of the preferred shares into common shares. Upon conversion of the preferred shares into common shares, the total number of common shares outstanding will be 212,305.

(10)
If 100% of each of the outstanding 2005 notes, Robbins bonds, trust securities and convertible notes are exchanged, the shareholders' deficit would be reduced by an additional $87,365 and total liabilities would be reduced by an additional $89,769.

(11)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $377 and total liabilities would be reduced by $394.

(12)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $1,133 and total liabilities would be reduced by $1,146.

(13)
If the percentage of convertible notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,056 and total liabilities would be reduced by $2,111.

(14)
If the percentage of trust securities exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,069 and total liabilities would be reduced by $2,130.

(15)
If the price per common share at closing is $0.10 lower, the shareholders' deficit would be increased by $2,079. Since a price higher than $1.63 per share would result in the transaction being treated as an extinguishment, see the extinguishment scenario for the impact of a higher price per common share.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Modification method)

	For the Year Ended December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma for the Combined Year Ended December 26, 2003
Operating revenues	$3,723,815	$—		$—	$—	$—	$—	$3,723,815
Other income	77,493	—		—	—	—	—	77,493

Total revenues and other income	3,801,308	—		—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—		—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	5,325	(14)	—	—	—	—	205,274
Other deductions	168,455	—		—	—	—	—	168,455
Interest expense	77,354	(441)		812	(7,351)	(13,434)	(293)	56,647
Dividends on preferred securities of subsidiary trust	18,130	—		—	—	—	(13,598)	4,532
Minority interest in net earnings of consolidated affiliates	5,715	—		—	—	—	—	5,715

Total costs and expenses	3,910,945	4,884		812	(7,351)	(13,434)	(13,891)	3,881,965

Income (loss) before taxes	(109,637)	(4,884)		(812)	7,351	13,434	13,891	(80,657)
Provision for income taxes	47,426	—		—	—	—	—	47,426

Net (loss) income(8), (9), (10), (11), (12), (13), (14)	(157,063)	(4,884)		(812)	7,351	13,434	13,891	(128,083)

Basic and diluted (loss) income per common share(2)	(3.83)							(0.98)
Weighted average number of common shares outstanding (in thousands)	41,045							131,183

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The pro forma income statement has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. A share price of $1.63 per common share has been assumed. The pro forma income statement does not reflect the non-recurring gain of $151,260 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $100,089 on the conversion of the convertible notes.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120 million of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional of the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes (in thousands):

Interest under senior secured credit agreement	$(7,290)
Amortization of issuance expenses	$(1,954)
Interest on upsize notes at 10.5%	$12,600
Amortization of bank fee	$(3,797)

Net impact on interest expense	$(441)

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes (in thousands):

Interest on the 2005 notes	$(12,150)
Net impact of amortization of issuance expenses	$(128)
Interest on new notes at 10.5%	$13,091

Net impact on interest expense	$812

  Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(5)
Assumes the exchange of 90% of the aggregate principal amount, or if applicable, aggregate accreted principal amount of the Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense for $7.3 million.

(6)
Assumes the exchange of aggregate principal amount of the 90% of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization for $13.4 million.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount trust securities for common shares and preferred shares (and not for cash), and the elimination of 75% of the interest expense and issuance costs amortization for $13.9 million.

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be $(121,233), and the earnings per share would be $0.84.

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $9.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $82.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $149.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $185.

(13)
If the price per common share at closing is $0.10 lower, the loss available to common shareholders would decrease by $134. For the impact of a higher price per common share, see the extinguishment scenario.

(14)
Reflects the amortization of the cost of 9.8 million common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per share of $1.63. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

Unaudited Condensed Consolidated Pro Forma Balance Sheet(1)
(In thousands)
(Extinguishment method)

	December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma December 26, 2003
Cash, cash equivalents and short-term investments(2)	$377,485	$(16,000)	$(6,313)	$(2,914)	$(2,724)	$(1,700)	$347,834
Account and notes receivable, net	556,414	—	—	—	—	—	556,414
Contracts in process and inventories	173,293	—	—	—	—	—	173,293
Prepaid expenses, prepaid, deferred and refundable income taxes	67,184	—	—	—	—	—	67,184

Total current assets	1,174,376	(16,000)	(6,313)	(2,914)	(2,724)	(1,700)	1,144,725

Land, buildings and equipment	622,729	—	—	—	—	—	622,729
Less accumulated depreciation	313,114	—	—	—	—	—	313,114

Net book value	309,615	—	—	—	—	—	309,615

Restricted Cash	52,685	—	—	—	—	—	52,685
Asbestos-related insurance recovery receivable	495,400	—	—	—	—	—	495,400
Other assets	474,454	(13,290)	3,249	—	(3,989)	(4,618)	455,806

Total assets	$2,506,530	$(29,290)	$(3,064)	$(2,914)	$(6,713)	$(6,318)	$2,458,231

Current installments on long-term debt and bank loans	$21,100	$—	$—	$(1,521)	$—	$—	$19,579
Accounts payable and accrued expenses	686,662	(1,405)	(1,545)	(1,214)	(1,024)	—	681,474
Estimated cost to complete long-term contracts	552,754	—	—	—	—	—	552,754
Other current liabilities	113,244	(13,922)	—	—	—	—	99,322

Total current liabilities	1,373,760	(15,327)	(1,545)	(2,735)	(1,024)	—	1,353,129

Corporate and other debt less current installments	253,010	(120,000)	—	—	—	—	133,010
6.75% senior notes due 2005	200,000	—	(180,000)	—	—	—	20,000
10.50% senior notes due 2011, Series A(8)	—	—	135,000	—	—	—	135,000
10.50% senior notes due 2011, Series B	—	120,000	—	—	—	—	120,000
Pension, post retirement and other employees benefits	295,133	—	—	—	—	—	295,133
Asbestos-related liability	526,200	—	—	—	—	—	526,200
Other liabilities (excluding minority interest)	171,581	—	—	—	—	—	171,581
Subordinated Robbins exit funding obligations Series C less current	87,595	—	—	(78,836)	—	—	8,759
Subordinated Robbins exit funding obligations Series D	23,994			(21,594)			2,400
Convertible subordinated notes	210,000	—	—	—	(189,000)	—	21,000
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures(7)	175,000	—	—	—	—	(131,250)	43,750
Deferred accrued interest expense—mandatory redeemable interest securities(7)	38,021					(28,516)	9,505

Total liabilities	3,354,294	(15,327)	(46,545)	(103,165)	(190,024)	(159,766)	2,839,467

Minority interest in equity of consolidated affiliates	24,676	—	—	—	—	—	24,676

Shareholders' Deficit:
Common shares(9)	40,772	9,800	11,169	21,791	39,311	14,600	137,443
Preferred Shares(9)	—	—	120	235	423	158	936
Paid-in capital	201,841	6,272	22,804	44,500	245,979	29,851	551,247
Retained earnings (deficit)	(811,054)	(13,963)	9,388	33,725	(102,402)	108,839	(775,467)
Unearned Compensation†	—	(16,072)	—	—	—	—	(16,072)
Accumulated other comprehensive loss	(303,999)	—	—	—	—	—	(303,999)

Total shareholders' deficit,(1), (10),(11),(12),(13),(14),(15)	(872,440)	(13,963)	43,481	100,251	183,311	153,448	(405,912)

Total liabilities and shareholders' deficit	2,506,530	$(29,290)	$(3,064)	$(2,914)	$(6,713)	$(6,318)	$2,458,231

Notes to unaudited pro forma condensed consolidated balance sheet:

(1)
The pro forma balance sheet has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to repay amounts outstanding under the senior secured credit agreement, as of December 26, 2003. A share price of $1.64 per common share is assumed:

	Senior Secured Credit Agreement	2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total
	(in thousands)
Common shares issued*	$9,800 †	$11,169	$21,791	$39,311	$14,600	$96,671
Preferred shares issued*	—	$120	$235	$423	$158	$936
Paid in capital*	$6,272 †	$22,804	$44,500	$245,979	$29,851	$349,406
Retained Deficit:
Debt on conversion expense	$0	$0	$0	$(102,402)	$0	$(102,402)
Gain on exchange and offering	—	$10,907	$35,425	—	$115,158	$161,490
Write-off issuance cost	$(4,147)	$(1,519)	(1,700)	—	$(6,319)	$(13,685)
Write-off accrued interest and deferred dividends	$(9,816)	—	—	—	—	$(9,816)

Total change	$(13,963)	$9,388	$33,725	$(102,402)	$108,839	$35,587

  *
  If the holders of trust securities elect to receive cash instead of common shares and preferred shares, then those common shares and preferred shares that would have been issued to the holders of trust securities would be issued to holders of the convertible notes and 2005 notes. There would be no net cash impact to the company. The shareholders' deficit would remain the same, however there would be a change in retained earnings offset by a corresponding change in paid-in-capital.
  †
  Reflects the issuance of 9,800,000 restricted common shares of Foster Wheeler Ltd. to members of Foster Wheeler's senior management and a board of directors, under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer, at a price of $1.64 per share. Grants under the plan will be expensed over a three year vesting period. These awards are contingent upon all transactions contemplated by this prospectus being completed.

(2)
Assumes estimated transaction costs of $10.8 million paid in 2004, and reflects the payment of accrued interest of $5.2 million on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement and payment of a $13.6 million fee to the lenders under Foster Wheeler LLC's senior secured credit agreement.

(3)
Adjusted to reflect the concurrent offering of $120 million in aggregate principal amount of upsize notes. The upsize notes will be offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participate in the exchange offer. Proceeds from the sale of the upsize notes will be used to reduce amounts outstanding under Foster Wheeler LLC's senior secured credit agreement. The private offering is conditional on the consummation of the exchange offer. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(4)
Assumes the exchange of 90% in aggregate principal amount of the 2005 notes for new notes, common shares and preferred shares, payment of transaction costs of $4.8 million and payment of accrued interest of $1.5 million. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, the interest rate will increase to 11.5% per annum.

(5)
Assumes the exchange of 90% in aggregate principal amount, or if applicable, aggregate accreted principal amount, of the Robbins bonds for common shares and preferred shares, payment of transaction costs of $1.7 million and payment of accrued interest of $1.2 million.

(6)
Assumes the exchange of 90% in aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of 90% of the unamortized issuance costs for $3,989 against paid-in capital.

(7)
Assumes the exchange of 75% aggregate liquidation amount of the trust securities for common shares and preferred shares and the resulting elimination of 75% of the deferred accrued interest and the write-off of 75% of the unamortized issuance costs for $4.6 million.

(8)
Adjusted to reflect the issuance of $135 million in aggregate principal amount of new notes.

(9)
The pro forma balance sheet does not reflect the conversion of the preferred shares into common shares. Upon conversion of the preferred shares into common shares, the total number of common shares outstanding will be 212,305.

(10)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the shareholders' deficit would be reduced by an additional $88,563 and total liabilities would be reduced by an additional $91,004.

(11)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $996, and total liabilities would be reduced by $517.

(12)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $1,133 and total liabilities would be reduced by $1,146.

(13)
If the percentage of convertible notes exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,056 and total liabilities would be reduced by $2,111.

(14)
If the percentage of trust securities exchanged is 1 percentage point higher, the shareholders' deficit would be reduced by $2,069 and total liabilities would be reduced by $2,130.

(15)
The price per common share at closing has no impact on the shareholders' deficit in the extinguishment scenario.

Unaudited Condensed Consolidated Pro Forma Income Statement(1)
(In thousands, except per share amounts)
(Extinguishment method)

	For the Year Ended December 26, 2003	Pro Forma Adjustments for the Senior Secured Credit Agreement(3)		Pro Forma Adjustments for 2005 Notes(4)	Pro Forma Adjustments for Robbins Bonds(5)	Pro Forma Adjustments for Convertible Notes(6)	Pro Forma Adjustments for Trust Securities(7)	Pro Forma Combined Twelve Months Ended December 26, 2003
Operating revenues	$3,723,815	$—		$—	$—	$—	$—	$3,723,815
Other income	77,493	—		—	—	—	—	77,493

Total revenues and other income	3,801,308	—		—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—		—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	5,357	(14)	—	—	—	—	205,306
Other deductions	168,455	—		—	—	—	—	168,455
Interest expense	77,354	(441)		2,309	(7,351)	(13,434)	(293)	58,144
Dividends on preferred securities of subsidiary trust	18,130	—		—	—	—	(13,598)	4,532
Minority interest in net earnings of consolidated affiliates	5,715	—		—	—	—	—	5,715

Total costs and expenses	3,910,945	4,916		2,309	(7,351)	(13,434)	(13,891)	3,883,494

Income (loss) before taxes	(109,637)	(4,916)		(2,309)	7,351	13,434	13,891	(82,186)
Provision for income taxes	47,426	—		—	—	—	—	47,426

Net (loss) income(8), (9), (10), (11), (12), (13), (14)	(157,063)	(4,916)		(2,309)	7,351	13,434	13,891	(129,612)
Basic and diluted (loss) income per common share(2)	(3.83)							(0.99)
Weighted average number of common shares outstanding (in thousands)(2)	41,045							131,183

Notes to the unaudited condensed consolidated pro forma income statement:

(1)
The pro forma income statement has been prepared to reflect the exchange of 90% of the convertible notes and Robbins bonds for common shares and preferred shares, the exchange of 75% of the trust securities for common shares and preferred shares, assuming that tendering holders elect to receive 100% in common shares and preferred shares rather than cash, the exchange of 90% of the 2005 notes for new notes, common shares and preferred shares, and the issuance of $120 million in aggregate principal amount of upsize notes, the proceeds of which will be used to repay the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. A share price of $1.64 per common share has been assumed. The pro forma income statement does not reflect the non-recurring gain of $134,494 on exchange of common shares and preferred shares of Foster Wheeler Ltd. for the 2005 notes, Robbins bonds and trust securities, nor the non-recurring loss of $(100,703) on the conversion of the convertible notes.

(2)
In accordance with Emerging Issues Task Force Issue No. 03-6, "Participating Securities and the Two-Class Method under FAS 128," losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)
Assumes that $120 million of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the upsize notes in a private offering which is conditional on the consummation of the exchange offer, and corresponding interest and issuance cost amortizations are eliminated, and additional interest incurred on the upsize notes (in thousands):

Interest under senior secured credit agreement	$(7,290)
Amortization of issuance expenses	$(1,954)
Interest on upsize notes at 10.5%	$12,600
Amortization of bank fee	$(3,797)

Net impact on interest expense	$(441)

(4)
Assumes 90% of the aggregate principal amount of the 2005 notes are exchanged for new notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest is incurred on the new notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the new notes (in thousands):

Interest on the 2005 notes	$(12,150)
Net impact of amortization of issuance expenses	$284
Interest on new notes at 10.5%	$14,175

Net impact on interest expense	$2,309
(5)
Assumes the exchange of 90% of the aggregate principal amount, and if applicable, aggregate accreted principal amount, of the Robbins bonds for common shares and preferred shares and elimination of 90% of the interest expense for $7.5 million.

(6)
Assumes the exchange of 90% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of 90% of the interest expense and issuance costs amortization for $13.4 million.

(7)
Assumes the exchange of 75% of the aggregate liquidation amount of the trust securities for common shares and preferred shares, and the elimination of 75% of the interest expense and issuance costs amortization for $13.9 million

(8)
If 100% of each of the 2005 notes, the Robbins bonds, the trust securities and the convertible notes are exchanged, the loss available to common shareholders would be $(122,929), and the basic and diluted earnings per share would be $(0.85).

(9)
If the percentage of 2005 notes exchanged is 1 percentage point higher, the loss available to common shareholders would increase by $26.

(10)
If the percentage of Robbins bonds exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $82.

(11)
If the percentage of convertible notes exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $149.

(12)
If the percentage of trust securities exchanged is 1 percentage point higher, the loss available to common shareholders would decrease by $185.

(13)
If the price per common share at closing is $0.10 higher, the loss available to common shareholders would increase by $327. Since a price lower than $1.64 per share would result in the transaction being treated as a modification, see the modification scenario for the impact of a lower price per common share.

(14)
Reflects the amortization of the cost of 9.8 million common shares of Foster Wheeler Ltd. to be granted to members of Foster Wheeler's senior management and board of directors under a restricted stock plan which we intend to adopt before the closing of the exchange offer, at a price per common share of $1.64. The cost of grants under the plan will be expensed over a three year vesting period. Awards under the plan are contingent upon the consummation of the exchange offer as described in this prospectus.

SELECTED FINANCIAL DATA

        The following selected balance sheet data as of December 26, 2003 and December 27, 2002 and statement of operations and cash flow data for each of our three fiscal years in the period ended December 26, 2003 have been derived from our audited consolidated financial statements, incorporated by reference in this prospectus. The selected balance sheet data for 2001, 2000 and 1999, and the statement of operations and cash flow data for the years ended 1999 and 2000, have been derived from Item 6 of our Annual Report on Form 10-K for the year ended December 26, 2003. Our operating data for each period displayed is derived from our books and records. You should read this information together with the consolidated and consolidated financial statements, including the notes contained in the financial statements, of us and our subsidiaries, which are incorporated by reference in this prospectus.

	2003		2002		2001		2000	1999
	(in thousands, except for per share amounts)
Statement of Operations Data:
Revenues	$3,801,308		$3,574,537		$3,392,474		$3,969,355	$3,944,074
(Loss)/earnings before income taxes	(109,637	)(1)	(360,062	)(2)	(212,965	)(4)	52,166	(194,288	)(6)
Provision/(benefit) for income taxes	47,426		14,657		123,395	(5)	15,179	(48,208)
(Loss)/earnings prior to cumulative effect of a change in accounting principle	(157,063)		(374,719)		(336,360)		36,987	(146,080)
Cumulative effect of a change in accounting principal for goodwill, net of $0 tax	—		(150,500	)(3)	—		—	—
Net (loss)/earnings	(157,063)		(525,219)		(336,360)		36,987	(146,080)
(Loss)/earnings per share: Basic and diluted:
Net (loss)/earnings prior to cumulative effect of a change in accounting principles	$(3.83)		$(9.15)		$(8.23)		$.91	$(3.59)
Cumulative effect on prior years (to December 28, 2001) of a change in accounting principle for goodwill	—		$(3.67)		—		—	—
Net(Loss)/earnings per share:
Basic and diluted	$(3.83)		$(12.82)		$(8.23)		$.91	$(3.59)
Shares Outstanding:
Basic
Weighted average number of shares outstanding	41,045		40,957		40,876		40,798	40,742
Diluted:
Effect of stock options(7)	—		—		—		7	—

Total diluted	41,045		40,957		40,876		40,805	40,742

	2003	2002	2001	2000		1999
	(in thousands, except for per share amounts)
Balance Sheet Data:
Current Assets	$1,174,376	$1,329,847	$1,754,376	$1,622,976		$1,615,096
Current liabilities	1,373,760	1,449,795	2,388,620	1,454,603		1,471,552
Working capital	(199,384)	(119,948)	(634,244)	168,373		143,544
Land, building and equipment (net)	309,615	407,819	399,198	495,034		648,199
Total assets	2,506,530	2,842,277	3,325,837	3,507,581		3,467,085
Bank loans	121	14,474	20,244	103,479		63,378
Long-term borrowing (including current installments):
Corporate and other debt	333,800	346,707	297,627	306,188		372,921
Project debt	137,177	205,840	226,056	274,993		349,501
Capital lease obligations	63,695	58,987	—	—		—
Subordinated Robbins Facility exit funding obligations	113,279	113,254	113,123	113,238		113,000
Convertible subordinated notes	210,000	210,000	210,000	—		—
Preferred trust securities	175,000	175,000	175,000	175,000		175,000
Cash dividends per share of common stock	$.00	$.00	$.12	$.24		$.54
Cash Flow Data:
Net cash provided/(used) by operating activities	(62,098)	160,365	(88,681)	(16,744)	(9)	(5,620)	(9)
Net cash provided/(used) by investing activities	105,895	(122,706)	43,212	38,248	(9)	60,299	(9)
Net cash provided/(used) by financing activities	(51,805)	60,002	85,533	(12,633	)(9)	(48,375	)(9)
Operating Data:
Unfilled orders, end of year or period	$2,285,318	$5,445,934	$6,004,420	$6,142,347		$6,050,525
New orders booked	$2,163,499	3,052,410	4,109,321	4,480,000		3,623,202
Other Data:
EBITDA(8)	21,421	(219,209)	(72,731)	193,136	)(9)	63,627	)(9)

(1)
Includes in 2003, a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Foster Wheeler Environmental Corporation and a gain of $4,300 on the sale of a waste-to-energy plant; revisions to project claim estimates and related cost $1,500; revisions to project estimates and related receivable allowances $(32,300); provision for asbestos claims $(68,100); performance intervention and restructuring charges $(43,600); charges for severance cost $(15,900); and legal and other $800.

(2)
Includes in 2002, losses recognized in anticipation of sales ($54,500); revisions to project claim estimates and related costs ($136,200); revisions to project cost estimates and related receivable reserves ($80,500); provision for asbestos claims ($26,200); provision for domestic plant impairment ($18,700); performance intervention and restructuring charges ($37,100); increased pension and postretirement medical costs ($10,600); and severance, increased legal and other provisions ($31,600).

(3)
In 2002, Foster Wheeler Ltd. recognized ($150,500) of impairment losses upon adoption of SFAS 142, "Goodwill and Other Intangible Assets."

(4)
Includes in 2001, losses recognized in anticipation of sales ($40,300); revisions to project claim estimates and related costs ($37,000); revisions to project cost estimates and related receivable reserves ($123,600); provision for domestic plant impairment ($6,100); increased pension and postretirement and medical costs ($9,100); and severance, increased legal and other provisions ($38,200).

(5)
Includes in 2001, a valuation allowance for domestic deferred tax assets ($194,600).

(6)
Includes in 1999, a provision for cost realignment ($37,600) and a charge totaling ($244,600) of which ($214,000) related to the Robbins facility write-down and ($30,600) relates to the current year operations of the Robbins facility.

(7)
The effect of the stock options was not included in the calculation of diluted earnings per share as these options were antidilutive due to the 2003, 2002, 2001 and 1999 losses. The effect of the convertible notes was not included in the calculation of diluted earnings per share as these options were anitdilutive due to the 2003, 2002 and 2001 losses.

(8)
EBITDA is a supplemental, non-GAAP financial measure. EBITDA is defined as earnings (loss) before taxes (before goodwill charge), interest expense, depreciation and amortization. Foster Wheeler has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, adjusted for certain unusual and infrequent items specifically excluded in the terms of the senior secured credit agreement, is also used as a measure for certain covenants under the senior credit agreement. Foster Wheeler believes that the line item on its consolidated statement of earnings entitled "net earnings (loss)" is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. EBITDA, as Foster Wheeler calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of Foster Wheeler's ability to fund its cash needs. As EBITDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded. A reconciliation of EBITDA, a non-GAAP financial measure, to net earnings (loss), a GAAP measure, is shown below.

	Year Ended
	December 26, 2003	December 27, 2002	December 28, 2001	December 29, 2000		December 31, 1999
EBITDA	$21,421	$(219,209)	$(72,731)	$193,136		$(63,627)
Less: Interest expense	95,484	83,028	84,484	83,254	*	70,213 *
Less: Depreciation and amortization	35,574	57,825	55,750	57,716	*	60,448 *

(Loss)/earnings before income tax	(109,637)	(360,062)	(212,965)	52,166		(194,288)

Income tax	47,426	14,657	123,395	15,179		(48,208)

Net loss prior to cumulative effect of a change in accounting principle of goodwill	(157,063)	(374,719)	(336,360)	36,987		(146,080)

Cumulative effect on prior years of a change in accounting principle of goodwill	—	(150,500)	—	—		—

Net (loss) earnings	$(157,063)	$(525,219)	$(336,360)	$36,987		$(146,080)

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

						Year ended December 26, 2003 on a pro forma basis for the exchange offer(2)(3)(4) (modification method)
							Year ended December 26, 2003 on a pro forma basis for the exchange offer (extinguishment method) (2)(3)(5)
	Fiscal Year
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges(1)(2)	-	-	-	1.47	-	-	-

(1)
Includes in years 1999, 2000, 2001 and 2002 dividends on preferred securities of a subsidiary trust of $15.2 million, $15.8 million, $15.8 million and $16.6 million, respectively, and includes in the year ended December 26, 2003 $18.1 million. The pro forma results include $13.9 million reduction in dividends on the trust securities, a $13.4 million reduction in interest on the convertible notes, a $0.8 million increase in interest on the 2005 notes under the modification method and a $2.3 million increase in interest on the 2005 notes on the extinguishment method, and a $7.4 million reduction in interest on the Robbins bonds. The pro forma results also include the issuance of up to $120 million in aggregate principal amount of upsize notes in a private offering which is conditional on the consummation of the exchange offer, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

(2)
Earnings are inadequate to cover fixed charges by $207.7 million in 1999, $216.1 million in 2001, $363.4 million in 2002 and $116.8 million in 2003. The coverage deficiency is $87.8 million for the year ended December 26, 2003 on a pro forma basis using the modification method for the exchange offer and $89.4 million for the year ended December 26, 2003 on a pro forma basis using the extinguishment method for the exchange offer.

(3)
Assumes that:

•
the holders of 75% of the aggregate liquidation amount of the trust securities validly tender to the exchange agent, and not validly withdraw, those trust securities and elect to receive 100% common shares and preferred shares rather than cash; and

•
the holders of 90% of the aggregate principal amount of the convertible notes validly tender to the exchange agent, and not validly withdraw, those convertible notes; and

•
the holders of 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds validly tender to the exchange agent, and not validly withdraw, those Robbins bonds; and

•
the holders of 90% of the aggregate principal amount of 2005 notes validly tender to the exchange agent, and not validly withdraw, those 2005 notes; and

•
certain holders of 2005 notes and convertible notes purchase, concurrently with the exchange offer, $120 aggregate principal amount of upsize notes, the proceeds of which will be used to reduce amounts outstanding under our senior secured credit agreement.

The numerator of the above ratio consists of the following:

•
net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•
the provision (benefit) for income taxes, plus

•
fixed charges, minus

•
capitalized interest, plus

•
capitalized interest amortized, minus

•
equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•
interest expensed and capitalized,

•
amortized premiums, discounts and capitalized expenses related to indebtedness,

•
imputed interest on non-capitalized lease payments, and

•
preference security dividend requirements of consolidated subsidiaries.

(4)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the modification method. For more information you should read "Accounting Treatment for the Exchange Offer."

(5)
Assumes the treatment of the 2005 notes in the exchange offer is accounted for using the extinguishment method. For more information you should read "Accounting Treatment for the Exchange Offer."

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the common shares and preferred shares or the new notes in the exchange offer. We will receive up to $43.75 million in gross proceeds from the concurrent offering of common shares and preferred shares to certain holders of the 2005 notes and convertible notes that participate in the exchange offer if and to the extent holders of trust securities elect to exchange their trust securities for cash in lieu of common shares and preferred shares. We intend to use the net proceeds of this offering to fund the cash payment to holders of trust securities electing to exchange their trust securities for cash in the exchange offer.

        Concurrently with the exchange offer and offering of common shares and preferred shares pursuant to this prospectus, we are offering in a separate private transaction to certain holders of 2005 notes and convertible notes that participate in the exchange offer up to $120 million in aggregate principal amount of upsize notes. We intend to use the net cash proceeds from the offering of the upsize notes to reduce amounts outstanding under our senior secured credit agreement. Our senior secured credit agreement will mature on April 30, 2005. As of December 26, 2003, amounts outstanding under our senior secured credit agreement bore interest at an average rate of 7.16% per annum.

ACCOUNTING TREATMENT FOR THE EXCHANGE OFFER

        The following section discusses the accounting treatment for the exchange of the trust securities, the convertible notes, the Robbins bonds and the 2005 notes.

Trust securities

        The exchange of trust securities for common shares and preferred shares will be accounted for as a troubled debt restructuring pursuant to Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings", or SFAS No. 15. The trust securities exchanged for common shares and preferred shares in the exchange offer will be removed from our consolidated balance sheet. We will record a gain on the exchange of these trust securities equal to the difference between the carrying value of the trust securities exchanged, including any accrued and unpaid dividends forgiven, and the fair market value when issued of the common shares and preferred shares issued in the exchange, net of unamortized underlying debt securities issuance costs and direct costs associated with the exchange of the trust securities.

        The trust securities exchanged for cash will also be accounted for as a troubled debt restructuring under SFAS No. 15 and will be removed from our consolidated balance sheet. We will record a gain on the exchange of the trust securities equal to the difference between the carrying value of these trust securities exchanged, including any accrued and unpaid dividends, and the amount of cash paid in the exchange offer, net of unamortized underlying debt securities issuance costs and direct costs associated with the exchange of the trust securities.

Convertible notes

        The exchange of the convertible notes for common shares and preferred shares will be accounted for in accordance with the Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt, an Amendment of Accounting Principles Board Opinion No. 26," under which we will recognize an expense equal to the fair market value of the common shares and preferred shares issued in the exchange offer less the fair market value of common shares issuable pursuant to the original conversion terms of the convertible notes. We will also capitalize the unamortized debt issuance costs and record an expense for the direct costs associated with the exchange of the convertible notes.

Robbins bonds

        The exchange of the Robbins bonds for common shares and preferred shares will be accounted for as a troubled debt restructuring pursuant to SFAS No. 15. The Robbins bonds exchanged in the exchange offer will be removed from our consolidated balance sheet. We will record a gain on the exchange of the Robbins bonds equal to the difference between the carrying value of the Robbins bonds exchanged and the fair market value when issued of the common shares and preferred shares, net of direct costs associated with the exchange of the Robbins bonds.

2005 Notes

        The exchange of the 2005 notes for new notes, common shares and preferred shares will be accounted for either as a modification or as an extinguishment of debt in accordance with Emerging Issues Task Force Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments." If the difference between (1) the sum of the present value of each future payment of interest and principal due under the new notes issued in the exchange offer (in each case discounted to present value using the stated interest rate of 6.75% on the 2005 notes) plus all fees and expenses paid to the holders of the 2005 notes, including to their outside counsel and financial advisors in connection with the exchange offer, plus the market value when issued of all common shares and preferred shares issued to holders of the 2005 notes in the exchange offer and (2) the face value of the 2005 notes exchanged is less than 10% of the face value of the 2005 notes exchanged, then the exchange of the 2005 notes will be accounted for as a modification. If the exchange of the 2005 notes is accounted for as a modification, the carrying value of the new notes issued in the exchange will be equal to the face value of the 2005 notes exchanged, less the fair market value when issued of the common shares and preferred shares issued in exchange for the 2005 notes. Further, for accounting purposes, the interest expense on the new notes will be calculated based on the effective interest rate method. In applying the effective interest rate method, all fees and expenses paid or payable to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange will be amortized as an adjustment to interest expense over the life of the new notes. All fees and expenses paid or payable to the Company's outside counsel and financial advisors in connection with the exchange offer will be expensed as incurred.

        If the difference between (1) the sum of the present value of each future payment of interest and principal due under the new notes issued in the exchange offer (in each case discounted to present value using the stated interest rate of 6.75% on the 2005 notes) plus all fees and expenses paid to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange offer plus the market value when issued of all common shares and preferred shares issued to holders of the 2005 notes in the exchange offer and (2) the face value of the 2005 notes exchanged is 10% or more than the face value of the 2005 notes exchanged, then the exchange of the 2005 notes will be accounted for as a debt extinguishment. If the exchange of the 2005 notes is accounted for as a debt extinguishment, then the difference between the carrying value of the 2005 notes and the aggregate market value when issued of the new notes, the common shares and the preferred shares issued in the exchange offer will be accounted for as a gain or a loss. The gain or loss calculated using this method of accounting will include any fees and expenses payable to the holders of the 2005 notes, including to their outside counsel and financial advisors, in connection with the exchange offer. All fees and expenses paid or payable to the Company's outside counsel and financial advisors in connection with the exchange offer will be capitalized and amortized over the life of the new notes using the interest method.

Impact of Issuing Preferred Shares on Earnings/(Loss) per Share

        Because the holders of the preferred shares are entitled to receive dividends together with the common shares and do not convert until the shareholders approve the increase in authorized common shares, the preferred shares will be treated as a separate class of shares for accounting purposes. The impact on earnings per share as a result of having two distinct classes of shares, common and preferred, is dictated by Emerging Issues Task Force Issue No. 03-6 "Participating Securities and the Two-Class Method under FAS 128". If Foster Wheeler Ltd. is in a loss position, the entire loss is allocated to the holders of the common shares since the preferred shares are not required to fund losses. If Foster Wheeler Ltd. records earnings, earnings per common share would be calculated using the two-class method, which applies an earnings allocation formula that determines earnings per common share for each class of shares. A proportionate amount of the earnings otherwise available to common shares would be allocable to the weighted average number of preferred shares outstanding once they are issued.

        Based upon the fair value of the preferred shares at issuance in relation to the fair value of the common shares, a beneficial conversion feature may exist. If it does exist, the amount of the beneficial conversion feature at issuance would negatively impact earnings per share available to common shareholders upon conversion of the preferred shares into common shares.

THE EXCHANGE OFFER AND THE CONSENT SOLICITATION

Background and Purpose of the Exchange Offer

  Purpose

        The purpose of the exchange offer and consent solicitation for the trust securities, the convertible notes and the Robbins bonds is to reduce our debt and to improve our overall capital structure. The purpose of the exchange offer for the 2005 notes is effectively to extend the maturity of a portion of the 2005 notes and to reduce our debt.

        Following the consummation of the exchange offer, Foster Wheeler will no longer have any payment obligations with respect to:

  •
  trust securities that are exchanged, including with respect to accrued and unpaid dividends,

  •
  the convertible notes that are exchanged, or

  •
  the Robbins bonds that are exchanged, and

  •
  2005 notes that are exchanged for common shares and preferred shares.

        Foster Wheeler will pay all accrued and unpaid interest through the exchange date on the convertible notes, Robbins bonds and 2005 notes tendered in the exchange offer and not withdrawn. Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        In addition, the new notes that are issued in exchange for the 2005 notes will have a maturity date that is approximately six years later than the maturity date of the 2005 notes. Consequently, Foster Wheeler will have a significantly longer period in which to repay the new notes.

        Following the consummation of the exchange offer and consent solicitation, holders of the trust securities, convertible notes, Robbins bonds and 2005 notes that receive shares in the exchange offer will become equity holders of Foster Wheeler and will no longer have the contractual rights previously accorded to them under the applicable debt instruments governing their securities. The holders of the 2005 notes that receive new notes will not be entitled to be repaid the principal amount of those notes until the new notes' maturity date in 2011. For a comparison of rights of holders who participate in the exchange offer, you should read the section of the prospectus entitled "Comparison of Rights."

        We refer to the trust securities, convertible notes, Robbins bonds and 2005 notes collectively as the securities.

  Background

        In March 2002, Foster Wheeler adopted an improvement plan that focused on four key areas: ensuring a strong, sound backlog; enhancing its project management system; improving its cash position and balance sheet; and scrutinizing discretionary spending. The operating performance portion of the plan concentrates on the quality and quantity of backlog, the execution of projects in order to achieve or exceed profit and cash targets and the optimization of all non-project related cash sources and uses. In connection with this plan, a group of outside consultants was hired for the purpose of carrying out a performance improvement intervention. The tactical portion of the performance improvement intervention concentrates on booking current projects, executing twenty-two "high leverage projects" and generating incremental cash from high leverage opportunities such as overhead reductions, procurement and accounts receivable. The systemic portion of the performance improvement intervention concentrates on sales effectiveness, estimating, bidding and project execution procedures.

        In conjunction with this initiative, and due to our significant leverage, we have reviewed various options to restructure our balance sheet to improve our overall capital structure. The exchange offer, the offering and the upsize notes offering are an integral part of this restructuring plan.

        In August 2002, Foster Wheeler Ltd. finalized the senior secured credit agreement with its lender group. The senior secured credit agreement included a $71 million term loan, a $69 million revolving credit facility, and a $149.9 million letter of credit facility, and expires on April 30, 2005. The senior secured credit agreement is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries. The senior secured credit agreement has no scheduled repayments prior to maturity on April 30, 2005. The agreement requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retains the first $77 million of such amounts and also retains a 50% share of the balance. The financial covenants in the agreement became effective at the end of the first quarter of 2003 and include a senior leverage ratio and a minimum EBITDA level as described in the agreement, as amended. With Foster Wheeler Ltd.'s sale of the Foster Wheeler Environmental Corporation's net assets on March 7, 2003, and an interest in a corporate office building on March 31, 2003, the $77 million asset sale threshold was exceeded. Accordingly, principal prepayments of $11.8 million were made on the term loan during 2003.

        As a result of Foster Wheeler's recognition of charges in the second half of 2002, Foster Wheeler was required to renegotiate the senior secured credit agreement. These charges principally related to:

  •
  the impact of changes in accounting principles and the resulting impairment of goodwill;

  •
  losses recognized in anticipation of the sale of two facilities;

  •
  project/contract-related write-downs, including reduced estimates of claim recoveries and revisions of project cost estimates and related receivables reserves;

  •
  provisions for asbestos claims;

  •
  provisions for plant impairment;

  •
  provisions for restructuring and performance intervention activities;

  •
  recognition of pension underfunding;

  •
  severance costs; and

  •
  charges for accrual of legal settlements.

        These charges significantly negatively impacted Foster Wheeler's net worth. As a result, Foster Wheeler was unable to satisfy covenants under the senior secured credit agreement as described below.

        Amendment No. 1 to the senior secured credit agreement, obtained on November 8, 2002, provides covenant relief of up to $180 million of gross pre-tax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002. The amendment further provides that up to an additional $63 million in pre-tax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31 million of the contingency risks were favorably resolved, and additional project reserves were established for $32 million leaving a contingency balance of $0.

        Amendment No. 2 to the senior secured credit agreement, entered into on March 24, 2003, modifies certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio, as specified in the senior secured credit agreement. In connection with this amendment to the senior secured credit agreement, Foster Wheeler Ltd. made a prepayment of principal on the term loan in the aggregate amount of $10 million in March 2003.

        The recognition of charges during the third and fourth quarters of 2002, described above, were the primary reason for the need for Foster Wheeler to renegotiate its senior secured credit agreement and enter into Amendments No. 1 and 2.

        Amendment No. 3 to the senior secured credit agreement, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the exchange offer described in this prospectus, other internal restructuring transactions as well as transfers, cancellations and set-offs of certain intercompany obligations. Under the senior secured credit agreement we paid a $13.6 million fee on March 31, 2004, and our annual interest rate on borrowings thereunder has been increased by an additional ..50% per quarter until we have repaid $100 million of indebtedness thereunder. The fee was included in Foster Wheeler's liquidity forecast for 2004.

        In response to its significant leverage and liquidity issues, in early 2002, Foster Wheeler began considering alternatives to addressing these issues. The board considered two basic options: restructuring its balance sheet and reorganization. The balance sheet restructuring includes the exchange offer in conjunction with the offering of common shares and preferred shares and the private offering of upsize notes.

        The restructuring originally contemplated two separate exchange offers: one for the trust securities and another for the convertible notes and Robbins bonds, neither of which was conditioned upon the other. In those exchange offers, Foster Wheeler contemplated offering preferred shares of two of its subsidiaries. On July 15, 2003, Foster Wheeler Ltd. filed a registration statement on Form S-4 with the SEC with respect to the first exchange offer originally contemplated and a Schedule TO-C with respect to the second exchange offer originally contemplated.

        In October 2003, Foster Wheeler was informed by holders of the 2005 notes and the convertible notes that they had formed an informal committee to evaluate Foster Wheeler's financial situation as it related to the 2005 notes and the convertible notes. Foster Wheeler felt it was in its best interests and the best interests of our security holders to engage in discussions with the holders of the 2005 notes and the convertible notes to address our financial situation. The committee sought to engage Saybrook Restructuring Advisors, LLC as its financial advisor and Milbank, Tweed, Hadley & McCloy LLP as its legal advisor. Foster Wheeler agreed to pay for these engagements and executed engagement agreements with Milbank on November 21, 2003 and with Saybrook on November 24, 2003.

        On November 14, 2003, the NYSE suspended trading of Foster Wheeler Ltd.'s common shares and the trust securities. Following the NYSE's decision to delist Foster Wheeler Ltd.'s securities, Foster Wheeler's financial advisors met with Saybrook to continue the discussions relating to its financial situation and its recent delisting. In addition, Foster Wheeler Ltd.'s board met with Foster Wheeler's financial advisors to consider the restructuring in light of the delisting. At that time the informal committee's financial advisor, Saybrook, advised Foster Wheeler that the informal committee had indicated that, if the committee members were willing to participate in an exchange offer, they would prefer voting equity of Foster Wheeler Ltd., even if the voting equity is quoted over the counter instead of on a national stock exchange, over the preferred shares of a subsidiary, as originally proposed.

        In making its decision to pursue the proposed exchange offer, the board considered the following primary factors:

  (1)
  the much more significant reduction in debt and improvement in Foster Wheeler's balance sheet that would result from exchanging equity of Foster Wheeler Ltd. for trust securities, convertible notes, Robbins bonds and a portion of the 2005 notes in the exchange offer than would have resulted from the originally proposed exchange of preferred shares of subsidiaries for trust securities, convertible notes and Robbins bonds;

  (2)
  the indicated preference of the informal committee; and

  (3)
  the impact of the NYSE's delisting, including the removal of NYSE–imposed limitations on Foster Wheeler's ability to issue voting equity.

The board then decided to pursue a single exchange offer using its voting equity. Initially, the exchange offer contemplated offering common shares of Foster Wheeler Ltd. In light of the limited amount of authorized common shares available, the board determined to offer voting convertible preferred shares in the exchange offer in addition to common shares. In addition, as an added incentive to the holders of the trust securities, the board determined to offer the choice of cash or voting shares in exchange for trust securities.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We are currently seeking this consent. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        By exchanging voting shares or cash for trust securities, and voting shares for convertible notes, Robbins bonds and a portion of the 2005 notes, Foster Wheeler Ltd. will reduce its overall debt. By exchanging the new notes, which are due in 2011, for a portion of the 2005 notes, Foster Wheeler Ltd., also expects to improve its overall capital structure by effectively extending the maturity of those 2005 notes. Foster Wheeler Ltd. is also offering up to 19,467,000 common shares and 210,000 preferred shares for cash to certain holders of 2005 notes and convertible notes, to the extent holders of trust securities elect cash in order to fund the cash election. Foster Wheeler Ltd.'s board also generally evaluated a negotiated pre-arranged plan of reorganization in which Foster Wheeler would negotiate settlements with its major creditors prior to implementation of such plan of reorganization. Although it continues to evaluate its alternatives, based on the facts, the board decided to pursue the restructuring and the exchange offer.

Upsize Notes Commitment

        Concurrently with the exchange offer and as part of the restructuring of Foster Wheeler's balance sheet, Foster Wheeler LLC is offering, in a separate private transaction, to certain holders of the 2005 notes and convertible notes, up to $120 million in aggregate principal amount of upsize notes. Foster Wheeler Ltd. anticipates the proceeds of this offering will be used to reduce amounts outstanding under its senior secured credit agreement.

        On February 4, 2004, Foster Wheeler LLC entered into a commitment letter with some of the holders of the 2005 notes and the convertible notes relating to its offering of the "upsize notes". The parties to the commitment letter have committed to purchase for cash $120 million of the upsize notes in a private transaction separate from the exchange offer, subject to completion of the exchange offer and other customary conditions being met. On April 5, 2004, Foster Wheeler LLC and the holders party to the commitment letter agreed to extend the commitment thereunder to the term described below.

        The upsize notes will be offered initially as unregistered securities in a private offering under the Securities Act of 1933, as amended. Pursuant to the commitment letter, Foster Wheeler has agreed that prior to 30 days following the upsize notes offering it will file and, seek to have declared effective, a registration statement to register an offer to exchange senior secured notes having terms identical to the upsize notes (other than the transfer restrictions) for all outstanding upsize notes.

        This discussion of the commitment letter and the offering of the upsize notes is a description only, and nothing contained in this prospectus constitutes an offer to sell, or solicitation of an offer to buy, upsize notes.

        We intend to apply the net proceeds from the upsize notes offering first to reduce in full amounts outstanding under term loans under the senior secured credit agreement (which were approximately $59.2 million as of December 26, 2003), and second to reduce outstanding revolving credit borrowings under the senior secured credit agreement which were approximately $69 million as of December 26, 2003.

        The commitment letter and all of the obligations and undertakings of the parties in the commitment letter will be terminated upon the earliest to occur of:

  •
  May 4, 2004, which date may be extended on one or more occasions by mutual agreement of the parties for an additional 30 days;

  •
  April 12, 2004;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the commitment letter of its respective obligations, representations or warranties under the commitment letter that is not cured within 10 days after notice of breach;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by (1) a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable or (2) by the SEC not to take the necessary action to permit the exchange offer to be declared effective;

  •
  in the determination of the security holders representing a majority of the aggregate principal amount of the commitment to purchase upsize notes under the commitment letter, failure of Foster Wheeler LLC to timely pay the fees and expenses of certain advisors to the security holders; and

  •
  the commencement of a proceeding by a tribunal of relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes.

No-Transfer Agreement

        On April 8, 2004, Foster Wheeler Ltd. and Foster Wheeler LLC entered into a no-transfer agreement with holders of 48.8% of the 2005 notes, and 46.7% of the convertible notes. Under this agreement each holder that signed this agreement has agreed, as long as the agreement is in effect, not to transfer any securities of Foster Wheeler held by it, in whole or in part other than (1) to certain affiliates or members of the informal committee that agree in writing to be bound by the terms of the agreement, (2) to Foster Wheeler Ltd. or Foster Wheeler LLC, (3) pursuant to certain pledge terms or (4) through conversion of the securities in accordance with their terms.

        Under the no-transfer agreement, each of Foster Wheeler Ltd. and Foster Wheeler LLC agreed to file the registration statement of which this prospectus is a part within two business days following the execution of the no-transfer agreement, and have agreed:

  •
  to use its commercially reasonable best efforts to cause the registration statement, of which this prospectus is a part, to be declared effective, to commence the exchange offer within two business days after the registration statement is declared effective and to consummate the exchange offer described in this prospectus;

  •
  it will not, as long as the no transfer agreement is in effect,

  •
  without the prior consent of each security holder, file any amendment to the registration statement of which this prospectus is a part relating to the exchange offer or the related transactions, and to allow the holders who sign the no-transfer agreement to review and approve the final form of the documentation required in order for a holder to tender its securities in the exchange offer;

  •
  initiate any exchange offer for the securities except the exchange offer contemplated by the registration statement of which this prospectus is a part;

  •
  without the prior written consent of each security holder, otherwise seek to restructure or recapitalize or negotiate or provide confidential information to any person known by Foster Wheeler to be contemplating an alternate plan of restructuring, except as contemplated by the exchange offer and concurrent related transactions;

  •
  object to, or otherwise commence any proceeding to oppose, the restructuring of Foster Wheeler's balance sheet as described in this prospectus and shall not take any action that is inconsistent with or that would unreasonably delay the consummation of, such restructuring; or

    •
    without the prior written consent of each security holder, except as otherwise contemplated by the exchange offer and concurrent related transactions, not to, and will cause its subsidiaries not to engage in any transaction outside the ordinary course of business including any merger, acquisition, security issuance or asset sale or lease outside the ordinary course of business, other than certain identified transactions.

        The no-transfer agreement will be terminated upon the earliest to occur of:

  •
  May 4, 2004, if the registration statement of which this prospectus is a part has not been declared effective by such date;

  •
  the earliest to occur of (1) the 21st business day following the commencement of the exchange offer, (2) the termination or abandonment of the exchange offer and (3) June 15, 2004;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the no-transfer agreement of its respective obligations, representations or warranties under the no-transfer agreement that is not cured within 10 calendar days after notice of breach;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by the board of directors of either Foster Wheeler Ltd. or Foster Wheeler LLC that termination is required by its fiduciary duty to Foster Wheeler Ltd. or Foster Wheeler LLC, its shareholders and/or creditors, based on advice received from counsel;

  •
  a determination (1) by a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable or (2) by the SEC not to take the necessary action to permit the exchange offer to be declared effective;

  •
  in the determination of the security holders representing a majority in principal amount of securities subject to the no-transfer agreement, failure of Foster Wheeler LLC to timely pay the fees and expenses of certain advisors to the security holders; and

  •
  the commencement of a proceeding by a tribunal of relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes.

Lockup Agreement

        We expect that we and the holders of approximately    % of the aggregate principal amount of convertible notes, approximately            % of the aggregate principal amount of Robbins bonds and approximately    % of the aggregate principal amount of 2005 notes will enter into a lockup agreement following the commencement of the exchange offer. Under the proposed lockup agreement, Foster Wheeler Ltd. and Foster Wheeler LLC each intend to agree to as promptly as practicable, and in any event within 2 business days following the effectiveness of the registration statement of which this prospectus is a part, commence the exchange offer, and each has agreed:

  •
  to use its commercially reasonable best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part;

  •
  not to file any post effective amendments to the registration statement of which this prospectus is a part changing any terms of the exchange offer or the related transactions, and to allow the holders who sign the lockup agreement to review and approve any material changes to the documentation that will be required in order for a holder to tender its securities in the exchange offer;

  •
  not to extend the solicitation period for the exchange offer if the minimum tender condition has been satisfied or waived by the holders (as described below), and in no event for longer than 60 days following commencement of the exchange offer, other than pursuant to a subsequent offering period, as described in this prospectus;

  •
  to use its commercially reasonable best efforts to consummate the exchange offer described in this prospectus;

  •
  in the event it fails to consummate the exchange offer, to seek thereafter to commence, within 30 days of the expiration date of the exchange offer and thereafter to consummate, the same economic transactions contemplated by the exchange offer through an alternative implementation structure that is reasonably likely to succeed. Foster Wheeler intends to agree that in the event it fails to so commence and complete such an alternative transaction it will pay a reimbursement fee of 2.5% of the outstanding principal amount of securities tendered by the security holders prior to the exchange offer expiration;

  •
  in the event that the lockup agreement is terminated by Foster Wheeler Ltd. or Foster Wheeler LLC due to a determination by its respective board of directors that termination is required by its fiduciary duty to Foster Wheeler Ltd., its shareholders, and/or creditors based on advice received from counsel it will pay a termination fee of the lesser of (i) 2.5% of the outstanding principal amount of securities subject to the lockup agreement and (ii) $10 million;

  •
  not to waive any conditions to or otherwise modify any material terms or conditions of the exchange offer (including the fees payable to any broker-dealer or security holder in connection therewith) described in this prospectus without the prior written consent of each security holder; provided that if so directed by the holders of not less than two-thirds in aggregate principal amount of the outstanding securities listed in the agreement, it will waive the minimum tender condition to facilitate completion of the exchange offer;

  •
  not to, as long as the lockup agreement is in effect, without the prior written consent of each security holder,

  •
  initiate any exchange offer for the securities except the exchange offer contemplated by the registration statement of which this prospectus is a part;

  •
  otherwise seek to restructure or recapitalize, or negotiate or provide confidential information to any person known by the company to be contemplating an alternative plan of restructuring, except as contemplated by the exchange offer and concurrent related transactions; or

  •
  except as otherwise contemplated by the exchange offer and concurrent related transactions, do, or will cause its subsidiaries to do the following:

  (1)
  engage in any transaction outside the ordinary course of business, other than certain identified transactions;

  (2)
  issue, sell, pledge, dispose of or encumber any additional shares of its equity interests or derivative securities;

  (3)
  amend or propose to amend its respective articles of incorporation, partnership agreement, operating agreement or comparable organizational documents;

  (4)
  split, combine, reclassify, or acquire any of its equity interests (other than intercompany distributions);

  (5)
  redeem, purchase or acquire any of its equity interests;

  (6)
  acquire, transfer or sell any material business entity or material assets thereof;

  (7)
  incur debt outside the ordinary course of business, other than the refinancing of existing debt;

  (8)
  grant any lien, pledge, charge, mortgage, or other encumbrance to secure indebtedness on any asset other than certain permitted liens or in connection with the refinancing of existing debt;

      (9)
      adopt, enter into, amend, modify, terminate, make grants under any equity employee benefit plan or compensation agreement, other than in the ordinary course of business; or

      (10)
      incur or propose to incur capital expenditure in excess of $1,000,000 above the amount of capital expenditures budgeted for in each company's current fiscal year;

      (11)
      enter into or propose to enter into any transactions with any officers, directors or 5% stockholders other than in the ordinary course of business;

  •
  to comply with the other covenants regarding the maintenance of its business;

  •
  that within five business days following the consummation of the exchange offer (1) Foster Wheeler Ltd. will increase its number of directors from seven to eight, (2) three of the six incumbent directors will resign, and (3) the continuing directors will nominate and appoint four members to be proposed by the informal committee of security holders, that are in each case independent of management and are reasonably acceptable to Foster Wheeler Ltd. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering";

  •
  to hold a shareholder meeting as soon as practicable, and in any event no later than October 24, 2004 to (1) increase our authorized common stock and (2) effect a reverse split of our common stock on a one-for-four basis. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering";

  •
  to use its commercially reasonable best efforts to (1) list the common stock on the New York Stock Exchange or the NASDAQ Stock Market as promptly as practicable and (2) if the preferred stock is not converted into common stock on or prior to October 24, 2004, to cooperate in facilitating the listing of the preferred stock on the OTC Bulletin Board, or as promptly as practicable to list the preferred stock on the New York Stock Exchange or the NASDAQ Stock Market. We have agreed to pay to the holders certain distributions in the event that we fail to fulfill the obligations outlined in this paragraph. See "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering";

  •
  to use its commercially reasonable best efforts to obtain a rating of the new notes as promptly as practicable by Moody's Investors Service, Inc. or Standard & Poor's (but not as a condition to the exchange offer);

  •
  to enter into a registration rights agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, if requested by any security holder that may be considered an affiliate of Foster Wheeler as a result of the securities held by such security holder (see "Description of Notes—Registration Rights"); and

  •
  that the rights plan dated May 21, 2001 of Foster Wheeler Ltd. shall have been amended to expire prior to the consummation of the exchange offer.

        We expect each holder that signs a lockup agreement will agree:

  •
  to deliver the documentation required to tender its securities in accordance with the exchange offer within five business days following receipt of the relevant documentation by the individuals responsible for tendering securities as specified in the agreement and not to withdraw or revoke such securities unless the lockup agreement is terminated in accordance with its terms;

  •
  to purchase a specified share of the common shares and preferred shares offered hereby to the extent the holders of the trust securities elect to receive cash;

  •
  as long as the agreement is in effect, not to transfer any securities of Foster Wheeler held by it, in whole or in part, other than (1) to any person that agrees in writing to be bound by the terms of the agreement, (2) to Foster Wheeler Ltd. or Foster Wheeler LLC, (3) pursuant to certain pledge terms or (4) through conversion of the securities in accordance with their terms;

  •
  not to vote for, consent to, provide any support for, participate in or solicit or encourage any other person to formulate, any other tender offer, settlement offer or exchange offer for the securities other than the exchange offer described in this prospectus;

  •
  as long as the agreement is in effect, it will not object to or otherwise commence any proceeding to oppose the restructuring of debt and equity capital of Foster Wheeler as contemplated by the exchange offer and concurrent offerings described in this prospectus. Specifically, as long as the lockup agreement is in effect, each security holder will agree that it will not:

  •
  directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution or restructuring of either Foster Wheeler Ltd. or Foster Wheeler LLC; or

  •
  commence or support any action filed by any party to appoint a trustee, conservator, receiver or examiner for either Foster Wheeler Ltd. or Foster Wheeler LLC, or otherwise to commence an involuntary bankruptcy case against either Foster Wheeler Ltd. or Foster Wheeler LLC.

        We plan that within five business days following the consummation of the exchange offer, (i) Foster Wheeler Ltd. will increase its number of directors from seven to eight, (ii) three of the six incumbent independent directors will resign, and (iii) the continuing directors will nominate and elect four members to be proposed by the informal committee of security holders, that are reasonably acceptable to Foster Wheeler Ltd (in accordance with the lockup agreement.)

        We also plan to hold a shareholder meeting as soon as practicable to increase our authorized common shares: see "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering."

        Unless the restructuring described in this prospectus has been consummated as contemplated by the lockup agreement, the lockup agreement shall terminate upon the earliest to occur of:

  •
  the 65th calendar day following the commencement of the exchange offer, if the exchange offer has not been consummated by such 65th calendar day;

  •
  the second business day following the date of execution of the lockup agreement, if the exchange offer has not been commenced by such second business day;

  •
  a material breach by any of Foster Wheeler Ltd., Foster Wheeler LLC or any holder party to the lockup agreement that is not cured by the earliest of (1) the 10th calendar day following notice of such breach or (2) the fourth business day prior to the last date for withdrawal of securities or revocation of consents under the exchange offer;

  •
  the filing of any voluntary or involuntary bankruptcy or other insolvency case or proceeding involving either Foster Wheeler Ltd. or Foster Wheeler LLC;

  •
  a determination by the board of directors of either Foster Wheeler Ltd. or Foster Wheeler LLC that termination is required by its fiduciary duty to Foster Wheeler Ltd., Foster Wheeler LLC, its shareholders and/or creditors based on advice received from counsel;

  •
  in the determination of holders of a majority of the securities subject to the lockup agreement, failure of Foster Wheeler LLC to pay the fees and expenses of certain advisors to the security holders for at least three business days, following written notice of such failure;

  •
  the commencement of a proceeding by a tribunal as relevant authority seeking to enjoin, restrict, modify or prohibit the exchange offer or the issuance of the upsize notes;

  •
  a determination by a governmental agency that the securities to be issued pursuant to the exchange offer will not be freely tradable other than with respect to a particular holder due to that holder's status as an affiliate of either Foster Wheeler Ltd. or Foster Wheeler LLC.

Terms of the Exchange Offer

  Trust Securities Exchange

        Foster Wheeler Ltd. is offering to exchange up to $43,750,000 in cash or up to 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, for any and all of the seven million outstanding trust securities. Each holder of trust securities tendered in the exchange offer and not withdrawn will be entitled to make an unconditional election specifying a percentage of trust securities to be exchanged for cash and the percentage to be exchanged for shares in increments of $25 liquidation amount per trust security. Each holder electing to receive cash for all or any portion of such holder's trust securities will be entitled to receive $6.25 (the "cash election price") for each trust security (liquidation amount $25) with respect to which a cash election has been made the holder of each trust security tendered in the exchange offer and not withdrawn with respect to which either a share election has been made or no election has been made will be entitled to receive 2.781 common shares and 0.030 preferred shares for each trust security (liquidation amount $25). Holders of trust securities who participate in the exchange offer will forfeit any right to receive accumulated but unpaid dividends on the trust securities that they exchange.

        Each holder of a trust security must specify in the enclosed letter of transmittal described below under "—Election Procedure" the percentage of such holder's trust securities to be exchanged for cash and the percentage to be exchanged for shares. Any trust securities tendered and not withdrawn for which cash is not specified will be exchanged for shares. If a holder tenders trust securities and fails to make any election regarding the amount of cash and the number of shares to be received, the holder will be deemed to have elected 100% in shares.

        To the extent holders of trust securities elect to receive cash in exchange for trust securities in lieu of common shares and preferred shares, Foster Wheeler Ltd. is separately offering to certain holders of 2005 Notes and convertible notes that participate in the exchange offer, for cash pursuant to this prospectus, that number of common shares and preferred shares that would have been available for trust securities if such cash election had not been made. See the section entitled "Offering of Common Shares and Preferred Shares."

        You will not receive any consideration for accrued and unpaid dividends on your trust securities tendered in the exchange offer. You may exchange any or all of your trust securities in the exchange offer in increments of $25 in liquidation amount. As described below, if you choose to tender any portion of your trust securities, you will be deemed to have consented to the proposed amendments to the junior subordinated indenture underlying the trust securities.

  Convertible Notes Exchange

        Foster Wheeler Ltd. is offering to exchange up to 43,679,370 of its common shares and 470,400 of its preferred shares, or in the aggregate 81,311,370 common shares on an as converted basis, for any and all of the $210 million in aggregate principal amount of the convertible notes. For each $1,000 in principal amount of convertible notes that you validly tender in the exchange offer, you will receive 207.997 common shares and 2.240 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. You may exchange any or all of your convertible notes in the exchange offer in increments of $1,000 in principal amount. As described below, if you choose to tender any portion of your convertible notes, you will be deemed to have consented to the proposed amendments to the convertible notes indenture with respect to the tendered notes.

  Robbins Bonds Exchange

        Foster Wheeler Ltd. is offering to exchange up to 24,212,268 of its common shares and 260,745.24 of its preferred shares, or in the aggregate 45,071,887 common shares on an as converted basis, plus accrued and unpaid interest for any and all of the $113.269 million in aggregate principal amount as of December 26, 2003 of the Robbins bonds. For each $1,000 in principal amount as of December 26, 2003 of 2009 Series C Robbins bonds that you validly tender in the exchange offer, you will receive 213.759 common shares and 2.302 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. For each $1,000 in principal amount as of December 26, 2003 of 2024 Series C Robbins bonds that you validly tender in the exchange offer, you will receive 213.759 common shares and 2.302 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. For each $1,000 in accreted principal amount as of December 26, 2003 of Series D Robbins bonds that you validly tender in the exchange offer, you will receive 213.759 common shares and 2.302 preferred shares of Foster Wheeler Ltd. You may exchange any or all of your 2009 Series C Robbins bonds and 2024 Series C Robbins bonds in the exchange offer in increments of $1,000 in principal amount. You may exchange any or all of your Series D Robbins bonds in the exchange offer in increments of $1,000 in principal amount at maturity.

  2005 Notes Exchange

        Foster Wheeler LLC is offering to exchange up to $150 million in aggregate principal amount of its new notes and up to 12,410,200 common shares and 133,600 preferred shares, or in the aggregate 23,098,200 common shares on an as converted basis, for any and all of its $200 million in aggregate principal amount of 2005 notes. For each $1,000 in principal amount of 2005 notes you validly tender in the exchange offer, you will receive $750 aggregate principal amount of new notes, 62.051 common shares and 0.668 preferred shares of Foster Wheeler Ltd. plus accrued and unpaid interest through the exchange date. The common shares and preferred shares will be issued by Foster Wheeler Ltd. on behalf of Foster Wheeler LLC and in consideration of the exchange with Foster Wheeler LLC. You may tender your 2005 notes only in increments of $1,000 in principal amount. As described below, if you choose to tender any portion of your 2005 notes, you will be deemed to have consented to the proposed amendments to the 2005 notes indenture with respect to the tendered notes.

Management Participation

        Foster Wheeler Ltd. intends to adopt a restricted stock plan prior to the closing of the exchange offer. The plan will entitle members of senior management and the board of directors of Foster Wheeler to receive 9,800,000 common shares in conjunction with consummation of the exchange offer. The plan also will allow the issuance of an additional 700,000 shares at the discretion of the compensation committee of the board of directors. The respective entitlements under the plan of our directors and executive officers are expected to be as follows:

Name	Number of Shares under Plan
Raymond J. Milchovich	3,500,000
Bernard H. Cherry	1,000,000
Steven I. Weinstein	110,070
Brian K. Ferraioli	115,177
Thierry Desmaris	100,966
All directors and executive officers as a group	5,425,864

  Beneficial Ownership After the Exchange Offer

        The following table shows the beneficial ownership of certain categories of holders of Foster Wheeler Ltd.'s securities after the consummation of the exchange offer.

	Title of Security
	Existing Common Shareholders		Trust Securities	Convertible Notes	Robbins Bonds		2005 Notes
Aggregate liquidation or principal amount outstanding at December 26, 2003	N/A		$175 million	$210 million	$113.3 million	(1)	$200 million
Accrued and unpaid interest or dividends through December 26, 2003	N/A		$38 million	$1.1 million	$1.3 million		$1.7 million
Total obligation as of December 26, 2003	N/A		$213 million	$211.1 million	$114.6 million		$201.7 million
% of aggregate principal amount expected to execute lockup agreements	N/A		%	%	%		%
Minimum % required to tender for consummation of exchange offer	N/A		75%	90%	90%		90%
Total number of preferred shares to be issued(2)	N/A		157,500	423,360	234,670		120,240
Total number of common shares to be issued(2)	N/A		14,600,250	39,311,433	21,790,986		11,169,180
% of common shares (assuming conversion of preferred shares) outstanding after exchange offer(2)	23.8%	(3)	12.8%	34.5%	19.1%		9.8%

(1)
The 2009 Series C Robbins bonds had a face amount of $17.8 million at issuance. Since issuance, in accordance with the terms of the 2009 Series C Robbins bonds, Foster Wheeler LLC has made principal repayments of $5.7 million. The total amount due as of December 26, 2003, was $12.1 million. The 2024 Series C Robbins bonds had a face amount of $77.2 million at issuance. No principal repayments are scheduled until 2023, and the total amount due under the 2024 Series C Robbins bonds as of December 26, 2003 was $77.2 million. The Series D Robbins bonds had a face amount of $18 million at issuance. The total amount due under the Series D Robbins bonds as of December 26, 2003, which includes $6 million of accreted principal through this date, was $24 million.

(2)
Assumes minimum conditions with respect to percentages tendered into the exchange offer are tendered. The number of common shares and preferred shares and the percentage of common shares and preferred shares will be decreased to as low as 0 and 0%, in respect of trust securities, and correspondingly increased to as high as approximately 37 million and 17.6%, in respect of 2005 Notes and approximately 84 million and 39.4% in respect of convertible notes, to the extent holders of the trust securities elect cash and certain holders of 2005 Notes and convertible notes that participate in the exchange offer purchase the number of common shares and preferred shares that were available to the holders of trust securities electing cash.

(3)
Includes 9,800,000 common shares, or 4.6% of the common shares on an as converted basis, to be issued in conjuction with consummation of the exchange offer under a restricted stock plan which we intend to adopt prior to the closing of the exchange offer to members of Foster Wheeler's senior management and directors. See "The Exchange Offer and Consent Solicitation—Management Participation" for more information about the restricted stock plan. The plan also allows the issuance of an additional 700,000 shares at the discretion of the compensation committee of the board of directors. Excludes approximately 8,960,000 shares reserved for issuance pursuant to employee stock option plans and approximately 1,309,000 shares reserved for issuance upon conversion of convertible notes that remain outstanding.

  General

        On the expiration date, Foster Wheeler Ltd. and Foster Wheeler LLC will accept all validly tendered securities and consents which are not withdrawn or revoked before 5:00 p.m., New York City time.

        This prospectus, together with the Trust Securities Letter of Transmittal and Consent, the Convertible Notes Letter of Transmittal and Consent, the Robbins Bonds Letter of Transmittal and the 2005 Notes Letter of Transmittal and Consent, which we refer to collectively as the letters of transmittal, are being sent to you and to others whom Foster Wheeler Ltd. and Foster Wheeler LLC believe to have beneficial interests in the securities.

        You do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or under Bermuda law. We intend to conduct the exchange offer in compliance with the requirements of the Exchange Act and the rules and regulations of the SEC.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right to purchase or make offers for any securities that remain outstanding after the expiration date, including by having a subsequent offering period or to terminate the exchange offer and consent solicitation and, to the extent permitted by applicable law, purchase securities in the open market in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could (except in the case of a subsequent offering period) differ from the terms of this exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC are not aware of any jurisdiction where the making of the exchange offer or the consent solicitation is not in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the exchange offer or the consent solicitation would not be in compliance with such laws, the exchange offer and the consent solicitation will not be made to (nor will tenders of securities or, in the case of the trust securities, convertible notes and 2005 notes, delivery of consents be accepted from or on behalf of) a holder residing in such jurisdiction.

  No Fractional Entitlements

        You may not tender your securities except in the minimum increments denoted above. No fractional shares will be issued in the exchange offer and you will not receive any consideration for any fractional shares you would have otherwise received in the exchange offer.

  Acceptance and Delivery of Common Shares and Preferred Shares and new notes; Other Settlement Matters

        As further described in, and otherwise qualified by, this prospectus, we will accept all securities validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date. The acceptance for exchange of securities validly tendered and the issuance of common shares, preferred shares, cash or new notes, as the case may be, will be made promptly after the expiration date. Foster Wheeler Ltd. will issue the common shares and preferred shares and Foster Wheeler LLC will deliver the new notes, as the case may be, promptly after the expiration of the exchange offer.

        The exchange agent will, as a participant in the DTC Fast Automated Securities Transfer program, issue the common shares and preferred shares to holders by effecting book-entries to electronically credit the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission System. The issuance of all shares will be recorded on the register of shareholders. We will make all required cash payments by holders of trust securities who elect cash and validly tender their trust securities by deposit of immediately available funds with the exchange agent. The exchange agent will act as agent for Foster Wheeler for the purpose of transmitting cash payments to holders of trust securities who validly tender their trust securities and elect to receive cash in the exchange offer. We expect to deliver any cash amounts to the exchange agent promptly following the expiration date.

        Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will have accepted your validly tendered securities when it has given oral or written notice to the exchange agent, which will occur promptly after the expiration date. The exchange agent will act as agent for you for the purpose of receiving any and all certificates representing the common shares, preferred shares or new notes, as the case may be, from us. If your tendered securities are not accepted for exchange because of an invalid tender or another valid reason, Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, will return the securities without expense, to you promptly after the expiration date.

        In consideration for Foster Wheeler Ltd. issuing the common shares and the preferred shares and Foster Wheeler LLC issuing the new notes, as the case may be, as contemplated in this prospectus, Foster Wheeler Ltd. and Foster Wheeler LLC, as the case may be, will receive the securities tendered for exchange. The securities surrendered in exchange for the common shares and the preferred shares or new notes, as the case may be, will not be reissued or resold. We intend to hold the trust securities we receive in the exchange offer until all the trust securities are retired. We intend to retire the convertible notes and 2005 notes we receive in the exchange offer. Following the consummation of the exchange offer, Foster Wheeler LLC will no longer have any obligation with respect to the Robbins bonds that are exchanged in the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC expressly reserve the right to terminate the exchange offer and consent solicitation and not accept for exchange any securities not previously accepted for exchange if any of the conditions set forth under "—Conditions to the Exchange Offer" have not been satisfied or waived by Foster Wheeler Ltd. or Foster Wheeler LLC, as the case may be, or at their option for any reason on or before 5:00 p.m., New York City time, on the expiration date. In all cases, exchange of the securities accepted for exchange and payment of the common shares and preferred shares or new notes, as the case may be, will be made only after timely receipt by the exchange agent of certificates representing the original securities and, in the case of the trust securities, the convertible notes and 2005 notes, consent to the proposed amendments, or by confirmation of book-entry transfer, together with a properly completed and duly executed letter of transmittal, a manually signed facsimile of the letter of transmittal, or satisfaction of DTC's ATOP procedures, and any other documents required by the letter of transmittal.

        If you wish to exchange more than one class of securities eligible for exchange in the exchange offer, you must properly complete and duly execute each letter of transmittal which corresponds to each such class of securities.

  Registration Rights

        We have agreed with certain of the holders of the 2005 notes and the convertible notes that will hold 5% or more of the voting stock of Foster Wheeler Ltd. upon consumation of the proposed exchange offer, that we will, at our cost, use commercially reasonable efforts to cause to become effective a shelf registration statement with respect to resales of such securities, including the notes held by such holders and to keep the registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement, (ii) the date on which none of such holders beneficially owns 5% or more of the voting stock of Foster Wheeler Ltd.; provided that no voting stock acquired after the issue date (other than as a result of any stock dividend, stock split or other similar event) by such holders shall be counted for this purpose, (iii) the date on which our legal counsel delivers an opinion to each of the holders to the effect that such holders are not an affiliate, as that term is used in Rule 144 under the Securities Act and counsel for the holders shall deliver a concurring opinion; provided that the holders have agreed to use their good faith efforts to obtain such concurring opinion or (iv) the date when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or have otherwise become freely tradable. We have agreed to file the registration statement relating to the shelf within 45 days of the issue date and to use our reasonable best efforts to have it declared effective within 90 days of the issue date. In the event we do not satisfy our registration obligations under this agreement within or for the time periods specified, we have agreed to pay these holders as a group liquidated damages in an aggregate amount of approximately $13,700 per day until such registration default is cured. We will, in connection with the shelf registration, provide copies of the prospectus to each holder that is entitled to include its securities under such shelf registration statement, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit resales of the securities. A holder that sells its securities pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder, including certain indemnification obligations.

  Delivery of Consent

        Trust Securities.    If you are a holder of trust securities and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the debentures underlying the trust securities. Your tender of trust securities will be deemed a consent to these proposed amendments.

        Convertible Notes.    If you are a holder of convertible notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the convertible notes. Your tender of convertible notes will be deemed a consent to these proposed amendments.

        2005 Notes.    If you are a holder of 2005 notes and you wish to participate in the exchange offer, you must also consent to the proposed amendments to the indenture governing the 2005 notes. Your tender of 2005 notes will be deemed a consent to these proposed amendments.

Trust Securities Consent Solicitation

        Foster Wheeler LLC is seeking the consent of the holders of the trust securities to amend the terms of the indenture governing the junior subordinated debentures underlying the trust securities to eliminate the provisions that restrict the ability of Foster Wheeler LLC to enter into a merger or consolidation transaction or to sell, lease or otherwise convey substantially all of its assets. Further, Foster Wheeler LLC is seeking consent to eliminate from the indenture the covenant requiring it to provide the trustee copies of all reports that it files with the SEC.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments relating to the trust securities. The holders of at least a majority in aggregate liquidation amount of the trust securities must consent to the proposed amendments relating to the trust securities for them to be effective.

Convertible Notes Consent Solicitation

        Foster Wheeler Ltd. is seeking the consent of holders of the convertible notes to amend the terms of the indenture governing the convertible notes to eliminate the provisions that restrict the ability of Foster Wheeler Ltd. or Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities. Further, Foster Wheeler Ltd. is seeking consent to eliminate from the indenture the covenant requiring it to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the convertible notes must consent to the proposed amendments relating to the convertible notes for them to be effective.

2005 Notes Consent Solicitation

        Foster Wheeler LLC is seeking the consent of holders of the 2005 notes to amend the terms of the indenture governing the 2005 notes to eliminate the provisions that restrict the ability of Foster Wheeler LLC to (1) merge with, or convey, transfer or lease its properties and assets to, other entities,

(2) permit its subsidiaries to incur debt in excess of 10% of its net tangible assets, (3) incur certain liens without securing the 2005 notes equally and ratably, and (4) enter into sale and leaseback transactions. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. The holders of at least a majority of the aggregate principal amount of the 2005 notes must consent to the proposed amendments relating to the 2005 notes for them to be effective.

        The proposed amendments to the terms of the 2005 notes will not affect the terms of the new notes offered in the exchange offer.

Expiration Date; Extensions; Termination; Amendments; Subsequent Offering Period

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, or the expiration date, unless we extend the exchange offer. In any event, we will hold the exchange offer open for at least 20 full business days. In order to extend the exchange offer, we will issue a notice on our website (www.fwc.com) and by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Foster Wheeler Ltd. and Foster Wheeler LLC reserve the right, in their sole discretion to:

  •
  delay accepting your securities;

  •
  extend the exchange offer;

  •
  terminate the exchange offer and consent solicitation, if any of the conditions to the exchange offer have not been satisfied or waived, or for any other reason in their sole discretion, by giving oral or written notice of any delay, extension or termination to the exchange agent, in accordance with the notice procedures described above relating to an extension of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date; and

  •
  amend the terms of the exchange offer in any manner.

        All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer unless the exchange offer is terminated. Foster Wheeler will pay for any securities accepted promptly following the expiration of the exchange offer.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the right, in their sole discretion, to provide for a subsequent offering period after the expiration of the exchange offer. The subsequent offering period will be not less than three business days or more than 20 business days and shall begin on the next business day after the expiration date of the exchange offer. To provide for a subsequent offering period, we will, among other things:

  •
  immediately accept for exchange and promptly exchange (1) cash or common shares and preferred shares for all trust securities, convertible notes, Robbins bonds and 2005 notes and (2) new notes for all 2005 notes tendered in the initial exchange offer period;

  •
  announce the results of the exchange offer by issuing a notice on our website (www.fwc.com) and by press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the expiration date of the exchange offer and immediately commence the subsequent offering period;

  •
  exchange (1) cash or common shares and preferred shares for all trust securities, convertible notes, Robbins bonds and 2005 notes and (2) new notes for all 2005 notes, tendered in the subsequent offering period promptly after the expiration date; and

  •
  offer the same form and amount of consideration to holders of each class of securities in the subsequent offering period that was offered during the initial exchange offer period.

        You will not have the right to withdraw any securities that you tender during any subsequent offering period.

        If we make a material change in the terms of the exchange offer, we will disseminate additional offering materials and extend the exchange offer to the extent required by law, and you will have the right to withdraw your securities. Except as set forth in the next succeeding sentence, the exchange offer will be extended by five business days if there are any material changes to the terms of the exchange offer. If any changes are made to the consideration offered in the exchange offer or in fees paid to the dealer manager or any other entity soliciting on our behalf in the exchange offer, the exchange offer will be extended by ten business days.

        Foster Wheeler Ltd. and Foster Wheeler LLC will not accept for exchange any securities you tender, and no cash, common shares, preferred shares or new notes, as the case may be, will be issued to you in exchange for your securities, if at any time any stop order is threatened or in effect with respect to the registration statement relating to the exchange offer and the issuance and sale of common shares, preferred shares or new notes, as the case may be.

        Notwithstanding any other provision of the exchange offer, subject to the terms of the proposed lockup agreement, we may terminate or amend the exchange offer in our sole discretion at any time prior to expiration of the exchange offer if any of the conditions set forth below are not satisfied or waived. Upon termination of the exchange offer for any reason, any trust securities, convertible notes, Robbins bonds or 2005 notes previously tendered in the exchange offer will be promptly returned to the tendering holders.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, the exchange offer is conditioned upon:

  •
  holders of at least 75% of the aggregate liquidation amount of trust securities having validly tendered, and not validly withdrawn, those trust securities; and

  •
  holders of at least 90% of the aggregate principal amount of convertible notes having validly tendered, and not validly withdrawn, those convertible notes; and

  •
  holders of at least 90% of the aggregate principal amount or, if applicable, accreted principal amount, outstanding as of December 26, 2003 of Robbins bonds having validly tendered, and not validly withdrawn, those Robbins bonds; and

  •
  holders of at least 90% of the aggregate principal amount of 2005 notes having validly tendered, and not validly withdrawn, those 2005 notes.

        In order to complete the exchange offer, we must receive the consent of the lenders under our senior secured credit facility. We are currently seeking this consent. If the lenders do not consent, we will be unable to consummate the proposed exchange offer.

        The exchange offer does not require the approval of any U.S. federal or state regulatory authorities other than the satisfaction of the registration requirements of the Securities Act, and any applicable state securities laws and the applicable rules under the Exchange Act, nor is it subject to any financing condition.

        Subject to the terms of the proposed lockup agreement, we may, in our sole and reasonable discretion, waive any of the conditions to the exchange offer prior to expiration of the exchange offer. The conditions to the exchange offer and consent solicitation are for our sole benefit, and may be waived at any time prior to expiration of the exchange offer for any reason. Our failure to exercise any of our rights will not be a waiver of our rights. If we waive a material condition to the exchange offer, we will notify holders of securities of such waiver and hold the offer open for acceptances and withdrawals for at least five business days after the notification of the waiver of such condition.

Procedures for Tendering Your Securities, and Delivering Your Consent to the Proposed Amendments

  General

        Only a holder of securities or the holder's legal representative or attorney-in-fact, or a person who has obtained a properly completed irrevocable proxy acceptable to us that authorizes such person, or that person's legal representative or attorney-in-fact, to tender securities on behalf of the holder, may validly tender the securities and, in the case of trust securities, convertible notes and 2005 notes, thereby validly deliver a consent to the proposed amendments with respect to those trust securities, convertible notes or 2005 notes, as the case may be.

        In order for a holder to receive cash, common shares, preferred shares or new notes, as the case may be, such holder must validly tender its securities pursuant to the exchange offer and not withdraw those securities pursuant to the exchange offer.

        Delivery of securities through DTC and acceptance of an Agent's Message (as defined below) transmitted through DTC's Automated Tender Offer Program, or ATOP, and the method of delivery of all other required documents, is at the election and risk of the person tendering securities and delivering a letter of transmittal and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery of any document is by mail, we suggest that the holder use properly insured, registered mail, with a return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

  Trust Securities—Election Procedure

        If you are a holder of trust securities, the letter of transmittal sent to you with this statement will contain a section entitled "Cash Election." In this section, you may specify whether you wish to receive cash or common shares and preferred shares in exchange for the trust securities you tender in the exchange offer. All trust securities tendered for which no cash election has been made will receive common shares and preferred shares. If you tender trust securities and you fail to complete this section, you will receive common shares and preferred shares for all the trust securities you tender. The cash election contained in the letter of transmittal should be completed by each holder of trust securities who wishes to receive the cash election price for any or all trust securities held by such holder.

        If you wish to change your election regarding your choice of cash or common and preferred shares, you must withdraw your tender and execute a new letter of transmittal specifying your new election information prior to the expiration date. See "—Withdrawal of Tenders and Revocation of Consents."

        The exchange agent shall have sole discretion to determine whether or not an election to receive cash or shares in exchange for trust securities has been properly made or revoked. If the exchange agent determines that any election to receive cash or shares was not properly made, such trust securities shall be treated by the exchange agent as trust securities that were not electing cash and will be exchanged for common shares and preferred shares.

  Tender of Securities and Consent

        The tender by a holder of securities pursuant to the procedures set forth below, and the subsequent acceptance of that tender by us, will constitute a binding agreement between that holder, Foster Wheeler Ltd. and Foster Wheeler LLC in accordance with the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal. The tender of securities pursuant to the exchange offer on or prior to the expiration date and in accordance with the procedures described below will, in the case of trust securities, convertible notes or 2005 notes, constitute the delivery of a consent, to all of the proposed amendments with respect to the securities tendered.

  Valid Tender

        Except as set forth below, for a holder to validly tender securities and, in the case of the trust securities, convertible notes and 2005 notes, deliver consent pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with any signature guarantees and any other document required by the instructions to the letter of transmittal, or a properly transmitted Agent's Message, must be received by the exchange agent at the address set forth on the back cover of this prospectus prior to 5:00 p.m., New York City time, on the expiration date and such trust securities must be transferred pursuant to the procedures for book-entry transfer described under "—Book-Entry Delivery Procedures" below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        The letter of transmittal and securities must be sent only to the exchange agent. Do not send letters of transmittal or securities to Foster Wheeler Ltd., Foster Wheeler LLC, the dealer manager, or the information agent.

        In all cases, notwithstanding any other provision of this prospectus, the exchange of cash or common shares and preferred shares for trust securities, convertible notes, Robbins bonds and 2005 notes and new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (1) a Book-Entry Confirmation with respect to such securities, (2) the letter of transmittal (or a facsimile thereof) properly completed and duly executed or a properly transmitted Agent's Message and (3) any required signature guarantees and other documents required by the letter of transmittal.

        If you tender less than all your outstanding securities you should fill in the number of securities so tendered in the appropriate box on the letter of transmittal. All of your securities deposited with the exchange agent will be deemed to have been tendered unless otherwise indicated.

  Book-Entry Delivery Procedures

        Within two business days after the date of this prospectus, the exchange agent will establish an account at DTC for purposes of the exchange offer, and any financial institution that is a DTC participant and whose name appears on a security position listing as the record owner of the securities may make book-entry delivery of securities by causing DTC to transfer such securities into the exchange agent's account at DTC in accordance with DTC's procedure for such transfer. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute a valid tender of the securities to the exchange agent.

        A letter of transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees, or a properly transmitted Agent's Message, must in any case be transmitted to and received by the exchange agent at one of the addresses set forth on the back cover of this prospectus on or prior to the expiration date. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to as a "Book-Entry Confirmation."

  Tender of Securities Held Through DTC

        The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. DTC has authorized any DTC participant who has securities credited to its DTC account to tender their securities and, in the case of the trust securities, convertible notes and 2005 notes, provide consents to the proposed amendments as if it were the beneficial holder. Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer (and thereby tender their securities and, in the case of the trust securities, convertible notes and 2005 notes, provide their consent to the proposed amendments) by causing DTC to transfer securities to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send to the exchange agent an Agent's Message which is a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that is tendering securities and, in the case of the trust securities, convertible notes and 2005 notes, delivering a consent that are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the applicable letter of transmittal and that we may enforce such agreement against such participant.

        Holders of securities desiring to tender their securities by 5:00 p.m., New York City time, on the expiration date of the exchange offer must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on that date.

  Tender of Securities Held Through Custodians

        To validly tender its securities and, in the case of the trust securities, convertible notes and 2005 notes, validly deliver its consent pursuant to the exchange offer, a beneficial owner of securities held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, must instruct that holder to tender the beneficial owner's securities and, in the case of the trust securities, convertible notes and 2005 notes, deliver the related consent on behalf of the beneficial owner. A letter of instructions is included in the materials provided with this prospectus. The letter to custodians may be used by a beneficial owner to instruct a custodian to tender securities and, in the case of the trust securities, convertible notes and 2005 notes, deliver a consent on the beneficial owner's behalf.

        Except with respect to guaranteed delivery procedures described below, unless the securities being tendered are deposited with the exchange agent by 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message, we may, at our option, treat such tender as invalid. Exchange of (1) cash or common shares and preferred shares for trust securities, convertible notes, Robbins bonds and 2005 notes and (2) new notes for 2005 notes will be made only against the valid tender of the securities.

  Guaranteed Delivery

        If you wish to exchange your securities and time will not permit your letter of transmittal and all other required documents to reach the exchange agent, or if the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer, you may still exchange your securities if you comply with the following requirements:

  •
  you tender your securities by or through a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program;

  •
  on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent has received from such participant a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus; and

  •
  the exchange agent receives properly completed and validly executed letter of transmittal (or facsimile thereof) together with any required signature guarantees, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

  Signature Guarantees

        Signatures on the applicable letter of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a Medallion Signature Guarantor, unless the securities tendered thereby are tendered: (1) by a holder whose name appears on a security position listing as the owner of those securities who has not completed any of the boxes entitled "Special Instructions" or "Special Delivery Instructions" on the applicable letter of transmittal; or (2) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States referred to as an "Eligible Guarantor Institution."

        If the holder of the securities being tendered is a person other than the signer of the related letter of transmittal, or if securities not accepted for exchange or securities previously tendered and being withdrawn are to be returned to a person other than the registered holder or a DTC participant, then the signatures on the letter of transmittal accompanying the tendered securities must be guaranteed by a Medallion Signature Guarantor as described above.

        The method of delivery of letters of transmittal, any required signature guarantees and any other required documents, including delivery through DTC, is at the option and risk of the tendering holder and, except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. In all cases, sufficient time should be allowed to ensure timely delivery.

  Effect of a Tender

        By causing an Agent's Message to be transmitted to the exchange agent, or by executing a letter of transmittal as set forth above, and subject to our acceptance for exchange of, and exchange for, the securities tendered, a tendering holder irrevocably sells, assigns and transfers to us, or upon our order, all right, title and interest in and to all those securities and irrevocably constitutes and appoints the exchange agent the true and lawful agent of the tendering holder, with full power of substitution to:

  •
  transfer ownership of the tendered securities on the account books maintained by DTC and deliver all accompanying evidences of transfer and authenticity to us, or upon our order, upon receipt by the exchange agent, as the holder's agent, of the (1) common shares and preferred shares issued in exchange for the trust securities, convertible notes, Robbins bonds and 2005 notes, or (2) new notes issued in exchange for the 2005 notes; and

  •
  present the tendered securities for transfer on our books and receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered securities all in accordance with the terms of the exchange offer.

  Transfers of Ownership of Tendered Securities

        Beneficial ownership in tendered securities may be transferred by the registered holder by delivering to the exchange agent, at one of its addresses set forth on the back cover of this prospectus, an executed letter of transmittal identifying the name of the person who deposited the securities to be transferred, and completing the special payment instructions box with the name of the transferee (or, if tendered by book-entry transfer, the name of the participant in DTC whose name appears on the security position listing as the transferee of such notes) and the principal amount of the securities to be transferred. If certificates have been identified through a book-entry confirmation with respect to such securities, the name of the holder who tendered the securities, the name of the transferee and the certificate numbers, if any, relating to such securities should also be provided in the letter of transmittal. A person who succeeds to the beneficial ownership of tendered securities pursuant to the procedures set forth herein will be entitled to receive cash or common shares and preferred shares or new notes, as the case may be, if securities are accepted for exchange or to receive the tendered securities if the exchange offer is terminated.

  Other Matters

        Notwithstanding any other provision of this prospectus, exchange of (1) cash or common shares and preferred shares for trust securities, convertible notes, Robbins bonds and 2005 notes, and (2) new notes for 2005 notes tendered and accepted for exchange pursuant to the exchange offer will, in all cases, be made only after receipt by the exchange agent of:

  •
  Book-Entry Confirmation of the transfer of such securities into the exchange agent's account at DTC as described above; and

  •
  a letter of transmittal, or a facsimile of that document, with respect to the tendered securities properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent's Message.

        A tender of securities pursuant to the procedures described above, and acceptance by us of that tender, will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

        All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents and the withdrawal or revocation thereof will be determined by Foster Wheeler Ltd. and Foster Wheeler LLC, in our sole discretion, and our determination will be final and binding. Foster Wheeler Ltd. and Foster Wheeler LLC reserve the absolute right to reject any or all tenders of securities or, in the case of trust securities, convertible notes and 2005 notes, deliveries of consents determined by us not to be in proper form or, if the acceptance or exchange for such securities may, in our opinion, be unlawful.

        Foster Wheeler Ltd. and Foster Wheeler LLC also reserve the absolute right to waive any defects, irregularities or contingencies of tenders to particular securities or, in the case of trust securities, convertible notes or 2005 notes, of delivery as to particular consents. Our interpretations of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Any defect or irregularity in connection with tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, consent, must be cured within such time as we determine, unless waived by Foster Wheeler Ltd. and Foster Wheeler LLC. Tenders of securities and, in the case of trust securities, convertible notes or 2005 notes, consent, shall not be deemed to have been made until all defects and irregularities have been waived by us or cured. None of Foster Wheeler Ltd., Foster Wheeler LLC, the guarantors, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notice of any defects or irregularities in tenders of securities or in the case of trust securities, convertible notes or 2005 notes, deliveries of consents, or will incur any liability to holders for failure to give any such notice. The dealer manager, the exchange agent, the trustee and the information agent assume no responsibility for the accuracy or completeness of the information contained in this prospectus.

        PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT AND NOT TO FOSTER WHEELER LTD., FOSTER WHEELER LLC, THE DEALER MANAGER, THE TRUSTEE, THE INFORMATION AGENT OR DTC.

Withdrawal of Tenders and Revocation of Consents

        Securities tendered on or prior to the expiration date may be withdrawn and, in the case of trust securities, convertible notes and 2005 notes, the related consents may be revoked, at any time on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any tendered securities not accepted by the sixtieth business day after commencement of the exchange offer may be withdrawn. If you are a holder of trust securities and you wish to change your election regarding the amount of common shares and preferred shares and the amount of cash you wish to receive, you must revoke your tender and execute a new letter of transmittal specifying your new election prior to the expiration date. Tenders of securities and, in the case of trust securities, convertible notes and 2005 notes, related consents, received on or prior to 5:00 p.m., New York City time, on the expiration date will become irrevocable, except as set forth below, at 5:00 p.m., New York City time, on the expiration date of the exchange offer, if not validly revoked prior to that time. If we provide for a subsequent offering period, you will not have the right to withdraw any securities tendered previously and not withdrawn or that you tender during that subsequent offering period. Securities tendered during the subsequent offering period will be accepted promptly after the expiration of the subsequent offering period. In the event of a termination of the exchange offer, the securities tendered pursuant to the exchange offer will be returned promptly to the tendering holder and the proposed amendments related to the trust securities, the convertible notes and the 2005 notes will not be executed and will not become effective.

        Prior to the delivery by the exchange agent of consents to the Trustee, Foster Wheeler Ltd. and Foster Wheeler LLC intend to consult with the exchange agent to determine whether the exchange agent has received any revocations of consents, whether such revocations are valid and whether we have received the requisite consents to effect the proposed amendments related to the trust securities, convertible notes and the 2005 notes. Each of Foster Wheeler Ltd. and Foster Wheeler LLC reserves the right to contest the validity of any such revocations. A purported notice of revocation that is not received by the exchange agent in a timely fashion will not be effective to revoke a consent previously given. You may not revoke any consent without also withdrawing the tender of such trust securities, convertible notes or the 2005 notes.

        Beneficial owners desiring to withdraw securities previously tendered through DTC should contact the DTC participant through which such beneficial owners hold their securities. In order to withdraw securities previously tendered, a DTC participant may, prior to the withdrawal time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this paragraph. Registered holders who tendered other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the holder who tendered the securities being withdrawn and the principal amount of the securities being withdrawn. All signatures on a notice of withdrawal must be guaranteed by a Medallion Signature Guarantor; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the securities being withdrawn are held for the account of an Eligible Guarantor Institution. Withdrawal of a prior tender will be effective upon receipt of the notices of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the holder, and notice of withdrawal must be timely received by the exchange agent.

        Withdrawals of tenders of securities may not be rescinded and any securities withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. Properly withdrawn securities, however, may be retendered by following the procedures described above at any time prior to the expiration date of the exchange offer.

Consequences of Not Participating in the Exchange Offer

Holders of Trust Securities

        If you are a holder of trust securities and you do not participate in the exchange offer and the proposed amendments to the indenture governing the junior subordinated debentures underlying the trust securities are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the junior subordinated debentures underlying the trust securities and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the junior subordinated debentures underlying the trust securities that are deleted as a part of the consent solicitation.

        The terms of the indenture prevent Foster Wheeler LLC from making, or causing its subsidiaries to make, any distributions in respect of its capital stock if:

  •
  there has been an event of default under the terms of the indenture,

  •
  there has been an event of default under the guarantee agreement relating to the junior subordinated debentures, or

  •
  Foster Wheeler LLC is electing to defer payments on the junior subordinated debentures as permitted by the terms of the indenture.

        Since January 15, 2002, Foster Wheeler LLC has exercised its right to defer payments on the junior subordinated debentures. Because the junior subordinated debentures are the only asset of the trust, Foster Wheeler LLC's actions have resulted in the trust suspending the payment of dividends on the trust securities.

        As required by the terms of Foster Wheeler LLC's senior secured credit agreement, Foster Wheeler LLC will continue to defer payments on the junior subordinated debentures issued by Foster Wheeler LLC to the trust in respect of the trust securities. As a result, you will continue (1) not to receive distributions and (2) to experience adverse tax effects from original issue discount. In addition, if the amendments relating to the trust securities constitute a significant modification of the trust securities for U.S. federal income tax purposes, you would be deemed to have exchanged your trust securities for new trust securities. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007.

        If a large enough number of holders of the trust securities decide to participate in the exchange offer, the liquidity of the trust securities may be impaired and your ability to sell the trust securities may be adversely affected.

Holders of Convertible Notes

        If you are a holder of convertible notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the convertible notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture and will have fewer remedies available to you in the event Foster Wheeler Ltd. were to commit an act constituting an event of default under the terms of the existing indenture that are deleted as part of the consent solicitation. In addition, if the amendments to the indenture governing the convertible notes constitute a significant modification of the convertible notes for U.S. federal income tax purposes, you would be deemed to have exchanged your convertible notes for new convertible notes. In this regard, please refer to "U.S. Federal Income Tax Considerations."

        Also, if a large enough number of holders of the convertible notes decide to participate in the exchange, the liquidity of the convertible notes may be impaired and your ability to sell convertible notes may be adversely affected.

Holders of 2005 Notes

        If you are a holder of 2005 notes and you do not participate in the exchange offer and the proposed amendments to the indenture governing the 2005 notes are adopted, you will no longer have the benefit of the provisions contained in the indenture that are deleted as part of the consent solicitation. Without the protection afforded by such provisions, you and the trustee will have greater difficulty enforcing your rights under the indenture governing the 2005 notes and will have fewer remedies available to you in the event Foster Wheeler LLC were to commit an act constituting an event of default under the terms of the existing indenture governing the 2005 notes that are deleted as a part of the consent solicitation. In addition, if the amendments to the indenture governing the 2005 notes constitute a significant modification of the 2005 notes for U.S. federal income tax purposes, you would be deemed to have exchanged your 2005 notes for new 2005 notes. In this regard, please refer to "U.S. Federal Income Tax Considerations" in the new notes prospectus.

        The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

        Also, if a large enough number of holders of 2005 notes decide to participate in the exchange, the liquidity of the 2005 notes may be impaired and your ability to sell the 2005 notes may be adversely affected.

Dealer Manager

        Subject to the terms and conditions set forth in the dealer manager agreement dated                        , 2004, among Foster Wheeler Ltd., Foster Wheeler LLC, and Rothschild Inc., we have retained Rothschild to act as dealer manager in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has agreed to pay the dealer manager customary fees for its services in connection with the exchange offer and consent solicitation. Foster Wheeler Ltd. has also agreed to reimburse the dealer manager for certain of its reasonable out-of-pocket expenses incurred in connection with the exchange offer and consent solicitation and to indemnify it against certain liabilities, including certain liabilities under federal securities laws, and will contribute to payments the dealer manager may be required to make in respect thereof.

        The dealer manager and its affiliates have and may in the future provide investment banking and financial advisory services to Foster Wheeler Ltd. and its affiliates in the ordinary course of business. The dealer manager does not own any of the securities.

        The dealer manager will assist with the mailing of this prospectus and related materials to holders of the securities, respond to inquiries of, and provide information to, holders of securities in connection with the exchange offer, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager, the exchange agent or the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

        In addition to the dealer manager, our directors, officers and regular employees, who will not be specifically compensated for such services, may contact holders personally or by mail, telephone, telex or telegraph regarding the exchange offer and the consent solicitation and may request brokers, dealers and other nominees to forward this prospectus and related materials to beneficial owners of the securities.

Exchange Agent

        The Bank of New York, London branch has been appointed as exchange agent for the exchange offer and consent solicitation. Questions and requests for assistance, and all correspondence in connection with the exchange offer and consent solicitation, or requests for additional letters of transmittal and any other required documents, may be directed to the exchange agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Information Agent

        Georgeson Shareholder Communications Inc. is serving as information agent in connection with the exchange offer and consent solicitation. The information agent will assist with the mailing of this prospectus and related materials to holders of securities, respond to inquiries of and provide information to holders of securities in connection with the exchange offer and consent solicitation, and provide other similar advisory services as we may request from time to time. Requests for additional copies of this prospectus, letters of transmittal and any other required documents should be directed to the dealer manager or to the information agent at one of its addresses and telephone numbers set forth on the back cover page of this prospectus.

Fees and Expenses of Foster Wheeler

        In addition to the fees and expenses payable to the dealer manager pursuant to the dealer manager agreement described above, we will pay the exchange agent and the information agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith), and will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in connection with forwarding copies of this prospectus and related documents to the beneficial owners of the securities and in handling or forwarding tenders for exchange and payment. In addition, we will indemnify the exchange agent and the information agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

        The total cash expenditures to be incurred by us in connection with the exchange offer and consent solicitation, including printing, accounting and legal fees, and the fees and expenses of the dealer manager, exchange agent, information agent and the trustee, are estimated to be approximately $        .

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of securities pursuant to the exchange offer. If, however, common shares and preferred shares issued in exchange for trust securities, convertible notes, Robbins bonds or 2005 notes not accepted for tender or new notes issued in exchange for 2005 notes not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the trust securities, convertible notes, Robbins bonds or 2005 notes, as applicable, or if common shares and preferred shares or new notes are to be registered in the name of any person other than the person signing the letter of transmittal or, in the case of tender through DTC transmitting instructions through ATOP, or if a transfer tax is imposed for any reason other than the exchange of securities pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder.

Brokerage Commissions

        Holders that tender their securities directly to the exchange agent do not have to pay a brokerage commission.

THE OFFERING OF COMMON SHARES AND PREFERRED SHARES

General

        As described under "The Exchange Offer and The Consent Solicitation—Terms of the Exchange Offer—Trust Securities Exchange," Foster Wheeler Ltd. is offering to exchange cash or 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, for the seven million trust securities outstanding. Holders of trust securities will be entitled to make an election to receive cash or common shares and preferred shares for all or any portion of their trust securities.

        To the extent holders of trust securities elect to receive cash in lieu of 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, in exchange for their trust securities, the number of 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, that were otherwise available in exchange for trust securities tendered and not withdrawn but for such cash election will be offered separately by Foster Wheeler Ltd. for cash pursuant to this prospectus to certain holders of 2005 notes and convertible notes that participate in the exchange offer.

Maximum Size of Offering

        Assuming 100% of the holders of trust securities elect cash, then Foster Wheeler Ltd. will offer an aggregate of 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, to certain holders of 2005 notes and convertible notes that participate in the exchange offer for aggregate gross proceeds to Foster Wheeler Ltd. of $43,750,000. The price to participating holders is $1.21 per common share and $96.48 per preferred share.

Use of Proceeds

        Foster Wheeler Ltd. intends to use the gross cash proceeds received from the sale of the common shares and preferred shares to make the cash payment to holders of trust securities electing cash in lieu of 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, for trust securities tendered in the exchange offer.

Deciding Whether to Purchase the Common Shares and Preferred Shares in the Offering

        Neither Foster Wheeler Ltd. nor Foster Wheeler LLC, or any of their respective officers or directors make any recommendation as to whether a holder of 2005 notes or convertible notes should purchase the 19,467,000 common shares, 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, not otherwise being exchanged for trust securities. Such purchasers must make their own decision and are urged to read this entire prospectus and the documents incorporated into this prospectus and consult their own advisors. For a discussion of the risks relating to our business, see "Risk Factors—Risk Factors Relating to Our Business." For a discussion of risks relating to our preferred shares, see "Risk Factors— Risk Factors Relating to the Preferred Shares."

PLAN OF DISTRIBUTION FOR THE OFFERING

        Foster Wheeler is offering the 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, to certain holders of 2005 notes and convertible notes directly and not in an underwritten transaction.

        The purchase of 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, will be subject to the terms and conditions set forth in a purchase agreement between Foster Wheeler Ltd. and the holders of the 2005 notes and convertible notes to whom we are offering 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, as described in this prospectus.

        The purchase agreement will provide that the obligations of the purchasers to pay for and accept delivery of the shares will be subject to, among other conditions, the delivery of certain legal opinions by counsel to Foster Wheeler.

        Foster Wheeler expects to deliver the 19,467,000 common shares and 210,000 preferred shares, or in the aggregate 36,267,000 common shares on an as converted basis, concurrently with the delivery of securities in the exchange offer by book-entry delivery through DTC.

THE PROPOSED AMENDMENTS

Trust Securities Amendments

        Foster Wheeler LLC is seeking your consent to amend the provisions described below of the indenture governing the junior subordinated debentures issued by Foster Wheeler LLC to FW Preferred Capital Trust I.

        The proposed amendments relating to the indenture governing the junior subordinated debentures underlying the trust securities, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC and the trustee as promptly as practicable after we accept the trust securities tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments relating to the trust securities will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments become effective. If the exchange offer is terminated, or the requisite amount of trust securities are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. A copy of the proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the trust securities, Foster Wheeler LLC must obtain the consent of the trustee, as holder of the junior subordinated debentures, and the consent of a majority in aggregate liquidation amount of the trust securities. Under the declaration of trust, the holders of at least a majority in aggregate liquidation amount of the trust securities must direct the trustee in writing to give its consent to the proposed amendments, and the trustee may not provide its consent to the proposed amendments unless it is acting at the direction of such liquidation amount of the trust securities. Thus, when holders of trust securities return the letter of transmittal that accompanies this prospectus, they will be directing the trustee to consent to the proposed amendments, as well as providing their own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least a majority in aggregate liquidation amount of the trust securities, we will implement the proposed amendments relating to the trust securities.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Restrictive Covenants
Section 4.03 of the Indenture (to be deleted)	Reports by the Company. For so long as the debentures are outstanding, this provision requires Foster Wheeler LLC to provide to the trustee and to the holders of the junior subordinated debentures, in summary form, copies of all reports that it files with the Commission and any additional information that it is required by the Commission to file with respect to its compliance with the conditions and covenants set forth in the indenture or, if it is not required to file with the commission provide such information to the Trustee which would have been required pursuant to Section 13 of the Exchange Act.
Section 10.01 of the Indenture (to be deleted)	Limitation on Consolidations; Mergers, Sales, Conveyances and Leases: This provision restricts the ability of Foster Wheeler LLC to merge with, or sell, convey or lease its assets to, other entities.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the trust securities as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of trust securities will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the trust securities will be binding on all non-tendering holders of trust securities.

        The indenture will remain in effect in the form in which it currently exists until the proposed amendments relating to the trust securities become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

Convertible Notes Amendments

        Foster Wheeler Ltd. is seeking the consent of the holders of convertible notes to amend the provisions described below of the indenture governing the convertible notes.

        The proposed amendments to the indenture governing the convertible notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler Ltd. and the trustee that will be executed as promptly as practicable after we accept the convertible notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the convertible notes become effective. If the exchange offer is terminated, or the requisite amount of convertible notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the convertible notes, Foster Wheeler Ltd. must obtain the consent of holders of at least a majority in aggregate principal amount of the convertible notes. Thus, when holders of the convertible notes return the letter of transmittal that accompanies this prospectus, they will be providing their own consent to the proposed amendments. If Foster Wheeler Ltd. obtains the consent from at least a majority in aggregate principal amount of the convertible notes and the exchange offer is consummated, it will implement the proposed amendments relating to the convertible notes.

        Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Section 6.1 of the Indenture (to be deleted)	Company and Guarantor May Consolidate, Etc., Only on Certain Terms. This provision restricts the ability of each of Foster Wheeler Ltd. and Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to, other entities.
Section 9.4 of the Indenture (to be deleted)	Reports. For so long as the convertible notes are outstanding, this provision requires Foster Wheeler Ltd. to provide to the trustee copies of all reports that it files with the SEC.

        Foster Wheeler Ltd. is seeking consents to all of the proposed amendments relating to the convertible notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of convertible notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the convertible notes will be binding on all non-tendering holders.

        The indenture relating to the convertible notes will remain in effect in the form in which it currently exists until the proposed amendments relating to the convertible notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

2005 Notes Amendments

        Foster Wheeler LLC is seeking the consent of the holders of 2005 notes to amend the provisions described below of the indenture governing the 2005 notes. The proposed amendments to the 2005 notes will not affect the terms of the new notes.

        The proposed amendments to the indenture governing the 2005 notes, if adopted, will be set forth in a supplemental indenture to be executed by Foster Wheeler LLC, the guarantors and the trustee that will be executed as promptly as practicable after we accept the 2005 notes tendered in the exchange offer following the expiration date of the exchange offer. The proposed amendments will become effective when the supplemental indenture is executed. The indenture, without giving effect to the proposed amendments, will remain in effect until the proposed amendments relating to the 2005 notes become effective. If the exchange offer is terminated, or the requisite amount of 2005 notes are not accepted for exchange for any reason, the supplemental indenture will not be executed and will not become effective. The proposed form of supplemental indenture has been filed as an exhibit to the registration statement for the exchange offer, of which this prospectus is a part.

        To implement the proposed amendments relating to the 2005 notes, Foster Wheeler LLC must obtain the consent of holders of at least a majority in aggregate principal amount of the 2005 notes. Thus, when holders of the 2005 notes return the letter of transmittal that accompanies this prospectus they will be providing their own consent to the proposed amendments. If Foster Wheeler LLC obtains the consent from at least a majority in aggregate principal amount of the 2005 notes and the exchange offer is consummated, it will implement the proposed amendments relating to the 2005 notes.

Set forth below is a summary of the provisions we propose to eliminate:

Location	Indenture Provisions
Article Eight of the Indenture (to be deleted)	Consolidation, Merger, Conveyance, Transfer of Lease. This provision restricts the ability of Foster Wheeler LLC to merge with, or convey, transfer or lease its properties and assets to other entities.
Section 1004 of the Indenture (to be deleted)
Limitation on Liens. This provision prevents Foster Wheeler LLC and its subsidiaries from incurring any liens on any principal property to secure indebtedness without securing the 2005 notes equally and ratably. The proposed elimination of the limitation on liens covenant would eliminate the holders of the 2005 notes rights to the security currently in place with respect to the 2005 notes. As a consequence, the 2005 notes will no longer be secured by any collateral if the proposed amendments are adopted, and will therefore rank junior in right of payment to senior secured debt of Foster Wheeler LLC, including debt under the senior secured credit agreement, any new senior credit facility, the new notes and the upsize notes with respect to the collateral securing such debt.

Section 1005 of the Indenture (to be deleted)	Limitation on Sales and Leasebacks. This provision restricts the ability of Foster Wheeler LLC and its subsidiaries to enter into sale and leaseback transactions.
Section 1008 of the Indenture (to be deleted)
Limitation on Debt Incurred by Restricted Subsidiaries. This provision limits Foster Wheeler LLC's restricted subsidiaries' ability to incur debt in excess of 10% of Foster Wheeler LLC's consolidated net tangible assets, as defined in the indenture.

        Foster Wheeler LLC is seeking consents to all of the proposed amendments relating to the 2005 notes as a single proposal. Pursuant to the terms of the exchange offer, the completion, execution and delivery of the accompanying letter of transmittal in connection with the tender of 2005 notes will be deemed to constitute the consent of the tendering holder to all of the proposed amendments. If the requisite consents are received and the supplemental indenture becomes effective, the proposed amendments relating to the 2005 notes will be binding on all non-tendering holders.

        The indenture relating to the 2005 notes will remain in effect in the form in which it currently exists until the proposed amendments relating to the 2005 notes become effective as described above, whereupon the indenture will be modified as provided in the proposed amendments.

THE TRUST

        FW Preferred Capital Trust I is a business trust organized under Delaware law pursuant to (1) a declaration of trust, dated as of May 8, 1998, as amended and restated on January 13, 1999 (the "declaration"), executed by Foster Wheeler LLC (formerly known as Foster Wheeler Corporation), and the trustees of such trust and (2) the filing of a certificate of trust with the Secretary of the State of Delaware on May 8, 1998.

        Pursuant to the declaration, the trust has five trustees. The trust's business and affairs are conducted by its trustees, which initially were Harris Trust and Savings Bank, as property trustee, Wilmington Trust Company, as Delaware trustee, and three administrative trustees. The administrative trustees are employees or officers of, or are affiliated with, Foster Wheeler LLC. BNY Midwest Trust Company, an Illinois trust company and successor to the obligations of Harris Trust and Savings Bank, currently acts as property trustee under the amended guarantee agreement.

        Foster Wheeler LLC has the right to appoint, remove and replace the administrative trustees, the property trustee and the Delaware trustee. In certain cases, the holders of a majority in liquidation amount of the trust securities will also have this right as to the property trustee and the Delaware trustee.

        The trust exists for the following purposes only:

  •
  to issue and sell common securities of the trust and the trust securities;

  •
  to use the proceeds from the sale of the common securities of the trust and the trust securities to acquire the junior subordinated debentures; and

  •
  to engage in activities that are directly related to these activities and other activities as are necessary or incidental thereto.

        Under the declaration, the trust shall not, and the trustees of such trust shall cause such trust not to, engage in any activity other than in connection with the purposes of such trust or other than as required or authorized by such declaration.

        Because the trust is established only for the purposes listed above, the junior subordinated debentures are the sole assets of the trust, and the payments under the junior subordinated debentures are the sole source of income to the trust.

        All of the common securities of the trust are owned directly or indirectly by Foster Wheeler LLC, the total liquidation amount of which is equal to approximately 3% of the total capital of the trust. The common securities rank equally with the trust securities, and payments on the common securities will be made pro rata with the trust securities, unless Foster Wheeler LLC fails to pay amounts that become due under the junior subordinated debentures and under certain other circumstances. If Foster Wheeler LLC fails to pay these amounts, the trust will be unable to make payments under the common securities of the trust until it satisfies its obligations under the trust securities. We directly or indirectly own all of the common securities of the trust.

        The books and records of the trust are maintained at its principal office and are available for inspection by a holder of the trust securities or the duly authorized representative of such holder for any purpose reasonably related to its interest in such trust during normal business hours.

        The address of the executive offices of the trust is c/o Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

        The trust will file reports with the Commission under the Exchange Act after the first quarter of 2004.

MARKET PRICE INFORMATION

Market Prices for the Trust Securities

        The trust securities were traded on the NYSE under the symbol "FWC-A" until November 14, 2003, and since then have been quoted on the OTC Bulletin Board under the symbol "FWLRP.OB."

        The table below sets forth, for the periods indicated, the high and low market prices for the trust securities as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	23.00	13.19
Second Quarter	23.55	15.50
Third Quarter	20.15	16.80
Fourth Quarter	19.55	12.70
2002
First Quarter	17.00	4.50
Second Quarter	10.22	2.80
Third Quarter	5.25	2.00
Fourth Quarter	2.38	1.30
2003
First Quarter	3.10	1.20
Second Quarter	7.09	2.32
Third Quarter	5.50	1.80
Fourth Quarter	3.75	1.10
2004
First Quarter	6.75	2.95
Second Quarter (through April 7, 2004)	5.25	5.00

        On April 7, 2004, the closing price of the trust securities on the OTC Bulletin Board was $5.02. As of December 26, 2003, there were seven million shares of trust securities outstanding.

        The trust securities are entitled to receive cumulative cash distributions at an annual rate of 9.0%. Distributions are paid quarterly in arrears on April 15, July 15, October 15 and January 15 of each year. Distributions may be deferred for periods up to five years during which time additional interest accrues at 9.0%. Foster Wheeler LLC currently intends to continue deferring interest payments on the junior subordinated debentures until it is contractually obligated to resume such payments. These payments may be deferred for up to five years. Foster Wheeler LLC has deferred all interest payments beginning with the payment due on January 15, 2002. Accordingly, holders of the trust securities will not receive quarterly distributions until Foster Wheeler LLC resumes such payments, which may not be until January 2007. In addition, the terms of the senior secured credit agreement require Foster Wheeler LLC to continue to defer such interest payments so long as the senior secured credit agreement remains outstanding which we expect will be until maturity in April 2005.

Market Prices for the Preferred Shares, 2005 Notes, Convertible Notes and Robbins Bonds.

        There is no established trading market for the preferred shares, 2005 notes, convertible notes or Robbins bonds.

Market Prices for the Common Shares

        The common shares into which the preferred shares are convertible were traded on the NYSE under the symbol "FWC" until November 14, 2003 and since then, the common shares have been quoted on the OTC Bulletin Board under the symbol "FWLRF.OB".

        The table below sets forth, for the periods indicated, the high and low market prices for the common shares as reported on the NYSE and the high and low bid prices on the OTC Bulletin Board. The OTC Bulletin Board prices reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

	High	Low
	(in $)
2001
First Quarter	18.74	5.31
Second Quarter	17.75	7.20
Third Quarter	9.50	4.30
Fourth Quarter	5.83	3.93
2002
First Quarter	5.39	1.60
Second Quarter	3.75	1.30
Third Quarter	2.35	1.35
Fourth Quarter	1.90	1.00
2003
First Quarter	1.87	0.85
Second Quarter	3.00	1.20
Third Quarter	2.24	1.07
Fourth Quarter	1.38	0.75
2004
First Quarter	1.92	0.98
Second Quarter (through April 7, 2004)	1.82	1.55

        On April 7, 2004, the closing price of the common shares on the OTC Bulletin Board was $1.78. As of December 26, 2003, there were 40,771,560 common shares outstanding.

        Foster Wheeler Ltd. has not paid dividends on its common shares since July, 2001 and does not anticipate paying any dividends on its common shares or preferred shares in the foreseeable future. Under Bermuda law, Foster Wheeler Ltd. can only pay dividends out of its profits available for that purpose if there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividends would be, unable to pay its liabilities as they become due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. In addition, under the terms of the senior secured credit agreement and the indentures governing the new notes and the upsize notes, Foster Wheeler Ltd.'s subsidiaries face restrictions on their ability to pay dividends to Foster Wheeler Ltd. In addition, certain of Foster Wheeler Ltd.'s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law which could result in civil or criminal penalties.

DESCRIPTION OF SHARE CAPITAL

        The following description of Foster Wheeler Ltd.'s share capital summarizes certain provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws and of applicable Bermuda law. Such summaries are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of Foster Wheeler Ltd.'s memorandum of association and bye-laws, and a certificate of designation in respect of the preferred shares, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors are urged to read those exhibits carefully.

General

        Foster Wheeler Ltd. is an exempted company incorporated under the Companies Act 1981 of Bermuda on 20 December 2000 and registered with the Registrar of Companies in Bermuda under registration number 29761. Foster Wheeler Ltd.'s registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda. Our agent for service of process in the United States in connection with this offering is Foster Wheeler LLC, Perryville Office Park, Clinton, NJ 08809-4000, USA.

Share Capital

        The authorized share capital of Foster Wheeler Ltd. consists of 160,000,000 common shares, par value US$1.00 per share and 1,500,000 preferred shares par value US$1.00 per share, 400,000 of which have been designated as Series A Junior Participating Preferred Shares and 1,074,745 of which will be designated as Series B Voting Convertible Preferred Shares (liquidation preference $0.01 per preferred share) which will be offered in the exchange offer and the offering. Upon completion of this exchange offer, assuming securities satisfying the minimum tender conditions are tendered and not withdrawn and assuming 100% of tendering trust security holders elect shares, there will be 137,443,464 common shares issued and outstanding, excluding 8,959,501 common shares issuable upon exercise of options granted and available for grant as of December 26, 2003, and excluding the common shares issuable upon conversion of the preferred shares, and approximately 935,771 Series B Voting Convertible Preferred Shares issued and outstanding. All of the issued and outstanding common shares prior to completion of this offering are and will be fully paid, and all of the common shares and preferred shares to be issued in the exchange offer and the offering will be fully paid.

        Subject to any resolution of the shareholders to the contrary, the board of directors of Foster Wheeler Ltd. is authorized to issue any authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote shares of Foster Wheeler Ltd.

Common Shares

        Generally.    Foster Wheeler Ltd.'s common shares into which the Series B Voting Convertible Preferred Shares are convertible are quoted on the Over-the-Counter Bulletin Board under the symbol "FWLRF.OB". Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights.

        Liquidation Rights.    In the event of the liquidation, dissolution or winding up of Foster Wheeler Ltd., the holders of common shares are entitled to share equally and ratably (with the holders of other shares of Foster Wheeler Ltd., entitling the holders to liquidation rights pro rata with the common shares, including holders of preferred shares) in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities, subject to any liquidation preference on any outstanding preferred shares.

        Voting Rights.    Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by Foster Wheeler Ltd.'s bye-laws, resolutions to be approved by holders of common shares require approval by an affirmative majority of the votes cast at a meeting at which a quorum is present. The common shares and preferred shares offered in the exchange offer and the offering will vote together as a single class except in the case of circumstances which constitute a variation of the rights of the common shares or the preferred shares, as described below, when holders of common shares and preferred shares will each vote as a separate class or as required by applicable law.

        The bye-laws of Foster Wheeler Ltd. provide that any variation of the rights attached to the common shares, whether by the amendment, alteration or repeal of the terms of the memorandum of association and bye-laws of Foster Wheeler Ltd. relating to the common shares or resulting from any merger, amalgamation or similar business combination, or otherwise would require the approval of holders of at least three-fourths of the issued and outstanding common shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the common shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding common shares is present.

        Dividend Rights.    Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares or the preferred shares or make distributions out of contributed surplus from time to time unless there are reasonable grounds for believing Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

Preferred Shares

  Generally

        Foster Wheeler Ltd.'s board of directors may establish one or more series of preferred shares without any further shareholder approval. The board may fix the number, designations, rights, preferences, limitations and voting rights of such series, provided that such provisions must, at a minimum, (1) entitle the holders of such shares, voting as a class, to elect at least two directors upon certain defaults with respect to the payment of dividends; and (2) require the affirmative approval of holders of at least two-thirds of the issued preferred shares for any amendments to the memorandum of association or bye-laws of Foster Wheeler Ltd. altering materially any provision of such shares. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of Foster Wheeler Ltd.

  Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering

        The 1,074,745.24 preferred shares offered in the exchange offer and the offering will be designated the "Series B Voting Convertible Preferred Shares" pursuant to a certificate of designation to be adopted by resolution of the board of directors of Foster Wheeler Ltd. In this section, and in this prospectus generally, we refer to the Series B Voting Convertible Preferred Shares as the preferred shares. The material terms of the preferred shares are described below. The description contained in this section is qualified in its entirety by the certificate of designation relating to the preferred shares which has been filed as an exhibit to the registration statement of which this prospectus is a part. Holders of preferred shares have no pre-emptive, redemption, or sinking fund rights.

        Conversion Rights.    The certificate of designation provides that each preferred share is mandatorily convertible into 80.0 common shares, par value $1.00 per share, if, as, and when the number of authorized common shares of Foster Wheeler Ltd. is increased from 160 million to at least 223.3 million subject in each case to adjustment for certain dilutive events. Foster Wheeler Ltd. intends to hold a general meeting of voting shareholders to effect this authorization promptly after the completion of the exchange offer and the offering. If the number of authorized common shares is so increased, the preferred shares will automatically and manditorily convert on the date of the shareholder meeting described above. If the number of authorized common shares is not so increased, the preferred shares will not convert into common shares but will remain preferred shares. For a discussion of the risks relating to the conversion of the preferred shares, see "Risk Factors—Risk Factors Relating to the Preferred Shares—The preferred shares issued in the exchange offer may not convert to common shares of Foster Wheeler Ltd."

        Voting Rights.    Each preferred share will have the number of votes that the common shares issuable upon conversion of a preferred share would have. We refer to this as voting on an "as converted" basis. Immediately following the completion of the exchange offer, each preferred share will have 80 votes. The common shares and preferred shares will vote together as a single class, except in the limited circumstances provided by the certificate of designation and described in this section or as required under applicable law.

        The terms of the preferred shares provide that any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or in the certificate of designation relating to the preferred shares which would affect the powers, preferences or rights of the preferred shares, including but not limited to variations resulting from or in connection with any merger, amalgamation or asset sale, will require the approval of holders of at least three-fourths of the issued and outstanding preferred shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the preferred shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding preferred shares is present.

        Foster Wheeler Ltd. will cause a notice of any meeting at which holders of the preferred shares are entitled to vote to be given to each holder of record of the preferred shares in accordance with its bye-laws.

        Dividend Rights.    The preferred shares will have the right to receive dividends, when, as and if declared by the board of directors of Foster Wheeler Ltd. and paid on the common shares on a pro rata basis, as though the preferred shares had been converted immediately prior to the declaration of such dividend. Foster Wheeler Ltd.'s board of directors may declare and pay dividends on the common shares and preferred shares or make distributions to shareholders out of contributed surplus from time to time unless there are reasonable grounds for believing Foster Wheeler Ltd. is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. There are no restrictions on Foster Wheeler Ltd.'s ability to transfer funds, other than funds denominated by Bermuda dollars, in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preferred shares. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of Foster Wheeler Ltd. and/or specific assets.

        Under the lockup agreement, we have agreed:

        (1)   that, within five business days following the issue date of the preferred shares (i) we shall have increased the number of directors of Foster Wheeler Ltd. from seven to eight; (ii) three of the six incumbent independent directors of Foster Wheeler Ltd. shall have resigned; and (iii) the continuing members of the board of directors of Foster Wheeler Ltd. shall have nominated and appointed four members proposed by the holders who are party to the lockup agreement that qualify as independent directors and are reasonably acceptable to the continuing members of the board of directors. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take any of the actions described in the first sentence of this paragraph, then on the sixth business day following the issue date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000. Thereafter on each quarterly anniversary of the sixth business day following the issue date, if we have not taken any of the actions described in clauses (i), (ii) and (iii) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000. Notwithstanding the foregoing, we shall not be required to declare or pay any dividend under this paragraph unless the holders who were party to the lockup agreement have delivered to us the names and resumes of no less than seven potential nominees that are in each case independent of management and are reasonably expected to be reasonably acceptable to the continuing members of the board on or before the date that is two weeks prior to the date such dividends would have otherwise been required to be declared and paid.

        (2)   within thirty days following the issue date of the preferred shares, to file a preliminary proxy statement with the Commission regarding a meeting of the shareholders of Foster Wheeler Ltd. in order to recommend adoption and approval of the following actions: (A) to increase its authorized capital sufficient to allow conversion of the preferred shares in accordance with their terms and (B) to authorize a reverse split (i.e., consolidation) of its issued and outstanding common shares on a one-to-four basis. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to file such proxy statement, then on the 31st day following the issue date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000. Thereafter on each quarterly anniversary of the 31st day following the issue date, if we have not filed such proxy statement, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000.

        (3)   to mail the proxy statement described above within five business days following the date that the Commission clears such proxy to be mailed. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on the sixth day following such clearance date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000. Thereafter on each quarterly anniversary of the sixth day following such clearance date, if we have not mailed such proxy, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000.

        (4)   to convene a meeting of the shareholders of Foster Wheeler Ltd. to approve the actions described in clauses (A) and (B) of paragraph (2) above on or prior to October 24, 2004. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to take the action described in the first sentence of this paragraph, then on October 25, 2004, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $2,500,000. Thereafter on each quarterly anniversary of October 25, if we have not taken the action described in the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the amount of $2,500,000.

        (5)   that we will use our commercially reasonable best efforts to (i) list the common stock on the New York Stock Exchange or the NASDAQ Stock Market as promptly as practicable; provided that we shall not be obliged to apply for such listing until such time as we reasonably believe we meet the applicable listing criteria, and (ii) to cooperate to the extent allowed by applicable laws or rules in facilitating the quotation of the preferred shares on the OTC Bulletin Board or, at such time as we meet the applicable listing criteria, to list the preferred shares on the New York Stock Exchange or the NASDAQ Stock Market, in each case as promptly as practicable if the conversion of the preferred shares as described above does not occur on or prior to October 24, 2004. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we have failed to use our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, to cooperate under clause (ii) of the first sentence of this paragraph, then on the 30th business day following the receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000. Thereafter on each quarterly anniversary of the first such payment date, if we have not used our commercially reasonable best efforts to take such actions as may be required under clause (i) of the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000.

        (6)   that we will take all steps necessary to adopt the appropriate amendments to the organizational documents of Foster Wheeler Ltd. to effect the actions described in the first sentence of each of paragraphs (2), (3) and (4) above, including (A) adopting board resolutions recommending such actions, (B) distributing timely notice of such meeting to its shareholders, (C) complying with applicable proxy solicitation requirements as soon as practicable, and (D) if a quorum is not present on a scheduled date of such meeting, postponing and reconvening such meeting at least twice. Subject to local law (and without limiting and in addition to the holders' right to specific performance under the lockup agreement), if we fail to take such actions as may be required under the first sentence of this paragraph, then on the 30th business day following receipt of notice of such failure from the holders of 25% of the preferred shares outstanding, if such failure shall not have been cured prior to such date, we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000. Thereafter, on each quarterly anniversary of the first such payment date, if we have failed to take such action as may be required under the first sentence of this paragraph, then we shall declare and pay a dividend on the issued and outstanding preferred shares in the aggregate amount of $1,000,000.

        Capital Distribution.    The preferred shares will have the right to receive a pro rata share of any return or distribution by Foster Wheeler Ltd. of its share capital to holders of common shares, whether by way of a repurchase of common shares, a reduction of issued share capital, a bonus issue of shares (except any bonus issue made in accordance with and to effect the conversion rights described above) or otherwise as though the preferred shares had been converted into common shares prior to the return or distribution.

        Liquidation Rights.    The preferred shares offered in the exchange offer and offering have a liquidation preference of $0.01.

        There are currently no issued and outstanding shares of Foster Wheeler Ltd. that rank senior in right of payment to the preferred shares upon liquidation, dissolution or winding up. The preferred shares will rank equally with the issued and outstanding common shares of Foster Wheeler Ltd. upon liquidation, dissolution or winding up as though the preferred shares had been converted immediately prior to such liquidation, dissolution or winding up and, as such, will share equally and ratably in the assets, if any, remaining after the payment of all of Foster Wheeler Ltd.'s debts and liabilities. For a discussion of risks relating to future issuances of additional preferred shares, see "Risk Factors—Risk Factors Relating to the Preferred Shares—A future issuance of additional preferred shares of Foster Wheeler Ltd. may adversely affect the rights of Foster Wheeler Ltd.'s equity holders."

        Liability for Further Calls or Assessments.    The preferred shares will be duly and validly issued, and when received in exchange for tendered trust securities, convertible notes, Robbins bonds or 2005 notes will be fully paid and will not be subject to further calls or assessments.

        Listing.    The preferred shares are not listed on an exchange or quoted on any national securities association.

        Fractional Shares.    The preferred shares may be issued as fractional shares and Bermuda law and our bye-laws allow the transfer and sale of fractional shares.

Variation of Rights

        The rights attaching to any class of shares, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Any action which may be construed to constitute a variation of the rights of a class of shares including but not limited to variations resulting from or in connection with mergers, amalgamations, and asset sales, may give the holders of the affected class of shares the right to vote in respect of the variation as a separate class. The creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. Under Bermuda law, the holders of a class of shares may also be entitled to vote separately as a class in certain other circumstances including, but not limited to, a scheme of arrangement under the Companies Act as described below. See "Compulsory Acquisition of Shares Held by Minority Holders" The preferred shares will vote to increase the authorized shares of Foster Wheeler Ltd. (as described in the section entitled "Terms of the Preferred Shares") on an as converted basis together with the common shares as a single class which shall be effected upon the affirmative vote of a majority of such votes cast.

Repurchase

        Under Foster Wheeler Ltd.'s bye-laws and subject to the solvency and minimum capital requirements of the Companies Act, Foster Wheeler Ltd. may purchase any issued common shares or preferred shares in the circumstances and on the terms as are agreed by Foster Wheeler Ltd. and the holders of common shares or preferred shares, as applicable, from time to time. No repurchase may be effected if there are reasonable grounds for believing that Foster Wheeler Ltd. is, or after effecting the repurchase would be, unable to pay its liabilities as they become due. A repurchase of more than 10% of the shares from a shareholder for more than market value requires the prior approval of the board of directors and the holders of a majority of all voting shares.

Transfer of Shares

        Foster Wheeler Ltd.'s fully paid shares are transferable by a transfer form signed by the transferor and delivered to Foster Wheeler Ltd. or its transfer agent together with the certificate, if any, for such shares. Foster Wheeler Ltd.'s board of directors may refuse to register, or otherwise restrict, the transfer of any share if the board believes that the transfer would cause Foster Wheeler Ltd. to violate any applicable law or if the transfer is not in accordance with the bye-laws.

Meetings of Shareholders

        Foster Wheeler Ltd. must convene at least one general meeting of shareholders each calendar year. A general meeting of shareholders may be called by Foster Wheeler Ltd.'s board of directors and a special meeting of shareholders must be called upon the request of not less than 10% of Foster Wheeler Ltd.'s voting shares. Foster Wheeler's bye-laws require not more than 60 and at least 10 days' notice of an annual general meeting must be given to each shareholder entitled to vote at such meeting, and not less than 30 nor more than 60 days' notice of a special general meeting must be given. The quorum required for a general meeting of shareholders is one or more persons present in person and representing in person or by proxy in excess of 50% of Foster Wheeler Ltd.'s issued voting shares.

Access to Books and Records and Dissemination of Information

        Members of the general public have the right to inspect the public documents of Foster Wheeler Ltd. at the office of the Registrar of Companies in Bermuda. These documents include the memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. Shareholders may inspect Foster Wheeler Ltd.'s bye-laws, minutes of general meetings and the audited financial statements, which must be presented at the annual general meeting. The register of members is also open to inspection by shareholders without charge and by members of the general public on the payment of a fee. The register of members must be open for inspection for not less than two hours in any business day (but may be closed for not more than thirty days in a year). Foster Wheeler Ltd.'s register of directors and officers is maintained at its registered office in Bermuda and is open for inspection for not less than two hours in any business day by members of the public without charge.

Election and Removal of Directors

        Foster Wheeler Ltd.'s board of directors may consist of between three and twenty directors. The number of directors within such range is fixed from time to time by the board. Foster Wheeler Ltd.'s board of directors resolved that, as of January 27, 2004, the board of directors would be comprised of seven directors and as of March 1, 2004, there were seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

        Any shareholder wishing to nominate for election as a director someone who is not nominated by Foster Wheeler Ltd.'s board of directors must give notice of the intention to nominate the person for election. Such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

        A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Under Foster Wheeler Ltd.'s bye-laws, the board of directors is responsible to fill vacancies on the board and any newly created directorships.

Amendment of Memorandum of Association and Bye-laws

        Foster Wheeler Ltd.'s memorandum of association may be amended by a resolution passed at a duly called general meeting of shareholders. Upon compliance with applicable Bermuda law, amendments to the memorandum of association may be subjected to review by a Bermuda court by dissenting shareholders holding not less than 20% of the par value of Foster Wheeler Ltd.'s issued capital.

        Foster Wheeler Ltd.'s bye-laws may be amended by resolutions of the board of directors and shareholders, or by the unanimous vote of the shareholders without prior approval of the board. Any proposed amendment to the bye-law relating to removal of directors, however, must be approved by the board and the affirmative vote of at least 75% of the shareholders. Any amendment to vary the rights attached to a class of shares must comply with the bye-law relating to a variation of class rights.

        Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws which would affect the powers, preferences or special rights of the preferred shares or vary the rights of the common shares will require the approval of holders of at least three-fourths of the outstanding affected class of shares, voting as a separate class. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the affected class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding affected class of shares is present.

        If any Series A Junior Participating Preferred Shares are issued, the memorandum of association and bye-laws of Foster Wheeler Ltd. may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the issued Series A Junior Participating Preferred Shares voting as a single class. See "—Rights Plan" below.

Amalgamations and Business Combinations

        Foster Wheeler Ltd.'s bye-laws provide that a merger or an amalgamation must be approved by 66 2/3% of the votes cast at a general meeting of the shareholders at which the quorum shall be one or more persons representing more than 50% of the issued voting shares.

        Certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the acquisition date of such holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following such acquisition date.

Appraisal Rights and Shareholder Suits

        A shareholder who is not satisfied that fair value has been offered for such shareholder's shares on an amalgamation may apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company if the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. A Bermuda court would also be expected to review acts that are alleged to constitute a fraud against the minority shareholders or any act which requires the approval of a greater percentage of the shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Capitalization of Profits and Reserves

        Pursuant to Foster Wheeler Ltd.'s bye-laws, the board of directors may capitalize any part of the amount of its share premium or other reserve accounts or any amount credited to its profit and loss account or otherwise available for distribution by applying such sum in paying up (1) unissued shares to be allotted as fully paid bonus shares pro-rata to the shareholders or any class thereof; or (2) in full or partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar and Transfer Agent

        Mellon Investor Services LLC serves as registrar and transfer agent of Foster Wheeler Ltd. in the United States.

Untraced Shareholders

        Foster Wheeler Ltd.'s bye-laws provide that the board of directors may forfeit any dividend or bonuses which remain unclaimed for six years from the date of declaration.

Compulsory Acquisition of Shares Held by Minority Holders

        The shares of minority holders may be acquired by certain statutory procedures under the Companies Act including upon the approval of an arrangement with shareholders in a court supervised process and upon the acquisition of 90% or more of the issued shares or class of shares. Such procedures include:

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  A scheme of arrangement under the Companies Act. Such a scheme could be effected upon the agreement of Foster Wheeler Ltd. and of holders of common shares or preferred shares, representing in the aggregate a majority in number and at least 75% in value of the common or preferred shareholders present and voting at a court ordered meeting held to consider the scheme. The scheme must then be sanctioned by the Bermuda Supreme Court. If such a scheme receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares or preferred shares could be compelled to sell their shares under the terms of the scheme.

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  If an acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Anti-Takeover Provisions

        Foster Wheeler Ltd.'s bye-laws have provisions that could have an anti-takeover effect. These provisions of the bye-laws are summarized below.

        Foster Wheeler Ltd.'s board of directors is divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

        Foster Wheeler Ltd.'s board of directors consists of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be elected.

        At any annual general meeting of shareholders, the only business that may be conducted is as shall have been brought before the meeting by or at the direction of the board or by any shareholder who complies with certain notice procedures. To be timely for inclusion in Foster Wheeler Ltd.'s proxy statement, a shareholder's notice of a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder's notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year's annual meeting. Under Bermuda law, not less than one hundred shareholders, or shareholders holding at least 5% of the voting power of Foster Wheeler Ltd., may require Foster Wheeler Ltd. give notice of a resolution that may properly be moved at an annual general meeting, or to circulate to shareholders entitled to notice of any meeting a statement of any proposed resolution or business to be dealt with at that meeting.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Foster Wheeler Ltd.'s common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of voting shares. Under the bye-laws, special general meetings may only be called by a majority of the entire board of directors. Under Bermuda law, a special general meeting must also be called upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote. The bye-laws of Foster Wheeler Ltd. provide that any action to be taken at such a shareholder meeting would require the approval of 100% of the shares eligible to vote at such meeting.

        Foster Wheeler Ltd.'s board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any other classes or series of shares with the designations, rights, preferences, limitations and voting rights, if any, as they consider fit. The board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the voting shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

        Certain business combinations between Foster Wheeler Ltd. and an interested members are prohibited. Specifically, business combinations between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

        "Business combinations" is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member's proportionate share ownership in Foster Wheeler Ltd.

        "Interested member" is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

  Rights Plan

        Pursuant to Foster Wheeler Ltd.'s rights plan dated May 21, 2001, each holder of one common share of Foster Wheeler Ltd. has the right under certain circumstances, or a purchase right, to purchase from Foster Wheeler Ltd. a one one-hundredth interest in a Series A Junior Participating Preferred Share of Foster Wheeler Ltd., par value $1.00 per share, or the Series A preferred shares. These Series A preferred shares are super-voting and act to dilute the ownership of the holders of common shares that do not receive such Series A preferred shares. The purchase rights become exercisable when any person, together with its affiliates, acquires 20% or more of Foster Wheeler Ltd.'s common shares.

        The board of directors of Foster Wheeler Ltd. is permitted to amend the rights plan prior to the exchange offer in order to (1) cure any ambiguity, (2) correct or supplement any provision which may be defective or inconsistent with any other provision in the rights plan, or (3) make any other provisions in regard to matters or questions arising under the rights plan which Foster Wheeler Ltd. and the rights agent may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the board of directors of Foster Wheeler Ltd. in adopting the rights plan. Foster Wheeler Ltd. intends to amend the rights plan so that the rights terminate before the consummation of the exchange offer.

Certain Provisions of Bermuda Law

        Foster Wheeler Ltd. has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows Foster Wheeler Ltd. to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on its ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of Foster Wheeler Ltd.'s shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of all the shares of the Company to and between non-residents of Bermuda for exchange control purposes, provided a class of shares of the Company are: (1) listed on an appointed stock exchange, which includes the New York Stock Exchange; (2) quoted in the "Pink Sheets"; or (3) quoted on the OTC Bulletin Board. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of Foster Wheeler Ltd.'s business or for the correctness of any opinions or statements expressed in this prospectus.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity, for example as a trustee, certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, Foster Wheeler Ltd. is not bound to investigate or see to the execution of any such trust. Foster Wheeler Ltd. will take no notice of any trust applicable to any of its shares, whether or not it has been notified of such trust.

COMPARISON OF RIGHTS

        The rights of holders of trust securities are governed by the declaration of trust, the junior subordinated indenture, the guarantee agreement and the Statutory Trust Act of the State of Delaware. The rights of holders of convertible notes are governed by the convertible notes indenture and the global convertible note. The rights of holders of Robbins bonds are governed by the Second Amended and Restated Mortgage, Security Agreement and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as trustee, or the Robbins indenture. Upon completion of the exchange offer, holders of trust securities (except for holders of trust securities who elect to receive cash), convertible notes, Robbins bonds and 2005 notes who have tendered their securities in the exchange offer will become holders of common shares and preferred shares of Foster Wheeler Ltd. The rights of holders of common shares will be governed by the Companies Act and Foster Wheeler Ltd.'s memorandum of association and bye-laws and the rights of holders of preferred shares will be governed by the Companies Act, the certificate of designation for the preferred shares and Foster Wheeler Ltd's memorandum of association and bye-laws. The term "member" when used under the Companies Act, the certificate of designation and the memorandum of association and bye-laws of Foster Wheeler Ltd. is used interchangeably with the term "shareholder" in this prospectus.

        There are many differences between the rights of holders of trust securities under Delaware law, holders of convertible notes issued under an indenture governed by New York law and the rights of holders of Robbins bonds issued under the Robbins indenture governed by Illinois law, and supported by the exit funding agreement which is governed by New York law, on the one hand, and the rights of security holders under Bermuda law, on the other hand, which is modeled after the corporate laws of England. In addition, there are differences between the governing documents of FW Preferred Capital Trust I and Foster Wheeler LLC, on the one hand, and Foster Wheeler Ltd., on the other hand.

        The following discussion is a summary of the material differences between the rights of holders of trust securities, convertible notes and Robbins bonds and the rights of holders of common shares and preferred shares of Foster Wheeler Ltd. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from the laws generally applicable to holders of trust securities, convertible notes and Robbins bonds and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Statutory Trust Act, the declaration of trust, the indentures, the global notes, and each of Foster Wheeler Ltd.'s and Foster Wheeler LLC's governing documents.

Trust Securities

Provision Applicable to Holders of Trust Securities	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings
Meetings of the holders of the trust securities may be called at any time by the administrative trustees to consider and act on any matter on which holders of the trust securities are entitled to act under the terms of the declaration of trust, the terms of the trust securities or the rules of any stock exchange on which the trust securities are then listed or admitted for trading.	Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
The administrative trustees shall call a meeting of the holders of a class of trust securities if directed to do so by the holders of at least 10% of the aggregate liquidation amount of such class.

Quorum
There are no quorum requirements for meetings of holders of trust securities.	The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Notice of meeting of the holders of the trust securities must be given at least seven days and not more than 60 days before the date of such meeting.	Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
If an event of default under the junior subordinated indenture has occurred and is continuing, the holders of a majority of the aggregate liquidation amount of the trust securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust.
In no event do the holders of the trust securities have the right to vote to remove or replace the administrative trustees; such voting rights are vested exclusively in the holders of the common securities of the trust.	The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.
Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.
A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.

Approval Requirements Generally

Holders of the trust securities generally do not have voting rights. However, termination of the junior subordinated indenture may not be effective without the prior consent of the holders of at least a majority in aggregate liquidation amount of all the outstanding trust securities, unless and until the principal of (and premium, if any, on) the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.
No amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, may be made by the property trustee, as holder of the junior subordinated debentures without the prior consent of (1) each holder of the trust securities, in the case of an amendment to (A) change the stated maturity on the debentures, reduce the rate or extend the time of payment of interest on, or reduce the principal amount thereof, or reduce any amount payable on prepayment thereof, or make the principal thereof or any interest premium thereon payable in any coin or currency other than that provided in such debentures, or impair or affect the right of any holder thereof to institute suit for payment thereof, (B) reduce the percentage of holders of debentures of any series required for amendments to the junior subordinated indenture or the junior subordinated debentures or (C) modify provisions of the junior subordinated indenture relating to (i) the direction of proceedings by holders of the junior subordinated debentures for any remedy available to the trustee, (ii) waiver of defaults under the junior subordinated indenture or (iii) the amendment provisions discussed in this paragraph, except to increase any such percentage or to provide that certain other provisions cannot be modified without the consent of each holder or (2) 66 2/3% of the aggregate liquidation amount of the trust securities voting together as a single class, in the case of other amendments to the junior subordinated indenture. In addition, any amendment to the guarantee agreement that materially adversely affects the rights of the holders of the trust securities requires the approval of at least 66 2/3% of the aggregate liquidation amount of the trust securities.
Each holder of common shares is entitled to one vote in person, or by proxy, for each common share, registered in the name of such holder. Each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such preferred shares would have.
In respect of the preferred shares, any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares will require the approval of holders of at least three-fourths of the outstanding aggregate liquidation preference of the preferred shares. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the preferred shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding preferred shares is present.

Amendment of Constitutional Documents and Terms of Securities

If any amendment would (1) adversely affect the powers, preferences or special rights of the holders of the trust securities and the common securities of the trust whether by amendment to the declaration of trust or otherwise, (2) result in the dissolution, winding up or termination of the trust other than pursuant to the terms of the Declaration of Trust, (3) change the amount or timing of any distribution of the trust securities or common securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities or common securities of the trust as of a specified date, or (4) restrict the right of a holder of trust securities or common securities of the trust to institute suit for the enforcement of any such payment on or after such date, then the holders of the trust securities and common securities of the trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of each of the holders of the trust securities and common securities of the trust affected thereby.
Any amendment that would adversely affect only the trust securities or the common securities of the trust must be approved by a majority of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid distributions to the date upon which the voting percentages are determined) of such class affected thereby.
Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board of directors, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of all of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Approval of Business Combinations

Generally, the trust may not merge with, or undertake any other business combination as described in the declaration of trust, with any corporation or other body. However, the trust may, at the request of Foster Wheeler LLC or with the consent of the administrative trustees, or if there are more than two, a majority of the administrative trustees and without the consent of the holders of the trust securities or common securities of the trust, the Delaware trustee or the property trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any state if certain conditions are met (including the assumption of all of the obligations of the trust by the successor entity and the substitution for the trust securities of other securities having the same terms as the trust securities).

The trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the outstanding trust securities and common securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such action would cause the trust or successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes and each holder of the trust securities or common securities of the trust not to be treated as owning an undivided interest in the junior subordinated debentures.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.
The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may in its discretion grant such order as it thinks fit.

Dissenters' Rights
Holders of trust securities do not have dissenters' rights.	Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.

Distributions and Dividends

Distributions on the trust securities are payable on a quarterly basis, but only to the extent that payments are made by Foster Wheeler LLC on the junior subordinated debentures and only to the extent that the trust has sufficient funds available to make such payments.

If Foster Wheeler LLC defers interest payments on the junior subordinated debentures, the trust will also defer quarterly distributions on the trust securities. During a deferral period, the amount of distributions due to the holder would continue to accrue and such deferred distributions will themselves accrue interest. Deferral periods may not exceed 20 consecutive quarterly periods.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions to shareholders out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering—Dividend Rights."
The holders are entitled to receive cumulative cash distributions at an annual rate of 9%. Distributions accrue from the date the trust issues the trust securities and will be paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning April 15, 1999.

Repurchase and Redemptions

The trust will redeem all of the trust securities when the junior subordinated debentures are paid at maturity on January 15, 2029. In addition, if Foster Wheeler LLC redeems any junior subordinated debentures before their maturity, the trust must use the cash it receives on the redemption of the junior subordinated debentures to redeem, on a pro rata basis, trust securities and common securities of the trust having a total liquidation amount equal to the total principal amount of the junior subordinated debentures redeemed.

Foster Wheeler LLC has the right to redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption: (1) on one or more occasions any time on or after January 15, 2004; and (2) at any time, if Foster Wheeler LLC receives an opinion of counsel as to certain changes in tax or investment company law or regulations, provided Foster Wheeler LLC chooses to redeem within 90 days of the occurrence of the receipt of the opinion. If Foster Wheeler LLC redeems the junior subordinated debentures because of the receipt of an opinion discussed in the prior sentence, it must redeem all of them.
Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.
Enforcement Rights

If an event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of Foster Wheeler LLC to pay any amounts in respect of such junior subordinated debentures on the date such amounts are otherwise payable, a holder of the trust securities may institute a legal proceeding directly against Foster Wheeler LLC for enforcement of payment to such holder of an amount equal to the aggregate liquidation amount of the trust securities held by such holder. Foster Wheeler LLC may not amend the indenture or the junior subordinated debentures to remove this right to bring an action without the prior written consent of the holders of all of the trust securities.

In connection with such action, the rights of Foster Wheeler LLC will be subrogated to the rights of such holder of the trust securities under the declaration of trust to the extent of any payment made by Foster Wheeler LLC to such holder of trust securities in such action. Consequently, Foster Wheeler LLC will be entitled to payment of amounts that a holder of trust securities receives in respect of an unpaid distribution that resulted in the bringing of an action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from the trust. The holders of trust securities will not be able to exercise directly any other remedy available to the holders of junior subordinated debentures.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Guarantees
The obligations of the trust are guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC. The guarantees rank junior in right of payment to all liabilities of the guarantors.	The common shares and preferred shares are not guaranteed by any entity.
Derivative Suits
The Statutory Trust Act of the State of Delaware provides that a beneficial owner may bring an action in the Court of Chancery in the right of a statutory trust to recover a judgment in its favor if the trustees with the authority to do so have refused to bring the action or if an effort to cause those trustees to bring the action is not likely to succeed. If the property trustee fails to enforce its rights under the junior subordinated debentures after a holder of trust securities has made a written request, such holder of trust securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Foster Wheeler LLC to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against the property trustee or any other person or entity.	The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.
Indemnification of Directors, Officers and Trustees
Foster Wheeler LLC has agreed to indemnify to the fullest extent permitted by law any administrative trustee, any affiliate of an administrative trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate thereof, or any officer or agent of FW Preferred Capital Trust I or its affiliates other than the property trustee, the Delaware trustee and their respective affiliates.	Under the Companies Act, a company is permitted to indemnify any officer or director against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud or dishonesty. The bye-laws of Foster Wheeler Ltd. provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd., except with respect to fraud, dishonesty or willful misconduct.

Limited Liability of Directors and Officers
Except as expressly set forth in the declaration of trust, the guarantee agreement and the terms of the trust securities, the officers and directors of Foster Wheeler LLC: (1) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the holders of the trust securities which shall be made solely from assets of the trust; and (2) shall not be required to pay to the trust or to any holder of trust securities any deficit upon dissolution of the trust or otherwise.	Under the Companies Act, a director must observe the statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Foster Wheeler Ltd.'s bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on Foster Wheeler Ltd.'s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.
Inspection of Books and Records
Each holder of trust securities has the right, subject to such reasonable standards (including standards governing what information and documents are to be furnished at what time and location and at whose expense) as may be established by the trustees, to obtain from the trust, from time to time upon reasonable demand for any purpose reasonably related to the holder's interest in the trust, business and financial records of the trust.	Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

Convertible Notes

Provision Applicable to Holders of Convertible Notes	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings

A meeting of the holders of convertible notes may be called by the Trustee, the Company or holders of at least 10% in aggregate principal amount of convertible notes to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by holders of the convertible notes.

A special meeting of holders of convertible notes may be called by the holders of at least 10% in aggregate principal amount of the convertible notes, upon not less than 21 days or more than 180 days notice.
Under Bermuda Law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum

The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the convertible notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Notice of every meeting will be given not less than 21 days nor more than 180 days prior to the meeting date and will set forth the time and place of such meeting and the action proposed to be taken.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
Holders of the convertible notes do not have the right to elect or remove directors.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.
Approval Requirements Generally
Changes Requiring Majority Approval The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:

Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder. Each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such common shares would have.
•	with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares and any variation of the rights of the common shares or the preferred shares as a class will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced

•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.
either by a consent in writing or by a resolution passed at a meeting of the holders of the shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding affected class of shares is present.

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:
•	change the maturity of the principal of or any installment of interest on any convertible note (including any payment of liquidated damages),
•	reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any convertible note,
•	change the currency of payment of such convertible note or interest thereon,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note,
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City,
•
except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the convertible notes,
•	modify the subordination provisions of the indenture or the guarantee of Foster Wheeler LLC in a manner adverse to the holders of convertible notes,

•	modify the redemption provisions of the indenture in a manner adverse to the holders of convertible notes,
•	reduce the percentage in aggregate principal amount of convertible notes outstanding necessary to modify or amend the indenture or to waive any past default, or
•
reduce the percentage in aggregate principal amount of convertible notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of convertible notes at which a resolution is adopted.
Amendment of Constitutional Documents and Terms of Securities

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the notes and the guarantee) may be modified or amended either:

        •    with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding, or

        •
by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.

Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the convertible notes and the guarantee) cannot be modified or amended without the written consent or the affirmative vote of the holder of each convertible note affected by such change to:
•	change the maturity of the principal of or any installment of interest on any convertible note (including any payment of liquidated damages),
•	reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any convertible note,
•	change the currency of payment of such convertible note or interest thereon,
•	impair the right to institute suit for the enforcement of any payment on or with respect to any convertible note,
•	modify Foster Wheeler Ltd.'s obligations to maintain an office or agency in New York City,
•
except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of holders of the convertible notes,
•	modify the subordination provisions of the indenture or the guarantee of Foster Wheeler LLC in a manner adverse to the holders of convertible notes,

•	modify the redemption provisions of the indenture in a manner adverse to the holders of convertible notes,
•	reduce the percentage in aggregate principal amount of convertible notes outstanding necessary to modify or amend the indenture or to waive any past default, or
•
reduce the percentage in aggregate principal amount of convertible notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of convertible notes at which a resolution is adopted.

Approval of Business Combinations

The consent of holders of at least a majority in aggregate principal amount of the convertible notes is needed for Foster Wheeler Ltd. or Foster Wheeler LLC to consolidate, merge or transfer substantially all of their assets and properties to a person that is not a U.S. or Bermuda corporation, partnership or trust.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.

The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court, in its discretion, may grant such order.

Dissenters' Rights
Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd., subject to certain limitations.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

The convertible notes bear interest from May 31, 2001 at a rate of 6.50% per year, payable semi-annually on June 1 and December 1 of each year, subject to adjustment upon the occurrence of a change of control involving Foster Wheeler Ltd. or an issuance of rights or warrants to purchase common shares of Foster Wheeler Ltd. below the current market value of the common shares.

Foster Wheeler Ltd. will not pay interest on any note that is converted into common shares of Foster Wheeler Ltd.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering—Dividend Rights."
Repurchase and Redemptions

The convertible notes are redeemable in whole or in part at the option of Foster Wheeler Ltd. beginning June 1, 2004. The aggregate amount of unpaid principal and interest outstanding on the convertible notes is due in full on June 1, 2007.

Holders of convertible notes may require Foster Wheeler Ltd. to repurchase their convertible notes only upon a change of control involving Foster Wheeler Ltd, subject to certain limitations.

Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.

Enforcement Rights

If Foster Wheeler Ltd. (1) fails to pay any amount due on the convertible notes, including principal, premium, if any, or interest, (2) fails to perform any provision contained in the indenture, (3) upon notice from the trustee or at least 25% in aggregate principal amount of the holders of the convertible notes, defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness, or if Foster Wheeler LLC defaults in the payment of principal or interest under any of its indebtedness or if such default results in the acceleration of such indebtedness in an amount in excess of $15 million or (4) the guarantee of Foster Wheeler LLC ceases to be in full force or effect, then the trustee or the holders of at least 25% in aggregate principal amount of the convertible notes may declare the convertible notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

If Foster Wheeler Ltd. files for bankruptcy or similar proceeding, the aggregate principal amount of all the notes and the interest thereon shall become immediately due and payable.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Guarantees

The convertible notes are fully and unconditionally guaranteed as to principal, premium, if any, and interest by Foster Wheeler LLC. If Foster Wheeler Ltd. defaults in the payment of the principal of, or premium, if any, or interest on the convertible notes when and as the same becomes due, Foster Wheeler LLC is required to promptly pay such amount in full. In addition, Foster Wheeler LLC has guaranteed all other obligations of Foster Wheeler Ltd. under the convertible notes, including the obligation to deliver common shares of Foster Wheeler Ltd. upon conversion by a holder.	The common shares and preferred shares are not guaranteed by any entity.

The convertible notes are general unsecured obligations of Foster Wheeler Ltd., subordinated in right of payment to all of its existing and future debt and are effectively subordinated to all indebtedness and liabilities of all subsidiaries of Foster Wheeler Ltd.
The guarantee is subordinate to the prior payment of all senior debt of Foster Wheeler LLC.

Robbins Bonds

Provision Applicable to Holders of Robbins Bonds	Provision Applicable to Holders of Common Shares and Preferred Shares
Shareholders' Meetings

Holders of Robbins bonds are not entitled to attend meetings of shareholders or other organizational meetings of Foster Wheeler LLC, Robbins Resource Recovery Partners, L.P., which we refer to as RRRP, the trustee or the Village of Robbins, Cook County, Illinois, unless they are entitled to attend under other applicable law.
Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings
Neither the Robbins indenture nor the exit funding agreement contains provisions for convening meetings of the holders of the Robbins bonds.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees

Holders of a majority in aggregate principal amount of the Robbins bonds may remove the trustee by notifying the trustee in writing and may appoint a successor trustee with the prior written consent of the issuer of the Robbins bonds.
In the event of the resignation of the trustee, the issuer of the Robbins bonds shall appoint a successor trustee and provide notice to the holders of the Robbins bonds. Holders of a majority in aggregate principal amount of the Robbins bonds may remove the successor trustee and appoint a new, successor trustee within one year of its appointment by notifying the issuer of the Robbins bonds, the trustee and RRRP.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.
A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.
Approval Requirements Generally
Holders of the Robbins bonds do not have voting rights with regard to the organization or management of Foster Wheeler LLC, RRRP, or the issuer of the Robbins bonds.
Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder. Each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such preferred shares would have.

Holders of a majority in aggregate principal amount of Robbins bonds can generally direct the trustee's actions under the indenture governing the Robbins bonds.
Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds. No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date, (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, or (3) effect a privilege or priority of any bond or bonds over any other bond.
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares, and any variation of the rights of the common shares or the preferred shares generally as a class, will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the affected class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding affected class of shares is present.

The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:
•	the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;
•	clarification of ambiguity in the documents;
•	any other modification that will not adversely affect the interests of any holders of Robbins bonds;
•	the issuance of additional bonds;
•	the appointment of a successor;
•	to make changes required by rating agencies as a condition to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or
•	to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.
Amendment of Constitutional Documents and Terms of Securities

Amendments and supplements of the rights and obligations of the holders of the Robbins bonds require the written consent of a majority in aggregate principal amount of Robbins bonds.
No such amendment or supplement, however, shall, without the consent of each holder of Robbins bonds, (1) reduce the rate of interest on any Robbins bond or extend the time of payment thereof or reduce the amount of principal of any Robbins bond or extend the principal payment date (2) reduce the percentage of holders whose consent is required for the execution of any amendment or supplement to the Robbins indenture, or (3) effect a privilege or priority of any bond or bonds over any other bond.
The Robbins indenture and the Robbins bonds may be amended or supplemented without the consent of the holders of the Robbins bonds if the purpose of the amendment or supplement is:
        •    the addition or subtraction of conditions and terms to be observed or performed by the issuer, so long as neither will adversely affect the interests of any holders of Robbins bonds;

        •
    clarification of ambiguity in the documents;

        •
    any other modification that will not adversely affect the interests of any holders of Robbins bonds;

        •
    the issuance of additional bonds;

        •
    the appointment of a successor trustee;

        •
    to make changes required by rating agencies as a condition to the issuance or maintenance of a rating on the Robbins bonds, provided that such change will not adversely affect the interests of any holders of Robbins bonds; or

        •
to maintain the exclusion from gross income under the provisions of the tax code of the interest on the Robbins bonds.

Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments
Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd.
If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Approval of Business Combinations

The exit funding agreement limits the ability of Foster Wheeler LLC to, among other things, merge or consolidate with any other entity, change its form of organization, liquidate or dissolve itself, or sell or transfer all, or substantially all, of its assets without assumption by the surviving entity of Foster Wheeler LLC's obligations under the exit funding agreement.
Holders of Robbins bonds do not have the right to approve a business combination of either the issuer of the Robbins bonds or RRRP.
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.

Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.

The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may be notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may grant such order as it thinks fit.

Dissenters' Rights
Holder of Robbins bonds do not have any dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and one or more of its wholly-owned subsidiaries or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

Series 1999 C Bonds bear interest at a rate of 7.25% per year, payable semi-annually on April 15 and October 15 of each year, subject to prior redemption.
Series 1999 D Bonds accrete interest on their original principal amount at a yield to maturity of 7.00% and in accordance with amounts set forth in the Robbins indenture.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions to shareholders out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering—Dividend Rights."
Repurchase and Redemptions

The aggregate amount of unpaid principal and interest outstanding on the Series 1999 C Bonds matures, subject to prior redemption, on the following dates and in the following amounts: (1) $12,130,000 on October 15, 2009 and (2) $77,155,000 on October 15, 2024.
The aggregate amount of unpaid principal and interest outstanding on the Series 1999 D Bonds matures on October 15, 2009.
RRRP can redeem the Robbins bonds prior to maturity at a redemption price of 100% of the principal amount of the Robbins bonds, plus accrued interest, if any, as of the redemption date.

Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchasing may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.

Non-RRRP Redemptions
Sinking Fund Installment
The Series 1999 C Bonds are subject to partial redemption on October 15 of each year, beginning October 15, 2000, by application of the trustee of funds on deposit in a sinking fund.
Determination of Taxability

The Robbins bonds are subject to special mandatory redemption within 180 days of the occurrence of (1) a final determination by the Internal Revenue Service or a court of competent jurisdiction or (2) a determination by RRRP or Foster Wheeler LLC, that, as a result of any event, the interest payable on the Robbins bonds is includable for federal income tax purposes in the gross income of an owner or former owner of the Robbins bonds. In the event of a special mandatory redemption, the Robbins bonds are subject to redemption at a redemption price of 100% of the principal amount of such bonds.
Damage, Condemnation or Loss of Title
The Robbins bonds are subject to partial redemption by application of moneys transferred from insurance and condemnation proceeds accounts upon the damage, condemnation, or loss of title of the recovery facility.
Retail Rate Litigation Proceeds
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys transferred from the Retail Rate Litigation Proceeds Fund as defined in the Robbins indenture.
Liquidation of DBT Trust Agreement
The Robbins bonds are subject to special mandatory redemption, in whole or in part, from moneys paid to the Trustee from the DBT Trust Agreement as defined in the Robbins indenture.
"Change in Use" Redemption

The Robbins bonds are subject to redemption, in whole or in part, at the option of the issuer of the Robbins bonds on August 3, 2010, at a redemption price of 100% of the principal amount of the Robbins bonds being redeemed, plus accrued interest, if any, if there is to be a "change in use" effected under Treasury Regulation Section 1.141-12.
Enforcement Rights

In the event that the issuer of the Robbins bonds defaults in the due and punctual payment of principal or interest on the Robbins bonds, which we refer to as a Robbins default, the holders of a majority in aggregate principal amount of Robbins bonds may declare the principal of the accrued interest on the outstanding Robbins bonds to be immediately due and payable.

In the event that Foster Wheeler LLC defaults under the exit funding agreement, the trustee shall immediately declare an amount equal to all exit payments due under the exit funding agreement to be immediately due and payable.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act

The holder of a majority in aggregate principal amount of Robbins bonds may direct the time, method and place of conducting any proceeding for any remedy available to the trustee. The remedies available to the trustee are limited to: (1) enforcement of the exit funding agreement against Foster Wheeler LLC to pay the principal and interest on the Robbins bonds and (2) application of the funds in the various bond accounts to pay the principal and interest on the Robbins bonds.
requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Foster Wheeler Ltd.'s counsel, King & Spalding LLP, the following are the material U.S. federal income tax considerations of the exchange offer generally applicable to (1) holders of trust securities, convertible notes or Robbins bonds (which we refer to as the securities) who hold the securities as capital assets, and (2) holders of preferred shares or common shares (which we refer to collectively as shares) who hold such shares as capital assets and who acquire such shares pursuant to the exchange offer. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  holders that hold securities or shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

  •
  holders that actually or constructively own 10 percent or more of our voting stock; or

  •
  a Non-U.S. Holder (as defined below) that is a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company."

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the disposition of securities pursuant to the exchange offer or the acquisition, ownership or disposition of shares. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service or a court, which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of securities or shares who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A Non-U.S. Holder is a beneficial owner of securities or shares that is not a United States person and not a partnership for U.S. federal income tax purposes.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the securities or shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

U.S. Holders

Exchange of Trust Securities for Shares or Cash

  Exchanging Holders

        Subject to the discussion below under "Alternative Characterizations", the exchange of trust securities for shares or cash pursuant to the exchange offer will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. Holder of trust securities, you will recognize net gain or loss on such exchange in an amount equal to the difference between (1) the amount of cash and the fair market value of any shares received in the exchange offer and (2) your adjusted tax basis in the trust securities exchanged. Because you will not receive any consideration in payment of accrued but unpaid original issue discount, you may be able to recognize an ordinary loss in an amount equal to accrued but unpaid original issue discount that you have previously included in your gross income with respect to your trust securities. Subject to the possibility of recognizing such an ordinary loss and to the discussion below relating to U.S. Holders of trust securities with market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held trust securities for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess (subject to a de minimis exception) as of the date of your acquisition of a trust security, of (1) the security's stated redemption price at maturity (or, if you acquired a trust security after we began deferring payments on the trust securities, the issue price of the trust security increased by the aggregate amount of original issue discount includible in the gross income of holders of the trust security for periods prior to your acquisition) over (2) your tax basis in the trust security. Market discount, if any, accrues ratably from the date you purchase a trust security until its final maturity.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you as described above generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

  Non-Exchanging Holders

        If you are a U.S. Holder of trust securities and you do not exchange your trust securities for shares or cash pursuant to the exchange offer, you would be deemed to exchange your trust securities for new trust securities if the proposed amendments to the trust securities indenture and related agreements are adopted and constitute a significant modification of the trust securities for U.S. federal income tax purposes. Whether the proposed amendments constitute a significant modification is a factual issue.

        In general, a modification of a debt instrument is a significant modification if, based on all facts and circumstances (and considering collectively all changes to the debt instrument other than certain specified changes that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, the applicable Treasury regulations provide an exception under which a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, there is no authority addressing the types of covenants that are considered customary accounting or financial covenants for this purpose and thus the application of this exception to the proposed amendments is uncertain. Based upon its interpretation of the applicable rules relating to the modification of debt instruments, Foster Wheeler Ltd. intends to take the position that the proposed amendments do not constitute a significant modification of the trust securities and therefore will not result in a deemed exchange of trust securities for new trust securities.

        If the proposed amendments do constitute a significant modification, you would be deemed to exchange your trust securities for new trust securities for U.S. federal income tax purposes. Depending upon facts and circumstances existing at the time of (or, in some cases, arising after) such deemed exchange, the exchange may be a taxable event with respect to which you would be required to recognize gain or loss for U.S. federal income tax purposes. In addition, such deemed exchange, whether or not taxable, may result in the creation of additional original issue discount on the new trust securities (based on the excess of the face amount of the new trust securities over their fair market value), which would be includible in your income over the term of the new trust securities in addition to the original issue discount relating to the deferral of payments on the junior subordinated debentures and the trust securities (subject to offset in the case of a holder that is treated as having acquired the new trust securities at an "acquisition premium" in a nontaxable deemed exchange). Thus, if the proposed amendments constitute a significant modification of the trust securities, you may recognize taxable gain and/or interest income without a corresponding receipt of cash. In general, the computation of gain or loss and whether (and to what extent) original issue discount is created would depend on the amount and type of trading activity with respect to the trust securities around the time of the deemed exchange.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification and the potential tax consequences to you, in your particular situation, of any deemed exchange of trust securities.

Exchange of Convertible Notes for Shares

  Exchanging Holders

        Classification of Notes as Securities.    The U.S. federal income tax consequences to holders who exchange their convertible notes for shares will depend upon whether the convertible notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. The determination of whether a debt instrument constitutes a security for U.S. federal income tax purposes depends upon an overall evaluation of the nature of the debt, the degree of participation and continuing interest in the affairs of the business and certain other considerations. In making this evaluation, courts have typically focused on the original term of the instrument, or the length of time between the issuance of the debt instrument and its maturity. In general, (1) debt instruments with an original term of 5 years or less are not likely to be considered securities, (2) debt instruments with an original term of 10 years or more are likely to be considered securities and (3) the classification as securities of debt instruments (such as the convertible notes) with an original term of more than 5 but less than 10 years is uncertain. Debt instruments (such as the convertible notes) that are convertible into stock of their issuer may be more likely to be treated as securities than non-convertible debt instruments with otherwise similar terms because of the holders' potential equity participation in the issuer.

        Based upon an evaluation of the factors relevant to the classification of the convertible notes as securities, Foster Wheeler Ltd. intends to take the position that the convertible notes should be treated as "securities" for U.S. federal income tax purposes. However, due to the lack of clear authority with respect to the classification as securities of debt instruments, such as the convertible notes, that have an original term of more than 5 but less than 10 years, the treatment of the notes as securities is uncertain. Because of this uncertainty, counsel will not render an opinion on this issue.

        Notes Treated as Securities.    If the convertible notes constitute securities for U.S. federal income tax purposes, the exchange of convertible notes for shares pursuant to the exchange offer will be a tax-free "recapitalization" for U.S. federal income tax purposes. Accordingly, if you are a U.S. Holder of convertible notes, you generally will not recognize gain or loss on the receipt of shares in exchange for your convertible notes. However, if you are a U.S. Holder that will own 5 percent or more of our stock, by vote or value, immediately after the exchange, additional requirements may apply in order to avoid gain recognition. Such holders should consult their own tax advisors regarding the consequences of the exchange to them in their particular circumstances.

        Under regulations to be prescribed by the Treasury Department, any accrued market discount on your convertible notes (to the extent not previously included by you as ordinary income) must be treated as ordinary income upon your sale or other disposition of the shares received in exchange for those convertible notes. Market discount is the excess, as of the date of your acquisition of a convertible note, of the note's stated redemption price at maturity over your tax basis in the note, subject to a de minimis rule. Market discount, if any, accrues ratably from the date you purchase a convertible note until its final maturity.

        If you are a U.S. Holder, (1) your aggregate initial tax basis of the shares received in the exchange generally would be the same as the aggregate tax basis of the convertible notes exchanged (less any basis attributable to accrued but unpaid interest) and would be allocated to the common shares and preferred shares received in proportion to the fair market values of such common shares and preferred shares, and (2) your holding period in the shares generally would include the period during which you held the convertible notes.

        Notes Not Treated as Securities.    If it is determined that the convertible notes are not "securities," the exchange of convertible notes for shares should be a taxable event for U.S. federal income tax purposes. In that case, if you are a U.S. Holder of convertible notes, you will recognize net gain or loss on such exchange in an amount equal to the difference between the fair market value of the shares received in the exchange offer and your adjusted tax basis in the convertible notes exchanged (less any basis attributable to accrued but unpaid interest). Subject to the discussion below relating to U.S. Holders of convertible notes with market discount and provided that we are not a passive foreign investment company (as described below under "Passive Foreign Investment Company Rules"), any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held convertible notes for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you as described above generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

        Cash Received for Accrued but Unpaid Interest.    If you are a U.S. Holder, cash received by you in respect of accrued but unpaid interest on your convertible notes will be treated as a payment of interest.

  Liquidated Damages

        Certain exchanging holders of convertible notes are entitled to receive payments of liquidated damages from us under the circumstances described above in "The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer—Registration Rights." We intend to treat such liquidated damages, if any, as taxable income of such holders.

  Non-Exchanging Holders

        If you are a U.S. Holder of convertible notes and you do not exchange your convertible notes for shares pursuant to the exchange offer, you would be deemed to exchange your convertible notes for new convertible notes if the proposed amendments to the indenture governing the convertible notes are adopted and constitute a significant modification of the convertible notes for U.S. federal income tax purposes. Whether the proposed amendments to the indenture constitute a significant modification is a factual issue.

        In general, a modification of a debt instrument is a significant modification if, based on all facts and circumstances (and considering collectively all changes to the debt instrument other than certain specified changes that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, the applicable Treasury regulations provide an exception under which a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification. However, there is no authority addressing the types of covenants that are considered customary accounting or financial covenants for this purpose and thus the application of this exception to the proposed amendments is uncertain. Based upon its interpretation of the applicable rules relating to the modification of debt instruments, Foster Wheeler Ltd. intends to take the position that the proposed amendments do not constitute a significant modification of the convertible notes and therefore will not result in a deemed exchange of your convertible notes for new convertible notes.

        If the proposed amendments do constitute a significant modification, you would be deemed to exchange your convertible notes for new convertible notes in a transaction with respect to which you would likely be required to recognize gain or loss for U.S. federal income tax purposes. Certain consequences of such a deemed exchange, including the appropriate measure for determining your amount realized (either face amount or fair market value of the new convertible notes) for purposes of computing your gain or loss and the possible creation of original issue discount with respect to your new convertible notes (based on the excess of the face amount of the new convertible notes over their fair market value), generally would depend upon the amount and type of trading activity with respect to the convertible notes around the time of the deemed exchange. If the proposed amendments constitute a significant modification, you may recognize taxable gain and/or interest income without a corresponding receipt of cash.

        Because of their factual nature and the lack of clear authority, counsel will not render an opinion on the above issues. Because of this uncertainty, you should consult your tax advisor regarding the possibility that the proposed amendments would constitute a significant modification and the potential tax consequences to you, in your particular situation, of any deemed exchange of convertible notes.

Exchange of Robbins Bonds for Shares

  Exchanging Holders

        Subject to the discussion below under "Alternative Characterizations," the exchange of Robbins bonds for shares pursuant to the exchange offer will be a taxable exchange for U.S. federal income tax purposes. If you are a U.S. Holder of Robbins bonds, you generally will recognize gain or loss on such exchange in an amount equal to the difference between the fair market value of the shares received in the exchange offer and your adjusted tax basis in the Robbins bonds exchanged (less any basis attributable to accrued but unpaid interest). Subject to the discussion below relating to U.S. Holders of Robbins bonds with market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held Robbins bonds for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Market discount is the excess, as of the date of your acquisition of a Robbins bond, of the bond's stated redemption price at maturity over your tax basis in the bond, subject to a de minimis rule. Market discount, if any, accrues from the date you purchase a Robbins bond until its final maturity.

        Capital gain or loss, if any (and any ordinary income attributable to market discount), recognized by you on the exchange of Robbins bonds for shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

        Cash received by a U.S. Holder in respect of accrued but unpaid interest on Robbins bonds will be treated as a payment of interest on the Robbins bonds.

  Non-Exchanging Holders

        We have confirmed with our special tax counsel, Sidley, Austin, Brown & Wood LLP, that if you are a U.S. Holder of Robbins bonds and you do not exchange your Robbins bonds for shares pursuant to the exchange offer, you will continue to be exempt from U.S. federal income taxation with respect to interest on the Robbins bonds in the same manner as before the exchange offer.

Alternative Characterizations

  Treatment of Exchanges as Section 351 Transaction

        If participating holders of trust securities, convertible notes and Robbins bonds (together with participating holders of 2005 notes) acquire, pursuant to the exchange offer, shares having at least 80% of the voting power of all classes of shares of Foster Wheeler Ltd. entitled to vote, the convertible notes constitute "securities" for tax purposes and certain other requirements are satisfied, the exchanges effected pursuant to the exchange offer might be characterized in the aggregate as a contribution of property by such holders to Foster Wheeler Ltd. in exchange for shares that is described in Section 351 of the Code. However, based on the terms of the exchange offer (and in particular the fact that certain classes of exchanging holders will not tender their securities to Foster Wheeler Ltd. and that Foster Wheeler Ltd. will issue shares to exchanging holders of 2005 notes on behalf of Foster Wheeler LLC), Foster Wheeler Ltd. believes, and intends to take the position, that such exchanges should not properly be viewed collectively as a transaction governed by Section 351. If Section 351 were to apply to the exchanges, the U.S. federal income tax consequences to exchanging U.S. Holders could differ significantly from the consequences described above. For example, the receipt of shares by U.S. Holders of trust securities could be tax-free if Section 351 applied rather than taxable as described above (except that gain, if any, would be recognized to the extent of cash received and any accrued market discount), and such holders would not recognize any loss on the exchange. U.S.

Holders should consult their tax advisors regarding the possible application of Section 351 to the exchanges and consequences to them, in their particular circumstances, of such application.

  Treatment of Transfers to Exchanging Holders as Payments of Fee

        Foster Wheeler Ltd. intends to treat the transfer of shares or cash to exchanging holders, for U.S. federal income tax purposes, solely as consideration provided by it for the exchange. However, it is possible that, in the case of the trust securities or convertible notes, the transfer of a portion of the shares or cash to exchanging holders could instead be treated as a fee paid to such holders as separate consideration for their participation in the exchange offer and consent to the proposed amendments to the trust securities indenture and related agreements or to the indenture governing the convertible notes (rather than as consideration for the trust securities or convertible notes exchanged). If a portion of the consideration paid to exchanging holders is properly characterized as a fee, such portion would be taxable to U.S. Holders as ordinary income and the amount of gain or loss realized by U.S. Holders would be adjusted accordingly. U.S. Holders should consult their tax advisors regarding the possibility (and consequences to them in their particular circumstances) of such a characterization.

Ownership of Common Shares and Preferred Shares

  Distributions

        We have not paid a dividend on our common shares since July, 2001 and have no intention of paying any dividends on our common shares in the foreseeable future. We will not pay any dividends on the preferred shares issued in the exchange offer except to the extent provided under "Description of Share Capital—Preferred Shares" above. If we were to pay dividends in the future on our common shares or preferred shares, they would be subject to U.S. federal income tax in the manner described below.

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your shares would be includible in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such dividends would not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution exceeded our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of your adjusted tax basis in your common shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under U.S. federal income tax principles.

        If you are a U.S. Holder, subject to the succeeding sentence, any dividends paid to you with respect to your shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such dividends would (subject to a de minimis exception) be treated as U.S. source income to the extent paid out of earnings and profits from U.S. sources. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends that we distribute generally would constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Under recently enacted legislation, certain dividend income received by non-corporate U.S. taxpayers from domestic corporations or "qualified foreign corporations" is eligible to be taxed at reduced rates. However, because Foster Wheeler Ltd. currently is not a qualified foreign corporation (as defined in the Code), dividends paid by Foster Wheeler Ltd. would not qualify for such reduced rates and would be taxed at ordinary income rates.

  Sale or Exchange of Common Shares or Preferred Shares

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, you generally will recognize gain or loss on the sale or exchange of your shares equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your shares. However, a U.S. Holder of preferred shares will not recognize gain or loss with respect to its receipt of common shares upon the conversion of its preferred shares (but may be required to recognize ordinary income on the conversion into common stock of preferred shares, if any, received in exchange for convertible notes in respect of any accrued market discount on those convertible notes, to the extent allocable to such preferred shares and not previously included in the holder's income).

        Any gain or loss recognized on the sale or exchange of shares received in the exchange offer (or common shares received upon the conversion of such preferred shares) generally will be capital gain or loss (except that gain, if any, recognized by a holder that received such shares in exchange for convertible notes in a tax-free recapitalization will be treated as ordinary income to the extent the gain is attributable to accrued market discount on the convertible notes not previously includible in the holder's income). Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        We believe that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, and thus that the shares issued pursuant to the exchange offer should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If the shares were treated as stock of a PFIC, gain realized on the sale or other disposition of the shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the shares, ratably over your holding period for the shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year.

Non-U.S. Holders

Exchange of Securities for Shares or Cash

        If you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of securities for shares or cash (or, if you are a non-tendering holder of securities, on any deemed exchange of securities resulting from the modification of such securities) unless:

  •
  the exchange (or deemed exchange) is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  either

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

Ownership of Common Shares and Preferred Shares

        Subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," if you are a Non-U.S. Holder, any dividends paid to you generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the dividends are attributable, and

  •
  derive the dividends in the active conduct of a banking, financing or similar business within the United States.

        In addition, subject to the discussion below under "U.S. Backup Withholding Tax and Information Reporting Requirements," you generally will not be subject to U.S. federal income or withholding tax on any income or gain realized on the sale or exchange of shares unless:

  •
  such income or gain is effectively connected with your conduct of a trade or business in the United States; or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of cash to holders of trust securities that elect to receive cash in the exchange offer, accrued interest on the convertible notes, dividends on the shares and proceeds from the sale or redemption of shares made within the United States to a holder, other than an exempt recipient, including a corporation, a payee that is not a United States person that provides an appropriate certification and certain other persons. If information reporting applies to any such payment, a payor will be required to withhold backup withholding tax from the payment if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of the trust securities, convertible notes or Robbins bonds and the acquisition, ownership and disposition of shares. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of the exchange offer and of owning common or preferred shares.

LEGAL MATTERS

        The validity of the new notes and the guarantees will be passed upon for Foster Wheeler Ltd. and Foster Wheeler LLC by King & Spalding LLP, New York, New York. The validity of the common shares and preferred shares and the corporate authority of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. to issue the guarantees will be passed upon by Bermuda counsel, Conyers Dill & Pearman.

EXPERTS

        The consolidated financial statements of Foster Wheeler Ltd. as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003, incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Current Report on Form 8-K dated April 9, 2004, have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Ltd.'s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, "Goodwill and other Intangible Assets" as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements for Foster Wheeler Holdings Ltd. as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003, incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Current Report on Form 8-K dated April 9, 2004, have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Holdings Ltd.'s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Holdings Ltd.'s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of:

  •
  Foster Wheeler LLC as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler International Holdings, Inc. as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler International Corporation as of December 26, 2003 and December 27, 2002, and for each of the three years in the period ended December 26, 2003;

  •
  Foster Wheeler Europe Limited as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003;

  •
  Financial Services S.a.r.l. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003;

  •
  FW Hungary Licensing Limited Liability Company as of December 31, 2003 and 2002, and for each of the three years in the period ended December 26, 2003; and

  •
  FW Netherlands C.V. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003,

incorporated in this prospectus by reference to Foster Wheeler Ltd.'s Annual Report on Form 10-K for the year ended December 26, 2003 have been so incorporated in reliance on the reports (which each contain an explanatory paragraph regarding the substantial doubt about the ability of each entity to continue as a going concern as described in Note 2 to each of the financial statements and, for Foster Wheeler LLC and FW Netherlands C.V., which contains an explanatory paragraph regarding the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" as described in Note 3 and Note 4, respectively, to the consolidated financial statements), of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        In connection with the securities offered by this prospectus, Foster Wheeler LLC, Foster Wheeler Ltd. and certain subsidiary guarantors have filed a registration statement on Form S-4 and Form S-3 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our shares and Foster Wheeler Ltd., you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

        Foster Wheeler Ltd. is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler LLC and the subsidiary guarantors is included in the notes to Foster Wheeler Ltd.'s consolidated financial statements incorporated by reference into this prospectus.

        You may read and copy any document Foster Wheeler Ltd. files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

        A copy of this prospectus will be filed with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Bermuda Registrar of Companies does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

        The Company's website address is http://www.fwc.com. The information disclosed on the website is not incorporated herein and does not form a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act until the date on which we have completed this exchange offer:

  •
  Foster Wheeler Ltd.'s annual report on Form 10-K for the year ended December 26, 2003 filed on March 12, 2003.

  •
  Foster Wheeler Ltd.'s current reports on Form 8-K filed on January 28, 2004, February 5, 2004, and April 9, 2004.

        You may request a copy of these filings at no cost, by writing or calling us at:

  Foster Wheeler Ltd.
  Perryville Corporate Park
  Clinton, New Jersey 08809-4000
  Attn: Lisa Fries Gardner
  Telephone: (908) 730-4000
  Facsimile: (908) 730-5300

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 5:00 pm New York City time on            , 2004. This means you must request this information no later than            , 2004.

ENFORCEMENT OF CIVIL LIABILITIES

        Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against it in United States courts. Foster Wheeler Ltd. has irrevocably agreed that it may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

        Foster Wheeler Ltd. has been advised by Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. It has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

  (1)
  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

  (2)
  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

        A Bermuda court may impose civil liability on Foster Wheeler Ltd., or its directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

FOSTER WHEELER LTD.

Offer to Exchange
up to $43,750,000 or up to 19,467,000 Common Shares and 210,000 Series B Voting Convertible Preferred Shares
(Liquidation preference of $0.01 per preferred share)
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC,
including accrued dividends

and

Up to 43,679,370 Common Shares and 470,400 Series B Voting Convertible Preferred Shares
for
Any and All Outstanding 6.50% Convertible Subordinated Notes due 2007 issued by
Foster Wheeler Ltd. and Guaranteed by Foster Wheeler LLC

and

Up to 24,212,268 Common Shares and 260,745.24 Series B Voting Convertible Preferred Shares
for
Any and All Outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust
dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central
Florida, National Association, as Trustee)

and

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 9.00% Junior Subordinated Deferrable Interest
Debentures, Series I of Foster Wheeler LLC
and

the Indenture Relating to the 6.50% Convertible Subordinated Notes due 2007
and
Offer of up to 19,467,000 Common Shares and 210,000
Series B Voting Convertible Preferred Shares

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Securityholders call toll free (800) 891-3214

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is operative. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, Preliminary Prospectus dated April 9, 2004

PROSPECTUS
Dated                        , 2004

FOSTER WHEELER LLC

Offer to Exchange up to $150 million in Principal Amount 10.5% Senior Notes due 2011, Series A, issued by Foster Wheeler LLC and

Guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and certain Subsidiary Guarantors and up to 12,410,200 common shares and 133,600 Series B Voting Convertible Preferred Shares (Liquidation Preference of $0.01 per Preferred Share)

for

Any and All Outstanding 6 3/4% Senior Notes due 2005 of Foster Wheeler LLC

Guaranteed by Foster Wheeler Ltd. and certain Subsidiary Guarantors

and

Solicitation of Consents to Proposed Amendments to
the Indenture Relating to the 6 3/4% Notes Due 2005

        Each holder of 6 3/4% senior notes due 2005 issued by Foster Wheeler LLC, or the 2005 notes, will receive $750 in principal amount of 10.5% senior secured notes due 2011, Series A, or the new notes, and 62.051 common shares and 0.668 Series B Voting Convertible Preferred Shares (liquidation preference of $0.01 per preferred share), or the preferred shares, plus accrued and unpaid interest for each $1,000 in principal amount of 2005 notes tendered in the exchange offer and not withdrawn.

        The new notes will mature on                , 2011. We will pay interest on the new notes on                and                of each year, beginning on                , 2004. The new notes will be:

  •
  the senior secured obligations of Foster Wheeler LLC;

  •
  secured by a first priority lien on substantially all of its tangible and intangible assets of Foster Wheeler LLC and each of the guarantors of the new notes, excluding intercompany debt and receivables and capital stock held in subsidiaries, other than capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries, and certain specified existing intercompany notes, as well as certain future intercompany notes. See "Description of the New Notes—Security." Although the new notes will rank pari passu with our obligations under the senior secured credit agreement, the lenders providing letters of credit under our senior secured credit facility and the lenders providing letters of credit and revolving loans under a future senior secured credit facility, as described in this prospectus, will be entitled to receive proceeds from any realization of such collateral to repay those obligations in full before the holders of the upsize notes and new notes;

  •
  fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors described in this prospectus; and

  •
  redeemable at the redemption prices set forth in this prospectus.

        By means of a separate prospectus, we are also offering to exchange, at the option of the holder, cash or common shares and preferred shares of Foster Wheeler Ltd. for any and all outstanding 9.00% Preferred Securities, Series I, issued by FW Preferred Capital Trust I (liquidation amount $25 per trust security) and guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, or the trust securities, and to exchange common shares and preferred shares of Foster Wheeler Ltd. for any and all outstanding 6.50% convertible subordinated notes due 2007 issued by Foster Wheeler Ltd. and guaranteed by Foster Wheeler LLC, or the convertible notes, and any and all outstanding Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee), or the Robbins bonds, including, in the case of the convertible notes and the Robbins bonds, accrued and unpaid interest, as part of this exchange offer.

        For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see "Risk Factors" beginning on page 19.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on                    , 2004, which we refer to as the expiration date, unless extended by us. You may revoke your tender and your consent at any time prior to 5:00 p.m., New York City time, on the expiration date.

        The new notes will not be listed on any national securities exchange and, currently, there is no established public trading market for the new notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The dealer manager for the exchange offer and consent solicitation is: Rothschild Inc.

[ALTERNATE TABLE OF CONTENTS PAGE FOR NEW NOTES PROSPECTUS]

Presentation of Information
Summary
Risk Factors
Forward Looking Statements
Capitalization
Unaudited Pro Forma Condensed Consolidated Financial Statements
Selected Financial Data
Ratio of Earnings to Fixed Charges
Use of Proceeds
Accounting Treatment of Exchange Offer
The Exchange Offer and the Consent Solicitation
The Offering of Common Shares and Preferred Shares
Plan of Distribution for the Offering
The Proposed Amendments
The Trust
Market Price Information
Description of the New Notes
Comparison of Rights
U.S. Federal Income Tax Considerations
Legal Matters
Experts
Where You Can Find More Information About Us
Incorporation of Documents by Reference
Enforcement of Civil Liabilities

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal and consent. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the information agent, the dealer manager or any other party involved in the exchange offer. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

PRESENTATION OF INFORMATION

        The new notes will be issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed herein. The common shares and preferred shares will be issued by Foster Wheeler Ltd. Foster Wheeler LLC, Foster Wheeler Holdings Ltd. and the subsidiary guarantors are indirectly wholly owned subsidiaries of Foster Wheeler Ltd. Foster Wheeler Ltd. has included consolidating financial information relating to the guarantors of the new notes on a combined basis in the notes to its consolidated financial statements incorporated by reference in this prospectus. Except as the context otherwise requires, the terms "we," "us," "our" and "Foster Wheeler," as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS (to be added to the end of the summary section of the base prospectus)]

Terms of the new notes

        The following is a summary of the material terms of the new notes. You should carefully read this entire prospectus, including "Description of the New Notes."

Issuer	Foster Wheeler LLC
Securities	$150,000,000 aggregate principal amount of the 10.5% Senior Notes due , 2011, Series A
Maturity	, 2011
Interest Payment Dates	Semi-annually on and of each year, commencing , 2004.
Guarantees
The notes will be jointly and severally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed in this prospectus and such other subsidiaries which may become additional guarantors pursuant to the indenture.
Security and Ranking
The new notes will be the senior secured obligations of Foster Wheeler LLC. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement and its obligations under the upsize notes. The new notes will be secured by the following assets of each of Foster Wheeler LLC and each of the guarantors;
• substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described in the two following bullet points;
• pledges of capital stock held in certain of Foster Wheeler LLC's and the guarantor's direct subsidiaries;
•
pledges of certain specified existing intercompany notes, as well as certain future intercompany notes (see "Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.")
See "Description of the New Notes—Security"

Although the new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement, the proceeds held or received by the collateral agent in respect of any sale of collateral securing the new notes will be applied first to all obligations in respect of any letters of credit under the senior secured credit agreement, which were collectively $105.7 million at December 26, 2003, and all obligations outstanding in respect of letters of credit or revolving loans under any other credit facility permitted under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the new notes, the upsize notes and term loans under any future credit facility, permitted under the indenture. Foster Wheeler intends to apply the net proceeds from the upsize notes offering first to reduce amounts outstanding under term loans under the senior secured credit agreement in full (which were approximately $59.2 million as of December 26, 2003) and second to reduce in full outstanding revolving credit borrowings under the senior secured credit agreement (which were approximately $69 million as of December 26, 2003).

Under the terms of the new notes, subject to meeting certain financial ratios, Foster Wheeler is permitted to incur up to $325 million in senior secured bank obligations, including obligations under the senior secured credit agreement, which amount shall increase to $445 million after , 2008. See "Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock" for more information regarding this covenant. The indenture and collateral documents governing the new notes will permit Foster Wheeler to grant a first priority lien on the collateral securing the new notes to the lenders under any new credit facility permitted by the indenture as well as to the holders of the upsize notes.
Optional Redemption	We may redeem some or all of the new notes at any time at the redemption prices set forth in "Description of the New Notes—Optional Redemption."
Mandatory Offer to Repurchase
Upon the occurrence of certain change of control events described under "Description of the New Notes", you may require us to repurchase some or all of your new notes at 101% of their principal amount plus accrued interest. The occurrence of those events may, however, be an event of default under our senior secured credit agreement or other debt agreements, and those agreements may prohibit the repurchase. Further, we cannot assure you that we will have sufficient resources to satisfy our repurchase obligation. You should read carefully the sections called "Risk Factors—We may be unable to repurchase the new notes, upsize notes or 2005 notes which remain upon a change of control as required by the indenture" and "Description of the New Notes."
Certain Covenants	The indenture governing the new notes contains covenants limiting our ability and our subsidiaries' ability to:
	•	incur additional debt or issue subsidiary preferred stock or stock with a mandatory redemption feature before the maturity of the notes;
	•	pay dividends on our capital stock;
	•	redeem or repurchase capital stock or prepay or repurchase subordinated debt;
	•	make some types of investments and sell assets;
	•	create liens or engage in sale and leaseback transactions;

	•	engage in transactions with affiliates, except on an arms-length basis;
	•	consolidate or merge with, or sell substantially all our assets to, another person.
You should read "Description of the New Notes—Certain Covenants" for a description of these covenants.
Risk Factors
You should read "Risk Factors" for important information regarding the new notes and Foster Wheeler. Please read that section carefully before you decide whether to accept the new notes in the exchange offer.

[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS (to be added to the beginning of risk factor section in base prospectus)]

Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer

The new notes have a longer maturity than the 2005 notes.

        The new notes are due 2011. Although they are redeemable by Foster Wheeler, Foster Wheeler is not required to repay them until their maturity date. This means that the holders of the 2005 notes who do not participate in the exchange offer will have the right to be repaid before the holders of the new notes. In addtion, the following risks relating to participating in the exchange offer will be relevant to holders of the new notes long after the 2005 notes have been repaid.

Our high levels of debt and significant interest payment obligations could limit the funds we have available to fulfill our obligations with respect to the new notes.

        We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of December 26, 2003, Foster Wheeler Ltd.'s total consolidated debt amounted to approximately $1 billion, $137 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $128.2 million of outstanding loans under the senior secured credit agreement, $200 million of 2005 notes, $210 million of convertible notes, $175 million of trust securities and $113.3 million of Robbins bonds outstanding. In addition, under our senior secured credit agreement we paid a $13.6 million fee on March 31, 2004, and our annual interest rate on our borrowings thereunder has been increased by an additional .50% per quarter until we have repaid $100 million of indebtedness thereunder. As of December 26, 2003, on a pro forma basis after giving effect to the exchange offer and the issuance of the upsize notes (including repayment of approximately $120 million of outstanding loans under the senior secured credit agreement), our total consolidated debt would have been $576 million assuming the issuance of new notes in exchange for the 2005 notes is accounted for as a modification and $566 million assuming the issuance of new notes in exchange for the 2005 notes is accounted for as an extinguishment. We may not have sufficient funds available to pay any of this long-term debt upon maturity or our obligations with respect to the new notes.

        The terms of the indenture relating to the new notes will allow us to incur additional indebtedness, subject to certain limitations. For example, under the terms of the indenture for the new notes, subject to meeting certain financial ratios, Foster Wheeler is permitted to incur up to $325 million in senior secured bank obligations including obligations under the senior secured credit agreement, which amount shall increase to $445 million after    , 2008. See "Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock." Any such additional debt could increase the risks associated with our substantial leverage.

        For a discussion of the impact of our indebtedness on our business, see "Risk Factors Relating to our Business—Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business."

We may be unable to repurchase the new notes, upsize notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture.

        Upon the occurrence of certain specific change of control events, we must offer to repurchase all outstanding new notes and upsize notes. In addition, under certain circumstances we may be required by the terms of the indenture to make an offer to repurchase new notes and upsize notes with the proceeds from asset sales. In such circumstances, we cannot assure you that we would have sufficient funds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the new notes and upsize notes at the required prices. Our failure to purchase the new notes and upsize notes would be a default under the indenture governing the new notes and upsize notes.

        The existing senior secured credit agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a change of control occurs, Foster Wheeler LLC could seek the consent of the senior secured credit agreement lenders to the purchase of new notes and upsize notes or could attempt to refinance the senior secured credit agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing new notes and upsize notes. In that case, Foster Wheeler LLC's failure to purchase tendered new notes and upsize notes would constitute an event of default under the indenture, which would in turn constitute a default under the senior secured credit agreement.

The indentures relating to the new notes and the upsize notes and our various debt agreements impose on us significant operating and financial restrictions, which may prevent us from fulfilling our obligations with respect to the new notes.

        The indentures relating to the new notes and the upsize notes and our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders under the senior secured credit agreement and noteholders under the indentures governing the new notes and upsize notes to elect to accelerate the repayment dates with respect to such debt. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks and noteholders were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement or the indentures governing the upsize notes would have a material adverse effect on our financial condition and operations and result in defaults under the terms of the new notes and our other indebtedness, including the upsize notes and the senior secured credit agreement. In addition to not being able to fulfill our obligations under the new notes, we would not be able to repay such other indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern.

        For a discussion of the impact of our various debt agreements on our business, see "Risk Factors Relating to our Business—Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business."

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds to fulfill our obligations with respect to the new notes.

        Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of December 26, 2003, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of $1 billion, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. As of December 26, 2003, we had cash, cash equivalents, short-term investments and restricted cash of approximately $430 million, of which approximately $367 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $61 million of our U.S. operations' minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdiction of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fulfill our obligations with respect to the new notes.

        For a discussion of the impact of cash flows on our business, see "Risk Factors Relating to Our Business—Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern."

Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or the subsidiary guarantors of the new notes, which would interfere with the payment on the guarantees.

        U.S. federal bankruptcy law and comparable state statutes and Bermuda law may allow courts, upon the bankruptcy or financial difficulty of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or a subsidiary guarantor to void the guarantees of that guarantor. If a court voids a guarantee or holds it unenforceable, you will cease to be a creditor of, and you may be required to return payments received from, the issuer or the relevant guarantor. In the alternative, the court could subordinate the new notes or the relevant guarantee (including all payments thereunder) to all other debt of the issuer or the relevant guarantor. The court could take these actions if, among other things, the issuer or the relevant guarantor, at the time they incurred the debt evidenced by the new notes or its guarantee:

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  incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

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  received less than reasonably equivalent value or fair consideration for incurring the debt; and, at the time it issued the guarantee:

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  was insolvent or was rendered insolvent by reason of the incurrence; or

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  was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

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  was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

        The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

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  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

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  the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

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  the debtor could not pay its debts as they become due.

If there is a default in respect of our obligations under the new notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture, the holders of upsize notes and the holders of the new notes.

        The rights of the holders of the new notes with respect to the collateral securing the new notes will be limited pursuant to the terms of the security agreement. The senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture and the upsize notes will be secured by the same collateral that secures the new notes. Although the lenders under our senior secured credit agreement (and/or any new senior secured credit facility permitted by the indenture), the holders of the upsize notes and the holders of the new notes will share in the proceeds of this collateral, the lenders providing letters of credit under our senior secured credit agreement (and all obligations in respect of letters of credit and revolving loans, under any new senior secured credit facility) will be entitled to receive proceeds from any realization of such collateral to repay the letter of credit obligations (and any outstanding obligation in respect of letters of credit and revolving loans, under any new senior secured credit facility) in full before the holders of the upsize notes and new notes. After payment in full of the obligations under the letters of credit (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), any remaining proceeds from the collateral will be used to repay, on a ratable basis, obligations under the upsize notes, the new notes and obligations in respect of term loans under any new senior secured credit facility.

        We cannot assure you that the value of the collateral securing the senior secured credit agreement (and any new senior secured credit facility), the upsize notes and the new notes will be sufficient to repay in full all indebtedness outstanding under the senior secured credit agreement, any new senior secured credit facility, the upsize notes and the new notes. After the payment in full of amounts due under the letters of credit issued pursuant to the senior secured credit agreement (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), and after pro rata allocations of proceeds between the new notes, the upsize notes and obligations in respect of term loans under any new senior secured credit facility, any claim for the shortfall between the amount realized by the holders of the new notes from the sales of such collateral securing the new notes and our obligations under the new notes will be an unsecured claim against our remaining assets.

        The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from any sale of the collateral may be insufficient to satisfy in full the amounts outstanding under the new notes after payment in full of all obligations under the letters of credit issued pursuant to our senior secured credit agreement (and in respect of letters of credit and revolving loans, under any new senior secured credit facility) and after pro rata allocations of proceeds among the new notes, the upsize notes and obligations of letters of credit and revolving loans. If such proceeds are not sufficient to repay amounts outstanding under the new notes and the upsize notes, then holders of the new notes, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim against our remaining assets. Proceeds from the offering of upsize notes will be used to reduce amounts outstanding under the term and revolving portion of the senior secured credit agreement. Giving effect to the senior secured credit agreement amendment and the offering of the upsize notes, as of December 26, 2003, we would have had $113.9 million outstanding under the senior secured credit agreement, $8.2 million on a revolving basis and $0 in term loans and $105.7 million in outstanding letters of credit.

        The lenders party to our senior secured credit agreement, the collateral agent as defined therein, holders of the new notes and the trustee on behalf of the noteholders, have agreed to the terms of an intercreditor agreement. The intercreditor agreement will provide, among other things, that (i) the lenders under our senior secured credit agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the senior secured credit agreement, (ii) no guarantee of the new notes will be structurally senior to the guarantee of the obligations under and as defined in the senior secured credit agreement; (iii) the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds. The intercreditor agreement shall further provide the lenders under the senior secured credit agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, and subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lender claims, obligations or liens, that any adequate protection payments shall be held in escrow for the benefit of the lenders, and any replacement liens shall be junior to all liens or claims of the lenders. Proceeds of collateral will be used as follows: (i) to pay fees and expenses of collateral agent and administrative agent under the senior secured credit agreement, (ii) to reimburse obligations and fees due under the letters of credit outstanding under the senior secured credit agreement, (iii) to provide cash collateralization of undrawn letters of credit under the senior secured credit agreement, (iv) to pay other lender obligations, (v) to pay principal, interest or fees due under any new revolving credit debt permitted under the indenture and (vi) to pay principal, interest or fees to the noteholders.

Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes.

        Not all of our subsidiaries are currently guarantors of the notes, although it is possible that we may in the future become obligated under the indenture to cause one or more of these subsidiaries to guarantee the notes. Claims of creditors of those of our subsidiaries that do not guarantee the notes, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the notes. As of December 26, 2003, those of our subsidiaries that do not guarantee the notes had a combined $1,468 million of indebtedness (excluding $186 million of intercompany indebtedness) and other liabilities, including trade payables, outstanding.

Bankruptcy laws may limit your ability to realize value from the collateral securing the new notes.

        The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the new notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

        In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

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  how long payments under the new notes could be delayed following commencement of a bankruptcy case;

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  whether or when the collateral agent could repossess or dispose of the collateral;

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  the value of the collateral at the time of the bankruptcy petition; or

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  whether or to what extent holders of the new notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the new notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney's fees to a secured creditor during a debtor's bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Foster Wheeler Ltd. and certain other guarantors of the new notes are holding companies with no significant independent operations and no significant assets except capital stock of their respective subsidiaries. As a result, these guarantors of the new notes would be unable to meet their obligations if Foster Wheeler LLC fails to make payment of interest or principal on the new notes.

        Foster Wheeler Ltd. and certain other guarantors of the new notes are holding companies with no independent operations and no significant assets other than the capital stock of their respective subsidiaries. They are therefore dependent upon the receipt of dividends or other distributions from their subsidiaries to fund any obligations that they incur, including obligations under their guarantee of the new notes. Accordingly, if Foster Wheeler LLC should at any time be unable to pay interest on or principal of the new notes, it is highly unlikely that Foster Wheeler Ltd. or other holding company guarantors will be able to meet their obligations under their guarantees.

An active trading market for the new notes may not develop, which could reduce their value.

        The new notes are a new issue of securities for us for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. No market for the new notes may develop, and any market that develops may not last. If the new notes are traded, they may trade at a discount from their price at the time of the exchange offer, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the price at which you may be able to sell the new notes may be less than the price at which you exchange them for your 2005 notes.

[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS]

DESCRIPTION OF THE NEW NOTES

        In this Description of Notes, the term "Foster Wheeler LLC" refers only to Foster Wheeler LLC, and any successor obligor on the notes, and not to any of its subsidiaries. The term "notes" refers to the 10.5% Senior Secured Notes due 2011, Series A to be issued by Foster Wheeler LLC, which we refer to elsewhere in this prospectus as the new notes. You can find the definitions of certain terms used in this description under "—Certain Definitions."

        Foster Wheeler LLC will issue the notes under an indenture between Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The indenture will be qualified as an indenture under the Trust Indenture Act.

        The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. Copies of the proposed form of the indenture are available as described under "Where You Can Find More Information About Us."

Basic Terms of Notes

        The notes

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  are senior indebtedness of Foster Wheeler LLC, ranking pari passu with respect to payments (subject to the exceptions described below) with any existing and future senior indebtedness of Foster Wheeler LLC, including the Credit Agreement, any other Credit Facility and the upsize notes;

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  will be guaranteed as described below under "—Guarantees";

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  will be secured as described below under "—Security";

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  are senior in right of payment to any existing and future subordinated indebtedness of Foster Wheeler LLC and the Guarantors;

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  will be issued in an original aggregate principal amount of up to $150,000,000; following the closing of the exchange offer, an additional $120,000,000 of the notes will be offered in exchange for the Upsize Notes (as defined below) issued in a concurrent private transaction; the indenture will limit the amount of the notes issuable under it to $270,000,000 in the aggregate;

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  mature on                        , 2011; and

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  bear interest commencing on the date of issue at 10.5% per annum, payable semi-annually in arrears on each                        and                         , commencing                         , 2004, subject to adjustment as provided under the covenant described under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date", to holders of record on the                        or                         immediately preceding the interest payment date.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date with respect to which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

        The obligations of Foster Wheeler LLC pursuant to the notes, including, without limitation, any repurchase obligation resulting from a Change of Control or an Asset Sale, will be unconditionally guaranteed, jointly and severally, by Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. (our Bermuda based indirect and direct parent companies, respectively), and by the following Restricted Subsidiaries:

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  Domestic Subsidiaries: Energy Holdings, Inc., Equipment Consultants, Inc., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler Intercontinental Corporation, Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler Middle East Corporation, Foster Wheeler North America Corp., Foster Wheeler Power Corporation, Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., HFM International, Inc., PGI Holdings, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc. and Perryville III Trust;

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  Foreign Subsidiaries: Continental Finance Company Ltd., Financial Services S.a.r.l., Foster Wheeler Europe Limited, FW Energie B.V., FW Hungary Licensing Limited Liability Company,

and, from time to time, other Subsidiaries that we designate as Guarantors at our option or otherwise in accordance with the covenant described below under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date". For the year ended December 26, 2003, the Guarantors generated combined revenues of $995 million, or 26% of our consolidated revenues for that year. See "Risk Factors—Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer—Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes."

        Not all of our Restricted Subsidiaries will guarantee the notes. The Restricted Subsidiaries that are not Guarantors will have no obligations to make payments in respect of the notes. In the event of a bankruptcy, liquidation or reorganization of any Restricted Subsidiary that is not a Guarantor the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a Restricted Subsidiary that is not a Guarantor may not have any remaining assets available for payment to you as a holder of the notes. As a result, the notes are effectively junior in right of payment to the obligations of Restricted Subsidiaries that are not Guarantors. You should read the financial information relating to the Guarantors incorporated by reference in this prospectus.

        The Note Guarantees (including the payment of principal of, premium, if any, and interest on the notes) will be senior obligations of the Guarantors and will rank pari passu in right of payment with their existing, and any future, senior obligations, and will rank senior to all subordinated obligations of such guarantors. The Guarantees will be secured to the extent described below under "—Security."

        Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable law. By virtue of this limitation, a Guarantor's obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note

Guarantee. See "Risk Factors—Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer—Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd, or the subsidiary guarantors of the notes, which would interfere with the payment on the guarantees."

        The Note Guarantee of a Guarantor will terminate upon:

        (1)   a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor otherwise permitted by the indenture unless the continuing or surviving entity in any such consolidation, amalgamation or merger, or the entity that acquires such assets, is Foster Wheeler LLC or a Restricted Subsidiary and the conditions set forth under the caption "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date" apply to such continuing or surviving entity,

        (2)   the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary,

        (3)   defeasance or discharge of the notes, as provided in the provisions described under the caption "—Defeasance and Discharge," or

        (4)   the dissolution of such Guarantor.

Security

        The notes and the Note Guarantees will be secured by a lien equally and ratably (subject to the payment priorities described below) with all senior indebtedness owing under (1) the Credit Agreement, (2) from time to time, any future Credit Facility permitted under the indenture and (3) the upsize notes, pursuant to a security agreement and an intercreditor agreement, each as amended from time to time, between Foster Wheeler LLC, the Guarantors and Bank of America, N.A. or its successor, as collateral agent (the "Collateral Documents").

        The liens granted under the Collateral Documents will constitute first priority liens, subject to the payment priorities, customary exceptions (including for certain liens permitted by the indenture) and the Collateral Documents as described below, on the following assets of each of Foster Wheeler LLC and the Guarantors:

        (1)   substantially all of its tangible and intangible assets, excluding intercompany Debt and receivables and capital stock held in Subsidiaries, except as described in clauses (3) and (4) below;

        (2)   the following capital stock held in Subsidiaries:

Subsidiary	Percentage of Stock Pledged
A/C Power	50%
Barsotti's Inc.	100%
Chirllu, Inc.	100%
Continental Finance Company Ltd.	66%
Equipment Consultants, Inc.	100%
Financial Services S.a.r.l.	100%
Foster Wheeler America Latina, Ltda.	100%
Foster Wheeler Andina S.A.	100% of 83.66% ownership interest
Foster Wheeler Arabia Company, Ltd.	98%
Foster Wheeler Asia Limited	100%
Foster Wheeler Australia Proprietary Limited	100%
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik A.S.	100% of 3.06% ownership interest

Foster Wheeler Canadian Resources, Ltd.	100%
Foster Wheeler Capital & Finance Corporation	100%
Foster Wheeler Caribe Corporation, C.A.	100%
Foster Wheeler China, Inc.	100%
Foster Wheeler Constructors de Mexico S. de R.I. de C.V.	100%
Foster Wheeler Constructors, Inc.	51%
Foster Wheeler Continental B.V.	100%
Foster Wheeler Development Corporation	100%
Foster Wheeler Energy China, Inc.	100%
Foster Wheeler Energy Corporation	100%
Foster Wheeler Energy India, Inc.	100%
Foster Wheeler Energy Manufacturing, Inc.	66%
Foster Wheeler Energy Services, Inc.	100%
Foster Wheeler Enviresponse, Inc.	100%
Foster Wheeler Environmental Services, Inc.	100%
Foster Wheeler Europe B.V.	100% of 9.09% ownership interest
Foster Wheeler Europe Limited	66%
Foster Wheeler Facilities Management, Inc.	100%
Foster Wheeler Global Pharmaceuticals, LLC	100%
Foster Wheeler Holdings Ltd.	100%
Foster Wheeler Inc.	51%
Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.	100%
Foster Wheeler Intercontinental Corporation	100%
Foster Wheeler International Corporation	100%
Foster Wheeler International Holdings, Inc.	100%
Foster Wheeler Limited (Canada)	66%
Foster Wheeler LLC	100%
Foster Wheeler (Malaysia) Sdn. Bhd.	100% (of Class A Stock) and 33.33% (of Class B Stock)
Foster Wheeler Middle East Corporation	100%
Foster Wheeler Petroleum Services S.A.E.	100% of 95% ownership interest
Foster Wheeler Power Company Ltd./La Societe D'Energie Foster Wheeler Ltee	100%
Foster Wheeler Power Corporation	100%
Foster Wheeler Power Systems, S.A.	100% of 96.5% ownership interest
Foster Wheeler Pyropower, Inc.	100%
Foster Wheeler Real Estate Development Corp.	100%
Foster Wheeler (Thailand) Limited	100% of 99.965% ownership interest
Foster Wheeler Trading Company, Ltd.	100%
Foster Wheeler Vietnam Private LTD.	100%
Foster Wheeler Virgin Islands, Inc.	100%
Foster Wheeler World Services Corporation	100%
Foster Wheeler Zack, Inc.	100%
FW European E&C Ltd.	100%
F.W. Gestao E Servicos, S.A.	100% of Common Stock
FW Hungary Licensing Limited Liability Company	100%
FW Management Operations, Ltd.	100%
FW Mortshal, Inc.	100%

FW Netherlands C.V.	100%
FW Overseas Operations Limited	100%
FWPI Ltd.	100%
FWPS Specialty Products, Inc.	100%
Hartman Consulting Corporation	100%
HFM Field Services, Inc.	100%
HFM International, Inc.	100%
HFM Tray Canada, Ltd.	100%
Manops Limited	100%
New Ashford, Inc.	100%
P.E. Consultants, Inc.	100%
Perryville Service Company Ltd.	100%
Process Consultants, Inc.	100%
Pyropower Operating Services Company Inc.	100%
Singleton Process Systems GmbH	100%
Thelco Co.	100%
Tray Special Products, Inc.	100%
York Jersey Liability Limited	66%;

        (3)   the following intercompany notes:
Foster Wheeler International Corp (pledgor) issued by Foster Wheeler Europe Limited $270 million note;
Foster Wheeler LLC (pledgor) issued by Financial Services S.a.r.l. $200 million note; and
Foster Wheeler LLC (pledgor) issued by Financial Services S.a.r.l. $169 million note;

        (4)   all rights of each of Foster Wheeler LLC or any Guarantor under the Intercompany Cash Management Agreement that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for each such obligor under such Intercompany Cash Management Agreement; and

        (5)   the equity interests in Foster Wheeler LLC held by Foster Wheeler Holdings Ltd. and the equity interests in Foster Wheeler Holdings Ltd held by Foster Wheeler Ltd.

        In addition, that portion of intercompany notes held by Foster Wheeler LLC or any Guarantor that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for the issuer of such intercompany notes (in each case such evaluation to be made taking such intercompany notes together with all other securities of such issuer pledged to secure the notes) shall also be pledged as Collateral for the notes and the Note Guarantees. To the extent the issuer is a foreign subsidiary that is deemed to be a "controlled foreign corporation" under the United States Internal Revenue Code, the total value of such pledge of its intercompany notes shall in no event exceed 66% of the value of such notes plus the equity value of such Subsidiary.

        The property described above, as the same may be adjusted from time to time pursuant to the terms of the indenture and the Collateral Documents, is referred to collectively as the "Collateral." See "—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date."

        The proceeds held or received by the collateral agent in respect of any foreclosure on Collateral securing the notes will be applied first, to pay agent fees and expenses under the Credit Agreement, second to all obligations in respect of any letters of credit under the Credit Agreement, which were collectively $105.8 million at December 26, 2003, and all obligations outstanding in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of (i) the notes, (ii) the Upsize Notes and (iii) all obligations in respect of term loans that refinance the notes. Concurrently with the exchange offer, Foster Wheeler LLC is offering $120 million of its notes in a private transaction, which we refer to as the Upsize Notes, with the same terms as the new notes (other than certain registration rights) for cash to certain holders of the 2005 notes and the convertible notes. Foster Wheeler intends to apply the net proceeds from the Upsize Notes offering first to reduce amounts outstanding under term loans under the Credit Agreement in full (which were approximately $59.2 million as of December 26, 2003) and second to permanently repay in full outstanding revolving credit borrowings under the Credit Agreement (which were approximately $69 million as of December 26, 2003).

        Under the terms of the notes, Foster Wheeler LLC is permitted to incur borrowings under a Credit Facility of up to $325,000,000 and, after                        , 2008, up to $445,000,000, in each case subject to the satisfaction of the Senior Debt to Consolidated Cash Flow Ratio contained in paragraph (b)(1) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock." The indenture and Collateral Documents governing the notes will permit Foster Wheeler LLC to grant a first priority lien on the Collateral securing the new notes to the lenders under any new Credit Facility permitted by the indenture. Under the terms of the Collateral Documents, any proceeds held or received by the collateral agent in respect of any Collateral securing the notes will be applied to obligations in respect of letters of credit or revolving loans under any Credit Facility to repay it in full before being applied to repay the notes or the Upsize Notes.

        The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral, and there can be no assurance that the value of the Collateral at the time of any attempted exercise of remedies will be sufficient to repay obligations with respect to the notes. In addition, Foster Wheeler LLC and the relevant Guarantors will be permitted to dispose of assets, including Collateral, subject to the terms and conditions described in the indenture below under "—Certain Covenants—Limitation on Asset Sales." Upon a permitted disposition to a person other than the Company or any Restricted Subsidiary, the trustee will, subject to compliance with the Trust Indenture Act, be authorized to release the lien on the Collateral upon receipt by the trustee of notice requesting such release and describing the property to be so released, together with resolutions, certificates, opinions of counsel and proceeds of such disposition or substitute collateral, all as set forth in, and to the extent required by, the indenture and the Collateral Documents. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs under the indenture, the trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the indenture and the Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Collateral, subject to the limitations outlined below. There can be no assurance that the proceeds of any sale of the Collateral following an Event of Default with respect to the notes would be sufficient to satisfy payment due on the notes.

        The Collateral Documents provide that the lenders under the Credit Agreement will have an absolute block on the ability of the noteholders to exercise lien-related remedies with respect to the Collateral until the date that is 90 days after the occurrence of an Event of Default under the indenture, that has not been waived. Subsequent to the filing of an insolvency proceeding, the holders of the notes shall not (a) file any motion or take any position at any hearing or proceeding of any nature, or otherwise take any action, opposing or contesting (1) the extent, validity or effectiveness of the claims, liens and security interests of the lenders, (2) any request by the lenders for (A) adequate protection consisting of senior replacement liens, senior superpriority claims, the payment of interest, fees, expenses or other amounts due to the lenders or (B) the modification of the automatic stay imposed under Section 362 of the United States Bankruptcy Code to permit the lenders to reimburse funded letters of credit from cash held in escrow in respect of letters of credit or (b) contest that the obligations under the Credit Agreement and the notes are separate and distinct obligations and are not a part of the same secured claim in such insolvency proceedings. Any replacement liens and superpriority administrative expense claims granted to the holders of the notes as adequate protection shall be junior to all liens and superpriority administrative expense claims of the lenders, and any cash payments made to any of the lenders or the noteholders as adequate protection (other than in any event (i) the accrual and payment of post-petition interest and (ii) fees and expenses of advisors) shall be applied as set forth below. The proceeds held or received by the collateral agent in respect of any such sale (including but not limited to all amounts paid in respect of adequate protection but excluding (1) the accrual and payment of post-petition interest and (2) fees and expenses of advisors, in the case of each of the foregoing clauses (1) and (2) owing to either the lenders under the Credit Agreement or the holders of the notes) will be applied first to agent fees and expenses under the Credit Agreement, second to all obligations in respect of the letters of credit under the Credit Agreement, which were collectively $105.8 million at December 26, 2003 and any obligations in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, third, to pay any other obligations under the Credit Agreement (including those arising under cash management or lending agreements), fourth, to all obligations under any new revolving Credit Facility permitted by the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the notes, the Upsize Notes and all obligations in respect of term loans that refinance the notes.

        The liens that will secure the notes also secure the Credit Agreement and may secure any future Credit Facility. Any actions in respect of the Collateral, including the exercise of remedies and foreclosure, will require, until the payment in full of the obligations under the Credit Agreement, the exclusive consent of the lenders as set forth in the Credit Agreement (or, if applicable, the lenders under any other Credit Facility permitted by the indenture) but, except as provided above, not of the noteholders. Any amendment to the payment priorities will require the consent of the lenders and the noteholders, voting as separate classes. See "Risk Factors—Risk Factors Relating to Holders of 2005 Notes Participating in the Exchange Offer—If there is a default in respect of our obligations under the new notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture, the holders of upsize notes and the holders of the new notes."

        To the extent that third parties hold Permitted Liens (as defined herein under "—Certain Definitions"), such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely effect the value of the sale of such collateral. Given the intangible nature of some of the collateral, any such sale of such collateral separately from the relevant company as a whole may not be feasible. Our ability to grant a first priority security interest in certain collateral may be limited by legal or other logistical considerations.

        So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions of the indenture and the collateral documents, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any subsidiary and to exercise any voting, consensual or other rights pertaining to collateral pledged.

        Upon the full and final payment and performance of all of our obligations under the indenture and the notes, the collateral documents shall terminate, subject to the intercreditor agreement, and the pledged collateral shall be released.

Intercreditor Agreement

        The lenders party to the Credit Agreement, the collateral agent, holders of the notes and the trustee on behalf of the noteholders, have agreed to the terms of an intercreditor agreement. The intercreditor agreement will provide, among other things, that (1) the lenders under the Credit Agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the Credit Agreement, (2) no guarantee of the notes will be structurally senior to the guarantee of the obligations under and as defined in the Credit Agreement; (3) the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors of the Credit Agreement, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds. The intercreditor agreement shall further provide the lenders under the Credit Agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, and that subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lender claims, obligations or liens, and any replacement liens shall be junior to all liens or claims of the lenders.

Registration Rights

        As discussed above, Foster Wheeler LLC, and Foster Wheeler Ltd. have agreed with certain of the holders of the 2005 notes and the convertible notes that will hold 5% or more of Parent's Voting Stock upon consumation of the proposed exchange offer, that it will, at its cost, use commercially reasonable efforts to cause to become effective a shelf registration statement with respect to resales of such securities, including the notes held by such holders and to keep the registration statement effective until the earlier of (i) the fifth anniversary of the effective date of the shelf registration statement, (ii) the date on which none of such holder beneficially owns 5% of the Voting Stock of Parent; provided that no Voting Stock acquired after the Issue Date by such holders shall be counted for this purpose, (iii) the date on which legal counsel to Parent delivers an opinion to such holder to the effect that such holder is not an affiliate, as that term is used in Rule 144 under the Securities Act and counsel for the holder shall deliver a concurring opinion; provided that the holders have agreed to use their good faith efforts to obtain such concurring opinion or (iv) the date when all securities covered by the shelf registration statement have been sold pursuant to the shelf registration statement or have otherwise become freely tradable. Foster Wheeler LLC and Foster Wheeler Ltd. have agreed to file the registration statement relating to the shelf within 45 days of the Issue Date and to use its reasonable best efforts to have it declared effective within 90 days of the Issue Date. In the event Foster Wheeler LLC and Foster Wheeler Ltd. do not satisfy their registration obligations under this agreement within the time periods specified, they have agreed to pay these holders as a group liquidated damages in an aggregate amount of approximately $13,700 per day until such registration default is cured. Foster Wheeler LLC will, in the event of a shelf registration, provide copies of the prospectus to each holder that is entitled to include its notes under such shelf registration statement, notify each such holder when the shelf registration statement for the securities has become effective and take certain other actions as are required to permit resales of the securities. A holder that sells its securities pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder, including certain indemnification obligations. See "The Exchange Offer and Consent Solicitation—Registration Rights."

Optional Redemption

        Except as set forth in this section, the notes are not redeemable at the option of Foster Wheeler LLC.

        At any time prior to                        , 2008, Foster Wheeler LLC may, on any one or more occasions, redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed and (ii) 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of the date of redemption, and in each case plus accrued and unpaid interest to, the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

        At any time and from time to time on or after                        , 2008, Foster Wheeler LLC may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the applicable redemption date if redeemed during the twelve-month period beginning on                        of the years indicated below:

Year	Percentage
2008	105.250%
2009	102.675%
2010	100.000%

        If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed as follows: (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or (2) if the notes are not listed on a national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by any other method the trustee deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof.

        Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

        Foster Wheeler LLC may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisitions do not otherwise violate the terms of the indenture.

No Mandatory Redemption or Sinking Fund

        There will be no mandatory redemption or sinking fund payments for the notes.

Certain Covenants

        The indenture contains covenants including, among others, the following:

        Limitation on Debt and Disqualified or Preferred Stock.    (a) Foster Wheeler LLC

          (1)   will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); and

          (2)   will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Foster Wheeler LLC and/or a Restricted Subsidiary that is a Guarantor, so long as it is held);

provided that Foster Wheeler LLC may Incur, and may permit any Guarantor to Incur, Debt (including Acquired Debt) or Disqualified Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x) the Fixed Charge Coverage Ratio is not less than 2.25 to 1.0 and (y) the Senior Debt to Consolidated Cash Flow Ratio does not exceed 3.50 to 1.0.

        (b)   Notwithstanding the foregoing, Foster Wheeler LLC and, to the extent provided below, any Restricted Subsidiary may Incur any of the following ("Permitted Debt"):

          (1)   Debt (including Debt under the Credit Agreement and in respect of Trade Obligations or Performance Obligations) of Foster Wheeler LLC or any Guarantor pursuant to Credit Facilities (and of Restricted Subsidiaries pursuant to Guarantees of such Credit Facilities) so long as the aggregate amount of such Credit Facilities, including the Existing Letter of Credit Facility, does not exceed $250,000,000 (subject to reduction as provided in clause (z) below) at any one time outstanding, provided that

            (v)   the amount permitted by this paragraph (1) shall be $325,000,000 (subject to reduction as provided in clause (z) below) if the Senior Debt to Consolidated Cash Flow Ratio on the date of Incurrence of such Debt and on each day during the 90-day period most recently ended prior to the date of such incurrence (giving pro forma effect to such Incurrence as if such Incurrence had occurred on the first day of such period) is less than or equal to 3.50 to 1.0,

            (w)  the amount of revolving loans permitted by this paragraph (1) shall not exceed $75,000,000 at any one time outstanding;

            (x)   such Credit Facilities may in addition at any time after                        , 2008 be increased by $120,000,000 to $370,000,000 (or, if the conditions referred to in the foregoing clause (v) have been satisfied, to $445,000,000), in each case subject to reduction as provided in clause (z) below, to permit the Incurrence of Qualified Term Loans,

            (y)   no Restricted Subsidiary may be obligated (whether as borrower or a guarantor thereof) in respect of any Debt under any Credit Facility (including any increase thereof pursuant to the foregoing clauses (v) or (x)), unless such Restricted Subsidiary is a Guarantor under the Indenture, except that Excepted Non-Guarantor Subsidiaries may remain obligated in respect of a Guarantee of the Existing Letter of Credit Facility (but not any increase thereof) to the extent such Guarantee is in effect on the Issue Date and

            (z)   the permitted amounts of Debt described above (i.e. $250,000,000, $325,000,000, $370,000,000 and $445,000,000) shall be automatically reduced by the amount of the Net Cash Proceeds of Asset Sales applied to the permanent reduction of any Credit Facility pursuant to clause (a)(3)(A) of the covenant described under the caption "—Limitation on Asset Sales";

          (2)   (i) Debt of Foster Wheeler LLC, a Parent Guarantor or of any Restricted Subsidiary that is a Guarantor (Foster Wheeler LLC, each Parent Guarantor and any such Restricted Subsidiary being herein called an "Obligor"), owing to an Obligor; provided that (x) any such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor's obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture and pledged in accordance with the requirements described above under the caption "—Security" in favor of the collateral agent or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the notes or its Note Guarantee, and (y) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to an Obligor) shall be deemed to be an Incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(i);

           (ii)  Debt of any Obligor owing to any Restricted Subsidiary that is not a Guarantor; provided that such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor's obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor's obligation under the notes or its Note Guarantee; provided, further that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(ii);

          (iii)  Debt of a Restricted Subsidiary that is not a Guarantor owing to another Restricted Subsidiary that is not a Guarantor; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (b)(2)(iii); and

          (iv)  Debt of any Restricted Subsidiary that is not a Guarantor owing to an Obligor; provided that such Debt is Incurred (A) pursuant to an intercompany note in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the Restricted Subsidiary not permitted by this clause (b)(iv).

          Notwithstanding the foregoing, any transaction pursuant to which any Restricted Subsidiary, which holds debt owing by Foster Wheeler LLC or any Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Debt of such Restricted Subsidiary that is not permitted by this clause (b)(2).

          (3)   Debt of Foster Wheeler LLC pursuant to the notes and the Upsize Notes and Debt of any Guarantor pursuant to a Note Guarantee of the notes or the Upsize Notes not to exceed $270,000,000 in aggregate principal amount;

          (4)   any other Debt of Foster Wheeler LLC or any Restricted Subsidiary outstanding on March 26, 2004 (other than (x) Debt outstanding under the Credit Agreement, as to which the provisions of clause (b)(1) above shall be applicable or (y) Debt outstanding under the U.K. Credit Facility, as to which the provisions of clause (b)(10) below shall be applicable); provided, that the amount of such Debt (excluding intercompany Debt and Trade Obligations) shall not exceed $1,527,780,000 in the aggregate and the amount of such Debt outstanding at Restricted Subsidiaries that are not Guarantors shall not exceed $624,596,000 in the aggregate;

          (5)   Debt ("Permitted Refinancing Debt") of Foster Wheeler LLC or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums and reasonable fees and expenses; provided that

            (A)  in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

            (B)  the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

            (C)  the new Debt is incurred by the obligor on the Debt being refinanced; provided, however, if the Debt being refinanced is Debt of a Restricted Subsidiary that is not a Guarantor, such Debt may be refinanced by the Company or a Restricted Subsidiary that is a Guarantor, and

            (D)  Debt Incurred pursuant to clauses (1), (2), (6), (8), (9), (10), (11), (13), (14) and (15) may not be refinanced pursuant to this clause, and no amount of Debt outstanding on March 26, 2004 that is exchanged for Voting Equity in the proposed exchange offer may be refinanced pursuant to this clause (5).

          (6)   Hedging Agreements of Foster Wheeler LLC or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of Foster Wheeler LLC and its Restricted Subsidiaries and not for speculation;

          (7)   Debt of Foster Wheeler LLC or any Restricted Subsidiary, which may include Capital Leases, Incurred after March 26, 2004 no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the aggregate principal amount of any Debt Incurred pursuant to this clause (b)(7), including all Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (b)(7), may not exceed $60,000,000 at any one time outstanding;

          (8)   Debt of Foster Wheeler LLC and/or any Restricted Subsidiary consisting of a Guarantee of Debt of a Joint Venture not to exceed $75,000,000 in aggregate principal amount at any one time outstanding (the amount of Debt arising from any such Guarantee to be determined as provided in clause (F) of the definition of "Debt");

          (9)   Debt of any Obligor, consisting of a Guarantee of Debt of any other Obligor, and Debt of any Restricted Subsidiary that is not a Guarantor, consisting of a Guarantee of Debt of Foster Wheeler LLC or any Restricted Subsidiary, in each case Incurred under any other clause of this covenant;

          (10) Debt (including Debt in respect of the U.K. Credit Facility) of any Foreign Restricted Subsidiary that is not a Guarantor Incurred after March 26, 2004 in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

          (11) Debt in an aggregate amount up to $35,000,000 Incurred by Martinez Cogen Limited Partnership ("Martinez") to finance the repurchase or redemption of all of the Equity Interests in such entity held by Persons other than Foster Wheeler LLC or any Subsidiary; provided that the Fixed Charge Coverage Ratio immediately after giving effect to Incurrence of such Debt and the acquisition of the Equity Interests of Martinez exceeds the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Debt; provided further that following any Incurrence of Debt made in reliance of this clause (11), no Restricted Subsidiary other than a Guarantor shall be permitted to make loans to Martinez, unless and until Martinez becomes a Guarantor of the notes, regardless of paragraph (b)(2) hereof;

          (12) Guarantees by Foster Wheeler LLC or any Restricted Subsidiary of Debt of a customer or a third-party guarantor of such customer's Debt to a governmental export credit agency, to the extent that such Guarantee obligation is conditioned on a failure to perform by Foster Wheeler LLC, any Restricted Subsidiary or a Controlled Joint Venture under an engineering procurement or construction contract entered into with such customer or third-party guarantor; provided that any payments made pursuant to such Guarantee shall be deemed to be the Incurrence of Debt by Foster Wheeler LLC or such Restricted Subsidiary that is not permitted pursuant to this clause (b)(12);

          (13) Trade Obligations of Foster Wheeler LLC or any of its Restricted Subsidiaries, until such time as any amounts are drawn thereunder (with such draw constituting an Incurrence of Debt not permitted by this clause (13) on the date of such draw with the amount of the Incurrence being equal to the amount of such draw); provided that Trade Obligations issued under the Credit Agreement or any Credit Facility must be permitted under clause (b)(1) of this covenant;

          (14) Performance Obligations of any Obligor constituting letters of credit issued under the Credit Agreement or any replacement Credit Facility in compliance with the requirements of clause (b)(1) of this covenant;

          (15) Performance Obligations of Foster Wheeler LLC or any Restricted Subsidiary; provided that the aggregate amount of Encumbered Performance Obligations of Foster Wheeler LLC or such Restricted Subsidiaries shall not exceed $275,000,000 at any one time outstanding; and

          (16) Debt of Foster Wheeler LLC or any Restricted Subsidiary Incurred after March 26, 2004 not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $30,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (15) above); provided, however, not more than $10,000,000 in aggregate principal amount at any one time outstanding pursuant to this clause (b)(16) may be incurred by Restricted Subsidiaries that are not also Guarantors.

        For purposes of determining compliance with this "—Limitation on Debt and Disqualified or Preferred Stock" covenant:

          (1)   in the event that an item of proposed Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Foster Wheeler LLC will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant; and

          (2)   the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this covenant.

        (c)   Foster Wheeler LLC agrees to terminate and cause its Restricted Subsidiaries to terminate the Foothill Facility on October 1, 2004, if it has not earlier been terminated. Foster Wheeler LLC agrees not to Incur any Debt thereunder prior to such termination.

        (d)   For purposes hereof, any Indebtedness Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 and still outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Indebtedness would not have been permitted to be Incurred at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

        Limitation on Restricted Payments.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively called "Restricted Payments"):

            (i)  declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Foster Wheeler LLC's Qualified Equity Interests) held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

           (ii)  purchase, redeem or otherwise acquire or retire for value any Equity Interests of Foster Wheeler LLC or any Restricted Subsidiary held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

          (iii)  repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to Subordinated Debt (other than among Foster Wheeler LLC and any of its Restricted Subsidiaries or any Restricted Subsidiary and any other Restricted Subsidiaries) except payments of interest and principal at Stated Maturity; or

          (iv)  make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

          (1)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment,

          (2)   Foster Wheeler LLC at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period could Incur at least $1.00 of Debt under the first paragraph of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock", and

          (3)   the aggregate amount expended by Foster Wheeler LLC and its Restricted Subsidiaries for all Restricted Payments made after March 26, 2004 would not, subject to paragraph (c), exceed the sum of

            (A)  50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of Foster Wheeler LLC's most recently completed fiscal quarter for which internal financial statements are available; plus

            (B)  subject to paragraph (c), the aggregate net cash proceeds received by Foster Wheeler LLC (other than from a Subsidiary) after the Issue Date,

              (i)    from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Foster Wheeler LLC (but excluding any Qualified Equity Interests to the extent issued in or in connection with the proposed exchange offer or offering), or

              (ii)   as a contribution to its common equity; plus

            (C)  an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

              (x)   the cash return, after March 26, 2004, on Investments in any Unrestricted Subsidiary made after March 26, 2004 pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), plus

              (y)   the portion (proportionate to Foster Wheeler LLC's equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after March 26, 2004 by Foster Wheeler LLC and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a); plus

            (D)  to the extent not already included in clause (3)(A) above, the cash return on any other Investment made after March 26, 2004 pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), in an amount equal to the lesser of (x) the initial amount of such Investment so made and (y) the cash return of capital with respect to such Investment less the cost of disposition, if any.

        The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets.

        (b)   The foregoing will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

          (2)   dividends or distributions by a Restricted Subsidiary (A) payable, on a pro rata basis or on a basis more favorable to Foster Wheeler LLC, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Foster Wheeler LLC or (B) required to be paid by Martinez Cogen Limited

  Partnership in accordance with the terms of its partnership agreement as in effect on the Issue Date;

          (3)   the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

          (4)   the purchase, redemption or other acquisition or retirement for value of Equity Interests of a Controlled Joint Venture (but only if it has continuing operations and is not winding down) or a Joint Venture (or the acquisition of all the outstanding Equity Interests of any person that conducts no material operations and has no material assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

          (5)   the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Foster Wheeler LLC in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

          (6)   any Investment consisting of Guarantees permitted to be incurred pursuant to clause (8) of paragraph (b) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (7)   the purchase, redemption or other acquisition or retirement for value of Equity Interests of Foster Wheeler LLC or Parent held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year after March 26, 2004 does not exceed an aggregate amount of $2,500,000;

          (8)   Payments to, or for the account of, any Parent Guarantor (to the extent such payment constitutes a Restricted Payment) of (i) amounts to be used solely to pay Federal, state and local (including any foreign) taxes during any period, in an amount not to exceed the amount of taxes Foster Wheeler LLC and its Restricted Subsidiaries would pay on a stand alone basis with respect to such period (had it been treated during such period and all prior periods, together with its Restricted Subsidiaries, as a separate taxpayer); provided that such amounts shall be used within 90 days of the payment to Parent Guarantor to pay such taxes, (ii) amounts to be used within 90 days of the payment solely to pay reasonable corporate overhead and management expenses in the ordinary course of business, relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries, pursuant to a management agreement or otherwise, (iii) up to $2,000,000 per fiscal year to be used to pay corporate overhead and management expenses not in the ordinary course of business relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries pursuant to a management agreement or otherwise, and (iv) the amount necessary to pay principal and any interest, when due, on the Convertible Notes that remain outstanding after the exchange offer;

          (9)   the payment of cash dividends on any Disqualified Stock of Foster Wheeler LLC or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary existing on March 26, 2004 or Incurred after March 26, 2004 in compliance with paragraph (a) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (10) the repurchase of any Subordinated Debt for a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption "—Repurchase of Notes Upon a Change of Control" or (y) any Asset Sale pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption "—Limitation on Asset Sales"; provided that, in each case, prior to the repurchase Foster Wheeler LLC has made an Offer to Purchase and has repurchased all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

          (11) other Restricted Payments in an aggregate principal amount not to exceed $25,000,000 after March 31, 2004;

          (12) any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of Foster Wheeler LLC or a cash contribution to the common equity of Foster Wheeler LLC; and

          (13) any Investment in an Unrestricted Subsidiary in an aggregate amount not to exceed $8,000,000;

          (14) any purchase by Foster Wheeler LLC or a Restricted Subsidiary from Parent of common shares of Parent; provided that the full consideration paid or delivered for such common shares is immediately reinvested in Foster Wheeler LLC; provided further that such amount may be further reinvested by Foster Wheeler LLC and thereafter may be reinvested by each Subsidiary of Foster Wheeler LLC until it has been reinvested in the Restricted Subsidiary that originally purchased such shares; and

          (15) the proposed exchange offer and the transactions contemplated thereby.

provided that, in the case of clauses (4), (5), (6), (7), (8)(iii) and (iv), (9), (10), (11), (12) and (13), no Default has occurred and is continuing or would occur as a result thereof.

        (c)   Proceeds of the issuance of Qualified Equity Interests will be included under clause (3)(B) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) (12), (14) or (15) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (8)(i), 8(ii) or (9) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

        (d)   For purposes hereof, any Investments made by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been made on the Issue Date (and, to the extent that such Investments would not have been permitted to be made at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

        Limitation on Liens.    Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that Foster Wheeler LLC or such Restricted Subsidiary effectively provides that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

        Limitation on Sale and Leaseback Transactions.    Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset, unless:

          (A)  Foster Wheeler LLC or the Restricted Subsidiary would be permitted to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (B)  Foster Wheeler LLC or the Restricted Subsidiary would be permitted to create a Lien on such property or asset securing such Attributable Debt pursuant to the covenant described above under the caption "—Limitation on Liens"; and

          (C)  the transfer of assets in the Sale and Leaseback Transaction is made in accordance with the covenant described below under the caption "—Limitation on Asset Sales."

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    (a) Except as provided in paragraph (b), Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to

          (1)   pay dividends or make any other distributions on any Equity Interests of such Restricted Subsidiary owned by Foster Wheeler LLC or any other Restricted Subsidiary,

          (2)   make loans or advances to Foster Wheeler LLC or any other Restricted Subsidiary, or

          (3)   transfer any of its property or assets to Foster Wheeler LLC or any other Restricted Subsidiary.

        (b)   The provisions of paragraph (a) do not apply to any encumbrances or restrictions

          (1)   existing on the Issue Date in the indenture, the guarantees, the Collateral Documents or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (2)   existing in the Credit Facilities;

          (3)   existing under or by reason of applicable law or governmental regulation;

          (4)   existing (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by Foster Wheeler LLC or any Restricted Subsidiary (except to the extent such encumbrance was incurred in connection with or in contemplation of such acquisition), or (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, and, in each case, any extensions, renewals, replacements or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

          (5)   of the type described in clause (a)(3) of this covenant arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license (but only to the extent that such restriction is imposed by the instruments pursuant to which such lease or license is created), (ii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary subject to a Lien permitted under the indenture (but only to the extent that such restriction is imposed by the instruments pursuant to which such Lien, or the obligation secured thereby, is created) or (iii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary that is subject to a merger agreement, stock or asset purchase agreement or similar agreement, so long as any such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restriction does not continue for more than a customary period for transactions of such type);

          (6)   contained in the terms governing any Debt (other than Trade Obligations) otherwise permitted under the indenture, if (as determined in the reasonable judgment of Foster Wheeler LLC) the encumbrances or restrictions are necessary or required to enable Foster Wheeler LLC or such Restricted Subsidiary to obtain or maintain a financing of that type; or

          (7)   set forth in the indenture, the guarantees or any Collateral Document.

        Repurchase of Notes upon a Change of Control.    Not later than 30 days following a Change of Control, Foster Wheeler LLC will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to the date of purchase.

        An "Offer to Purchase" must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the "expiration date") not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the "purchase date") not more than five Business Days after the expiration date. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

        A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

        Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        The existing Credit Agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a Change of Control occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Foster Wheeler LLC's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

        Future debt of Foster Wheeler LLC may prohibit Foster Wheeler LLC from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require Foster Wheeler LLC to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Foster Wheeler LLC.

        Finally, Foster Wheeler LLC's ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Foster Wheeler LLC's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See "Risk Factors—Risks related to Holders of 2005 Notes Participating in the Exchange Offer—We may be unable to repurchase the new notes, upsize notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture."

        The phrase "all or substantially all", as used with respect to the assets of Foster Wheeler LLC or Parent in the definition of "Change of Control", is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" the assets of Foster Wheeler LLC or Parent has occurred in a particular instance, in which case a holder's ability to obtain the benefit of these provisions could be unclear.

        Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that Foster Wheeler LLC purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Foster Wheeler LLC will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase at the same time, at the same premium and otherwise in compliance with the requirements applicable to an Offer to Purchase made by Foster Wheeler LLC and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

        The provisions of this covenant will be applicable regardless of whether the provisions of the covenant described under the caption "—Consolidation; Merger or Sale of Assets" are also applicable. The provisions under the indenture relating to Foster Wheeler LLC's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in "—Amendments and Waivers."

        Limitation on Asset Sales.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

          (1)   The Asset Sale is for Fair Market Value.

          (2)   At least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), (x) the assumption by the purchaser of (i) Debt or other obligations (other than contingent liabilities and Subordinated Debt) of Foster Wheeler LLC or a Restricted Subsidiary pursuant to a customary novation agreement that releases Foster Wheeler LLC or such Restricted Subsidiary from any further liability, and (ii) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by Foster Wheeler LLC or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and (y) stock or assets of the kind referred to in clause (3)(B) of this covenant, shall each be considered cash received at closing.)

          (3)   Within 12 months of the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

            (A)  to permanently repay (i) senior secured Debt of Foster Wheeler LLC or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), that is senior in respect of liens to the note, (ii) Debt of any Restricted Subsidiary that is not a Guarantor that makes an Asset Sale with the proceeds of such Asset Sale, in each case owing to a Person other than Foster Wheeler LLC or any Restricted Subsidiary and required to be prepaid from such Net Cash Proceeds, provided, that the Net Cash Proceeds from an Asset Sale by Foster Wheeler LLC or any Restricted Subsidiary that is a Guarantor shall be applied only to repay Debt of Foster Wheeler LLC or another Restricted Subsidiary that is a Guarantor and (iii) Debt of Foster Wheeler LLC or any Restricted Subsidiary ranking pari passu in respect of liens with the notes so long as a ratable repayment offer shall be made to the holders of the notes, or

            (B)  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary, to make capital expenditures or otherwise acquire assets to be used or useful in the business of Foster Wheeler LLC or any Restricted Subsidiary; provided that if Foster Wheeler LLC or any Restricted Subsidiary contracts to acquire assets to make capital expenditures with Net Cash Proceeds within the applicable 12-month period it shall be deemed to have so applied such Net Cash Proceeds in accordance with this subclause (B) if such Net Cash Proceeds are so applied within 24 months of the applicable Asset Sale.

          (4)   The Net Cash Proceeds of an Asset Sale under this paragraph (b) not applied pursuant to clause (3) within the periods specified constitute "Excess Proceeds". Excess Proceeds of less than $15,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $15,000,000, Foster Wheeler LLC must, within 30 days thereafter, make an Offer to Purchase to all holders of notes and all holders of other Debt that ranks pari passu with, or senior to, the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Debt that may be purchased out of the Excess Proceeds on a pro rata basis. Upon completion of the Offer to Purchase under this paragraph (b), Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

        (b)   The purchase price for the notes for any offer under paragraph (a) above will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Foster Wheeler LLC will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis along with such other pari passu Debt with similar terms, with adjustments so that only notes in multiples of $1,000 principal amount will be purchased.

        (c)   Pending the final application of any Net Cash Proceeds, Foster Wheeler LLC and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

        (d)   All Net Cash Proceeds from an Event of Loss shall be invested as set forth in paragraph (a)(3) and treated as Excess Proceeds under paragraph (a)(4) and applied as set forth therein, all within the periods and as otherwise provided in such clauses.

        Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

        The existing Credit Agreement limits Foster Wheeler LLC's ability to apply all of the proceeds of an Asset Sale towards the purchase of notes in the event of an Asset Sale. In the event an Asset Sale occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be limited in its ability to purchase notes. In that case, Foster Wheeler LLC's failure to purchase tendered notes, if so required, would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

        Limitation on Transactions with Affiliates.    (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of the Voting Stock of Parent or (y) any Affiliate of either Foster Wheeler LLC or any Restricted Subsidiary (a "Related Party Transaction"), except upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Foster Wheeler LLC or any of its Subsidiaries.

        (b)   Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $10,000,000, Foster Wheeler LLC must deliver to the Trustee a resolution certifying that such Related Party Transaction complies with clause (a) of the covenant "—Limitation on Transactions with Affiliates" and that such Related Party Transaction has been approved by resolution of not less than a majority of the board of directors of Parent who are disinterested in the subject matter of the transaction. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000, Foster Wheeler LLC must in addition to the requirements of the immediately preceding sentence obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to Foster Wheeler LLC and its Restricted Subsidiaries from a financial point of view.

        (c)   The foregoing paragraphs (a) and (b) do not apply to

          (1)   any transaction between Foster Wheeler LLC and any of its Restricted Subsidiaries or between Restricted Subsidiaries of Foster Wheeler LLC;

          (2)   the payment of reasonable and customary regular fees to directors of Foster Wheeler LLC who are not employees of Foster Wheeler LLC;

          (3)   any Restricted Payments and any contracts relating thereto of a type described in one of the first three numbered paragraphs of paragraph (a) under the covenant described above under the caption "—Limitation on Restricted Payments" if permitted by that covenant, and any Permitted Investment; provided that any such Permitted Investment described in clauses (3), (4), (5), (7), (8), (9), (12) or (14) of the definition of Permitted Investments is made upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm's length transaction;

          (4)   transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans and advances to employees or consultants and Guarantees that constitute Permitted Investments pursuant to clause (11) of the definition of that term;

          (5)   transactions entered into as part of a Permitted Receivables Financing;

          (6)   transactions pursuant to any contract or agreement in effect on the date of the indenture, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to Foster Wheeler LLC and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the date of the indenture;

          (7)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the indenture, which are fair to Foster Wheeler LLC or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as could reasonably have been obtained in a comparable arm's length transaction; or

          (8)   Performance guarantees (including under engineering, procurement or construction contracts or otherwise) entered into in the ordinary course of business with respect to Unrestricted Subsidiaries and Joint Ventures.

        Additional Note Guarantees and Collateral After the Issue Date.    (a) If any domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary) is formed or acquired or any Subsidiary becomes a domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary), in each case after the Issue Date, Foster Wheeler LLC will as promptly as practicable (but in no event later than 10 Business Days after such formation or acquisition) cause the Subsidiary to execute a Note Guarantee and to pledge its assets as required by the Collateral Documents and the indenture; provided that no Non-Wholly Owned Subsidiary shall be required to execute a Note Guarantee or pledge its assets to the extent it is prevented from doing so under the terms of its organizational documents.

        (b)   If Foster Wheeler LLC or any Guarantor shall acquire after the Issue Date any real or personal property that is required to become Collateral under the terms of the Collateral Documents, Foster Wheeler LLC or such Guarantor shall, as promptly as practicable (but in no event later than 10 Business Days after such acquisition, in the case of domestic Collateral, or 60 days after such acquisition, in the case of foreign Collateral, and in any event no later than the date on which the actions described in clauses (1) and (ii) of this paragraph are completed to secure any Credit Facility) (i) execute and deliver such mortgages, pledge agreements, other security instruments and financing statements as shall be necessary to cause such property to become Collateral subject to the lien of the Collateral Documents for the benefit of the note holders, subject to Permitted Liens and other exceptions applicable to the Collateral on the Issue Date and (ii) cause to be delivered one or more Opinions of Counsel substantially to the effect of the matters referred to in clause (i), provided that the foregoing shall not apply as to any property having a fair market value of less than $1,000,000.

        (c)   Notwithstanding clauses (a) and (b) above, after the Issue Date, (i) if any Restricted Subsidiary, other than an Excepted Non-Guarantor Subsidiary (as defined below), concurrently provides a guarantee under the Credit Agreement or any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock," such Restricted Subsidiary shall be required to execute a Note Guarantee or (ii) if Foster Wheeler LLC or any of its Restricted Subsidiaries grants a Lien upon any of its property or assets to secure any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock," the respective grantor shall concurrently grant a lien equivalent in scope as collateral security for the notes.

        (d)   No Excepted Non-Guarantor Subsidiary:

          (1)   may Incur any Debt (other than refinancing of Debt outstanding on March 26, 2004) except intercompany Debt as permitted below;

          (2)   may engage in any line of business other than that in which it was engaged on March 26, 2004; or

          (3)   sell any of its assets (other than to Foster Wheeler LLC or any Guarantor), or acquire any assets from any other Person, other than in the ordinary course of its business,

unless and until such Excepted Non-Guarantor Subsidiary executes a Note Guarantee, after which time it will no longer be considered an Excepted Non-Guarantor Subsidiary. In addition, neither Foster Wheeler LLC nor any of its Restricted Subsidiaries shall make any Investment (including in the form of loans) in Excepted Non-Guarantor Subsidiaries after March 26, 2004 other than Investments that, in the aggregate as to all Excepted Non-Guarantor Subsidiaries, do not exceed $2,000,000.

        (e)   After the Issue Date, Foster Wheeler Europe Limited shall (i) continue to hold 100% of the Capital Stock of Foster Wheeler Limited (England) and Foster Wheeler Continental Europe S.r.l.; provided that Foster Wheeler Continental Europe S.r.l. shall be permitted to merge into one of its Subsidiaries so long as following such merger, Foster Wheeler Europe Limited directly holds 100% of the surviving entity and (ii) not Incur any additional Debt (other than intercompany Debt owed to either of the Subsidiaries listed in clause (i) of this paragraph) or Liens, make any Investments, transfer any assets (other than to Foster Wheeler LLC or any Guarantor) or otherwise engage in any activity other than the ownership of the two Subsidiaries listed in clause (i) of this paragraph, other than the ownership of Capital Stock of any other Subsidiaries distributed to it by its Subsidiaries.

        (f)    In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets as and to the extent described under "—Security" above in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the notes shall increase to 11.5% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.5%.

        Designation of Restricted and Unrestricted Subsidiaries.    (a) By resolution of the board of directors of Foster Wheeler LLC, Foster Wheeler LLC may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

          (1)   (A) The Subsidiary does not own any Disqualified Stock or Debt of Foster Wheeler LLC or Disqualified, Debt or Preferred Stock of a Restricted Subsidiary or hold any Lien on any property of, Foster Wheeler LLC or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock" or such Lien would violate the covenant described above under the caption "—Limitation on Liens"; and

            (B)  the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

          (2)   At the time of the designation, Foster Wheeler LLC would be permitted to make a Restricted Payment under the covenant described above under the caption "Limitation on Restricted Payments" in an amount equal to the Fair Market Value of the Investment in such Subsidiary.

          (3)   Such Subsidiary has no Debt outstanding other than Non-Recourse Debt.

          (4)   The Subsidiary is not party to any ongoing transaction or arrangement with Foster Wheeler LLC or any Restricted Subsidiary that would not be permitted under the covenant described above under the caption "Limitation on Transactions with Affiliates".

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) below.

        (b)   (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

          (2)   The board of directors of Foster Wheeler LLC may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default or Event of Default.

        (c)   Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

          (1)   all existing Investments of Foster Wheeler LLC and the Restricted Subsidiaries therein (valued at Foster Wheeler LLC's proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

          (2)   all existing Capital Stock or Debt of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time;

          (3)   all existing transactions between such Unrestricted Subsidiary and Foster Wheeler LLC or any Restricted Subsidiary will be deemed entered into at that time;

          (4)   such Unrestricted Subsidiary will be released at that time from its Note Guarantee, if any; and

          (5)   such Unrestricted Subsidiary will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

        (d)   Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

          (1)   all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under the caption "—Limitation on Asset Sales";

          (2)   Investments therein previously charged under the covenant described above under the caption "—Limitation on Restricted Payments" will be credited thereunder;

          (3)   it may be required to issue a Note Guarantee pursuant to the covenant described above under the caption "—Additional Note Guarantees and Collateral After the Issue Date"; and

          (4)   it will become subject to the provisions of the indenture as a Restricted Subsidiary.

        (e)   Any designation by the board of directors of Foster Wheeler LLC of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and an Officer's Certificate certifying that the designation complied with the foregoing provisions.

        Financial Reports.    (a)    Whether or not Foster Wheeler LLC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Foster Wheeler LLC must provide the trustee and holders of the notes within the time periods specified in those sections with

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Foster Wheeler LLC were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by Foster Wheeler LLC's certified independent accountants, provided that Foster Wheeler LLC shall not be required to provide separate audited financials of the Guarantors under this or any other provision of the indenture, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler may satisfy this obligation by delivering such information with respect to Parent; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if Foster Wheeler LLC were required to file such reports, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler LLC may satisfy this obligation by delivering all such current reports of Parent.

        (b)   In addition, whether or not required by the Commission, Foster Wheeler LLC will file a copy of all of the information and reports referred to in clauses (a)(1) and (2) of this covenant (and subject to the provisos contained in such clauses) with the Commission (to the extent permitted by the Commission) within the applicable time periods had such information been required to be filed. Foster Wheeler LLC will make such information available to the trustee and the holders of the notes within such time periods.

        (c)   If Foster Wheeler LLC has designated any of its Subsidiaries as Unrestricted Subsidiaries, then it shall deliver to the trustee, on or before the 10th Business Day following each of the dates on which quarterly or annual financial information is required to be filed with the Commission under paragraph (a)(1) of this covenant, a certificate setting forth a balance sheet and a statement of operations and comprehensive loss of Foster Wheeler LLC and its Restricted Subsidiaries separate from the Unrestricted Subsidiaries for the same periods covered by the reports required to be filed under paragraph (a)(1) of this covenant.

        Reports to Trustee.    Foster Wheeler LLC will deliver to the trustee

          (1)   within 90 days after the end of each fiscal year a certificate stating that Foster Wheeler LLC has fulfilled in all material respects its obligations under the indenture or, if there has been a Default during such fiscal year, specifying the Default and its nature and status; and

          (2)   as soon as possible and in any event within 30 days after responsible officers of Foster Wheeler LLC become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which Foster Wheeler LLC proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

        The indenture provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole:

        (a)   Foster Wheeler LLC will not, in a single transaction or a series of related transactions,

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  consolidate, amalgamate with or merge with or into any Person or group of Affiliated Persons,

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  sell, assign, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or group of Affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or related transactions if such transaction or transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer or disposition of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole, to any Person or group of Affiliated Persons, or

  •
  permit any Person to merge with or into Foster Wheeler LLC,

unless

          (1)   either (x) Foster Wheeler LLC is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of the obligations of Foster Wheeler LLC under the indenture, the notes and the Collateral Documents;

          (2)   immediately before and immediately after giving pro forma effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

          (3)   immediately after giving effect to the transaction on a pro forma basis, (a) Foster Wheeler LLC or the resulting surviving Person or transferee on a consolidated basis has a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Foster Wheeler LLC on a consolidated basis immediately prior to such transaction and (b) Foster Wheeler LLC or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the covenant described in the first paragraph under the caption "—Limitation on Debt and Disqualified or Preferred Stock; and

          (4)   Foster Wheeler LLC delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of Foster Wheeler LLC with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into Foster Wheeler LLC or (ii) if, in the good faith determination of the board of directors of Foster Wheeler LLC, whose determination is evidenced by a board resolution, the purpose of the transaction is to change the jurisdiction of incorporation of Foster Wheeler LLC.

        (b)   Neither Foster Wheeler LLC nor any Restricted Subsidiary shall lease all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, whether in one transaction or a series of related transactions, to one or more other Persons.

        (c)   Upon the consummation of any transaction effected in accordance with these provisions, if Foster Wheeler LLC is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Foster Wheeler LLC under the indenture, the registration rights agreement and the notes with the same effect as if such successor Person had been named as Foster Wheeler LLC in such documents. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one or more Persons, Foster Wheeler LLC will be released from its obligations under the indenture, Collateral Documents and the notes.

        The indenture provides that no Subsidiary Guarantor may merge with or into any Person unless:

        (x)   the merger constitutes a sale or other disposition (including by way of merger or consolidation) of the Guarantor and is made in accordance with the covenant described under the caption "—Certain Covenants—Limitations on Asset Sales," or

        (y)   either (i) such Guarantor is the continuing Person or (ii) (A) the resulting or surviving Person is organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, Bermuda or the jurisdiction of organization of such Guarantor prior to the merger and expressly assumes by supplemental indenture all of the obligations of such Guarantor under the indenture, the Note Guarantee and the Collateral Documents; and (B) the Guarantor delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation or merger and the supplemental indenture comply with the indenture; provided that no such certificate or opinion shall be required for a consolidation or merger of a Guarantor with or into another Guarantor).

Impairment of Security Interest

        Foster Wheeler LLC and the Parent Guarantors will not, and will not permit any of its Subsidiary Guarantors to, take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the noteholders. The indenture will provide that any release of Collateral in accordance with the provisions of the indenture and the Collateral documents will not be deemed to impair the security under the indenture.

Default and Remedies

        Events of Default.    An "Event of Default" occurs if

          (1)   Foster Wheeler LLC defaults in the payment of the principal of or premium, if any, on any note when the same becomes due and payable at its Stated Maturity, upon acceleration or redemption, or otherwise;

          (2)   Foster Wheeler LLC defaults in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

          (3)   Foster Wheeler LLC fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to an offer described under the captions "Certain Covenants—Repurchase of Notes Upon a Change of Control" or "—Certain Covenants—Limitation on Asset Sales," or Foster Wheeler LLC fails to comply with the provisions of "—Consolidation, Merger or Sale of Assets";

          (4)   Foster Wheeler LLC or any of its Restricted Subsidiaries defaults in the performance of or breaches any other covenant or agreement in the indenture or under the notes, the Collateral Documents, and the default or breach continues for a period of 60 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

          (5)   there occurs with respect to any Debt of Foster Wheeler LLC or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $15,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

          (6)   one or more final judgments or orders of any court or courts for the payment of money are rendered against Foster Wheeler LLC or any of its Significant Restricted Subsidiaries and are not paid or discharged, settled or fully bonded and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15,000,000 (in excess of amounts which Foster Wheeler LLC's insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

          (7)   certain bankruptcy defaults occur with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary;

          (8)   any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

          (9)   with respect to any Collateral having an aggregate fair market value of $15 million or more, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect or is unenforceable for any reason other than in accordance with the terms of the indenture or the Collateral Documents and other than in satisfaction in full of the obligations under the indenture and discharge of the indenture, and such ineffectiveness continues for a period of 30 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes, or (B) Foster Wheeler LLC or any Restricted Subsidiary asserts in writing that any such security interest is invalid or unenforceable.

        Consequences of an Event of Default.    If an Event of Default, other than a bankruptcy default with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Foster Wheeler LLC (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and interest will become immediately due and payable. If a bankruptcy default occurs with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, the principal premium, if any, of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding notes by written notice to Foster Wheeler LLC and to the trustee may waive all existing and past Defaults and Events of Default and rescind and annul a declaration of acceleration and its consequences if

          (1)   all existing Defaults and Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes other than that have become due solely by the declaration of acceleration, have been cured or waived, and

          (2)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Except as otherwise provided above or in "—Amendments and Waivers—Amendments with Consent of Holders," the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

        A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

          (3)   the holder has previously given to the trustee written notice of a continuing Event of Default;

          (4)   holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

          (5)   holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;

          (6)   the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (7)   during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

        Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of, premium, if any, or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

        If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 60 days after obtaining knowledge thereof, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the holders.

Amendments and Waivers

        Amendments Without Consent of Holders.    Foster Wheeler LLC and the trustee may amend or supplement the indenture or the notes and the Collateral Documents without notice to or the consent of any noteholder

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   provide for the assumption of Foster Wheeler LLC's obligation in the case of a transaction subject to the provisions of the covenant described under the caption "—Consolidation, Merger or Sale of Assets";

          (3)   to comply with any requirements for qualification of the indenture under the Trust Indenture Act;

          (4)   to evidence and provide for the acceptance of an appointment by a successor trustee;

          (5)   to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

          (6)   to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

          (7)   to make any other change that does not materially and adversely affect the rights of any holder; and

          (8)   to enter into additional or supplemental Collateral Documents.

        Amendments With Consent of Holders.    (a)    Except as otherwise provided in "—Default and Remedies—Consequences of an Event of Default" or paragraphs (b) or (c) below, Foster Wheeler LLC and the trustee may amend the indenture, the notes and the Collateral Documents with the written consent of the holders of a majority in principal amount of the outstanding notes and the holders of a majority in principal amount of the outstanding notes may waive future compliance by Foster Wheeler LLC and its Restricted Subsidiaries with any provision of the indenture or the notes.

        (b)   Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment or waiver may not

          (1)   reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

          (2)   reduce the rate of or change the Stated Maturity of any interest payment on any note,

          (3)   reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

          (4)   after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

          (5)   make any note payable in money other than that stated in the note,

          (6)   impair the right of any holder of notes to receive any principal payment or interest payment on such holder's notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

          (7)   make any change in the percentage of the principal amount of the notes required for amendments or waivers,

          (8)   modify or change any provision of the indenture affecting the ranking of the notes or any Note Guaranty in a manner material and adverse to the holders of the notes,

          (9)   make any change to provisions described under "—Security" that would effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of all or any substantial part of the Collateral or

          (10) make any change in any Note Guaranty that would materially and adversely affect the note holders or effect a release of all or any substantial portion of the Note Guarantees (in either case, other than releases effected in accordance with the existing terms of the indenture).

        (c)   Notwithstanding the provisions of paragraph (a), without the consent of the holders of 66 2/3% in principal amount of the outstanding notes, an amendment or waiver may not effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of any Collateral.

        It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Defeasance and Discharge

        Foster Wheeler LLC may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

        Foster Wheeler LLC may also elect to

            (1)   discharge its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee ("legal defeasance") or

            (2)   discharge its obligations under the covenants and under "—Consolidation, Merger or Sale of Assets" (and the events listed in clauses (2), (3), (4), (5), (6) and (9) under "—Default and Remedies—Events of Default" will no longer constitute Events of Default) ("covenant defeasance")

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service and/or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

        In the case of either discharge or defeasance, the Note Guarantees and security documents, if any, will terminate.

Concerning the Trustee

        Wells Fargo Bank, National Association is the trustee under the indenture.

        Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

        The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Foster Wheeler LLC and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

        As of March 31, 2004, affiliates of the trustee held approximately 2.7 million of the common shares of Foster Wheeler Ltd. The trustee disclaims beneficial ownership of these shares.

Form, Denomination and Registration of Notes

        The notes will be issued in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof, in the form of global notes.

        The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See "—Global Notes" and "—Certificated Notes," for a description of additional transfer restrictions applicable to the notes.

        No service charge will be imposed in connection with any transfer or exchange of any note, but Foster Wheeler LLC may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

        Global notes will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

        Because you, as an investor, will not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. Foster Wheeler LLC will not recognize a typical investor as a legal owner of the notes for any purpose under the indenture or the notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

        You should be aware that as long as the notes are issued only in the form of global securities:

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  you cannot have any of the notes registered in your own name,

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  you cannot receive physical certificates for your interest in the notes,

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  you will not be a registered legal holder of any of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes,

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  you may not be able to sell interests in any of the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

  •
  as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests,

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  DTC's policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. Foster Wheeler LLC and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global note. Also, Foster Wheeler LLC and the paying agent do not supervise DTC in any way, and

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  DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

        Description of DTC.    DTC has advised us as follows:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934,

  •
  DTC holds securities that its participants ("direct participants") deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates,

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  direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations,

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  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.,

  •
  access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, and

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  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The descriptions of the operations and procedures of DTC in this offering memorandum are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither Foster Wheeler LLC nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Payments on the Notes

        Payments of principal and interest under each global note will be made to DTC's nominee as the registered owner of such global note. Foster Wheeler LLC expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants' accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Foster Wheeler LLC also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Foster Wheeler LLC, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

        If DTC notifies Foster Wheeler LLC that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by Foster Wheeler LLC within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment

        The indenture will require that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, if any are issued, Foster Wheeler LLC will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder's registered address.

        The notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Foster Wheeler LLC expects that secondary trading in certificated notes, if any are issued, will also be settled in immediately available funds.

Governing Law

        The indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Acquired Debt" means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or (2) existing at the time the Person merges with or into Foster Wheeler LLC or a Restricted Subsidiary, or becomes a Restricted Subsidiary and in each case was not Incurred in connection with such Asset Acquisition, or in contemplation of, the Person merging with or into Foster Wheeler LLC or a Restricted Subsidiary or becoming a Restricted Subsidiary.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture of Foster Wheeler LLC shall not be considered an "Affiliate" of Foster Wheeler LLC or any Restricted Subsidiary so long as the other parties to the joint venture that are not Affiliates of Foster Wheeler LLC or any Restricted Subsidiaries own at least 50% of the Voting Stock of such joint venture.

        "Applicable Premium" means, with respect to any note on any redemption date, the excess of:

          (1)   the present value at such redemption date of (i) the redemption price of the note at                        , 2008 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through at                        , 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

          (2)   the then outstanding principal amount

        "Asset Acquisition" means the acquisition by Foster Wheeler LLC or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

        "Asset Sale" means any sale, lease, transfer, conveyance or other disposition of any assets outside the ordinary course of business by Foster Wheeler LLC or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a "disposition"), provided that the following are not included in the definition of "Asset Sale":

          (1)   a disposition to Foster Wheeler LLC or a Restricted Subsidiary (including the sale or issuance by Foster Wheeler LLC or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Foster Wheeler LLC or any Restricted Subsidiary);

          (2)   the disposition by Foster Wheeler LLC or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

          (3)   the sale or discount of accounts receivable or claims arising in the ordinary course of business in connection with the compromise or collection thereof;

          (4)   a disposition governed by the provisions described under "—Consolidation, Merger or Sale of Assets";

          (5)   a Restricted Payment permitted under the provisions of "—Certain Covenants—Limitation on Restricted Payments" or a Permitted Investment;

          (6)   the issuance of Disqualified or Preferred Stock pursuant to the provisions of the covenant described above under the caption "Limitation on Debt and Disqualified or Preferred Stock";

          (7)   dispositions of accounts receivable and related assets to a Securitization Subsidiary;

          (8)   the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

          (9)   the sale of substantially all of the assets or Equity Interests of any Joint Venture or Subsidiary, whose assets consist solely of any Construction Project if sold within two years of commencement of operations;

          (10) any settlement with insurers relating to asbestos claims or liability with any insurer of Foster Wheeler LLC or any Subsidiary;

          (11) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $1,000,000 in any 12 month period; and

          (12) the sale or transfer of the Capital Stock of any of Foster Wheeler South Africa (Proprietary) Limited, Foster Wheeler Properties (Proprietary) Limited, or any other Restricted Subsidiary organized under the laws of South Africa to the extent necessary to comply with the Broad-Based Black Economic Empowerment Act 53 of 2003.

        "Attributable Debt" means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

        "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Capital Lease" means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

        "Cash Equivalents" means

          (1)   United States dollars, or money in foreign currencies received in the ordinary course of business that are readily convertible into United States dollars,

          (2)   U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

          (3)   (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $250,000,000 whose short-term debt is rated "A-2" or higher by S&P or "P-2" or higher by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency,

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

          (5)   commercial paper rated at least P-1 by Moody's or A-1 by S&P or at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition,

          (6)   money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above, and

          (7)   in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

        "Change of Control" means:

          (1)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, to any Person other than a Parent Guarantor that assumes the notes in compliance with the covenant described under the caption "—Consolidation, Merger or Sale of Assets";

          (2)   any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

          (3)   with respect to each of (a) Foster Wheeler LLC and (b) for so long as Foster Wheeler LLC is a Subsidiary of Parent, Parent, individuals who on the Issue Date constituted the board of directors of such Person, together with any new directors of such Person whose election by the board of directors or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of such Person then in office;

          (4)   Parent ceases to own, indirectly, at least 51% of the Capital Stock of Foster Wheeler LLC or Foster Wheeler Holdings Ltd. shall cease to hold 100% of the Capital Stock of Foster Wheeler LLC (or, if Foster Wheeler Holdings Ltd. shall no longer own the shares of Capital Stock of Foster Wheeler LLC, the Parent shall cease to own 100% of such Capital Stock);

          (5)   the adoption by the board of directors of Foster Wheeler LLC of a plan contemplating to the liquidation or dissolution of Foster Wheeler LLC; or

          (6)   Parent or Foster Wheeler LLC consolidates with, or merges with or into, any Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person, consolidates with, or merges with or into, Parent or Foster Wheeler LLC in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or Foster Wheeler LLC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or Foster Wheeler LLC, as the case may be, immediately prior to such transaction is converted or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        Notwithstanding anything to the contrary, any merger of Foster Wheeler LLC with any Parent Guarantor (other than Parent) that assumes the notes and otherwise complies with the covenant described under the caption "—Consolidation, Merger or Sale of Assets" and whose Capital Stock is pledged to secure the notes shall not constitute a Change of Control.

        "Collateral Documents" means (i) the security agreement relating to the notes dated as of the Issue Date among Foster Wheeler LLC, the Guarantors and the Trustee, (ii) any mortgage, pledge, assignment, deed of trust, security agreement or other instrument pursuant to which any Lien on any property of any Parent Guarantor, Foster Wheeler LLC or any of the Guarantors is granted as security for the obligations of Foster Wheeler LLC and the Guarantors in respect of the notes, (iii) the intercreditor agreement dated the Issue Date among the parties to the Credit Agreement and the parties to the indenture, and (iv) any supplements or other instruments or documents entered into in connection with any of the foregoing, in each case as each of the foregoing may from time to time be amended.

        "Consolidated Cash Flow" means, for any period, the sum (without duplication) of

          (1)   Consolidated Net Income for such period, plus

          (2)   Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

          (3)   to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for Foster Wheeler LLC and its Restricted Subsidiaries in conformity with GAAP:

            (A)  income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

            (B)  depreciation, amortization and all other non-cash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including non-cash charges in a period which reflect cash expenses paid or to be paid in any subsequent period), less all non-cash items increasing Consolidated Net Income (other than accrual of revenue in the ordinary course of business); plus

          (4)   net after-tax losses attributable to Asset Sales, and net after-tax extraordinary or non-recurring losses, to the extent reducing Consolidated Net Income; plus

          (5)   unusual or nonrecurring non-cash charges or expenses; plus

          (6)   non-cash charges for the write-off of unamortized debt costs; plus

          (7)   non-cash charges Incurred in connection with the closure of facilities determined to be underperforming by the board of directors of Foster Wheeler LLC in its sole discretion; plus

          (8)   expenses in connection with the restructuring transactions described in this prospectus, or any equity offerings;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary's net income was included in calculating Consolidated Net Income (and consistent therewith, with respect to Restricted Subsidiaries containing a minority interest, the portion of such items that are allocable to such minority interest shall not be added).

        "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of Foster Wheeler LLC and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (and consistent therewith, with respect to the net income of Restricted Subsidiaries containing a minority interest, amounts allocable to such minority interest shall be netted against the net income of such Restricted Subsidiaries in accordance with GAAP), provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

          (1)   the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, provided that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to Foster Wheeler LLC or such Restricted Subsidiary by such Person in such period;

          (2)   the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or the making or repayment of loans during such period to Foster Wheeler LLC or its Restricted Subsidiaries by such Restricted Subsidiary of such net income, on the date of determination, is not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including statutorily imposed limitations on any Restricted Subsidiary's ability to distribute in any period more than its statutory income for such period), applicable to that Restricted Subsidiary or its stockholders in such period; except to the extent that the excluded portion of such net income is actually distributed in cash by way of dividends, distributions, payments of royalties or management fees, repayments of loans or making of loans in such period to Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type; provided that, (i) in the case of repayment or making of loans, the amount of such excluded portion to be included in net income shall be equal to the excess, if any, of cash distributed by repayment or making of loans over the amount of loans made to such Restricted Subsidiary or repaid to such Restricted Subsidiary by Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type and (ii) none of the excluded portion of such net income for any period shall be deemed to have been distributed until the included portion of such net income shall first have been distributed;

          (3)   any net after-tax extraordinary gains or losses; and

          (4)   the cumulative effect of any change in accounting principles.

        "Consolidated Net Worth" means on any date of determination, the consolidated shareholders' equity (excluding Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP on a consolidated basis.

        "Consolidated Tangible Assets" means, on any date, the total assets of Foster Wheeler LLC and its Subsidiaries on a consolidated basis as reflected under GAAP, less the following items:

          (1)   assets of Unrestricted Subsidiaries;

          (2)   Investments in Joint Ventures; and

          (3)   amounts representing goodwill, trademarks, patents, provisions for unamortized debt discount and other intangible assets.

        "Construction Projects" means any facility engineered or constructed by Foster Wheeler LLC or any Subsidiary or Joint Venture of Foster Wheeler with the intent (as determined by Foster Wheeler LLC or any Restricted Subsidiary) to sell such facility upon or within two years of commencement of operations of such facility, and in any event including without limitation, SET S.r.l., Societa Enipower Ferrara S.r.l., and MF Power S.r.l.

        "Contract Performance Arrangements" means, (A) with respect to any engineering, procurement, construction, manufacturing, equipment, or supply contract or bid for such contract entered into or made by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's performance obligations thereunder, and (B) with respect to any contract for the acquisition or disposition of any business or assets entered into by any Person, letters of credit, bank guarantees, bankers' acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person's indemnification, purchase price adjustment or advance payment or similar obligations thereunder, including in each case any reimbursement or similar obligations with respect thereto and the provision of cash collateral with respect thereto, and provided, in each case, that such arrangements are entered into in the ordinary course of business and do not support Debt.

        "Controlled Joint Venture" means any joint venture, partnership or similar arrangement (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person and (ii) as to which Foster Wheeler LLC, directly or indirectly through one or more Restricted Subsidiaries, exercises day-to-day management control, including Non-Wholly Owned Subsidiaries.

        "Credit Agreement" means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc., Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent and Bank of America Securities LLC, as Lead Arranger and Book Manager, as amended by Amendment No. 1 thereto dated November 8, 2002, Amendment No. 2 thereto dated March 24, 2003, Amendment No. 3 thereto dated July 14, 2003, Amendment No. 4 thereto dated October 30, 2003, and Amendment No. 5 thereto dated                        , and as further amended from time to time.

        "Credit Facility or Credit Facilities" means, one or more debt facilities or financings (including, without limitation, the Credit Agreement) or commercial paper facilities or financings (including, without limitation, any senior secured notes), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in each case to the extent Debt is permitted to be Incurred under such facility in accordance with clause (b)(1) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock."

        "Debt" means, with respect to any Person, without duplication,

          (1)   all indebtedness of such Person for borrowed money;

          (2)   all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Trade Obligations and all Performance Obligations;

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts and deferred compensation and similar liabilities arising in the ordinary course of business;

          (5)   all rent obligations of such Person as lessee under Capital Leases;

          (6)   all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

          (7)   all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

          (8)   all obligations of such Person under Hedging Agreements.

        Notwithstanding the foregoing, "Debt" shall not include prepayments or advances by customers or other arrangements that result in cash being held on the balance sheet as "restricted cash" entered into or made in the ordinary course of business for services or products to be provided or delivered in the future.

        The amount of Debt of any Person will be deemed to be:

            (A)  with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

            (B)  with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

            (C)  with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

            (D)  with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement were terminated at that time due to default by such Person;

            (E)  otherwise, the outstanding principal amount thereof, interest on Debt that is more than 90 days past due and interest that is more than 90 days past due (provided that no accrual of interest pursuant to this clause (E) shall constitute an Incurrence); and

            (F)  with respect to any Debt incurred pursuant to paragraph (b)(8) of the covenant described under the caption "—Limitation on Debt and Disqualification of Preferred Stock", in the event that (x) another holder of Equity Interests in the Joint Venture referred to in such paragraph has agreed to reimburse or indemnify Foster Wheeler LLC or such Restricted Subsidiary for any amounts paid pursuant to the Guarantee referred to in said paragraph and (y) such holder has an Investment Grade Rating, then the amount of Debt deemed to be incurred pursuant to such paragraph shall be limited to portion thereof that is not entitled to the benefits of such reimbursement or indemnification; provided that in the event the indemnification or reimbursement obligation shall terminate or otherwise be invalidated, such termination shall be deemed an Incurrence of that portion of Debt previously entitled to such indemnification or reimbursement obligation.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Equity Interests" means Equity Interests that by their terms or upon the happening of any event are

          (1)   required to be redeemed or redeemable at the option of the holder on or prior to the date 90 days after to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

          (2)   convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the Stated Maturity of the notes (including, upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes if those provisions

          (A)  are no more favorable to the holders thereof than those described under the captions "—Certain Covenants—Limitation on Asset Sales" and "—Certain Covenants—Repurchase of Notes Upon a Change of Control," and

          (B)  specifically provide that repurchase or redemption pursuant thereto will not be required prior to Foster Wheeler LLC's repurchase of the notes as required by the indenture.

        "Disqualified Stock" means Capital Stock constituting Disqualified Equity Interests.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary of Foster Wheeler LLC formed under the laws of the United State of America or any jurisdiction thereof.

        "Encumbered Performance Obligation" means any Performance Obligation (i) that is secured by any assets of Foster Wheeler LLC or any Restricted Subsidiary (including Capital Stock of single-purpose project Subsidiaries) other than the assets of the project Subsidiary to which it relates (ii) that is secured by cash collateral including cash of a project Subsidiary (but only to the extent of the cash actually collateralizing such Performance Obligation), (iii) the terms of which limit the ability of the account party of the Performance Obligation or any guarantor of the account party's obligations under the Performance Obligation other than the project Subsidiary to which such Performance Obligation relates to pay dividends up to the full amount of its statutory income in any fiscal year or make any other similar distributions, (iv) the terms of which limit the ability of the party described in clause (iii) to make loans or advances to Foster Wheeler LLC or any Restricted Subsidiary, or (v) the terms of which impose a minimum cash-on-hand requirement (but only to the extent of the cash actually required to be kept on-hand) other than with respect to a project Subsidiary to which such Performance Obligation relates; provided that in each case issued but undrawn letters of credit issued under the Credit Agreement or any Credit Facility shall not constitute "Encumbered Performance Obligations."

        "Equity Interests" means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

        "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Excepted Non-Guarantor Subsidiary" means Foster Wheeler Caribe Corporation, C.A., Foster Wheeler Continental B.V., Foster Wheeler Europe B.V., Foster Wheeler (Malaysia) Sdn. Bhd., Foster Wheeler Petroleum Services S.A.E., Foster Wheeler Power Company Ltd./La Societe D'Energie Foster Wheeler Ltee, F.W. Gestao E Servicos, S.A., FW Management Operations, Ltd., FW Overseas Operations Limited, Manops Limited, P.E. Consultants, Inc., Perryville Service Company Ltd., Singleton Process Systems GmbH, until such Subsidiary executes a Note Guarantee.

        "Existing Letter of Credit Facility" means the letter of credit facility available under the Credit Agreement.

        "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of Foster Wheeler LLC acting in good faith, which determination shall be conclusive for all purposes of the indenture; provided that, with respect to any determination referred to in clause (b) of the covenant described under the caption "—Certain Covenants—Limitation on Transactions with Affiliates" the opinion referred to therein shall be provided if required.

        "Fitch" means Fitch IBCA Inc. or any successor thereto.

        "Fixed Charge Coverage Ratio" means, on any date (the "transaction date"), the ratio of

            (x)   the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "reference period") to

            (y)   the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

          (1)   pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be

  Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

          (2)   pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period and fixed charges attributable to interest on Debt under any revolving credit facility computed on a pro forma basis will be based on the average daily balance of such Debt for the entire reference period;

          (3)   Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

          (4)   pro forma effect will be given to

            (A)  the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

            (B)  the acquisition or disposition of companies, divisions or lines of businesses by Foster Wheeler LLC and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

            (C)  the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of Foster Wheeler LLC or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

        "Fixed Charges" means, for any period, the sum of

          (1)   Interest Expense for such period;

          (2)   all fees and commissions paid in respect of Trade Obligations and Performance Obligations; and

          (3)   all cash dividends paid on any Disqualified or Preferred Stock of Foster Wheeler LLC or a Restricted Subsidiary, except for dividends payable in Foster Wheeler LLC's Qualified Stock or paid to Foster Wheeler LLC or to a Restricted Subsidiary (divided by, to the extent such dividends are not deductible for income tax purposes, an amount equal to one minus the effective tax rate of Foster Wheeler LLC and its Subsidiaries; provided that if the effective tax rate for such period is negative, the adjustment described in this parenthetical shall not apply).

        "Foothill Facility" means the Loan and Security Agreement by and among Foster Wheeler Funding II LLC as Borrower, the Lenders that are Signatories thereto and Wells Fargo Foothill Inc. as the Arranger and Administrative Agent, dated July 31, 2003.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means (i) Parent and Foster Wheeler Holdings, Ltd.; (ii) the Subsidiaries listed above under "—Guarantees"; and (iii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to the indenture providing for the guarantee of the payment of the notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

        "Hedging Agreement" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices; provided that in each case such agreement or contract is intended in good faith by Foster Wheeler LLC or the respective Restricted Subsidiary party thereto to protect against interest, foreign exchange or commodity risks to which Foster Wheeler LLC or such Restricted Subsidiary, as applicable, anticipates being subject.

        "Incur" means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock", but will not be considered the sale or issuance of Equity Interests for purposes of the covenants described under the captions "—Certain Covenants—Limitation on Asset Sales." The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt. The reclassification of an existing operating lease as a Capital Lease in a Person's financial statements as a result of a change in accounting principles shall not constitute an "Incurrence" of such Capital Lease on such reclassification date.

        "Intercompany Cash Management Agreement" means Intercompany Cash Management Agreement among Foster Wheeler Inc. and certain Subsidiaries of Foster Wheeler LLC dated as of January 1, 2004, as in effect on the Issue Date.

        "Interest Expense" means, for any period, the consolidated interest expense of Foster Wheeler LLC and its Restricted Subsidiaries, excluding fees related to the issuance and registration of the notes and the Upsize Notes, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by Foster Wheeler LLC or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the notes and the Credit Facilities on or prior to the Issue Date, (iii) capitalized interest, including the interest component of any Capital Leases, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing (other than in respect of Contract Performance Arrangements), (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any interest expense on Debt of another Person that is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary or secured by a Lien on assets of Foster Wheeler LLC or its Restricted Subsidiaries, if and to the extent such interest is actually paid by Foster Wheeler LLC or any Restricted Subsidiary, and (viii) any of the above expenses with respect to Debt of another Person Guaranteed by Foster Wheeler LLC or any of its Restricted Subsidiaries, but only to the extent such expenses are actually paid by Foster Wheeler LLC or a Restricted Subsidiary during such period.

        "Investment" means

          (1)   any direct or indirect advance, loan or other extension of credit to another Person,

          (2)   any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

          (3)   any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services together with all other items, if any, that are, or would be, classified as Investments on a balance sheet prepared in accordance with GAAP, or

          (4)   any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangements would be classified and accounted for as a liability on the balance sheet of the guarantor.

        If Foster Wheeler LLC or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Foster Wheeler LLC, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, Foster Wheeler LLC or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by Foster Wheeler LLC or such Restricted Subsidiary.

        "Investment Grade Rating" means, with respect to any holder of Equity Interests in any Joint Venture, that either (i) such holder has a rating from Standard and Poor's, Moody's or Fitch of BBB-, Baa3 or BBB-, respectively or better or (ii) if such holder is not rated by any of such rating agencies, the Board of Directors of Parent has determined in good faith that such holder would have a rating equivalent to such minimum ratings were it to seek a rating from such agencies.

        "Issue Date" means the date on which the notes are originally issued under the indenture.

        "Joint Venture" means any Person that is not a Subsidiary of Foster Wheeler LLC (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person, and (ii) as to which Foster Wheeler LLC or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation).

        "Lien" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease) whether or not filed, recorded or otherwise perfected under applicable law.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

          (1)   brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;

          (2)   relocation expenses resulting from such Asset Sale or Event of Loss;

          (3)   provisions for taxes payable as a result of such Asset Sale or Event of Loss;

          (4)   payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or Event of Loss or to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold; and

          (5)   appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

        "Non-Recourse Debt" means Debt as to which (1) neither Foster Wheeler LLC nor any Restricted Subsidiary provides any Guarantee, (2) no default with respect to which (including the rights that holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the notes) of Foster Wheeler LLC or any Restricted Subsidiary to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity and (3) the holders of such Debt have no recourse to the stock or assets of Foster Wheeler LLC or any of its Restricted Subsidiaries; provided that a pledge by a Restricted Subsidiary of the stock held by it of any Unrestricted Subsidiary to secure such Unrestricted Subsidiary's Debt shall be permitted under this clause (3) and shall not prevent such Debt from being Non-Recourse Debt hereunder.

        "Non-Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary that is not Wholly-Owned.

        "Note Guarantee" means the guarantee of the notes by a Guarantor pursuant to the indenture.

        "Obligations" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

        "Parent" means Foster Wheeler Ltd., a company organized under the laws of Bermuda.

        "Parent Guarantors" means Parent and Foster Wheeler Holdings Ltd., for so long as Foster Wheeler Holdings Ltd. is a subsidiary of Parent and owns 100% of Foster Wheeler LLC.

        "Performance Obligations" means, as to any Person, all obligations in respect of letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person in the ordinary course of business of such Person that support obligations (other than Debt) in respect of engineering, procurement, construction, manufacturing, equipment or supply projects of Foster Wheeler LLC or its Restricted Subsidiaries and shall include Contract Performance Arrangements.

        "Permitted Investments" means:

          (1)   Investments existing on March 26, 2004;

          (2)   any Investment in Foster Wheeler LLC (including any Investment in the notes) or in a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor;

          (3)   any Investment in Cash Equivalents;

          (4)   any Investment by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in a Person, if as a result of such Investment,

            (A)  such Person becomes a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor, or

            (B)  such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Foster Wheeler LLC or a Restricted Subsidiary that is also a Guarantor;

          (5)   Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Asset Sales";

          (6)   Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidity distribution or other cash realization); provided that no more than $2,000,000 of such Investments may be made in Excepted Non-Guarantor Subsidiaries;

          (7)   Hedging Agreements otherwise permitted under the indenture;

          (8)   (i) receivables owing to Foster Wheeler LLC or any Restricted Subsidiary, and contracts in progress of Foster Wheeler LLC or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of the covenant described under the caption "—Certain Covenants—Limitation on Liens," and (iv) endorsements for collection or deposit in the ordinary course of business;

          (9)   extensions of credit to customers and suppliers in the ordinary course of business;

          (10) Investments in Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause since March 26, 2004, not to exceed 8.5% of the Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization);

          (11) reasonable payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

          (12) Investments in evidences of indebtedness, securities or other property received from another Person by Foster Wheeler LLC or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by Foster Wheeler LLC or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to Foster Wheeler LLC or any Restricted Subsidiary that were created in accordance with the terms of the indenture or received in compromise or settlement of Debts created in the ordinary course of business;

          (13) so long as no Default has occurred and is continuing, the repurchase or redemption of all of the Equity Interests of Martinez Cogen Limited Partnership not owned by Foster Wheeler LLC on the Issue Date in accordance with the terms of the partnership agreement as in effect on the Issue Date; provided that the Fixed Charge Coverage Ratio immediately after giving effect to such repurchase or redemption exceeds the Fixed Charge Coverage Ratio immediately prior to such repurchase or redemption;

          (14) any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock";

          (15) Investments in a Securitization Subsidiary, that are necessary or desirable to effect any Permitted Receivables Financing;

          (16) any Investment by a Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary that is not a Guarantor;

          (17) with respect to any construction, engineering of procurement project, deposits or other arrangements for restricted cash accounts made or created in connection with (i) advances or prepayments by customers under contracts entered into in or during the ordinary course of business or (ii) Contract Performance Arrangements, in each case with any bank or trust company described in clause (3) of the definition of "Cash Equivalents" or, with respect to deposits or arrangements made by Foreign Restricted Subsidiaries, determined by Foster Wheeler LLC in good faith to be of acceptable credit quality for such purpose, in each case made in the ordinary course of business; and

          (18) any Investment in Capital Stock of a Joint Venture organized under the laws of South Africa received as consideration for a sale of the type described in clause (12) of the definition of Asset Sale above.

        "Permitted Liens" means

          (1)   Liens existing on March 26, 2004;

          (2)   Liens in favor of Foster Wheeler LLC or any Restricted Subsidiary;

          (3)   Liens created by the indenture and the Collateral Documents securing the notes or any Note Guarantees;

          (4)   Liens on assets or properties, securing Obligations under or with respect to the Credit Facilities and Hedging Agreements entered into with respect to Debt under the Credit Facilities and Incurred pursuant to paragraph (b)(1) and (b)(6) of the covenant described in "—Limitation on Debt and Disqualified or Preferred Stock";

          (5)   pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

          (6)   Liens imposed by law, such as landlords', carriers', vendors', warehousemen's and mechanics' liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

          (7)   Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

          (8)   Liens securing Trade Obligations that encumber the documents and other property the purchase of which is supported by such Trade Obligations and the proceeds thereof;

          (9)   survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Foster Wheeler LLC and its Restricted Subsidiaries;

          (10) Liens arising in the ordinary course of business securing advances, or progress or partial payments, by a customer of Foster Wheeler LLC or any Restricted Subsidiary encumbering assets purchased or built pursuant to any engineering, construction, procurement, manufacturing, equipment or supply contract with such customer;

          (11) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

          (12) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker's liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, excluding Hedging Agreements, in each case, arising in the ordinary course of business;

          (13) restrictions on the transfer of assets to be sold pursuant to merger agreements, stock or asset purchase agreements and similar agreements so long as such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restrictions do not continue for more than a customary period for transactions of such type);

          (14) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like that are not Subsidiaries;

          (15) judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (i) no Event of Default then exists under paragraph six of "—Default and Remedies—Events of Default" and (ii) Foster Wheeler LLC or the respective Restricted Subsidiary is contesting such judgment in good faith and is maintaining adequate services in accordance with GAAP;

          (16) Liens upon the property or assets of any Restricted Subsidiary (other than a Guarantor) securing Performance Obligations otherwise permitted pursuant to clause (b)(14) and/or clause (b)(15) of the covenant described above under the caption "—Limitation on Debt and Disqualified or Preferred Stock";

          (17) Liens (including the interest of a lessor under a Capital Lease, but excluding any Liens arising pursuant to a Sale and Leaseback Transaction) on property that secures Debt Incurred for the purpose of financing all or any part of the purchase price or cost of engineering of, procurement for, or construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement to the extent such Debt is Incurred pursuant to clause (b)(7) of the covenant described under the caption "Limitation on Debt and Disqualified or Preferred Stock";

          (18) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Foster Wheeler LLC, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

          (19) Liens on property at the time Foster Wheeler LLC or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into Foster Wheeler LLC or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

          (20) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

          (21) any pledge of the Capital Stock of an Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture to secure Debt of such Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture, to the extent such pledge constitutes an Investment permitted under the covenant described above under the caption "—Certain Covenants—Limitation on Restricted Payments";

          (22) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (16), (17), (18) or (19) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of "Permitted Refinancing Debt", the amount secured by such Lien is not increased;

          (23) Liens with respect to Joint Ventures or Non-Wholly Owned Subsidiaries or other similar arrangements to secure the obligations of one joint venture party to another, provided that such Liens do not secure Debt;

          (24) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

          (25) Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of Foster Wheeler LLC or any Restricted Subsidiary, which defeasance is otherwise permitted under the indenture;

          (26) Liens securing Debt of any Foreign Restricted Subsidiary or Martinez Cogen Limited Partnership otherwise permitted to be incurred under the indenture; and

          (27) other Liens (including any Liens arising in connection with any Sale and Leaseback Transaction) not permitted by the foregoing securing obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

        For purposes hereof, any Liens Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Liens would not have been permitted to have been Incurred at such time, Foster Wheeler LLC shall be deemed to be in breach of the covenant set forth under caption "—Certain Covenants—Limitation on Liens").

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Foster Wheeler LLC or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the board of directors has concluded are customary and market terms fair to Foster Wheeler LLC and its Restricted Subsidiaries.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Stock" means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

        "Qualified Equity Interests" means all Equity Interests of a Person other than Disqualified Equity Interests.

        "Qualified Stock" means all Capital Stock of a Person other than Disqualified Stock.

        "Qualified Term Loans" means term loans incurred under a Credit Facility (i) the proceeds of which are applied to the redemption of all or a portion of the principal of the notes and (ii) that have a Stated Maturity no earlier than the notes, and the Average Life of which is at least equal to the remaining Average Life of the notes.

        "Restricted Subsidiary" means any Subsidiary of Foster Wheeler LLC other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

        "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement whereby such Person enters into a Capital Lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

        "Securitization Subsidiary" means a Subsidiary of Foster Wheeler LLC:

          (1)   that is designated a "Securitization Subsidiary" by the board of directors,

          (2)   that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

          (3)   no portion of the Debt or any other obligation, contingent or otherwise, of which

            (A)  is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler, LLC,

            (B)  is recourse to or obligates Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in any way, or

            (C)  subjects any property or asset of Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

          (4)   with respect to which neither Foster Wheeler LLC nor any Restricted Subsidiary of Foster Wheeler LLC (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Senior Debt" means, on any date, collectively, (i) all Debt outstanding under Credit Facilities incurred pursuant to paragraph (b)(1) of the covenant described under the caption "—Certain Covenants—Limitation on Debt and Disqualification of Preferred Stock" but excluding any issued but undrawn letters of credit issued under the Credit Agreement or any other Credit Facility, (ii) any outstanding notes, Upsize Notes, Foster Wheeler LLC's 6.75% Senior Notes due 2005 and any other Debt Incurred after the Issue Date that ranks pari passu with the notes, (iii) any Debt (other than Trade Obligations) that is entitled to the benefits of any Lien upon any property of Foster Wheeler LLC or any Restricted Subsidiary, (iv) any Debt, other than Debt that is expressly subordinated to the notes, in respect of which any Restricted Subsidiary that is not a Guarantor is directly or indirectly obligated and (v) any Encumbered Performance Obligations.

        "Senior Debt to Consolidated Cash Flow Ratio" means, on any date, the ratio of (a) the sum of all Senior Debt on such date to (b) the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Ratio.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

        "Stated Maturity" means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable, (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment or (iii) with respect to any Debt payable "on demand", the date on which such demand is made or exercised in accordance with its terms.

        "Subordinated Debt" means any Debt of Foster Wheeler LLC or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

        "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of Foster Wheeler LLC.

        "Trade Obligations" means all letters of credit, bank guarantees, bankers' acceptances or other similar instruments issued in respect of trade payables or similar obligations but in any event excluding Performance Obligations.

        "U.K. Credit Facility" means the Financing Agreement dated as of January 26, 2004, by and among Foster Wheeler Limited, Foster Wheeler Energy Limited, Process Industries Agency Limited, Foster Wheeler South Africa (Pty) Limited, Foster Wheeler Properties (Pty) Limited, the guarantors signatory thereto, the lenders signatory thereto and Saberasu Japan Investments II B.V. as Collateral Agent and as Administrative Agent, as amended from time to time.

        "U.S. Government Obligations" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

        "Unrestricted Subsidiary" means (1) any Securitization Subsidiary or (2) any Subsidiary of Foster Wheeler LLC that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the provisions of "—Certain Covenants—Designation of

Restricted and Unrestricted Subsidiaries." As of the Issue Date the following Subsidiaries will be designated as Unrestricted Subsidiaries: 4900 Singleton L.P.; 8925 Rehco, Inc.; Adirondack Resource Recovery Associates, L.P.; Barsotti's Inc.; BOC/FW Canoas Hidrogenio Ltda.; Chirliu, Inc.; Foster Wheeler Adibi Engineering; Foster Wheeler Adirondack, Inc.; Foster Wheeler America Latina, Ltda.; Foster Wheeler Andina S.A.; Foster Wheeler Architectural Services Corporation; Foster Wheeler Australia Proprietary Limited; Foster Wheeler Bridgewater, Inc.; Foster Wheeler Canadian Resources, Ltd.; Foster Wheeler Canoas Inc.; Foster Wheeler China, Inc.; Foster Wheeler Constructors de Mexico S. de R.I. de C.V.; Foster Wheeler Energy China, Inc.; Foster Wheeler Energy India, Inc.; Foster Wheeler Environmental Services, Inc.; Foster Wheeler Foundation; Foster Wheeler Funding II LLC; Foster Wheeler Global Pharmaceuticals, LLC; Foster Wheeler Hudson Falls, Inc.; Foster Wheeler Hydrobras, Inc.; Foster Wheeler Hydroven, Inc.; Foster Wheeler Hydrox, Inc.; Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.; Foster Wheeler K.K.; Foster Wheeler (London) Limited; Foster Wheeler Maintenance, Inc.; Foster Wheeler Penn Resources, Inc.; Foster Wheeler (Philippines) Corporation; Foster Wheeler Rio Grande, L.P.; Foster Wheeler Saudi Arabia Company Limited; Foster Wheeler Somerset Limited Partnership; Foster Wheeler (Thailand) Limited; Foster Wheeler Trading Company A.G., S.A.; Foster Wheeler Trading Company, Ltd.; Foster Wheeler Vietnam Private LTD.; Foster Wheeler World Services Corporation; FW European E&C Ltd.; FWPI Ltd.; FWPS Specialty Products, Inc.; Hartman Consulting Corporation; HFM Field Services, Inc.; HFM Tray Canada, Ltd.; New Ashford, Inc.; Oy Bioflow A.B.; Perryville Corporate Park Condominium Association, Inc.; Somerset Corporate Center Associates; Thelco Co.; Tray, Inc.; Tray Special Products, Inc.; Tray (UK) Limited.

        "Upsize Notes" means up to $120,000,000 10.5% Senior Secured Notes due 2011, Series B issued by Foster Wheeler LLC in a private transaction, which will have the same terms as to the notes offered hereby, and the notes for which they may be exchanged in a subsequent registered exchange offer.

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to and Restricted Subsidiary, a Restricted Subsidiary all of the outstanding capital stock of which (other than any director's qualifying shares) is owned by Foster Wheeler LLC and/or one or more of its Wholly Owned Restricted Subsidiaries (or a combination thereof).

[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS]

COMPARISON OF RIGHTS

        The rights of holders of the 2005 notes are governed by the 2005 notes indenture and the global senior note. Upon completion of the exchange offer, holders of 2005 notes who have accepted the exchange offer will become holders of the new notes, as well as holders of common shares and preferred shares of Foster Wheeler Ltd. The rights of holders of new notes will be governed by the new notes indenture, and the global senior note. The rights of holders of common shares and preferred shares will be governed by the Companies Act, the certificate of designation for the preferred shares and Foster Wheeler Ltd.'s memorandum of association and bye-laws. The term "member" when used under the Companies Act, the certificate of designation and the memorandum of association and bye-laws of Foster Wheeler Ltd. is used interchangeably with the term "shareholder" in this prospectus.

        The new notes will contain certain covenants in addition to the covenants applicable to the 2005 notes, prior to giving effect to the proposed amendments, and the new notes will mature in 2011. Also, if Foster Wheeler LLC obtains the consent of the holders of at least a majority of the aggregate principal amount of the 2005 notes in the consent solicitation, the rights of holders of the 2005 notes under the indenture to the security currently in place with respect to the 2005 notes will be eliminated, whereas the new notes will continue to be secured.

        There are differences between your rights as a holder of 2005 notes which are issued under an indenture governed by New York law and the rights of holders of common shares and preferred shares which are governed by Bermuda law, which is modeled after the corporate laws of England and Wales. In addition, there are differences between the governing documents of Foster Wheeler LLC which are governed by Delaware law, and the governing documents of Foster Wheeler Ltd. which are governed by Bermuda law.

        The following discussion is a summary of the material differences between the rights of holders of 2005 notes and holders of new notes, as well as material differences between the rights of holders of 2005 notes and holders of common shares and preferred shares. We encourage you to read this summary carefully. This summary does not purport to be complete or to cover all of the respects in which Bermuda law may differ from the laws generally applicable to holders of 2005 notes and, while we believe that this summary is materially accurate, this summary is subject to the complete text of the relevant provisions of the Companies Act, the Statutory Trust Act, the indentures referred to above, the global notes, and each of Foster Wheeler Ltd.'s and Foster Wheeler LLC's governing documents.

2005 Notes Compared to New Notes

Provision Applicable to Holders of 2005 Notes	Provision Applicable to Holders of New Notes
Collateral

The 2005 notes are secured by a first priority lien on (1)any facility the gross book value of which exceeds 1% of the consolidated net tangible assets of Foster Wheeler LLC and the guarantors of the 2005 notes, (2) intercompany debt and stock of domestic subsidiaries, (3) 100% of the stock held in domestic subsidiaries, and (4) 66% of the stock held in certain foreign subsidiaries.
The new notes will be the senior secured obligations of Foster Wheeler LLC. The new notes will rank pari passu with Foster Wheeler's obligations under the senior secured credit agreement and its obligations under the upsize notes. The new notes will be secured by a first priority lien on the following assets of Foster Wheeler LLC and each of the guarantors of the new notes: (1) substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described in (2) and (3) below, (2) capital stock held in certain of Foster Wheeler LLC's and the guarantors' direct subsidiaries, and (3) certain specified existing intercompany notes, as well as certain future intercompany notes (see "Description of the New Notes—Security" and "Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.")
Guarantees

The 2005 notes are fully and unconditionally guaranteed by certain subsidiary guarantors as described in footnote 24.A to the consolidated financial statements of Foster Wheeler Ltd. contained in Foster Wheeler's current report on Form 8-K filed on April 9, 2004, incorporated by reference into this prospectus.
The new notes will be fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors as described in this prospectus which are a different group of subsidiaries than those that guaranteed the 2005 notes.
Limitation on Debt
The indenture includes a covenant regarding limitations on debt incurred by restricted subsidiaries.	The indenture will include a covenant restricting Foster Wheeler LLC and certain of its subsidiaries from incurring indebtedness and preferred stock.
Limitation on Restricted Payments
The indenture does not include a covenant regarding restricted payments.	The indenture will include a covenant restricting Foster Wheeler Ltd., Foster Wheeler LLC and certain of subsidiaries from making dividends, loans, investments and other payments or distributions.
Limitation on Asset Sales
The indenture does not include a covenant regarding a limitation on asset sales.	The indenture will include a covenant limiting Foster Wheeler Ltd., Foster Wheeler LLC and its subsidiaries from making certain asset sales.
Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries
The indenture does not include a covenant regarding a limitation on dividends and other payment restrictions affecting restricted subsidiaries.	The indenture will include a covenant limiting the ability of the subsidiaries of Foster Wheeler LLC to enter into agreements that restrict their ability to make dividends or other payments.

Limitation on Transactions with Affiliates
The indenture does not include a covenant regarding transaction with affiliates.	The indenture will include a covenant limiting Foster Wheeler LLC and its subsidiaries from entering into transactions with its affiliates.
Limitation on Subsidiary Guarantees
The indenture does not include a limitation on subsidiary guarantees.	The indenture will include a covenant limiting Foster Wheeler LLC's subsidiaries from guaranteeing debt and other obligations.
Mergers, Consolidations, Sales of Substantially all Assets

Foster Wheeler LLC is permitted to merge with, consolidate with, or sell substantially all of its assets only to a person who is domiciled in the U.S. and who assumes its obligations on the 2005 notes.
Foster Wheeler LLC is permitted to merge with, consolidate with, or sell substantially all of its assets only to a person who is domiciled in the U.S. or Bermuda and who assumes its obligations on the new notes. In addition, such transaction will be permitted only if Foster Wheeler would be able to satisfy the debt ratio in the limitation of debt covenant.
Change of Control Offer
The indenture does not provide for an offer to purchase in the event of a change of control.	The indenture will require Foster Wheeler LLC to make an offer to purchase the new notes for 101% of their aggregate principal amount in the event of a change of control.
Events of Defaults

The indenture includes the following events of default:		The indenture will contain the following events of default:
•	default in the payment of any interest installments,	•	default in payment of principal or premium, if any, either at stated maturity or upon acceleration or redemption or otherwise,
•	default in the payment of any principal of or premium on the 2005 notes either at stated maturity, upon redemption, by declaration or otherwise,	•	default in the payment of any interest installments, and the default continues for 30 days,
•	default in the performance or breach of any covenant of Foster Wheeler LLC in the indenture upon notice by holders of at least 25% in principal amount of the 2005 notes,	•	failure to make an offer to purchase, and thereafter accept and pay for any new notes tendered, upon a change of control, or failure to comply with the covenant described above under "Mergers, Consolidations, Sales of Substantially all Assets,"

•	default resulting in acceleration or failure to pay at maturity (1) other debt of Foster Wheeler LLC or debentures guaranteed in excess of $15 million, (2) debt of any subsidiary which Foster Wheeler LLC has assumed or on which Foster Wheeler LLC has otherwise become directly liable in a principal amount of $15 million or more, upon notice by holders of at least 25% in aggregate principal amount of the 2005 notes, or	•	default in performance or breach of any covenant of Foster Wheeler or any restricted subsidiary in the indenture or under the new notes, the collateral documents relating to the notes, continuing for 60 days after notice from holders of 25% in principal amount of the new notes,
•	the occurrence of certain bankruptcy events with respect to Foster Wheeler LLC.	•	in respect of debt of Foster Wheeler or any significant restricted subsidiary having an aggregate outstanding principal amount of $15 million or more (i) a default resulting in the acceleration of that debt or (ii) failure to make a payment of principal when due, and such failure is not duly cured,
		•	one or more final judgments for payment against Foster Wheeler or any significant restricted subsidiary for money, and an amount in excess of $15 million in respect of such judgments remains due and unpaid 60 consecutive days after it is due,
		•	the occurrence of certain bankruptcy events with respect to Foster Wheeler LLC or certain affiliates,
		•	any note guarantee ceases to be in full force and effect, other than in accordance with its terms, or a Guarantor denies or disaffirms its obligations under a note guarantee,
		•	collateral having an aggregate fair market value of $15 million or more, (i) ceases to secure the new notes or becomes unenforceable, other than in accordance with the terms of the collateral, subject to cure, and (ii) Foster Wheeler or any restricted subsidiary asserts that such collateral is invalid.

2005 Notes Compared to Preferred Shares and Common Shares

Provision Applicable to Holders of 2005 Notes	Provision Applicable to Holders of Common Shares and Preferred shares
Shareholders' Meetings
There are no provisions in the indenture that provide for meetings of holders.
Under Bermuda law, an annual general meeting must be convened at least once in every calendar year. A special meeting of shareholders may be convened by the board of directors at any time and must be convened upon the request of shareholders holding at least 10% of the paid-up capital of a company carrying the right to vote at shareholders' meetings.
Quorum

There are no provisions in the indenture that provide for meetings of holders and therefore no corresponding "quorum" requirement. The indenture does, however, require consent of a minimum percentage of outstanding notes for any noteholder action.
The bye-laws of Foster Wheeler Ltd. provide that one or more persons, present in person and representing in person or by proxy more than 50% of the shares issued and entitled to vote thereat, shall constitute a quorum at all meetings of the shareholders for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.
Notice of Meetings

There are no provisions in the indenture that provide for meetings of holders and therefore no corresponding notice of meetings. The indenture does, however, provide for notice to holders upon the occurrence of certain events such as defaults or requested action by holders.
Notice of an annual general meeting must be given at least 10 days and not more than 60 days before the date of such meeting. Notice of a special general meeting must be given at least 30 days and not more than 60 days before the date of such meeting.
Election and Removal of Directors/Trustees
The holders of a majority in aggregate principal amount then outstanding of the 2005 notes may at any time remove the Trustee and appoint a successor Trustee.
The Foster Wheeler Ltd. bye-laws provide that its board shall consist of between three and twenty directors, and the number of directors within such minimum and maximum limitations is fixed from time to time by a resolution adopted by a majority of the board then elected. The board of directors currently consists of seven directors. The board is divided into three classes that are, as nearly as possible, of equal number. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Any shareholder wishing to nominate for election as a director someone who is not nominated by the board of Foster Wheeler Ltd. must give notice of the intention to nominate the person for election. Foster Wheeler Ltd.'s bye-laws provide that such notice must be given not less than one-hundred and twenty days before release of Foster Wheeler Ltd.'s proxy statement in connection with the previous year's annual general meeting.

A director may be removed, with cause, by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors, provided notice is given to the director of the shareholders meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The bye-laws of Foster Wheeler Ltd. provide that vacancies on the board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of directors then in office. A vote of the board to replace a director will include an assignment of the replacement director to the class of which the former director was a member, and the replacement director holds office until the time at which the former director's term of office expires. Directors elected to fill newly created directorships hold office until the third annual general meeting following the date of their election.

Approval Requirements Generally

Holders of 2005 notes do not have voting rights with respect to changes in the indenture that do not adversely affect holders of 2005 notes which are specifically enumerated in the indenture such as the addition of (i) covenants for the benefit of holders, (ii) events of default and (iii) security on respect of the 2005 notes. Unless specifically enumerated as not requiring consent, holders of a majority in aggregate principal amount of 2005 notes then outstanding may amend the indenture, except as follows.
The affirmative vote of each holder of the 2005 notes is required to:
•  change the maturity, or any installment of principal or interest;
•  reduce the principal amount,
•  reduce the interest rate or change the time of payment of interest,
•  reduce any amount payable on redemption,
•  change the place or currency of payment,
•  impair the right to institute suit for the enforcement of any payment, or
• reduce the percentage in principal amount of outstanding 2005 notes that is required to modify or amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults.

Each holder of common shares is entitled to one vote in person, or by proxy, for each common share registered in the name of such holder. Each holder of preferred shares will have the number of votes the common shares issuable upon conversion of such preferred shares would have.
Any amendment, alteration or repeal of the terms of the memorandum of association and bye-laws or the certificate of designation which would affect the powers, preferences, or special rights of the preferred shares, or any variation of the rights of the common shares or the preferred shares generally as a class, will require the approval of holders of at least three-fourths of the outstanding affected class of shares. This approval can be evidenced either by a unanimous consent in writing or by a resolution passed at a meeting of the holders of the affected class of shares at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding affected class of shares is present.
Amendment of Terms of Securities
Same as discussed under "Approval Requirements Generally."	Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments.

Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler Ltd. bye-laws require a unanimous vote of the shareholders on any resolution to amend the bye-laws presented without the prior approval of the board of directors, provided that any proposed amendment to the bye-law relating to removal of directors must be approved by the board and by the affirmative vote of the holders of 75% of the voting shares of Foster Wheeler Ltd. If a proposed rescission, alteration or amendment varies the rights attached to a class of shares, the bye-law relating to a variation of class rights must be complied with. That bye-law provides that if at any time Foster Wheeler Ltd. has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of all of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority in number equal to three-fourths of the issued shares at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Foster Wheeler Ltd.'s bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares.

Approval of Business Combination

The indenture permits Foster Wheeler LLC to consolidate or merge with or into any other person, and to transfer all or substantially all of its assets to any other person without the approval of holders of 2005 notes provided that upon such consolidation, merger or transfer:
•  Foster Wheeler LLC's obligations under the indenture are expressly assumed by the person (if other than Foster Wheeler LLC) formed by the consolidation or into which Foster Wheeler LLC merged or the person that acquired all the assets transferred;
•  the surviving person is organized under the laws of the United States;
•  after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
• the trustee receives an opinion of counsel and officers' certificate to the effect that such consolidation, merger or asset transfer and any such assumption complies with the provisions of the indenture and that all conditions precedent relating to such transactions have been complied with.

The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company's board of directors and by its shareholders. Shareholder class approval is also required if the amalgamation agreement constitutes a variation of the rights attaching to that class of shares. Unless the company's bye-laws provide otherwise the approval of 75% of the shareholders voting at such general and class meetings is required to approve the amalgamation agreement. Also, the quorum for such meetings must be two persons holding or representing more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote. Foster Wheeler Ltd.'s bye-laws provide that an amalgamation requires the approval of two-thirds of the votes cast at a general meeting of the shareholders where one or more persons representing in person or by proxy a majority of all issued shares entitled to vote thereat constitutes a quorum.
Foster Wheeler Ltd.'s bye-laws further provide that certain business combinations (which include an amalgamation) entered into with a shareholder that beneficially owns, directly or indirectly, 20% or more of the voting shares of Foster Wheeler Ltd. that have not been approved by the board of directors prior to the date such shareholder acquired the 20% (or greater) holding must be approved by the holders of a majority of the voting shares that are not held by such shareholder, its affiliates or associates, at a meeting held no earlier than five years following the date upon which that shareholder first acquired 20% or more of the voting shares.

The Companies Act also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court, in its discretion, may give such order as it thinks fit.
Dissenters' Rights
There are no provisions in the indenture that provide for dissenters' rights.
Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and certain affiliated companies) may apply to the court to appraise the fair value of his or her shares.
Distributions and Dividends

The 2005 notes are not entitled to payment of dividends. Interest on the 2005 notes is accrued at a rate of 6.75% per annum and is computed on the basis of a 360-day year of twelve 30-day months. Interest in respect of the 2005 notes is paid semi-annually on each May 15 and November 15.
Under the Companies Act, the board of directors of Foster Wheeler Ltd. may declare and pay dividends out of profits of Foster Wheeler Ltd. available for that purpose or make distributions to shareholders out of contributed surplus as long as there are no reasonable grounds for believing that Foster Wheeler Ltd. is, or after the payment of such dividend or distribution would be, unable to pay its liabilities as they became due or that the realizable value of Foster Wheeler Ltd.'s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. In certain circumstances, the preferred shares may be entitled to distributions as described under "Description of Share Capital—Preferred Shares—Terms of the Series B Voting Convertible Preferred Shares Offered in the Exchange Offer and the Offering—Dividend Rights."

Repurchase and Redemptions
The 2005 notes are not redeemable prior to maturity.
Under the Companies Act, a company may repurchase its own shares. However, the funds for such a repurchase must be either (1) capital paid-up on the shares in question; (2) proceeds of a new issue of shares made for the purposes of the repurchase; or (3) funds which would otherwise be available for dividend or distribution. Furthermore, any premium which is payable on the repurchase must be provided out of funds which would otherwise be available for dividend or distribution or out of the company's share premium account prior to the repurchase. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the repurchase would be, unable to pay its liabilities as they become due.

Provision Applicable to Holders of 2005 Notes	Provision Applicable to Holders of Common Shares and Preferred shares
Enforcement Rights

Upon the occurrence of an event of default under the indenture, the trustee or the holders of not less than 25% in aggregate principal amount of 2005 notes then outstanding may by written notice to Foster Wheeler LLC, if given by the trustee, or to the trustee, if given by holders, declare the entire outstanding principal amount and any accrued interest to be due and payable immediately. The trustee shall institute any action or proceedings at law or in equity to enforce the provisions of the indenture against Foster Wheeler LLC. Holders of at least a majority in aggregate principal amount of 2005 notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee.
The Bermuda courts ordinarily would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or is illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Guarantees

The 2005 notes are fully and unconditionally guaranteed by certain subsidiary guarantors as described in footnote 24.A to the consolidated financial statements of Foster Wheeler Ltd. contained in Foster Wheeler's annual report on Form 10-K for the year ended December 26, 2003 incorporated by reference into this prospectus. The 2005 notes are also secured by a first priority lien on (1) any facility the gross book value of which exceeds 1% of the consolidated net tangible assets of Foster Wheeler LLC and the guarantors of the 2005 notes, (2) intercompany debt and stock of domestic subsidiaries, (3) 100% of the stock held in domestic subsidiaries, and (4) 66% of the stock held in certain foreign subsidiaries.	The common shares and preferred shares are not guaranteed by any entity.

Derivative Suits

There are no provisions in the indenture that provide for derivative suits.	The Bermuda courts ordinary would be expected to follow English precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company only (1) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (2) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (3) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (4) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

Indemnification of Directors, Officers and Trustees

Foster Wheeler LLC has indemnified the trustee for any loss, liability or expense incurred without negligence or willful misconduct of the trustee arising out of or in connection with the administration of the indenture including the cost and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the indenture.	Under the Companies Act, a company is permitted to indemnify any officer or director against (1) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (2) any loss or liability resulting from negligence, default, breach of duty or breach of trust, except for his or her fraud or dishonesty. The bye-laws of Foster Wheeler Ltd. provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd., except with respect to fraud, dishonesty or willful misconduct.

Limited Liability of Directors and Officers

The indenture contains provisions limiting the liability of the trustee as long as the trustee acted in good faith. The indenture does not relieve the trustee for liability for its own negligent action, failure to act or wilful misconduct.	Under the Companies Act, a director must observe a statutory duty of care which requires such director to act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Foster Wheeler Ltd.'s bye-laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on Foster Wheeler Ltd.'s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer.

Inspection of Books and Records

There are no provisions in the indenture that provide for inspection of books and records of Foster Wheeler LLC by holders of 2005 notes.	Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda, and provides a Bermuda company's shareholders with a right of inspection of such company's bye-laws, minutes of general shareholders' meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge.

[ALTERNATE SECTION FOR NEW NOTES PROSPECTUS]

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of Foster Wheeler Ltd.'s counsel, King & Spalding LLP, the following are the material U.S. federal income tax considerations of the exchange offer generally applicable to (1) holders of the 2005 notes who hold the notes as capital assets, (2) holders of new notes who hold such notes as capital assets and who acquire such notes pursuant to the exchange offer and (3) holders of preferred shares or common shares (which we refer to collectively as shares) who hold such shares as capital assets and who acquire such shares pursuant to the exchange offer. This description does not address the tax considerations applicable to holders that may be subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

  •
  regulated investment companies;

  •
  grantor trusts;

  •
  tax-exempt organizations;

  •
  dealers or traders in securities or currencies;

  •
  holders that hold 2005 notes, new notes or shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

  •
  holders that actually or constructively own 10 percent or more of our voting stock; or

  •
  a Non-U.S. Holder (as defined below) that is a U.S. expatriate, "controlled foreign corporation," "passive foreign investment company," or "foreign personal holding company."

        Moreover, this description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the disposition of 2005 notes pursuant to the exchange offer or the acquisition, ownership or disposition of new notes or shares. Holders should consult their tax advisors with respect to the application of the U.S. tax laws to their particular situation.

        This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service or a court, which could affect the tax consequences described herein.

        For purposes of this description, a U.S. Holder is a beneficial owner of 2005 notes, new notes or shares who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A Non-U.S. Holder is a beneficial owner of 2005 notes, new notes or shares that is not a United States person and not a partnership for U.S. federal income tax purposes.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the 2005 notes, new notes or shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner should consult its own tax advisor as to the application of the U.S. tax laws to its particular situation.

U.S. Holders

Exchanging Holders

  Exchange of 2005 Notes for New Notes, Common Shares and Preferred Shares

        Classification of Notes as Securities.    The U.S. federal income tax consequences to holders who exchange their 2005 notes for new notes and shares will depend upon whether the 2005 notes and the new notes constitute "securities" for U.S. federal income tax purposes. The term "security" is not defined in the Code or applicable Treasury regulations and has not been clearly defined by court decisions or administrative rulings. The determination of whether a debt instrument constitutes a security for U.S. federal income tax purposes depends upon an overall evaluation of the nature of the debt, the degree of participation and continuing interest in the affairs of the business and certain other considerations. In making this evaluation, courts have typically focused on the original term of the instrument, or the length of time between the issuance of the debt instrument and its maturity. In general, (1) debt instruments with an original term of 5 years or less are not likely to be considered securities, (2) debt instruments with an original term of 10 years or more are likely to be considered securities and (3) the classification as securities of debt instruments with an original term of more than 5 but less than 10 years is uncertain.

        The original term of the 2005 notes was 10 years. Accordingly, the 2005 notes should constitute securities for U.S. federal income tax purposes unless they were deemed exchanged for newly issued 2005 notes as a result of amendments to the indenture governing the 2005 notes that were made in 2001 and 2002. Foster Wheeler LLC has treated those amendments as not giving rise to any such deemed exchange. However, due to the factual nature of the inquiry and the lack of clear authority on the issue, such treatment is uncertain. With respect to the new notes (which will have an original term of approximately 7 years), Foster Wheeler LLC intends to take the position that such notes should be treated as securities for U.S. federal income tax purposes. However, due to the lack of clear authority with respect to the classification as securities of debt instruments, such as the new notes, that have an original term of more than 5 but less than 10 years, the treatment of the new notes as securities is uncertain. Because of the uncertainties described above, counsel will not render an opinion on the classification of the 2005 notes or the new notes as securities.

        Notes Treated as Securities.    Foster Wheeler Ltd. will issue shares to exchanging holders of 2005 notes in consideration for delivery of the 2005 notes to Foster Wheeler LLC. Accordingly, Foster Wheeler LLC intends to take the position that shares received by holders of 2005 notes pursuant to the exchange offer should be treated for U.S. federal income tax purposes as contributed by Foster Wheeler Ltd to Foster Wheeler LLC and then transferred by Foster Wheeler LLC to such holders along with new notes in exchange for 2005 notes. Subject to the discussion below under "—Alternative Characterizations," if the 2005 notes and the new notes constitute securities for U.S. federal income tax purposes, the exchange of 2005 notes for new notes and shares pursuant to the exchange offer under this treatment will be a partially tax-free "recapitalization" for U.S. federal income tax purposes. If you are a U.S. Holder of 2005 notes, you generally would recognize gain (but only to the extent of the fair market value of shares received), and would not recognize any loss, realized on your receipt of new notes and shares in exchange for your 2005 notes. Your net gain or loss realized would be calculated as described below under "—Notes Not Treated as Securities." However, if you are a U.S. Holder that will own 5 percent or more of our shares, by vote or value, immediately after the exchange, additional requirements may apply in order to avoid recognition of the full amount of any gain realized on the exchange (including any amount of such gain in excess of the fair market value of shares received).

Such holders should consult their own tax advisors regarding the consequences of the exchange to them in their particular circumstances.

        Subject to the discussion below relating to U.S. Holders of 2005 notes with market discount, any gain recognized by a U.S. Holder on the exchange generally will be capital gain. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year.

        Any recognized gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held 2005 notes for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Any remaining accrued market discount on your 2005 notes would be treated as accrued market discount with respect to your new notes to the extent your new notes have market discount. Market discount is the excess, as of the date of your acquisition of a 2005 note or new note, of the note's stated redemption price at maturity (or issue price in the case of new notes, if the new notes are treated as issued with original issue discount) over your tax basis in the note, subject to a de minimis rule. Market discount, if any, accrues ratably from the date you purchase a 2005 note until its final maturity.

        Capital gain, if any, recognized by you generally will be treated as U.S. source gain for U.S. foreign tax credit purposes. Ordinary income, if any, recognized by you as described above generally will be treated as foreign source income for U.S. foreign tax credit purposes.

        If you are a U.S. Holder, (1) your initial tax basis of the new notes received in the exchange generally would be the same as the tax basis of the 2005 notes exchanged (less any basis attributable to accrued but unpaid interest), decreased by the fair market value of shares received and increased by the amount of any gain recognized on the exchange and (2) your holding period in the new notes generally would include the period during which you held the 2005 notes. Your initial tax basis in shares received pursuant to the exchange offer will equal the fair market value of those shares on the date of the exchange and your holding period for those shares will begin on the day following the date of the exchange.

        Notes Not Treated as Securities.    Subject to the discussion below under "Alternative Characterizations," if it is determined that either the 2005 notes or the new notes are not "securities," the exchange of 2005 notes for new notes and shares will be a taxable event for U.S. federal income tax purposes. In that case, if you are a U.S. Holder of 2005 notes, you will recognize net gain or loss on such exchange in an amount equal to the difference between (1) the sum of (A) the issue price of the new notes plus (B) the fair market value of the shares received in the exchange offer and (2) your adjusted tax basis in the 2005 notes exchanged (less any basis attributable to accrued but unpaid interest). Subject to the discussion below relating to U.S. Holders of 2005 notes with market discount, any gain or loss recognized on the exchange generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

        Gain attributable to accrued market discount as of the date of the exchange not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder that has held 2005 notes for more than one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain.

        Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Ordinary income or loss, if any, recognized by you as described above generally will be treated as foreign source income or loss for U.S. foreign tax credit purposes.

        Your initial tax basis in new notes and shares received pursuant to the exchange offer will equal the issue price of those new notes and the fair market value of those shares on the date of the exchange, respectively, and your holding period for those new notes and shares will begin on the day following the date of the exchange.

        Cash Received for Accrued but Unpaid Interest.    If you are a U.S. Holder, cash received by you in respect of accrued but unpaid interest on your 2005 notes will be treated as a payment of interest.

  Liquidation Damages

        Certain exchanging holders of 2005 notes are entitled to receive payments of liquidated damages from us under the circumstances described above in "The Exchange Offer and Consent Solicitation—Terms of the Exchange Offer—Registration Rights." We intend to treat such liquidated damages, if any, as taxable income of such holders.

  Alternative Characterizations

        Treatment of Exchanges as Section 351 Transaction.    If participating holders of 2005 notes (together with participating holders of trust securities, convertible notes and Robbins bonds) acquire, pursuant to the exchange offer, shares having at least 80% of the voting power of all classes of shares of Foster Wheeler Ltd. entitled to vote, the convertible notes constitute "securities" for tax purposes and certain other requirements are satisfied, the exchanges effected pursuant to the exchange offer might be characterized in the aggregate as a contribution of property by such holders to Foster Wheeler Ltd. in exchange for shares that is described in Section 351 of the Code. However, based on the terms of the exchange offer (and in particular the fact that certain classes of exchanging holders will not tender their securities to Foster Wheeler Ltd. and that Foster Wheeler Ltd. will issue shares to exchanging holders of 2005 notes on behalf of Foster Wheeler LLC), Foster Wheeler Ltd. believes, and intends to take the position, that such exchanges should not properly be viewed collectively as a transaction governed by Section 351. If Section 351 were to apply to the exchanges, the U.S. federal income tax consequences to exchanging U.S. Holders could differ significantly from those described above. The U.S. federal income tax consequences to exchanging U.S. holders would also differ if exchanging holders of 2005 notes are deemed to transfer a portion of their 2005 notes directly to Foster Wheeler Ltd. in a transaction not governed by Section 351. U.S. Holders should consult their tax advisors regarding these characterizations of the exchanges and the consequences to them, in their particular circumstances, of such characterizations.

        Treatment of Transfers to Exchanging Holders as Payment of Fee.    Foster Wheeler LLC intends to treat the transfer of shares and new notes to exchanging holders, for U.S. federal income tax purposes, solely as consideration provided by it for the exchange. However, it is possible that the transfer of a portion of the shares or the new notes to exchanging holders could instead be treated as a fee paid to such holders as separate consideration for their participation in the exchange offer and consent to the proposed amendments to the indenture governing the 2005 notes (rather than as consideration for the 2005 notes exchanged). If the transfer of a portion of the shares or the new notes to exchanging holders is properly characterized as a fee, such portion would be taxable to U.S. Holders as ordinary income and the amount of gain or loss realized by U.S. Holders would be adjusted accordingly. U.S. Holders should consult their tax advisors regarding the possibility (and consequences to them in their particular circumstances) of such a characterization.

  Non-Exchanging Holders

        If you are a U.S. Holder of 2005 notes and you do not exchange your 2005 notes for new notes and shares pursuant to the exchange offer, you would be deemed to exchange your 2005 notes for new 2005 notes if the proposed amendments to the indenture governing the 2005 notes are adopted and constitute a significant modification for U.S. federal income tax purposes. Whether the proposed amendments to the indenture constitute a significant modification is a factual issue.

        In general, a modification of a debt instrument is a significant modification if, based on all facts and circumstances (and considering collectively all changes to the debt instrument other than certain specified changes that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." In addition, the applicable Treasury regulations provide exceptions to this general rule under which certain modifications are not treated as significant modifications. These exceptions include (1) a modification that adds, deletes or alters customary accounting or financial covenants and (2) a modification that eliminates the collateral or other form of credit enhancement for a recourse debt instrument, unless the modification results in a change in payment expectations (which will be the case if there is a substantial impairment of the obligor's capacity to meet the payment obligations under the debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification). However, there is no authority addressing the types of covenants that are considered customary accounting or financial covenants for this purpose or applying the standards for determining whether a change in payment expectations has occurred. Accordingly, the application of these exceptions to the proposed amendments to the 2005 notes is uncertain. Foster Wheeler LLC. intends to take the position that the proposed amendments do not constitute a significant modification of the 2005 notes and therefore will not result in a deemed exchange of your 2005 notes for new 2005 notes.

        If the proposed amendments do constitute a significant modification, you would be deemed to exchange your 2005 notes for new 2005 notes in a likely taxable transaction with respect to which you would be required to recognize gain or loss for U.S. federal income tax purposes. Certain consequences of such a deemed exchange, including the appropriate measure for determining your amount realized (either face amount or fair market value of the new 2005 notes) for purposes of computing your gain or loss and the possible creation of original issue discount with respect to your new 2005 notes (based on the excess of the face amount of the new 2005 notes over their fair market value), generally would depend upon the amount and type of trading activity with respect to the 2005 notes around the time of the deemed exchange. If the proposed amendments constitute a significant modification, you may recognize taxable gain and/or interest income without a corresponding receipt of cash.

Ownership of New Notes

  Issue Price of New Notes

        Depending upon the amount and type of the trading activity with respect to the 2005 notes or the new notes, the issue price of the new notes would be either (1) the face amount of the new notes (which could exceed their fair market value) or (2) the fair market value of the new notes on the date of the exchange of 2005 notes for new notes.

  Original Issue Discount; Payments of Interest

        If the issue price of the new notes is determined based on their fair market value, the new notes would be treated as issued with original issue discount, or OID, to the extent their stated redemption price at maturity (that is, the sum of all payments to be made on the new notes other than stated interest) exceeds their issue price by more than a de minimis amount. A fair market value issue price can effectively convert market discount on a 2005 note into OID on a new note. Subject to the discussions below regarding acquisition premium and amortizable bond premium, any OID on the new notes would be includible in your income on a constant yield-to-maturity basis over the term of the new notes.

        If the exchange of 2005 notes for new notes and shares qualifies as a recapitalization under the Code and a U.S. Holder is treated as having acquired new notes in the exchange at an "acquisition premium," the amount of any OID includible in the holder's gross income in any taxable year will be reduced by an allocable portion of such acquisition premium. A U.S. Holder will be treated as having acquired new notes in the exchange at an acquisition premium if the holder's tax basis in the new notes is greater than the issue price of the new notes and less than or equal to the stated principal amount of the new notes.

        If a U.S. Holder's basis in new notes exceeds the stated principal amount of those notes, the notes would be treated as issued with bond premium and no OID would be required to be included in the holder's gross income in respect of the notes. U.S. Holders may elect to amortize the amount of any bond premium on their new notes. If made, an election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

        You generally will be taxed on stated interest on your new notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

        If you are a U.S. Holder, subject to the succeeding sentence, interest paid by us on the notes (and OID, if any) will be treated as income from sources outside the United States for purposes of computing your allowable foreign tax credit. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such interest would (subject to a de minimis exception) be treated as U.S. source income to the extent allocable to income derived from U.S. sources if you are, or are related to, a U.S. Holder that actually or constructively owns 10 percent or more of the voting power of Foster Wheeler Ltd. shares. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest that we pay generally will constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

  Sale, Exchange or Retirement

        If you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or retirement of your notes equal to the difference between the amount realized on such sale, exchange or retirement and your adjusted tax basis in your notes. Subject to the discussion below relating to U.S. Holders of notes with market discount, such gain or loss generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

        Gain attributable to accrued market discount not previously included in income will be includible in your gross income as ordinary income and, if you are a non-corporate U.S. Holder whose holding period for the notes exceeds one year, will generally be subject to tax at a higher rate than the capital gain rate that otherwise would have applied to such gain. Ordinary income attributable to accrued market discount, if any, recognized by you generally will be treated as foreign source income for U.S. foreign tax credit purposes.

Ownership of Common Shares and Preferred Shares

  Distributions

        We have not paid a dividend on our common shares since July 2001 and have no intention of paying any dividends on our common shares in the foreseeable future. We will not pay any dividends on our preferred shares except to the extent provided under "Description of Share Capital—Preferred Shares". If we were to pay dividends in the future on our common shares or preferred shares, they would be subject to U.S. federal income tax in the manner described below.

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, the gross amount of any distribution made to you with respect to your shares would be includible in your income as dividend income to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Such dividends would not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. To the extent, if any, that the amount of any distribution exceeded our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it would be treated first as a tax-free return of your adjusted tax basis in your shares and thereafter as capital gain. We do not maintain calculations of earnings and profits under U.S. federal income tax principles.

        If you are a U.S. Holder, subject to the succeeding sentence, any dividends paid to you with respect to your shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, as long as 50 percent or more of our stock, by vote or value, is actually or constructively owned by U.S. Holders, a portion of such dividends (subject to a de minimis exception) would be treated as U.S. source income to the extent paid out of earnings and profits from U.S. sources. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends that we distribute generally would constitute "passive income," or, in the case of certain U.S. Holders, "financial services income."

        Under recently enacted legislation, certain dividend income received by non-corporate U.S. taxpayers from domestic corporations or "qualified foreign corporations" is eligible to be taxed at reduced rates. However, because Foster Wheeler Ltd. currently is not a qualified foreign corporation (as defined in the Code), dividends paid by Foster Wheeler Ltd. on the shares would not qualify for such reduced rates and would be taxed at ordinary income rates.

  Sale or Exchange of Common Shares and Preferred Shares

        Subject to the passive foreign investment company rules discussed below, if you are a U.S. Holder, you generally will recognize gain or loss on the sale or exchange of your shares equal to the difference between the amount realized on such sale or exchange and your adjusted tax basis in your shares. However, a U.S. Holder of preferred shares will not recognize gain or loss with respect to its receipt of common shares upon the conversion of its preferred shares.

        Any gain or loss recognized on the sale or exchange of shares received in the exchange offer (or common shares received upon the conversion of such preferred shares) generally will be capital gain or loss. Capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by you generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        We believe that we are not a passive foreign investment company, or PFIC, for U.S. federal income tax purposes and thus that the shares issued pursuant to the exchange offer and any common shares issued upon the conversion of such preferred shares should not be treated as stock of a PFIC. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If the shares were treated as stock of a PFIC, gain realized on the sale or other disposition of the shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the shares ratably over your holding period for the shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year.

Non-U.S. Holders

Exchange of 2005 Notes for New Notes and Shares

        If you are a Non-U.S. holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the exchange of 2005 notes for new notes and shares (or, if you are a non-tendering holder of 2005 notes, on the deemed exchange, if any, of 2005 notes for new 2005 notes) unless:

  •
  the exchange (or deemed exchange) is not a tax-free exchange for U.S. federal income tax purposes, and

  •
  either

  •
  such gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual and have been present in the United States for 183 days or more in the taxable year of such exchange and certain other conditions are met.

        In addition, you generally will not be subject to U.S. federal income or withholding tax on income attributable to accrued market discount, if any, unless such income is effectively connected with your conduct of a trade or business in the United States.

Ownership of New Notes, Common Shares and Preferred Shares

        Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, any interest (including OID), on the notes or dividends on shares generally would not be treated as effectively connected with the conduct of a trade or business in the United States and would be exempt from U.S. federal income tax, including withholding tax, unless you:

  •
  have an office or other fixed place of business in the United States to which the interest (including OID) or dividend income is attributable, and

  •
  derive the interest (including OID) or dividend income in the active conduct of a banking, financing or similar business within the United States.

        You generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of the notes or any shares unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

U.S. Backup Withholding Tax and Information Reporting Requirements

        Information reporting generally will apply to payments of interest (including OID) on the notes, dividends on the shares and proceeds from the sale, exchange or retirement of the notes or shares made within the United States to a holder of the notes or shares, other than an exempt recipient, including a corporation, a Non-U.S. Holder that provides an appropriate certification and certain other persons. If information reporting applies to any such payment, a payor will be required to deduct backup withholding tax from the payment, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to the exchange of 2005 notes for new notes and the acquisition, ownership and disposition of the new notes and shares. You should consult your own tax advisor concerning the tax consequences to you, in your particular situation, of the exchange offer and of owning new notes or shares.

[ALTERNATE BACK COVER FOR NEW NOTES PROSPECTUS]

FOSTER WHEELER LLC

Offer to Exchange

Up to $150 million in Principal Amount of 10.5% Senior Notes due 2011, Series A Issued by Foster
Wheeler LLC and Guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings, Ltd. and certain Subsidiary Guarantors and up to 12,410,200 Common Shares and 133,600 Series B Voting Convertible Preferred Shares (Liquidation Preference of $0.01 Per Preferred Share)
for

Any and All Outstanding 6 3/4% Senior Notes due 2005 of Foster Wheeler LLC
Guaranteed by Foster Wheeler Ltd. and certain Subsidiary Guarantors
and

Solicitation of Consents to Proposed Amendments to

the Indenture Relating to the 6 3/4% Notes Due 2005

The dealer manager for this exchange offer is:

Rothschild Inc.
1251 Avenue of the Americas, 51st Floor
New York, New York 10020
(212) 403-3500

The exchange agent for this exchange offer is:

The Bank of New York, London branch
c/o The Bank of New York
ReOrg Unit
101 Barclay Street, Floor 7 East
New York, New York 10286
(212) 815-3750

The information agent for this exchange offer is:

Georgeson Shareholder Communications Inc.
17 State Street, 10th Floor
New York, New York 10014
Banks and Brokers call (212) 440-9800
All Other Securityholders call toll free (800) 891-3214

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other expenses of issuance and distribution

        The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee:	$63,930
NASD filing fee:	$30,500.00
Blue Sky filing fees:	$81,745.00
Printing expenses:	$500,000.00
Legal fees and expenses:	$5,000,000.00
Accounting fees and expenses:	$1,000,000.00

Total	$6,676,175.00

Item 20.    Indemnification of Directors and Officers.

Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd.

        Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd. are Bermuda companies. Section 98 of the Companies Act of 1981 of Bermuda (the "Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company (although Foster Wheeler Ltd. has not agreed to indemnify its auditors even though permitted by Bermuda law). Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

        Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Foster Wheeler Holdings Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

        Continental Finance Company Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and commissions, except in respect of their fraud or dishonesty.

Delaware Guarantors

        Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our certificate of incorporation requires us to indemnify our officers, directors, employees and agents to the full extent permitted by Delaware law.

        Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. Each Delaware guarantor's certificate of incorporation contains provisions limiting the liability of the directors to us and to our stockholders to the full extent permitted by Delaware law.

        Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. We have acquired customary liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Foster Wheeler LLC

        Foster Wheeler LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. The limited liability company agreement of Foster Wheeler LLC provides that each member or manager of the company shall not be personally liable for the expenses, liabilities, or obligations of the company by reason of being a member or manager.

Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc.

        Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. are each California corporations . Section 317 of the General Corporation Law of California, or the California Corporation Law, the certificate of incorporation of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., as amended, and the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., provide that each of Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc., as applicable, is authorized by bylaw, agreement or otherwise to indemnify its agents, as defined in Section 317 the California Corporation Law, in excess of the indemnification expressly permitted by Section 317 for those agents except in such circumstances expressly prohibited by Section 317 or for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Paragraph 10 of Section 204 of the California Corporation Law.

        Article V, Section 2 of the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. permits each of them to maintain insurance to protect any agent of the corporation against any liability asserted against or incurred by the agent in the capacity or arising out of the agent's status as such, whether or not Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc. would have the power to indemnify such person against such expense, liability or loss under the California Corporation Law.

Foster Wheeler Environmental Corporation

        Foster Wheeler Environmental Corporation is a Texas corporation. The articles of incorporation and the bylaws of Foster Wheeler Environmental Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act, or the TBCA. Pursuant to the provisions of Article 2.02-1 of the TBCA, Foster Wheeler Environmental Corporation has the power to indemnify a person who was, is, or is threatened to be named a defendant in a proceeding because the person is or was a director only if it is determined that the director conducted himself in good faith, reasonably believed that his conduct was in Foster Wheeler Environmental Corporation's best interests, in the case of conduct in his official capacity, or not opposed to Foster Wheeler Environmental Corporation's best interests, in all other cases, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

        Indemnification is not available if such person has been adjudged to have been liable to Foster Wheeler Environmental Corporation, unless and only to the extent that the court in which such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Foster Wheeler Environmental Corporation has the power to purchase and maintain insurance for directors and officers. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Foster Wheeler Pyropower, Inc.

        Foster Wheeler Pyropower, Inc. is a New York corporation. Section 722 of the New York Business Corporation Law, or the NYBCL, permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The certificate of incorporation of Foster Wheeler Pyropower, Inc. provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for damages for any breach of duty as a director in the absence of bad faith, intentional misconduct, a knowing violation of the law by the director or violations of Section 719 of the New York Business Corporation Law.

Financial Services S.a.r.l.

        Financial Services S.a.r.l. is a limited liability corporation organized under Luxembourg law. Under Luxembourg law, civil liability of directors both to Financial Services S.a.r.l. ("Financial Services") and

to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors' liability to Financial Services. Financial Services, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

        Under Luxembourg law, an employee of Financial Services can only be liable to Financial Services for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of Financial Services would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with Financial Services providing for indemnification against third party claims.

        Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

        Financial Services' Domiciliation Agreement and Bylaws are silent as to the issue of indemnification of its officers and directors.

Foster Wheeler Europe Limited

        Foster Wheeler Europe Limited is a corporation formed in the United Kingdom under the U.K. Companies Act of 1985 (as amended) (the "Companies Act"). Section 310 of the Companies Act nullifies any provision contained in a company's articles of association or in any other contract with the company for exempting any director, officer or auditor of the company, or indemnifying such person against, any liability that would attach to him by rule of law in respect of any negligence, default, breach of duty or breach of trust for which such person may be guilty with respect to such company. However, Section 310 permits a company to purchase or maintain insurance for its directors, officers and auditors against liabilities of this nature and permits a company to indemnify any director, officer or auditor against any liability incurred by such person that results from defending any proceedings (civil or criminal) in which a judgment is given in such person's favor or such person is acquitted or application is made under Section 144(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or Section 727 of the Companies Act (general power to grant relief in the case of honest and reasonable conduct) where relief is granted to such director, officer or auditor by the court.

        Foster Wheeler Europe Limited's Articles of Association provide that every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 144 or Section 727 of the Companies Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. These indemnification provisions shall only have effect in so far as its provisions are not avoided by Section 310 of the Companies Act.

        The Articles of Association further provide that the directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Companies Act.

FW Energie B.V.

        FW Energie B.V. is a Dutch limited liability company. In general, Dutch law provides that a B.V. should indemnify its managing director in the event that he or she is liable to a third party for damages caused in his or her capacity as managing director, unless the liability results from his or her gross negligence or intentional misconduct (including not taking action to prevent the consequences of improper performance by the board). Under certain circumstances, this provision does not apply, and the B.V. and the managing director may agree that the B.V. will indemnify the managing director in such circumstances.

        Besides the general concept of tort liability, Dutch law contains various specific statutory provisions on the personal civil law liability of the managing directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the managing director to be seriously at fault, and towards third parties. Third party liability may result from the occurence of certain events including, but not limited to, (i) acquisition of the B.V.'s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual or interim accounts of the B.V., (iii) unpaid social security premiums and certain taxes and (iv) in the event of the B.V.'s bankruptcy, improper performance if such performance is the cause of the bankruptcy, or non-compliance with other specific statutory provisions.

        The Articles of Association of the FW Energie B.V. do not contain any provisions regarding the indemnification by the FW Energie B.V. of its managing directors. Under Dutch law obtaining insurance covering the liability of managing directors is permitted except that such insurance cannot be applied to any liability resulting from gross negligence or intentional misconduct.

FW Hungary Licensing Limited Liability Company

        FW Hungary Licensing Limited Liability Company ("FW Hungary") is a Hungarian limited liability company. Under Hungarian law, any case which involves the liability of a managing director must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the "Companies Act") and the Hungarian Civil Code (the "Civil Code").

        Under the Companies Act, a managing director must conduct himself in respect of the management of a company with "increased care," as opposed to the standard of "general care" which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company's Deed of Foundation or any validly enacted resolutions of the company's Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director's actions were (i) in contravention of Hungarian law, (ii) caused damage to the company and (iii) were not undertaken with the requisite degree of care specified in the Companies Act.

        Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company's deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

        The Deed of Foundation of FW Hungary is silent as to the issue of indemnification of the managing director. FW Hungary has no officers or directors other than the managing director.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)
3.2	Bye-laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.3	Certificate of Formation of Foster Wheeler LLC*
3.4	Limited Liability Company Agreement of Foster Wheeler LLC*
3.5	Certificate of Incorporation of Equipment Consultants, Inc.*
3.6	Bylaws of Equipment Consultants, Inc.*
3.7	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.8	Bye-laws of Foster Wheeler Holdings Ltd.*
3.9	Certificate of Incorporation of Foster Wheeler Asia Limited*
3.10	Bylaws of Foster Wheeler Asia Limited*
3.11	Certificate of Incorporation of Foster Wheeler Capital & Finance Corporation*
3.12	Bylaws of Foster Wheeler Capital & Finance Corporation*
3.13	Certificate of Incorporation of Foster Wheeler Constructors, Inc.*
3.14	Bylaws of Foster Wheeler Constructors, Inc.*
3.15	Certificate of Incorporation of Foster Wheeler Development Corporation*
3.16	Bylaws of Foster Wheeler Development Corporation*
3.17	Certificate of Incorporation of Foster Wheeler Energy Corporation*
3.18	Bylaws of Foster Wheeler Energy Corporation*
3.19	Certificate of Incorporation of Foster Wheeler Energy Manufacturing, Inc.*
3.20	Bylaws of Foster Wheeler Energy Manufacturing, Inc.*
3.21	Articles of Incorporation of Foster Wheeler Energy Services, Inc.*
3.22	Bylaws of Foster Wheeler Energy Services, Inc.*
3.23	Intentionally left blank
3.24	Intentionally left blank
3.25	Articles of Incorporation of Foster Wheeler Environmental Corporation*
3.26	Bylaws of Foster Wheeler Environmental Corporation*
3.27	Certificate of Incorporation of Foster Wheeler Facilities Management, Inc.*
3.28	Bylaws of Foster Wheeler Facilities Management, Inc.*
3.29	Certificate of Incorporation of Foster Wheeler Inc.*
3.30	Bylaws of Foster Wheeler Inc.*
3.31	Certificate of Incorporation of Foster Wheeler International Corporation*
3.32	Bylaws of Foster Wheeler International Corporation*
3.33	Certificate of Incorporation of Foster Wheeler International Holdings, Inc.*
3.34	Bylaws of Foster Wheeler International Holdings, Inc.*
3.35	Certificate of Incorporation of Foster Wheeler North America Corp.*
3.36	Bylaws of Foster Wheeler North America Corp.*
3.37	Certificate of Incorporation of Foster Wheeler Power Systems, Inc.*

3.38	Bylaws of Foster Wheeler Power Systems, Inc.*
3.39	Certificate of Incorporation of Foster Wheeler Pyropower, Inc.*
3.40	Bylaws of Foster Wheeler Pyropower, Inc.*
3.41	Certificate of Incorporation of Foster Wheeler Real Estate Development Corp.*
3.42	Bylaws of Foster Wheeler Real Estate Development Corp.*
3.43	Certificate of Incorporation of Foster Wheeler Realty Services, Inc.*
3.44	Bylaws of Foster Wheeler Realty Services, Inc.*
3.45	Certificate of Incorporation of Foster Wheeler USA Corporation*
3.46	Bylaws of Foster Wheeler USA Corporation*
3.47	Certificate of Incorporation of Foster Wheeler Virgin Islands, Inc.*
3.48	Bylaws of Foster Wheeler Virgin Islands, Inc.*
3.49	Certificate of Incorporation of Foster Wheeler Zack, Inc.*
3.50	Bylaws of Foster Wheeler Zack, Inc.*
3.51	Certificate of Incorporation of FW Mortshal, Inc.*
3.52	Bylaws of FW Mortshal, Inc.*
3.53	Intentionally left blank.
3.54	Intentionally left blank.
3.55	Certificate of Incorporation of HFM International, Inc.*
3.56	Bylaws of HFM International, Inc.*
3.57	Certificate of Incorporation of Process Consultants, Inc.*
3.58	Bylaws of Process Consultants, Inc.*
3.59	Articles of Incorporation of Pyropower Operating Services Company, Inc.*
3.60	Bylaws of Pyropower Operating Services Company, Inc.*
3.61	Certificate of Trust of Perryville III Trust*
3.62	Memorandum of Association of Continental Finance Company Ltd.
3.63	Bye-laws of Continental Finance Company Ltd.
3.64	Certificate of Incorporation of Energy Holdings, Inc.
3.65	Bylaws of Energy Holdings, Inc.
3.66	Domiciliation Agreement of Financial Services S.a.r.l.
3.67	Bylaws of Financial Services S.a.r.l.
3.68	Articles of Association of Foster Wheeler Europe Limited.
3.69	Certificate of Incorporation of Foster Wheeler Intercontinental Corporation.
3.70	Bylaws of Foster Wheeler Intercontinental Corporation.
3.71	Certificate of Incorporation of Foster Wheeler Power Corporation.
3.72	Bylaws of Foster Wheeler Power Corporation.
3.73	Articles of Association of FW Energie B.V.
3.74	Deed of Foundation of FW Hungary Licensing Limited Liability Company.
3.75	Certificate of Incorporation of PGI Holdings, Inc.
3.76	Bylaws of PGI Holdings, Inc.
3.77	Certificate of Incorporation of Foster Wheeler Middle East Corporation.
3.78	Bylaws of Foster Wheeler Middle East Corporation.

4.1	Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Third Supplemental Indenture relating to debentures underlying the trust securities.
4.3	Intentionally left blank.
4.4	Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler Corporation's Form S-3 (Registration No. 333 52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Indenture relating to convertible notes (Filed as Exhibit 4.4 to Foster Wheeler Ltd.'s Form S-3 (Registration No. 333-64090) filed on August 15, 2001 and incorporated herein by reference).
4.8	Form of Supplemental Indenture relating to convertible notes.*
4.9	Indenture relating to Robbins bonds.*
4.10	Exit Funding Agreement relating to Robbins bonds.*
4.11	Indenture relating to 2005 notes.*
4.12	Amended and Restated First Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 29, 2001 and incorporated by reference herein).
4.13	Second Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.1 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.14	Form of Third Supplemental Indenture relating to 2005 notes.
4.15	Security Agreement relating to 2005 notes (Filed as Exhibit 10.13 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.16	Guaranty Agreement relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated by reference herein).
4.17	Form of Indenture relating to the new notes**
4.18	Form of Note relating to new notes (included in Exhibit 4.17).
4.19	Form of Guarantee (included in Exhibit 4.17).
4.20	Certificate of Designation relating to the preferred shares.
4.21	Form of Registration rights agreement relating to offering of common shares and preferred shares.**
4.22	Form of Security Agreement in respect of the new notes.**
4.23	Form of Intercreditor Agreement in respect of the new notes.**
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the common shares and preferred shares.
5.2	Form of Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.
8.1	Tax Opinion of King & Spalding LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.*
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
23.4	Consent of Sidley, Austin, Brown & Wood LLP.*
24.1	Power of Attorney. (included in signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to new notes indenture.
99.1	Form of Letter of Transmittal and Consent relating to trust securities.
99.2	Form of Notice of Guaranteed Delivery relating to trust securities.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to trust securities.
99.4	Form of Letter to Clients relating to trust securities.
99.5	Form of Instruction to Registered Holder relating to trust securities.
99.6	Form of Letter of Transmittal and Consent relating to convertible notes.
99.7	Form of Notice of Guaranteed Delivery relating to convertible notes.
99.8	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to convertible notes.
99.9	Form of Letter to Clients relating to convertible notes.
99.10	Form of Instruction to Registered Holder relating to convertible notes.
99.11	Form of Letter of Transmittal relating to Robbins bonds.
99.12	Form of Notice of Guaranteed Delivery relating to Robbins bonds.
99.13	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to Robbins bonds.
99.14	Form of Notice of Letter to Clients relating to Robbins bonds.
99.15	Form of Instruction to Registered Holder relating to Robbins bonds.
99.16	Form of Notice of Letter of Transmittal and Consent relating to 2005 notes.
99.17	Form of Notice of Guaranteed Delivery relating to 2005 notes.
99.18	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to 2005 notes.
99.19	Form of Notice of Letter to clients relating to 2005 notes.
99.20	Form of Instruction to Registered Holder relating to 2005 notes.
99.21	Commitment Letter dated as of February 4, 2004 among Foster Wheeler LLC and the purchasers named therein.
99.22	Form of Lock-up Agreement among Foster Wheeler Ltd., Foster Wheeler LLC and the security holders named therein.
99.23	No-transfer Agreement dated as of April 9, 2004, among Foster Wheeler Ltd., Foster Wheeler LLC and the security holders named therein.
99.24	Form of stock purchase agreement relating to offering of common shares and preferred shares.**
99.25	Form of Management Restricted Stock Plan in respect of common shares.**
99.26	Extension of Commitments dated April 5, 2004 among Foster Wheeler LLC and the securityholders named therein.

*
Previously filed

**
To be filed by amendment

Item 22. Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Acting Chief Financial Officer, Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)	April 9, 2004
/s/ EUGENE D. ATKINSON Eugene D. Atkinson	Director	April 9, 2004
/s/ JOHN P. CLANCEY John P. Clancey	Director	April 9, 2004

/s/ MARTHA CLARK GOSS Martha Clark Goss	Director	April 9, 2004
/s/ JOSEPH J. MELONE Joseph J. Melone	Director	April 9, 2004
/s/ JOHN E. STUART John E. Stuart	Director	April 9, 2004
James D. Woods	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER LLC
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	President, Chief Executive Officer and Manager (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President and Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Vice President, Deputy General Counsel and Manager	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Manager	April 9, 2004
/s/ PETER DOUGLAS Peter Douglas	Manager	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

CONTINENTAL FINANCE COMPANY LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	President, Controller & Director (Principal Executive and Accounting Officer)	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Vice President, Treasurer & Director (Principal Financial Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Vice President, Assistant Secretary & Director	April 9, 2004
/s/ JOHN J. HERGUTH JR. John J. Herguth Jr.	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

ENERGY HOLDINGS, INC.
By	/s/ ANTHONY SCERBO
	Name:	Anthony Scerbo
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RICHARD C. BOHLIM Richard C. Bohlim	President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	April 9, 2004
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

EQUIPMENT CONSULTANTS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FINANCIAL SERVICES S.A.R.L.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Manager (Principal Executive, Financial and Accounting Officer)	April 9, 2004
/s/ GERARD BECQUER Gerard Becquer	Manager	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER HOLDINGS LTD.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Director, Vice President and Assistant Secretary	April 9, 2004
/s/ PETER DOUGLAS Peter Douglas	Director	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ASIA LIMITED
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Director and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ KEITH E. BATCHELOR Keith E. Batchelor	President and Director (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Director and Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER CAPITAL & FINANCE CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ THIERRY DESMARIS Thierry Desmaris	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ JOHN J. HERGUTH, JR. John J. Herguth, Jr.	Director	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER CONSTRUCTORS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, President & CEO (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President, & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director and Executive Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER DEVELOPMENT CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director	April 9, 2004
/s/ VENKATRAMA SESHAMANI Venkatrama Seshamani	Director and Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ENERGY CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, Chairman, President & CEO (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director and Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ENERGY MANUFACTURING, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Executive Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ENERGY SERVICES, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director and Executive Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FW ENERGIE B.V.
By	/s/ ANTHONY SCERBO
	Name:	Anthony Scerbo
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ ANTHONY SCERBO Anthony Scerbo	Director (Principal Executive, Financial and Accounting Officer)	April 9, 2004
/s/ TRUST INTERNATIONAL MANAGEMENT B.V. Trust Int'l. Mgmt. B.V.	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER EUROPE LIMITED
By	/s/ NICHOLAS CHRISTOPHER HOLT
	Name:	Nicholas Christopher Holt
	Title:	Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ IAN M. BILL Ian M. Bill	Director (Principal Executive Officer)	April 9, 2004
/s/ NICHOLAS CHRISTOPHER HOLT Nicholas Christopher Holt	Director (Principal Financial and Accounting Officer)	April 9, 2004
/s/ UMBERTO DELLA SALA Umberto della Sala	Director	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Director	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director	April 9, 2004

/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director	April 9, 2004
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ENVIRESPONSE, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Director and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Director and Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ENVIRONMENTAL CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, Chairman, President & CEO (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER FACILITIES MANAGEMENT, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ MARTIN J. KARPENSKI Martin J. Karpenski	Director and Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President, Secretary and Chief Compliance Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Acting Chief Financial Officer, Vice President and Controller (Principal Financial Officer)	April 9, 2004
/s/ LISA J. WOOD Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Vice President, Secretary and Chief Compliance Officer	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER INTERCONTINENTAL CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Director and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	President & Director (Principal Executive Officer)	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Treasurer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ IAN M. BILL Ian M. Bill	Vice President & Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary & Director	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director of Tax	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER INTERNATIONAL CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, Chairman, President & CEO (Principal Executive Officer)	April 9, 2004
/s/ RAMON U. VELEZ Ramon U. Velez	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ KEITH E. BATCHELOR Keith E. Batchelor	Director	April 9, 2004
/s/ IAN M. BILL Ian M. Bill	Director	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director	April 9, 2004
/s/ UMBERTO DELLA SALA Umberto della Sala	Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President, Secretary & Chief Compliance Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RAYMOND J. MILCHOVICH Raymond J. Milchovich	Director, Chairman, President & CEO (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Acting Chief Financial Officer, Vice President and Controller (Principal Financial Officer)	April 9, 2004
/s/ LISA J. WOOD Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Vice President, Secretary and Chief Compliance Officer	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER NORTH AMERICA CORP.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON CRUMM Clifton J. Crumm II	Director and Executive Vice President	April 9, 2004
/s/ DAVID J. PARHAM David J. Parham	Director and Executive Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER POWER SYSTEMS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ MARTIN J. KARPENSKI Martin J. Karpenski	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director	April 9, 2004
/s/ BRUCE C. STUDLEY Bruce C. Studley	Director and Senior Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER PYROPOWER, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ TIMO M. KAURANEN Timo M. Kauranen	President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER REAL ESTATE DEVELOPMENT CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ THIERRY DESMARIS Thierry Desmaris	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER REALTY SERVICES, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No.4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER USA CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director	April 9, 2004
/s/ WILLIAM TROY RODER William Troy Roder	Director and Senior Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER VIRGIN ISLANDS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ CLIFTON J. CRUMM Clifton J. Crumm II	Director and Executive Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER ZACK, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ MICHAEL DESIMONE Michael DeSimone	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY
By	/s/ THIERRY DESMARIS
	Name:	Thierry Desmaris
	Title:	Managing Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ THIERRY DESMARIS Thierry Desmaris	Managing Director (Principal Executive, Financial and Accounting Officer)	April 9, 2004
/s/ OLASZ NANDOR Olasz Nandor	Managing Director	April 9, 2004
/s/ ZSOLT SZEKERES Zsolt Szekeres	Managing Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FW MORTSHAL, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

HFM INTERNATIONAL, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ THIERRY DESMARIS Thierry Desmaris	Director and President (Principal Executive Officer)	April 9, 2004
/s/ BRIAN K. FERRAIOLI Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ STEVEN I. WEINSTEIN Steven I. Weinstein	Director	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

PGI HOLDINGS, INC.
By	/s/ ANTHONY SCERBO
	Name:	Anthony Scerbo
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ RICHARD C. BOHLIM Richard C. Bohlim	President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	April 9, 2004
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

PROCESS CONSULTANTS, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Vice President and Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ RAKESH K. JINDAL Rakesh K. Jindal	Director and Director of Tax	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

PYROPOWER OPERATING SERVICES COMPANY, INC.
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director and President (Principal Executive Officer)	April 9, 2004
/s/ ANTHONY SCERBO Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	April 9, 2004
/s/ MARTIN J. KARPENSKI Martin J. Karpenski	Director and Vice President	April 9, 2004
/s/ BRUCE C. STUDLEY Bruce C. Studley	Director and Vice President	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

PERRYVILLE III TRUST
By	/s/ JOSEPH MATE
	Name:	Joseph Mate
	Title:	Authorized Officer of the Owner Trustee

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ JOSEPH MATE Joseph Mate	Owner Trustee	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER POWER CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ ANTHONY SCERBO Anthony Scerbo	President & Director (Principal Executive and Accounting Officer)	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Treasurer (Principal Financial Officer)	April 9, 2004
/s/ LISA FRIES GARDNER Lisa Fries Gardner	Secretary	April 9, 2004
/s/ BERNARD H. CHERRY Bernard H. Cherry	Director	April 9, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on April 9, 2004.

FOSTER WHEELER MIDDLE EAST CORPORATION
By	/s/ LISA FRIES GARDNER
	Name:	Lisa Fries Gardner
	Title:	Vice President and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein and Lisa Fries Gardner, severally, such person's true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, (including post-effective amendments) to these Registration Statements, and to sign any and all additional registration statements relating to the same offerings of securities as these Registration Statements that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-4 and the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 9, 2004.

Signature	Title	Date
/s/ FRANCESCO LO TITO Francesco Lo Tito	President, Chief Executive Officer & Director (Principal Executive Officer)	April 9, 2004
/s/ D. ALAN LEIPER D. Alan Leiper	Vice President, Assistant Treasurer & Director (Principal Accounting Officer)	April 9, 2004
/s/ THIERRY DESMARIS Thierry Desmaris	Treasurer (Principal Financial Officer)	April 9, 2004

/s/ LISA FRIES GARDNER Lisa Fries Gardner	Vice President, Secretary & Director	April 9, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum of Association of Foster Wheeler Ltd. (Filed as Annex II to Foster Wheeler Ltd.'s Form S-4/A (File No. 333-52468) filed on March 9, 2001 and incorporated herein by reference.)
3.2	Bye-laws of Foster Wheeler Ltd. amended May 22, 2002 (Filed as Exhibit 3.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference.)
3.3	Certificate of Formation of Foster Wheeler LLC*
3.4	Limited Liability Company Agreement of Foster Wheeler LLC*
3.5	Certificate of Incorporation of Equipment Consultants, Inc.*
3.6	Bylaws of Equipment Consultants, Inc.*
3.7	Memorandum of Association of Foster Wheeler Holdings Ltd.*
3.8	Bye-laws of Foster Wheeler Holdings Ltd.*
3.9	Certificate of Incorporation of Foster Wheeler Asia Limited*
3.10	Bylaws of Foster Wheeler Asia Limited*
3.11	Certificate of Incorporation of Foster Wheeler Capital & Finance Corporation*
3.12	Bylaws of Foster Wheeler Capital & Finance Corporation*
3.13	Certificate of Incorporation of Foster Wheeler Constructors, Inc.*
3.14	Bylaws of Foster Wheeler Constructors, Inc.*
3.15	Certificate of Incorporation of Foster Wheeler Development Corporation*
3.16	Bylaws of Foster Wheeler Development Corporation*
3.17	Certificate of Incorporation of Foster Wheeler Energy Corporation*
3.18	Bylaws of Foster Wheeler Energy Corporation*
3.19	Certificate of Incorporation of Foster Wheeler Energy Manufacturing, Inc.*
3.20	Bylaws of Foster Wheeler Energy Manufacturing, Inc.*
3.21	Articles of Incorporation of Foster Wheeler Energy Services, Inc.*
3.22	Bylaws of Foster Wheeler Energy Services, Inc.*
3.23	Intentionally left blank
3.24	Intentionally left blank
3.25	Articles of Incorporation of Foster Wheeler Environmental Corporation*
3.26	Bylaws of Foster Wheeler Environmental Corporation*
3.27	Certificate of Incorporation of Foster Wheeler Facilities Management, Inc.*
3.28	Bylaws of Foster Wheeler Facilities Management, Inc.*
3.29	Certificate of Incorporation of Foster Wheeler Inc.*
3.30	Bylaws of Foster Wheeler Inc.*
3.31	Certificate of Incorporation of Foster Wheeler International Corporation*
3.32	Bylaws of Foster Wheeler International Corporation*
3.33	Certificate of Incorporation of Foster Wheeler International Holdings, Inc.*
3.34	Bylaws of Foster Wheeler International Holdings, Inc.*
3.35	Certificate of Incorporation of Foster Wheeler North America Corp.*
3.36	Bylaws of Foster Wheeler North America Corp.*
3.37	Certificate of Incorporation of Foster Wheeler Power Systems, Inc.*
3.38	Bylaws of Foster Wheeler Power Systems, Inc.*

3.39	Certificate of Incorporation of Foster Wheeler Pyropower, Inc.*
3.40	Bylaws of Foster Wheeler Pyropower, Inc.*
3.41	Certificate of Incorporation of Foster Wheeler Real Estate Development Corp.*
3.42	Bylaws of Foster Wheeler Real Estate Development Corp.*
3.43	Certificate of Incorporation of Foster Wheeler Realty Services, Inc.*
3.44	Bylaws of Foster Wheeler Realty Services, Inc.*
3.45	Certificate of Incorporation of Foster Wheeler USA Corporation*
3.46	Bylaws of Foster Wheeler USA Corporation*
3.47	Certificate of Incorporation of Foster Wheeler Virgin Islands, Inc.*
3.48	Bylaws of Foster Wheeler Virgin Islands, Inc.*
3.49	Certificate of Incorporation of Foster Wheeler Zack, Inc.*
3.50	Bylaws of Foster Wheeler Zack, Inc.*
3.51	Certificate of Incorporation of FW Mortshal, Inc.*
3.52	Bylaws of FW Mortshal, Inc.*
3.53	Intentionally left blank.
3.54	Intentionally left blank.
3.55	Certificate of Incorporation of HFM International, Inc.*
3.56	Bylaws of HFM International, Inc.*
3.57	Certificate of Incorporation of Process Consultants, Inc.*
3.58	Bylaws of Process Consultants, Inc.*
3.59	Articles of Incorporation of Pyropower Operating Services Company, Inc.*
3.60	Bylaws of Pyropower Operating Services Company, Inc.*
3.61	Certificate of Trust of Perryville III Trust*
3.62	Memorandum of Association of Continental Finance Company Ltd.
3.63	Bye-laws of Continental Finance Company Ltd.
3.64	Certificate of Incorporation of Energy Holdings, Inc.
3.65	Bylaws of Energy Holdings, Inc.
3.66	Domiciliation Agreement of Financial Services S.a.r.l.
3.67	Bylaws of Financial Services S.a.r.l.
3.68	Articles of Association of Foster Wheeler Europe Limited.
3.69	Certificate of Incorporation of Foster Wheeler Intercontinental Corporation.
3.70	Bylaws of Foster Wheeler Intercontinental Corporation.
3.71	Certificate of Incorporation of Foster Wheeler Power Corporation.
3.72	Bylaws of Foster Wheeler Power Corporation.
3.73	Articles of Association of FW Energie B.V.
3.74	Deed of Foundation of FW Hungary Licensing Limited Liability Company.
3.75	Certificate of Incorporation of PGI Holdings, Inc.
3.76	Bylaws of PGI Holdings, Inc.
3.77	Certificate of Incorporation of Foster Wheeler Middle East Corporation.
3.78	Bylaws of Foster Wheeler Middle East Corporation.

4.1	Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.
4.2	Form of Third Supplemental Indenture relating to debentures underlying the trust securities.
4.3	Intentionally left blank.
4.4	Certificate of Trust for FW Preferred Capital Trust I (Filed as Exhibit 4.4 to Foster Wheeler Corporation's Form S-3 (Registration No. 333-52369) filed on May 11, 1998 and incorporated herein by reference).
4.5	Amended and Restated Declaration of Trust for FW Preferred Capital Trust I.*
4.6	Form of Preferred Security Certificate (Filed as Exhibit 4.9 to Foster Wheeler Corporation's Form S-3 (Registration No. 333 52369) filed on June 24, 1998 and incorporated herein by reference).
4.7	Indenture relating to convertible notes (Filed as Exhibit 4.4 to Foster Wheeler Ltd.'s Form S-3 (Registration No. 333-64090) filed on August 15, 2001 and incorporated herein by reference).
4.8	Form of Supplemental Indenture relating to convertible notes.*
4.9	Indenture relating to Robbins bonds.*
4.10	Exit Funding Agreement relating to Robbins bonds.*
4.11	Indenture relating to 2005 notes.*
4.12	Amended and Restated First Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 29, 2001 and incorporated by reference herein).
4.13	Second Supplemental Indenture relating to 2005 notes (Filed as Exhibit 4.1 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.14	Form of Third Supplemental Indenture relating to 2005 notes.
4.15	Security Agreement relating to 2005 notes (Filed as Exhibit 10.13 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated herein by reference).
4.16	Guaranty Agreement relating to 2005 notes (Filed as Exhibit 4.2 to Foster Wheeler Ltd.'s Form 10-Q for the quarter ended June 28, 2002 and incorporated by reference herein).
4.17	Form of Indenture relating to the new notes**
4.18	Form of Note relating to new notes (included in Exhibit 4.17).
4.19	Form of Guarantee (included in Exhibit 4.17).
4.20	Certificate of Designation relating to the preferred shares.
4.21	Form of Registration rights agreement relating to offering of common shares and preferred shares.**
4.22	Form of Security Agreement in respect of the new notes.**
4.23	Form of Intercreditor Agreement in respect of the new notes.**
5.1	Form of Opinion of Conyers Dill & Pearman as to the legality of the common shares and preferred shares.
5.2	Form of Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.*
8.1	Tax Opinion of King & Spalding LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.*

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of King & Spalding LLP (included in Exhibits 5.2 and 8.1).
23.4	Consent of Sidley, Austin, Brown & Wood LLP.*
24.1	Power of Attorney (included in signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to new notes indenture.
99.1	Form of Letter of Transmittal and Consent relating to trust securities.
99.2	Form of Notice of Guaranteed Delivery relating to trust securities.
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to trust securities.
99.4	Form of Letter to Clients relating to trust securities.
99.5	Form of Instruction to Registered Holder relating to trust securities.
99.6	Form of Letter of Transmittal and Consent relating to convertible notes.
99.7	Form of Notice of Guaranteed Delivery relating to convertible notes.
99.8	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to convertible notes.
99.9	Form of Letter to Clients relating to convertible notes.
99.10	Form of Instruction to Registered Holder relating to convertible notes.
99.11	Form of Letter of Transmittal relating to Robbins bonds.
99.12	Form of Notice of Guaranteed Delivery relating to Robbins bonds.
99.13	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to Robbins bonds.
99.14	Form of Notice of Letter to Clients relating to Robbins bonds.
99.15	Form of Instruction to Registered Holder relating to Robbins bonds.
99.16	Form of Notice of Letter of Transmittal and Consent relating to 2005 notes.
99.17	Form of Notice of Guaranteed Delivery relating to 2005 notes.
99.18	Form of Notice of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to 2005 notes.
99.19	Form of Notice of Letter to clients relating to 2005 notes.
99.20	Form of Instruction to Registered Holder relating to 2005 notes.
99.21	Commitment Letter dated as of February 4, 2004 among Foster Wheeler LLC and the purchasers named therein.
99.22	Form of Lock-up Agreement among Foster Wheeler Ltd., Foster Wheeler LLC and the security holders named therein.
99.23	No-transfer Agreement dated as of April 9, 2004 among Foster Wheeler Ltd., Foster Wheeler LLC and the security holders named therein.
99.24	Form of stock purchase agreement relating to offering of common shares and preferred shares.**
99.25	Form of Management Restricted Stock Plan in respect of common shares.**
99.26	Extension of Commitments dated April 5, 2004 among Foster Wheeler LLC and the securityholders named therein.

*
Previously filed

**
To be filed by amendment

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Schedule A
EXPLANATORY NOTE

SUMMARY
SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
RISK FACTORS
FORWARD LOOKING STATEMENTS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SELECTED FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
ACCOUNTING TREATMENT FOR THE EXCHANGE OFFER
THE EXCHANGE OFFER AND THE CONSENT SOLICITATION
THE OFFERING OF COMMON SHARES AND PREFERRED SHARES
PLAN OF DISTRIBUTION FOR THE OFFERING
THE PROPOSED AMENDMENTS
THE TRUST
MARKET PRICE INFORMATION
DESCRIPTION OF SHARE CAPITAL
COMPARISON OF RIGHTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
INCORPORATION OF DOCUMENTS BY REFERENCE
ENFORCEMENT OF CIVIL LIABILITIES

PRESENTATION OF INFORMATION
[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS (to be added to the beginning of risk factor section in base prospectus)]
[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS]
DESCRIPTION OF THE NEW NOTES
[ADDITIONAL SECTION FOR NEW NOTES PROSPECTUS] COMPARISON OF RIGHTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
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EXHIBIT INDEX